UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 2)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Decarbonization Plus Acquisition Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Not Applicable

	(2)	Aggregate number of securities to which transaction applies: Not Applicable

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not Applicable

	(4)	Proposed maximum aggregate value of transaction: $2,073,154,120(1)

	(5)	Total fee paid: $226,181.11(2)(3)

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:
(1)

Our estimate of the transaction value is based on the following estimated values: 180,999,040 shares of the registrant’s Class A Common Stock issued to Historical Rollover Stockholders, 20,965,124 shares issuable to holders of Hyzon Options outstanding under the Hyzon Motors Inc. 2020 Stock Incentive Plan and holders of Hyzon RSUs, 5,025,108 shares issued to the holders of the Hyzon Convertible Notes, and 326,140 shares issuable upon exercise of the Ardour Warrants.

(2)	The amount is the product of $2,073,154,120 multiplied by the Securities and Exchange Commission’s filing fee of $109.10 per million.
(3)	$226,175.54 of the fee was paid previously with the initial filing of the preliminary proxy statement and with the filing of amendment no. 1 to the preliminary proxy statement.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED JUNE 3, 2021

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF

DECARBONIZATION PLUS ACQUISITION CORPORATION

Dear Stockholders of Decarbonization Plus Acquisition Corporation:

You are cordially invited to attend the special meeting (the “special meeting”) of stockholders of Decarbonization Plus Acquisition Corporation (“DCRB,” “we,” “our,” “us” or the “Company”), which will be held at              , Eastern time, on                     , 2021, via live webcast at the following address:                     . At the special meeting, DCRB stockholders will be asked to consider and vote upon the following proposals:

•

The Business Combination Proposal—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021 (the “Business Combination Agreement”), among DCRB, DCRB Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of DCRB (“Merger Sub”), and Hyzon Motors Inc., a Delaware corporation (“Hyzon”), pursuant to which Merger Sub will merge with and into Hyzon, with Hyzon surviving the merger as a wholly owned subsidiary of DCRB and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.

•

The Charter Proposals—To consider and vote upon each of the following proposals to amend DCRB’s amended and restated certificate of incorporation (the “Charter”) (collectively, the “Charter Proposals”):

•

The Authorized Share Charter Proposal—To (a) increase the number of authorized shares of DCRB’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), from 250,000,000 shares to 400,000,000 shares and (b) increase the number of authorized shares of DCRB’s Preferred Stock, par value $0.0001 per share, from 1,000,000 shares to 10,000,000 shares (the “Authorized Share Charter Proposal”) (Proposal No. 2); and

•

The Additional Charter Proposal—To eliminate provisions in the Charter relating to DCRB’s initial business combination that will no longer be applicable to DCRB following the closing of the business combination (the “Closing”), change the post-combination company’s name to “Hyzon Motors Inc.” and make certain other changes that the board of directors of DCRB (the “DCRB Board”) deems appropriate for a public operating company (the “Additional Charter Proposal”) (Proposal No. 3).

The full text of our proposed second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”) reflecting each of the proposed amendments pursuant to the Charter Proposals is attached to this proxy statement as Annex B.

•

The Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Capital Market (“Nasdaq”), (a) the issuance (or reservation for issuance in respect of certain options, restricted stock units, and warrants issued in exchange for outstanding pre-merger Hyzon options, Hyzon RSUs, and Hyzon Warrants) of 202,290,304 shares of Class A Common Stock, (b) the issuance and sale of 35,500,000 shares of Class A Common Stock in the private offering of securities to certain investors and (c) the issuance of up to 5,025,108 Conversion Shares in connection with the business combination (the “Nasdaq Proposal”) (Proposal No. 4).

•

The 2021 Plan Proposal—To consider and vote upon a proposal to approve and adopt the New Hyzon 2021 Equity Incentive Plan (the “2021 Plan”) and material terms thereunder (the “2021 Plan Proposal”) (Proposal No. 5). A copy of the 2021 Plan is attached to this proxy statement as Annex C.

•

The Director Election Proposal—To consider and vote upon a proposal to elect three directors to serve until the 2022 annual meeting of stockholders, three directors to serve until the 2023 annual meeting of stockholders and three directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”) (Proposal No. 6).

•

The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal and the Director Election Proposal, the “Proposals”) (Proposal No. 7).

The special meeting will be completely virtual. There will be no physical meeting location and the special meeting will only be conducted via live webcast at the following address:                     .

The DCRB Board recommends that DCRB stockholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting. When you consider the recommendation of the DCRB Board in favor of each of the Proposals, you should keep in mind that certain of DCRB’s directors and officers have interests in the business combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Each of the Proposals is more fully described in this proxy statement, which each DCRB stockholder is encouraged to review carefully.

DCRB’s Class A Common Stock and public warrants, which are exercisable for shares of Class A Common Stock under certain circumstances, are currently listed on Nasdaq under the symbols “DCRB” and “DCRBW,” respectively. In addition, certain of our shares of Class A Common Stock and warrants currently trade as units consisting of one share of Class A Common Stock and one-half of one warrant, and are listed on Nasdaq under the symbol “DCRBU.” The units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security. Upon the Closing, we intend to change our name from “Decarbonization Plus Acquisition Corporation” to “Hyzon Motors Inc.,” and we intend to apply to continue the listing of our Class A Common Stock and warrants on Nasdaq under the symbols “HYZN” and “HYZNW,” respectively.

Pursuant to our Charter, we are providing the holders of shares of Class A Common Stock originally sold as part of the units issued in our initial public offering (the “IPO” and such holders, the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to DCRB to pay its franchise and income taxes) from the IPO and a concurrent private placement of warrants to Decarbonization Plus Acquisition Sponsor, LLC, a Delaware limited liability company (our “Sponsor”), certain of our independent directors and WRG DCRB Investors, LLC, an affiliate of our chief executive officer (“WRG”). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of March 31, 2021 of approximately $225.7 million, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of Class A Common Stock sold in the IPO. Holders of DCRB’s outstanding warrants sold in the IPO, which are exercisable for shares of Class A Common Stock under certain circumstances, do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors and WRG have agreed to waive their redemption rights in connection with the consummation of the business combination with respect to any shares of Class A Common Stock they may hold, and our shares of Class B Common Stock will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, our Sponsor and directors and WRG own approximately 20% of our outstanding Class A Common Stock and Class B Common Stock, including all of the shares of Class B Common Stock. Our Sponsor, officers and directors and WRG have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

DCRB is providing this proxy statement and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the special meeting and any adjournments or postponements of the special meeting. Your vote is very important. Whether or not you plan to attend the special meeting virtually, please submit your proxy card without delay.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the section entitled “Risk Factors” beginning on page 29 of this proxy statement.

Approval of each of the Business Combination Proposal, the Nasdaq Proposal, the 2021 Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Approval of the Director Election Proposal requires the affirmative vote (online or by proxy) of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock at the special meeting and entitled to vote thereon, voting as a single class.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5 and 7 and “FOR ALL NOMINEES” for Proposal No. 6. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not virtually attend the special meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, if a quorum is present, will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the 2021 Plan Proposal, the Director Election Proposal or the Adjournment Proposal, but will have the same effect as a vote “AGAINST” the Charter Proposals. If you are a stockholder of record and you virtually attend the special meeting and wish to vote, you may withdraw your proxy and vote online.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE DCRB REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO DCRB’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE VIRTUAL SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Thank you for your consideration of these matters.

Sincerely,

Erik Anderson

Chief Executive Officer and Director

Decarbonization Plus Acquisition Corporation

Whether or not you plan to attend the special meeting of DCRB stockholders online, please submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the pre-addressed postage paid envelope or by using the telephone or Internet procedures provided to you by your broker or bank. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting of DCRB stockholders and vote online, you must obtain a proxy from your broker or bank.

Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated                  , 2021 and is first being mailed to DCRB stockholders on or about                , 2021.

DECARBONIZATION PLUS ACQUISITION CORPORATION

2744 Sand Hill Road, Suite 100

Menlo Park, California 94025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF DECARBONIZATION PLUS ACQUISITION CORPORATION

To Be Held On                 , 2021

To the Stockholders of Decarbonization Plus Acquisition Corporation:

NOTICE IS HEREBY GIVEN that the special meeting (the “special meeting”) of stockholders of Decarbonization Plus Acquisition Corporation (“DCRB,” “we,” “our,” “us” or the “Company”) will be held at                , Eastern time, on                     , 2021, via live webcast at the following address:                     . At the special meeting, DCRB stockholders will be asked to consider and vote upon the following proposals:

•

The Business Combination Proposal—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021 (the “Business Combination Agreement”), among DCRB, DCRB Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of DCRB (“Merger Sub”), and Hyzon Motors Inc., a Delaware corporation (“Hyzon”), pursuant to which Merger Sub will merge with and into Hyzon, with Hyzon surviving the merger as a wholly owned subsidiary of DCRB and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”) (Proposal No. 1). A copy of the Business Combination Agreement is attached to the accompanying proxy statement as Annex A.

•

The Charter Proposals—To consider and vote upon each of the following proposals to amend DCRB’s amended and restated certificate of incorporation (the “Charter”) (collectively, the “Charter Proposals”):

•

The Authorized Share Charter Proposal—To (a) increase the number of authorized shares of DCRB’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), from 250,000,000 shares to 400,000,000 shares and (b) increase the number of authorized shares of DCRB’s Preferred Stock, par value $0.0001 per share, from 1,000,000 shares to 10,000,000 shares (the “Authorized Share Charter Proposal”) (Proposal No. 2); and

•

The Additional Charter Proposal—To eliminate provisions in the Charter relating to DCRB’s initial business combination that will no longer be applicable to DCRB following the closing of the business combination (the “Closing”), change the post-combination company’s name to “Hyzon Motors Inc.” and make certain other changes that the board of directors of DCRB (the “DCRB Board”) deems appropriate for a public operating company (the “Additional Charter Proposal”) (Proposal No. 3).

The full text of our proposed second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”) reflecting each of the proposed amendments pursuant to the Charter Proposals is attached to the accompanying proxy statement as Annex B.

•

The Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Capital Market, (a) the issuance (or reservation for issuance in respect of certain options, restricted stock units, and warrants issued in exchange for outstanding pre-merger Hyzon options, Hyzon RSUs, and Hyzon Warrants) of 202,290,304 shares of Class A Common Stock, (b) the issuance and sale of 35,500,000 shares of Class A Common Stock in the private offering of securities to certain investors and (c) the issuance of up to 5,025,108 Conversion Shares in connection with the business combination (the “Nasdaq Proposal”) (Proposal No. 4).

•	The 2021 Plan Proposal—To consider and vote upon a proposal to approve and adopt the New Hyzon 2021 Equity Incentive Plan (the “2021 Plan”) and material terms thereunder (the “2021 Plan Proposal”)

(Proposal No. 5). A copy of the 2021 Plan is attached to the accompanying proxy statement as Annex C.

•

The Director Election Proposal—To consider and vote upon a proposal to elect three directors to serve until the 2022 annual meeting of stockholders, three directors to serve until the 2023 annual meeting of stockholders and three directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”) (Proposal No. 6).

•

The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal and the Director Election Proposal, the “Proposals”) (Proposal No. 7).

The special meeting will be completely virtual. There will be no physical meeting location and the special meeting will only be conducted via live webcast at the following address:                     .

Only holders of record of DCRB’s Class A Common Stock and Class B Common Stock at the close of business on                 , 2021 are entitled to notice of the virtual special meeting and to vote at the virtual special meeting and any adjournments or postponements thereof. A complete list of DCRB’s stockholders of record entitled to vote at the virtual special meeting will be available at the virtual special meeting and for ten days before the virtual special meeting at DCRB’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the virtual special meeting.

Pursuant to our Charter, we are providing the holders of shares of Class A Common Stock originally sold as part of the units issued in our initial public offering (the “IPO” and such holders, the “public stockholders”) with the opportunity to redeem, upon the Closing, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account (the “Trust Account”) that holds the proceeds (including interest not previously released to DCRB to pay its franchise and income taxes) from the IPO and a concurrent private placement of warrants to Decarbonization Plus Acquisition Sponsor, LLC, a Delaware limited liability company (our “Sponsor”), certain of our independent directors and WRG DCRB Investors, LLC, an affiliate of our chief executive officer (“WRG”). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of March 31, 2021 of approximately $225.7 million, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote for the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the outstanding shares of Class A Common Stock sold in the IPO. Holders of DCRB’s outstanding warrants sold in the IPO, which are exercisable for shares of Class A Common Stock under certain circumstances, do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors and WRG have agreed to waive their redemption rights in connection with the consummation of the business combination with respect to any shares of Class A Common Stock they may hold, and our shares of Class B Common Stock will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, our Sponsor and directors and WRG own approximately 20% of our outstanding Class A Common Stock and Class B Common Stock, including all of the shares of Class B Common Stock. Our Sponsor, officers and directors and WRG have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

We may not consummate the business combination unless the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal are approved at the special meeting. The Charter Proposals, the 2021 Plan

Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the accompanying proxy statement.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of our Proposals. We encourage you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

                , 2021

By Order of the Board of Directors

Erik Anderson

Chief Executive Officer and Director

i

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this proxy statement to:

•	“Ardour” are to Ardour Capital Investments LLC;

•	“Ardour Subscription Agreement” are to that certain Subscription Agreement, dated February 8, 2021, by and among DCRB, ACP Mgmt Corp., a Delaware corporation, Ardour and Hyzon;

•

“Ardour Warrants” are to the redeemable warrants to be issued to Ardour on the Closing, entitling Ardour to purchase, in the aggregate, less than 1% of the issued and outstanding Class A Common Stock as determined immediately after giving effect to the business combination and the PIPE Investment;

•	“ASC 815” are to Accounting Standards Codification 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”;

•	“Ascent Options” are to options to purchase outstanding shares of Hyzon Common Stock held by Ascent Funds Management LLC;

•	“business combination” are to the transactions contemplated by the Business Combination Agreement;

•	“Business Combination Agreement” are to that certain Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021, by and among DCRB, Merger Sub and Hyzon;

•	“Charter” are to DCRB’s Amended and Restated Certificate of Incorporation;

•	“Class A Common Stock” are to DCRB’s Class A Common Stock, par value $0.0001 per share;

•	“Class B Common Stock” are to DCRB’s Class B Common Stock, par value $0.0001 per share;

•	“Closing” are to the closing of the business combination;

•	“Closing Date” are to the date on which the Closing occurs;

•	“Code” are to Internal Revenue Code of 1986, as amended;

•

“Conversion Shares” to the shares of Class A Common Stock issued to the holders of the Hyzon Convertible Notes at a price equal to 90% of the value of PIPE Shares paid by the New PIPE Investors, pursuant to the terms of the Hyzon Convertible Notes;

•	“DCRB,” “we,” “our,” “us” or the “Company” are to Decarbonization Plus Acquisition Corporation, a Delaware corporation;

•	“DCRB Board” are to the board of directors of DCRB;

•

“DCRB Transaction Costs” are to all out-of-pocket fees, costs and expenses of DCRB or Merger Sub incurred prior to and on the Closing Date in connection with the negotiation, preparation and execution of the Business Combination Agreement, all other agreements, certificates and instruments executed and delivered by DCRB, Merger Sub or Hyzon in connection with the business combination and the consummation of the business combination, including, without duplication, (i) the sum of all outstanding deferred, unpaid or contingent underwriting, transaction, deal, brokerage, financial, accounting or legal advisory, auditor or SEC filing fees or any similar fees, commissions or expenses owed by DCRB or Merger Sub (to the extent DCRB or Merger Sub is responsible for or obligated to reimburse or repay any such amounts) to financial advisors, investment banks, data room administrators, financial printers, attorneys, accountants and other similar advisors, service providers and the SEC and (ii) the cash portion of any loan payable to the Sponsor, the proceeds from which are used by DCRB to pay any of the fees, costs or expenses set forth in clause (i), but excluding, without duplication, for the avoidance of doubt, (x) any accounting, legal or other advisory or any similar fees, commissions or expenses incurred in the ordinary course of business consistent with past practice and not in connection with the negotiation, preparation and execution of the Business Combination

Agreement, all other agreements, certificates and instruments executed and delivered by DCRB, Merger Sub or Hyzon in connection with the business combination or the consummation of the business combination, (y) the portion of the filing fee for the Notification and Report Forms filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, payable by Hyzon and (z) the cash portion of any loan payable to the Sponsor, the proceeds from which are used by DCRB to pay any of the fees, costs or expenses set forth in clauses (x) and (y);

•	“DCRB Transaction Costs Cap” are to $40,000,000;

•	“Earnout Period” are to the time period between the Closing Date and the five-year anniversary of the Closing Date;

•	“Earnout Shares” are to the 23,250,000 additional shares of DCRB Class A Common Stock that DCRB may issue to Eligible DCRB Equityholders during the Earnout Period.

•	“Effective Time” are to the effective time of the Merger;

•

“Eligible DCRB Equityholder” are to a holder of (a) a share of Hyzon Common Stock, (b) an unexercised Hyzon Option or (c) an unexercised Hyzon Warrant, in each case immediately prior to the Effective Time

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Exchange Ratio” are to the quotient obtained by dividing (i) the Hyzon Merger Shares by (ii) the Hyzon Outstanding Shares;

•	“Founder Shares” are to the outstanding shares of our Class B Common Stock;

•	“Historical Rollover Stockholders” are to the holders of shares of Class A Common Stock that will be issued in exchange for all outstanding shares of Hyzon Common Stock in the business combination;

•	“Horizon” are to Horizon Fuel Cell Technologies, a Singapore-based fuel cell company and the parent company of Hyzon;

•	“Hyzon” are to Hyzon Motors Inc., a Delaware corporation;

•	“Hyzon Common Stock” are to Hyzon’s common stock, par value $0.001 per share;

•	“Hyzon Convertible Notes” are to the convertible notes issued pursuant to the Convertible Notes Purchase Agreement, dated February 1, 2021, by and among Hyzon and the purchasers named therein;

•	“Hyzon Merger Shares” are to the number of shares equal to the quotient determined by dividing (a) the Hyzon Valuation by (b) $10.00;

•

“Hyzon Options” are to all options to purchase shares of Hyzon Common Stock, whether or not exercisable and whether or not vested, outstanding immediately prior to the Effective Time under the Hyzon Motors Inc. 2020 Stock Incentive Plan or otherwise;

•

“Hyzon Outstanding Shares” are to the total number of shares of Hyzon Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to Hyzon Common Stock basis, and including, without limitation or duplication, (i) the number of shares of Hyzon Common Stock issuable upon conversion of the Ascent Options, (ii) the number of shares of Hyzon Common Stock that are issuable upon the net exercise of Hyzon Options that are unexpired, issued and outstanding as of immediately prior to the Effective Time, assuming that the fair market price of one share of Hyzon Common Stock issuable pursuant to a Hyzon Option equals (x) the Exchange Ratio multiplied by (y) $10.00, (iii) the number of shares of Hyzon Common Stock issuable upon the net exercise of Hyzon Warrants that are unexpired, issued and outstanding as of immediately prior to the Effective Time, assuming that the fair market value of one share of Hyzon Common Stock issuable pursuant to a Hyzon Warrant equals the (x) Exchange Ratio multiplied by (y) $10.00 and (iv) the number of shares of Hyzon Common Stock issuable upon settlement of the Hyzon RSUs (as defined below);

•	“Hyzon RSUs” are to all restricted stock units, whether or not vested, outstanding immediately prior to the Effective Time under the Hyzon Motors Inc. 2020 Stock Incentive Plan or otherwise;

•

“Hyzon Transaction Costs” are to all out-of-pocket fees, costs and expenses of Hyzon or Hyzon’s subsidiaries incurred prior to and on the Closing Date in connection with the negotiation, preparation and execution of the Business Combination Agreement, all other agreements, certificates and instruments executed and delivered by DCRB, Merger Sub or Hyzon in connection with the business combination and the consummation of the business combination, including, without duplication, the sum of all outstanding deferred, unpaid or contingent underwriter, transaction, deal, brokerage, financial, accounting or legal advisory, auditor or SEC filing fees or any similar fees, commissions or expenses owed by Hyzon or Hyzon’s subsidiaries (to the extent Hyzon or Hyzon’s subsidiaries are responsible for or obligated to reimburse or repay any such amounts) to financial advisors, investment banks, data room administrators, financial printers, attorneys, accountants and other similar advisors, service providers and the SEC, but excluding, for the avoidance of doubt, (y) any accounting, legal or other advisory or any similar fees, commissions or expenses incurred in the ordinary course of business consistent with past practice and not in connection with the negotiation, preparation and execution of the Business Combination Agreement, all other agreements, certificates and instruments executed and delivered by DCRB, Merger Sub or Hyzon in connection with the business combination or the consummation of the business combination and (z) the portion of the filing fee for the Notification and Report Forms filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, payable by DCRB;

•	“Hyzon Transaction Costs Cap” are to $15,000,000;

•

“Hyzon Valuation” are to (i) $2,000,000,000, plus (ii) the aggregate amount of DCRB Transaction Costs in excess of the DCRB Transaction Costs Cap and minus the aggregate amount of Hyzon Transaction Costs in excess of the Hyzon Transaction Costs Cap;

•	“Hyzon Warrants” are to the warrants to purchase outstanding shares of Hyzon Common Stock held by Ardour;

•	“Initial Business Combination” are to our initial merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

•	“initial stockholders” are to the holders of our Founder Shares, which includes our Sponsor, our independent directors and WRG;

•	“Initial Public Offering” or “IPO” are to DCRB’s initial public offering of units, which closed on October 22, 2020;

•	“IRS” are to the Internal Revenue Service;

•	“management” or our “management team” are to our officers and directors;

•	“Merger” are to the merger of Merger Sub with and into Hyzon, with Hyzon surviving the merger as a wholly owned subsidiary of DCRB;

•	“Merger Sub” are to DCRB Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of DCRB;

•	“Merger Sub Common Stock” are to Merger Sub’s common stock, par value $0.0001 per share;

•	“Nasdaq” are to the Nasdaq Capital Market;

•

“New Hyzon” are to (a) prior to giving effect to the business combination, DCRB, and (b) after giving effect to the business combination, Hyzon Motors Inc., the new name of DCRB after giving effect to the business combination;

•	“New Hyzon Board” are to the board of directors of New Hyzon.

•	“New PIPE Investors” are to investors in the PIPE Financing;

•	“PIPE Financing” are to the private offering of securities of New Hyzon to certain investors in connection with the business combination;

•	“PIPE Funds” are to the proceeds from the PIPE Financing;

•	“PIPE Shares” are to the shares of Class A Common Stock that are issued in the PIPE Financing;

•

“Preferred Stock” are to (a) prior to giving effect to the business combination, DCRB’s Preferred Stock, par value $0.0001 per share, and (b) after giving effect to the business combination, New Hyzon’s Preferred Stock, par value $0.0001 per share;

•	“private placement warrants” are to the warrants issued to our Sponsor, certain of our independent directors and WRG in a private placement simultaneously with the closing of our IPO;

•	“public shares” are to shares of DCRB’s Class A Common Stock sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

•	“public stockholders” are to the holders of DCRB’s public shares;

•	“public warrants” are to the warrants sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

•

“Remaining LTIP Shares” are to the number of shares of Hyzon Common Stock equal to the difference between (a) the 16,250,000 shares of Hyzon Common Stock reserved for issuance under the Hyzon Motors Inc. 2020 Stock Incentive Plan and (b) the number of shares of Hyzon Common Stock underlying outstanding Hyzon Options issued under the Hyzon Motors Inc. 2020 Stock Incentive Plan immediately prior to the Effective Time;

•	“Riverstone” are to Riverstone Investment Group LLC, a Delaware limited liability company, and its affiliates;

•	“SEC” are to the U.S. Securities and Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“special meeting” are to the special meeting of stockholders of DCRB that is the subject of this proxy statement and any adjournments or postponements thereof;

•	“Sponsor” are to Decarbonization Plus Acquisition Sponsor, LLC, a Delaware limited liability company, and an affiliate of Riverstone;

•

“Surviving Corporation” are to (a) prior to giving effect to the business combination, Hyzon, and (b) after giving effect to the business combination, Hyzon Motors USA Inc., the new name of Hyzon after giving effect to the business combination;

•

“Trust Account” are to the trust account that holds the proceeds (including interest not previously released to DCRB to pay its franchise and income taxes) from the IPO and the concurrent private placement of private placement warrants;

•	“units” are to the units sold in the IPO, each of which consists of one share of Class A Common Stock and one-half of one public warrant;

•	“voting common stock” are to DCRB’s Class A Common Stock and Class B Common Stock; and

•	“WRG” are to WRG DCRB Investors, LLC, an affiliate of DCRB’s chief executive officer.

Unless otherwise specified, the voting and economic interests of DCRB stockholders set forth in this proxy statement assume the following:

•	no public stockholders elect to have their public shares redeemed;

v

•

immediately prior to the Effective Time, but prior to the conversion of the Ascent Options and issuance of the Remaining LTIP Shares to Hymas, (i) 93,815,000 shares of Hyzon Common Stock are issued and outstanding, consisting of 93,750,000 shares of Hyzon Common Stock issued and outstanding as of December 31, 2020, and 65,000 shares of Hyzon Common Stock issued upon the exercise of Hyzon Options since December 31, 2020, (ii) 13,922,842 shares of Hyzon Common Stock are issuable upon the net exercise of Hyzon Options or Hyzon Warrants that are unexpired, issued and outstanding, assuming that the fair market price of one share of Hyzon Common Stock issuable pursuant to either a Hyzon Option or a Hyzon Warrant equals (x) the Exchange Ratio multiplied by (y) $10.00, and (iii) 676,501 shares of Hyzon Common Stock are issuable upon settlement of the Hyzon RSUs;

•	immediately prior to the Effective Time, the Ascent Options convert into 3,878,115 shares of Hyzon Common Stock;

•	immediately prior to the Effective Time, 4,421,999 shares of Hyzon Common Stock are issued to Hymas as Remaining LTIP Shares;

•	at the Effective Time, the DCRB Transaction Costs are not in excess of the DCRB Transaction Costs Cap, and the Hyzon Transaction Costs are not in excess of the Hyzon Transaction Costs Cap;

•

at Closing, 180,999,040 shares of Class A Common Stock are issued to Historical Rollover Stockholders (including the holder of the Ascent Options) in the business combination, and the Hyzon Options and Hyzon RSUs convert into options and restricted stock units in respect of 20,965,124 shares of our Class A Common Stock;

•

no significant amount of cash consideration will be paid by DCRB to Historical Rollover Stockholders and that, at Closing, all or substantially all of the Hyzon Common Stock will be exchanged for shares of Class A Common Stock pursuant to the Business Combination Agreement;

•	35,500,000 shares of Class A Common Stock are issued in the PIPE Financing;

•

$225,972.22 of interest accrues on the Hyzon Convertible Notes prior to the Closing Date, which amount corresponds to the amount of interest expected to accrue if the Closing Date occurs on August 7, 2021;

•	5,025,108 shares of Class A Common Stock are issued pursuant to the terms of the Hyzon Convertible Note;

•	none of DCRB’s initial stockholders, the Historical Rollover Stockholders, or the New PIPE Investors purchase shares of Class A Common Stock in the open market;

•	our Sponsor has not made any working capital loans to DCRB;

•	that there are no other issuances of equity interests of DCRB or Hyzon prior to or in connection with the Closing; and

•	that there are no exercises of Hyzon Options or Hyzon Warrants prior to or in connection with the Closing.

Based on the assumptions set forth above, the Exchange Ratio would be calculated as the quotient obtained by dividing (i) $200,000,000, by (ii) approximately 112,836,342 shares of Hyzon Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to Hyzon Common Stock basis, and would accordingly be 1.7725.

Further, unless otherwise specified, the voting and economic interests of DCRB stockholders set forth in this proxy statement do not take into account the (i) Earnout Shares, or (ii) the private placement warrants, public warrants, the Ardour Warrants, which will remain outstanding following the business combination and may be exercised at a later date.

In accordance with our Charter, shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on a one-for-one basis upon consummation of the business combination, resulting in the issuance of 5,643,125 shares of Class A Common Stock in the aggregate.

Certain sections in this proxy statement refer to a maximum redemption scenario. Unless otherwise specified, that scenario assumes for illustrative purposes that 18,100,000 shares of Class A Common Stock are redeemed in connection with the Closing, resulting in an aggregate payment of approximately $180.7 million from the Trust Account. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections entitled “Questions and Answers About the Proposals for DCRB Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the special meeting.

•

DCRB is a blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information about DCRB, see the section entitled “Information About DCRB.”

•

There are currently 22,572,502 shares of DCRB’s Class A Common Stock and 5,643,125 shares of DCRB’s Class B Common Stock issued and outstanding. In addition, there are currently 17,800,751 warrants of DCRB outstanding, consisting of 11,286,251 public warrants and 6,514,500 private placement warrants. Each whole warrant entitles the holder to purchase one whole share of Class A Common Stock for $11.50 per share. The warrants will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of our Initial Public Offering and will expire five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. Once the warrants become exercisable, DCRB may redeem warrants in certain circumstances. See the section entitled “Description of Securities—Warrants.”

•

Hyzon, a Delaware corporation, is a hydrogen mobility company headquartered in Rochester, New York, founded for the purpose of designing, developing and manufacturing both standalone and integrated hydrogen fuel cells and systems as well as purpose-designed hydrogen-powered commercial vehicles. For more information about Hyzon, see the sections entitled “Information About Hyzon” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyzon.”

•

On February 8, 2021, we and our wholly owned subsidiary, Merger Sub, entered into the Business Combination Agreement with Hyzon. A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.

•

Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Hyzon, with Hyzon surviving the merger as a wholly owned subsidiary of New Hyzon. For more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

•

At the Closing, shares of Class A Common Stock will be issued to the Historical Rollover Stockholders (including the holder of Ascent Options) in the business combination in exchange for all outstanding shares of Hyzon Common Stock. The number of shares of Class A Common Stock that will be issued to the Historical Rollover Stockholders in the business combination will be adjusted downward if the aggregate amount of Company Transaction Costs is in excess of the Company Transaction Costs Cap. Conversely, the number of shares of Class A Common Stock that will be issued to the Historical Rollover Stockholders in the business combination will be adjusted upward if the aggregate amount of DCRB Transaction Costs is in excess of the DCRB Transaction Costs Cap. Assuming that neither of the foregoing adjustments occur, 180,999,040 shares of Class A Common Stock will be issued to the Historical Rollover Stockholders (including the holder of Ascent Options) in the business combination in exchange for all outstanding shares of Hyzon Common Stock. It is also anticipated that we will reserve for issuance up to 21,291,264 shares of Class A Common Stock in respect of New Hyzon options and restricted stock units issued in exchange for outstanding pre-merger Hyzon Options and Hyzon RSUs and in respect of New Hyzon warrants issued in exchange for outstanding pre-merger Hyzon Warrants. It is further anticipated that we will issue up to 5,025,108 shares of Class A Common Stock to the holder of the Hyzon Convertible Notes, and 326,140 warrants pursuant to the Ardour Subscription Agreement. Additionally, during the Earnout Period, we may issue to Eligible DCRB

Equityholders up to 23,250,000 additional shares of Class A Common Stock in the aggregate, referred to herein as the Earnout Shares, upon the occurrence of certain triggering events. For more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

•

The Closing is subject to the satisfaction (or waiver) of a number of conditions set forth in the Business Combination Agreement, including, among others, receipt of the requisite stockholder approval of the Business Combination Agreement and the business combination as contemplated by this proxy statement. For more information about the closing conditions to the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing of the Business Combination Agreement.”

•

The Business Combination Agreement may be terminated at any time prior to the consummation of the business combination upon mutual written consent of DCRB and Hyzon, or for other reasons in specified circumstances. For more information about the termination rights under the Business Combination Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Termination.”

•	The proposed business combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•

Pursuant to the PIPE Financing, we have agreed to issue and sell to certain investors, and those investors have agreed to buy from us, in connection with the Closing, an aggregate of 35,500,000 shares of Class A Common Stock at a purchase price of $10.00 per share for an aggregate commitment of $355,000,000. Such Class A Common Stock would be valued at approximately $        , based on the closing price of our Class A Common Stock of $         per share on                    , 2021.

•

Under our Charter, in connection with the business combination, our public stockholders may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. As of March 31, 2021, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of DCRB following the completion of the business combination and will not participate in the future growth of New Hyzon, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. For more information regarding these procedures, see the section entitled “Special Meeting of DCRB Stockholders—Redemption Rights.”

•	We anticipate that, upon the Closing, the ownership of New Hyzon will be as follows:

•	the Historical Rollover Stockholders will own 180,999,040 shares of our Class A Common Stock, which will constitute 72.5% of our outstanding Class A Common Stock;

•	the public stockholders will own 22,572,502 shares of our Class A Common Stock, which will constitute 9.0% of our outstanding Class A Common Stock;

•	the New PIPE Investors will own 35,500,000 shares of our Class A Common Stock, which will constitute 14.2% of our outstanding Class A Common Stock;

•	the holders of the Hyzon Convertible Notes will own 5,025,108 shares of our Class A Common Stock, which will constitute 2.0% of our outstanding Class A Common Stock; and

•	the initial stockholders will own 5,643,125 shares of our Class A Common Stock, which will constitute 2.3% of our outstanding Class A Common Stock.

The number of shares and the interests set forth above (a) assume (i) that no public stockholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of DCRB or Hyzon and (iii) that there are no exercises of Hyzon Options or Hyzon Warrants and (b) do not take into account

(i) DCRB warrants that will remain outstanding following the business combination and may be exercised at a later date or (ii) the Earnout Shares. As a result of the business combination, the economic and voting interests of our public stockholders will decrease. If we assume the maximum redemptions scenario described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information—Basis of Pro Forma Presentation,” i.e., 18,100,000 shares of Class A Common Stock are redeemed, and the assumptions set forth in the foregoing clauses (a)(ii)–(iii) and (b) remain true, the ownership of New Hyzon upon the Closing will be as follows:

•	the Historical Rollover Stockholders will own 180,999,040 shares of our Class A Common Stock, which will constitute 78.1% of our outstanding Class A Common Stock;

•	the public stockholders will own 4,472,502 shares of our Class A Common Stock, which will constitute 1.9% of our outstanding Class A Common Stock;

•	the New PIPE Investors will own 35,500,000 shares of our Class A Common Stock, which will constitute 15.3% of our outstanding Class A Common Stock;

•	the holders of the Hyzon Convertible Notes will own 5,025,108 shares of our Class A Common Stock, which will constitute 2.2% of our outstanding Class A Common Stock; and

•	the initial stockholders will own 5,643,125 shares of our Class A Common Stock, which will constitute 2.4% of our outstanding Class A Common Stock.

The ownership percentages with respect to New Hyzon set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by DCRB’s existing stockholders in New Hyzon following the business combination will be different. For example, if we assume that all outstanding 11,286,251 public warrants and 6,514,500 private placement warrants were exercisable and exercised following completion of the business combination and further assume that no public stockholders elect to have their public shares redeemed, then the ownership of New Hyzon would be as follows:

•	the Historical Rollover Stockholders will own 180,999,040 shares of our Class A Common Stock, which will constitute 67.6% of our outstanding Class A Common Stock;

•	the public stockholders will own 33,858,753 shares of our Class A Common Stock, which will constitute 12.7% of our outstanding Class A Common Stock;

•	the New PIPE Investors will own 35,500,000 shares of our Class A Common Stock, which will constitute 13.3% of our outstanding Class A Common Stock;

•	the holders of the Hyzon Convertible Notes will own 5,025,108 shares of our Class A Common Stock, which will constitute 1.9% of our outstanding Class A Common Stock; and

•	the initial stockholders will own 12,157,625 shares of our Class A Common Stock, which will constitute 4.5% of our outstanding Class A Common Stock.

The public warrants and private placement warrants will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of our Initial Public Offering and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the sections entitled “Summary of the Proxy Statement—Ownership of New Hyzon After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

•

The Hyzon Board considered various factors in determining whether to approve the Business Combination Agreement and the business combination. For more information about the DCRB Board’s decision-making process, see the section entitled “Proposal No. 1—The Business Combination Proposal—DCRB Board’s Reasons for the Approval of the Business Combination.”

x

•

In addition to voting on the proposal to approve and adopt the Business Combination Agreement and the business combination (the “Business Combination Proposal”) at the special meeting, DCRB’s stockholders will also be asked to vote on the approval of:

•

an amendment to DCRB’s Charter to (a) increase the number of authorized shares of DCRB’s Class A Common Stock from 250,000,000 shares to 400,000,000 shares and (b) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 10,000,000 shares (the “Authorized Share Charter Proposal”);

•

amendments to DCRB’s Charter to eliminate provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to DCRB following the Closing, change the post-combination company’s name to “Hyzon Motors Inc.” and make certain other changes that the DCRB Board deems appropriate for a public operating company (the “Additional Charter Proposal” and, together with the Authorized Share Charter Proposal, the “Charter Proposals”);

•

for purposes of complying with applicable listing rules of Nasdaq, (a) the issuance, or reservation for issuance in respect of New Hyzon options and restricted stock units issued in exchange for outstanding pre-merger Hyzon Options, Hyzon RSUs, and Hyzon Warrants of 202,290,304 shares of Class A Common Stock, (b) the issuance and sale of 35,500,000 shares of Class A Common Stock in the PIPE Financing and (c) the issuance of up to 5,025,108 Conversion Shares (the “Nasdaq Proposal”);

•	the New Hyzon 2021 Equity Incentive Plan (the “2021 Plan”) and material terms thereunder (the “2021 Plan Proposal”);

•

the election of three directors to serve until the 2022 annual meeting of stockholders, three directors to serve until the 2023 annual meeting of stockholders and three directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”); and

•

the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal or the Director Election Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal and the Director Election Proposal, the “Proposals”).

For more information, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” “Proposal No. 3—The Additional Charter Proposal,” “Proposal No. 4—The Nasdaq Proposal,” “Proposal No. 5—The 2021 Plan Proposal,” “Proposal No. 6—The Director Election Proposal” and “Proposal No. 7—The Adjournment Proposal.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR DCRB STOCKHOLDERS

The following questions and answers briefly address some commonly asked questions about the Proposals to be presented at the special meeting of stockholders of DCRB, including the proposed business combination. The following questions and answers do not include all the information that is important to DCRB stockholders. We urge DCRB stockholders to carefully read this entire proxy statement, including the annexes and other documents referred to herein.

Q:	Why am I receiving this proxy statement?

A:

DCRB stockholders are being asked to consider and vote upon, among other things, a proposal to (a) approve and adopt the Business Combination Agreement, pursuant to which Merger Sub will merge with and into Hyzon, with Hyzon surviving the merger as a wholly owned subsidiary of DCRB, (b) approve such merger and the other transactions contemplated by the Business Combination Agreement and (c) approve, for purposes of complying with applicable listing rules of Nasdaq, (i) the issuance to the Historical Rollover Stockholders, or reservation for issuance in respect of New Hyzon options and restricted stock units issued in exchange for outstanding pre-merger Hyzon Options and Hyzon RSUs, of 201,964,164 shares of Class A Common Stock, (ii) the issuance and sale of 35,500,000 shares of Class A Common Stock in the PIPE Financing and (iii) the issuance of up to 5,025,108 Conversion Shares.

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A. This proxy statement and its annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:	What is being voted on at the special meeting?

A:	DCRB stockholders will vote on the following proposals at the special meeting.

•	The Business Combination Proposal—To consider and vote upon a proposal to approve and adopt the Business Combination Agreement and the transactions contemplated thereby (Proposal No. 1).

•	The Charter Proposals—To consider and vote upon each of the following proposals to amend the Charter:

•

The Authorized Share Charter Proposal—To (a) increase the number of authorized shares of DCRB’s Class A Common Stock from 250,000,000 shares to 400,000,000 shares and (b) increase the number of authorized shares of DCRB’s Preferred Stock from 1,000,000 shares to 10,000,000 shares (the “Authorized Share Charter Proposal”) (Proposal No. 2); and

•

The Additional Charter Proposal—To eliminate provisions in the Charter relating to DCRB’s Initial Business Combination that will no longer be applicable to DCRB following the Closing, change the post-combination company’s name to “Hyzon Motors Inc.” and make certain other changes that the DCRB Board deems appropriate for a public operating company (Proposal No. 3).

The full text of our proposed second amended and restated certificate of incorporation (the “Proposed Second A&R Charter”) reflecting each of the proposed amendments pursuant to the Charter Proposals is attached to this proxy statement as Annex B.

•

The Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of Nasdaq, (a) the issuance to the Historical Rollover Stockholders, or reservation for issuance in respect of New Hyzon options and restricted stock units issued in exchange for outstanding pre-merger Hyzon Options, Hyzon RSUs and Hyzon Warrants, of 202,290,304 shares of Class A Common Stock, (b) the issuance and sale of 35,500,000 shares of Class A Common Stock in the PIPE Financing and (c) the issuance of up to 5,025,108 Conversion Shares (Proposal No. 4).

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The 2021 Plan Proposal—To consider and vote upon a proposal to approve and adopt the 2021 Plan and material terms thereunder (Proposal No. 5). A copy of the 2021 Plan is attached to this proxy statement as Annex C.

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The Director Election Proposal—To consider and vote upon a proposal to elect three directors to serve until the 2022 annual meeting of stockholders, three directors to serve until the 2023 annual meeting of stockholders and three directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (Proposal No. 6).

•

The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal or the Director Election Proposal (Proposal No. 7).

Q:	Are the Proposals conditioned on one another?

A:

We may not consummate the business combination unless the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal are approved at the special meeting. The Charter Proposals, the 2021 Plan Proposal and the Director Election Proposal are conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement.

Q:	What will happen in the business combination?

A:

On February 8, 2021, DCRB and Merger Sub entered into the Business Combination Agreement with Hyzon. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Hyzon, with Hyzon surviving the merger. After giving effect to the merger, Hyzon will become a wholly owned subsidiary of New Hyzon. At the Closing, 202,290,304 shares of Class A Common Stock will be issued to the Historical Rollover Stockholders in the business combination in exchange for all outstanding shares of Hyzon Common Stock, or reserved for issuance in respect of New Hyzon options and restricted stock units issued in exchange for outstanding pre-merger Hyzon Options, Hyzon RSUs and New Hyzon warrants issued in exchange for outstanding pre-merger Hyzon Warrants. For more information about the Business Combination Agreement and the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

Q:	How were the transaction structure and consideration for the business combination determined?

Following the closing of the IPO, DCRB representatives commenced a robust search for businesses or assets to acquire for the purpose of consummating DCRB’s initial business combination. On October 30, 2020, Robert Tichio, a member of the DCRB Board, and Erik Anderson, our chief executive officer and a member of the DCRB Board, participated in a video conference with representatives of Goldman Sachs & Co. LLC regarding a possible transaction between DCRB and Hyzon. Hyzon had engaged Goldman Sachs as its financial advisor on or about August 18, 2020 in connection with exploring alternatives for raising capital. On November 2, 2020, DCRB and Hyzon executed a non-disclosure agreement that did not contain a standstill provision to facilitate more in-depth discussions between the parties regarding a possible business combination. After further discussions, negotiations and the performance of extensive due diligence, on January 8, 2021, DCRB and Hyzon executed a non-binding letter of intent. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination” for additional information.

Q:	What conditions must be satisfied to complete the business combination?

A:

There are several closing conditions in the Business Combination Agreement, including the approval by our stockholders of the Business Combination Proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing of the Business Combination.”

Q:	How will we be managed and governed following the business combination?

Immediately after the Closing, the DCRB Board will be divided into three separate classes, designated as follows:

•	Class I comprised of Dennis Edwards, Mark Gordon and Elaine Wong;

•	Class II comprised of Ivy Brown, Viktor Meng and KD Park; and

•	Class III comprised of Erik Anderson, George Gu and Craig Knight.

It is anticipated that George Gu will be designated Executive Chairman of the Board upon the Closing.

Please see the section entitled “Management After the Business Combination.”

Q:	Will DCRB obtain new financing in connection with the business combination?

A:	The New PIPE Investors have committed to purchase from DCRB 35,500,000 shares of Class A Common Stock, for an aggregate purchase price of approximately $355,000,000 in the PIPE Financing.

Q:	What equity stake will our current stockholders and the holders of our Founder Shares hold in New Hyzon following the consummation of the business combination?

A:	We anticipate that, upon the Closing, the ownership of New Hyzon will be as follows:

•	the Historical Rollover Stockholders will own 180,999,040 shares of our Class A Common Stock, which will constitute 72.5% of our outstanding Class A Common Stock;

•	the public stockholders will own 22,572,502 shares of our Class A Common Stock, which will constitute 9.0% of our outstanding Class A Common Stock;

•	the New PIPE Investors will own 35,500,000 shares of our Class A Common Stock, which will constitute 14.2% of our outstanding Class A Common Stock;

•	the holders of the Hyzon Convertible Notes will own 5,025,108 shares of our Class A Common Stock, which will constitute 2.0% of our outstanding Class A Common Stock; and

•

the initial stockholders will own 5,643,125 shares of our Class A Common Stock, which would be valued at approximately $            , based on the closing price of our Class A Common Stock of $             per share on             , 2021, the record date of the special meeting and will constitute 2.3% of our outstanding Class A Common Stock.

The number of shares and the interests set forth above (a) assume (i) that no public stockholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of DCRB or Hyzon and (iii) that there are no exercises of Hyzon Options or Hyzon Warrants and (b) do not take into account (i) DCRB warrants that will remain outstanding following the business combination and may be exercised at a later date or (ii) the Earnout Shares. As a result of the business combination, the economic and voting interests of our public stockholders will decrease.

The ownership percentages with respect to New Hyzon set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an

Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by DCRB’s existing stockholders in New Hyzon following the business combination will be different. For example, if we assume that all outstanding 11,286,251 public warrants and 6,514,500 private placement warrants were exercisable and exercised following completion of the business combination and further assume that no public stockholders elect to have their public shares redeemed, then the ownership of New Hyzon would be as follows:

•	the Historical Rollover Stockholders will own 180,999,040 shares of our Class A Common Stock, which will constitute 67.6% of our outstanding Class A Common Stock;

•	the public stockholders will own 33,858,753 shares of our Class A Common Stock, which will constitute 12.7% of our outstanding Class A Common Stock;

•	the New PIPE Investors will own 35,500,000 shares of our Class A Common Stock, which will constitute 13.3% of our outstanding Class A Common Stock;

•	the holders of the Hyzon Convertible Notes will own 5,025,108 shares of our Class A Common Stock, which will constitute 1.9% of our outstanding Class A Common Stock; and

•

the initial stockholders will own 12,157,625 shares of our Class A Common Stock, which would be valued at approximately $            , based on the closing price of our Class A Common Stock of $             per share on             , 2021, the record date of the special meeting and will constitute 4.5% of our outstanding Class A Common Stock.

The public warrants and private placement warrants will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of our Initial Public Offering and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the sections entitled “Summary of the Proxy Statement—Ownership of New Hyzon After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	Why is DCRB proposing the amendments to the Charter set forth in the Charter Proposals?

A:

DCRB is proposing amendments to the Charter to approve certain items required to effectuate the business combination and other matters the DCRB Board believes are appropriate for the operation of New Hyzon, including providing for, among other things, (a) an increase in the number of authorized shares of DCRB’s Class A Common Stock from 250,000,000 shares to 400,000,000 shares, (b) an increase in the number of authorized shares of DCRB’s Preferred Stock from 1,000,000 shares to 10,000,000 shares, and (c) the elimination of certain provisions relating to an Initial Business Combination that will no longer be applicable to DCRB following the Closing, change the post-combination company’s name to “Hyzon Motors Inc.” and make certain other changes that the DCRB Board deems appropriate for a public operating company. Under the Charter and Delaware law, stockholder approval is required in order to effect the Charter Proposals. See the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal,” and “Proposal No. 3—The Additional Charter Proposal” for additional information.

Q:	Why is DCRB proposing the Nasdaq Proposal?

A:

DCRB is proposing the Nasdaq Proposal in order to comply with Nasdaq listing standards, which require stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. In connection with the business combination and PIPE Financing, we may issue to the Historical Rollover Stockholders, the New PIPE Investors, and the holders of the Hyzon Convertible Notes, and reserve for issuance in respect of New Hyzon options issued in exchange for outstanding pre-merger Hyzon Options and New Hyzon warrants issued in exchange for outstanding pre-merger Hyzon Warrants, up to 242,703,681 shares of Class A Common Stock. Because we may issue 20% or more of our outstanding voting power and outstanding common stock in connection with the business combination, we are required to obtain stockholder approval of such issuances pursuant to Nasdaq listing standards. See the section entitled “Proposal No. 4—The Nasdaq Proposal” for additional information.

Q:	Did the DCRB Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination?

A:

No. The DCRB Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the business combination. DCRB’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of DCRB’s advisors, enabled them to make the necessary analyses and determinations regarding the business combination. In addition, DCRB’s officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of the DCRB Board in valuing Hyzon and assuming the risk that the DCRB Board may not have properly valued the business.

Q:	What happens if I sell my shares of Class A Common Stock before the special meeting?

A:

The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Class A Common Stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Class A Common Stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination in accordance with the provisions described in this proxy statement. If you transfer your shares of Class A Common Stock prior to the record date, you will have no right to vote those shares at the special meeting or seek redemption of those shares.

Q:	How has the announcement of the business combination affected the trading price of DCRB’s units, Class A Common Stock and warrants?

A:

On February 8, 2021, the last trading date before the public announcement of the business combination, DCRB’s public units, Class A Common Stock and public warrants closed at $20.29, $17.76 and $5.32, respectively. On                    , 2021 the trading date immediately prior to the date of this proxy statement, DCRB’s public units, Class A Common Stock and warrants closed at $        , $        and $        , respectively.

Q:	Following the business combination, will DCRB’s securities continue to trade on a stock exchange?

A:

Yes. We anticipate that, following the business combination, our Class A Common Stock and public warrants will continue trading on Nasdaq under the new symbols “HYZN” and “HYZNW,” respectively. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as separate securities following the business combination.

Q:	What vote is required to approve the Proposals presented at the special meeting?

A:

Approval of each of the Business Combination Proposal, the Nasdaq Proposal, the 2021 Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class.

Approval of the Director Election Proposal requires the affirmative vote (online or by proxy) of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock at the special meeting and entitled to vote thereon, voting as a single class. This means that the nine director nominees will be elected if they receive more affirmative votes than any other nominee for the same position.

Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the Director Election Proposal.

Q:	May DCRB’s Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in connection with the business combination?

A:

In connection with the stockholder vote to approve the proposed business combination, our Sponsor, directors, officers, advisors and any of their respective affiliates may privately negotiate to purchase public shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. Our Sponsor, directors, officers, advisors and any of their respective affiliates will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account.

Q:	How many votes do I have at the special meeting?

A:

Our stockholders are entitled to one vote at the special meeting for each share of Class A Common Stock or Class B Common Stock held of record as of                     , 2021, the record date for the special meeting. As of the close of business on the record date, there were 22,572,502 outstanding shares of Class A Common Stock, which are held by our public stockholders, and 5,643,125 outstanding shares of Class B Common Stock, which are held by our initial stockholders.

Q:	What constitutes a quorum at the special meeting?

A:

Holders of a majority in voting power of Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote at the special meeting, virtually present or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the special meeting. As of the record date for the special meeting, 14,107,814 shares of Class A Common Stock and Class B Common Stock, in the aggregate, would be required to achieve a quorum. Abstentions will count as present for the purposes of establishing a quorum with respect to each Proposal.

Q:	How will DCRB’s Sponsor, directors and officers and WRG vote?

A:

Our Sponsor, directors and officers and WRG have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination. Currently, our initial stockholders own approximately 20% of our issued and outstanding shares of Class A Common Stock and Class B Common Stock, in the aggregate.

Q:	What interests do the current officers and directors have in the business combination?

A:

In considering the recommendation of the DCRB Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•	the fact that our Sponsor, independent directors and WRG hold an aggregate of 6,514,500 private placement warrants that would expire worthless if a business combination is not consummated;

•

the fact that our Sponsor, officers and directors and WRG have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 1,051,417 Founder Shares that were subsequently transferred to our independent directors and WRG, and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $         , based on the closing price of our Class A Common Stock of $        per share on                     , 2021, the record date for the special meeting;

•

if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•

the fact that our independent directors and WRG own an aggregate of 1,051,417 Founder Shares that were transferred from our Sponsor, which if unrestricted and freely tradeable would be valued at approximately $         , based on the closing price of our Class A Common Stock of $        per share on                    , 2021, the record date of the special meeting;

•

the fact that our Sponsor, officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, officers and directors and WRG will lose their entire investment in us if an Initial Business Combination is not completed.

Q:	What happens if I vote against the Business Combination Proposal?

A:

Under our Charter, if the Business Combination Proposal is not approved and we do not otherwise consummate an alternative business combination by October 22, 2022, we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you may elect to have your public shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes, by (b) the total number of then outstanding shares of Class A Common Stock included as part of the units sold in the IPO; provided that we will not redeem any public shares to the extent that such redemption would result in DCRB having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the

Exchange Act) of less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the public shares (the “20% threshold”). Unlike some other blank check companies, other than the net tangible asset requirement and the 20% threshold described above, we have no specified maximum redemption threshold and there is no other limit on the number of public shares that you can redeem. Holders of our outstanding public warrants do not have redemption rights in connection with the business combination. Our Sponsor, officers and directors and WRG have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the business combination. For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of March 31, 2021 of approximately $225.7 million, the estimated per share redemption price would have been approximately $10.00. Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of franchise and income taxes payable) (a) in connection with a stockholder vote to approve an amendment to our Charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an Initial Business Combination by October 22, 2022, or with respect to any other provision relating to the rights of holders of Class A Common Stock or pre-Initial Business Combination activity, (b) in connection with the liquidation of the Trust Account or (c) if we subsequently complete a different business combination on or before October 22, 2022.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether you vote your shares of Class A Common Stock for or against or abstain from voting on the Business Combination Proposal or any other proposal described in this proxy statement. As a result, the business combination can be approved by stockholders who will redeem their shares and no longer remain stockholders.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must (a) if you hold your shares of Class A Common Stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares, and (b) prior to 5:00 p.m., Eastern time, on , 2021 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004-1561

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to his, her or its shares or, if part of such a group, the group’s shares, in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent.

However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Holders of our outstanding units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using The Depository Trust Company’s (“DTC”) DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the email address or address listed under the question “Who can help answer my questions?” below.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

The receipt of cash by a holder of Class A Common Stock in redemption of such stock will be a taxable event for U.S. federal income tax purposes in the case of a U.S. Holder (as defined below in the section entitled “Proposal No. 1—The Business Combination Proposal—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders”) and may be a taxable event in the case of a Non-U.S. Holder (as defined below in the section entitled “Proposal No. 1—The Business Combination Proposal—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Non-U.S. Holders”). See the section entitled “Proposal No. 1—The Business Combination Proposal—Material U.S. Federal Income Tax Considerations” for additional information. All holders considering the exercise of their redemption rights should consult with, and rely solely upon, their own tax advisors with respect to the U.S. federal income tax consequences of exercising such redemption rights.

Q:	If I am a warrantholder, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of our warrants have no redemption rights with respect to our warrants.

Q:	Do I have appraisal rights if I object to the proposed business combination?

A:	No. There are no appraisal rights available to holders of Class A Common Stock or Class B Common Stock in connection with the business combination.

Q:	What happens to the funds deposited in the Trust Account after consummation of the business combination?

A:

If the Business Combination Proposal is approved, we intend to use a portion of the funds held in the Trust Account to pay (a) a portion of our aggregate costs, fees and expenses in connection with the consummation of the business combination, (b) tax obligations and deferred underwriting discounts and commissions from the IPO and (c) for any redemptions of public shares. The remaining balance in the Trust Account, together with PIPE Proceeds, will be used for general corporate purposes of New Hyzon. See the section entitled “Proposal No. 1—The Business Combination Proposal” for additional information.

Q:	What happens if the business combination is not consummated or is terminated?

A:

There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Termination” for additional information regarding the parties’ specific termination rights. In accordance with our Charter, if an Initial Business Combination is not consummated by October 22, 2022, we will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the DCRB Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

We expect that the amount of any distribution our public stockholders will be entitled to receive upon our dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the business combination, subject in each case to our obligations under the General Corporation Law of the State of Delaware (“DGCL”) to provide for claims of creditors and other requirements of applicable law. Holders of our Founder Shares have waived any right to any liquidating distributions with respect to those shares.

In the event of liquidation, there will be no distribution with respect to our outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	When is the business combination expected to be consummated?

A:

It is currently anticipated that the business combination will be consummated promptly following the special meeting of our stockholders to be held on                    , 2021, provided that all the requisite stockholder approvals are obtained and other conditions to the consummation of the business combination have been satisfied or waived. For a description of the conditions for the completion of the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing of the Business Combination.”

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement, including the section entitled “Risk Factors” and the annexes attached to this proxy statement, and to consider how the business combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:

If you were a holder of record of Class A Common Stock or Class B Common Stock on                    , 2021, the record date for the special meeting of our stockholders, you may vote with respect to the proposals online at the virtual special meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to virtually attend the special meeting and vote online, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the special meeting?

A:

At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the Business Combination Proposal, the Nasdaq Proposal, the 2021 Plan Proposal, the Director Election Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Charter Proposals.

Q:	What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting.

Q:	If I am not going to attend the virtual special meeting online, should I submit my proxy card instead?

A:

Yes. Whether you plan to attend the special meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the Proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have submitted my executed proxy card?

A:

Yes. You may change your vote by sending a later-dated, signed proxy card to us at the address listed below so that it is received by us prior to the special meeting or by attending the virtual special meeting online and voting there. You also may revoke your proxy by sending a notice of revocation to us, which must be received prior to the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Peter Haskopoulos, Chief Financial Officer, Chief Accounting Officer and Secretary

c/o Decarbonization Plus Acquisition Corporation

2744 Sand Hill Road, Suite 100

Menlo Park, California 94025

Email: info@dcrbplus.com

Tel: (212) 993-0076

You may also contact our proxy solicitor at:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Telephone: (800) 662-5200

(banks and brokers call collect at (203) 658-9400)

Email: DCRB.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004-1561

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

The DCRB Board is soliciting your proxy to vote your shares of Class A Common Stock and Class B Common Stock on all matters scheduled to come before the special meeting. We will pay the cost of soliciting proxies for the special meeting. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies for the special meeting. We have agreed to pay Morrow Sodali LLC a fee of $30,000, plus disbursements. We will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Class A Common Stock and Class B Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Class A Common Stock and Class B Common Stock and in obtaining voting instructions from those owners. Our directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the business combination and the proposals to be considered at the special meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled “Where You Can Find Additional Information.”

Parties to the Business Combination

Decarbonization Plus Acquisition Corporation

DCRB is a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving DCRB and one or more businesses. Upon the Closing, we intend to change our name from “Decarbonization Plus Acquisition Corporation” to “Hyzon Motors Inc.”

Our Class A Common Stock, public warrants, and units, consisting of one share of Class A Common Stock and one-half of one warrant, are traded on Nasdaq under the ticker symbols “DCRB,” “DCRBW” and “DCRBU,” respectively. We intend to apply to continue the listing of our Class A Common Stock and warrants on Nasdaq under the symbols “HYZN” and “HYZNW,” respectively, upon the Closing. The units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

The mailing address of our principal executive office is 2744 Sand Hill Road, Suite 100, Menlo Park, California 94025, and our telephone number is (212) 993-0076.

Hyzon Motors Inc.

Hyzon is a hydrogen mobility company founded for the purpose of designing, developing and manufacturing hydrogen-powered commercial vehicles and fuel cell systems, and providing complete hydrogen mobility solutions, from hydrogen supply to fuel cell lifecycle management and vehicle leasing. Headquartered in Rochester, New York, with operations in Europe, Singapore, Australia and China, Hyzon aims to accelerate the energy transition toward hydrogen through the development of hydrogen solutions.

The mailing address of Hyzon’s principal executive office is 475 Quaker Meeting House Road, Honeoye Falls, New York 14472, and its telephone number is (585) 484-9337.

For more information about Hyzon, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyzon” and “Information About Hyzon.”

The Business Combination

On February 8, 2021, we entered into the Business Combination Agreement with Merger Sub and Hyzon. Pursuant to the Business Combination Agreement, and subject to the terms and conditions contained therein, Merger Sub will merge with and into Hyzon, with Hyzon surviving the merger. After giving effect to the merger, Hyzon will become a wholly owned subsidiary of New Hyzon.

Immediately prior to the Effective Time, all outstanding principal and accrued and unpaid interest on the Hyzon Convertible Notes as of such time will be automatically converted into a number of shares of Hyzon

Common Stock at the per share conversion price set forth in the Hyzon Convertible Notes. All of the Hyzon Convertible Notes converted into shares of Hyzon Common Stock will no longer be outstanding and will cease to exist and each holder of Hyzon Convertible Notes will thereafter cease to have any rights with respect to such securities.

Immediately prior to the Effective Time, the Ascent Options will be automatically converted into shares of Hyzon Common Stock. The Ascent Options will no longer be outstanding and will cease to exist and each holder of Ascent Options will thereafter cease to have any rights with respect to such securities.

Immediately prior to the Effective Time, the Remaining LTIP Shares will be issued to Hymas by Hyzon. Such issuance was approved by the written consent of Hyzon’s stockholders, effective as of February 19, 2021, in consideration for, among other things, Hymas’ initial consent to the reservation of 16,250,000 shares for issuance under the Hyzon Motors Inc. 2020 Stock Incentive Plan when Hymas was the sole stockholder of Hyzon.

At the Effective Time, by virtue of the Merger and without any action on the part of DCRB, Merger Sub, Hyzon or the holders of any of Hyzon’s securities:

•

each share of Hyzon Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Hyzon Common Stock resulting from the conversion of the Ascent Options, but excluding any shares of Hyzon Common Stock resulting from the conversion of Hyzon Convertible Notes described above) will be canceled and converted into the right to receive (a) the number of shares of Class A Common Stock equal to the Exchange Ratio and (b) the contingent right to receive the Earnout Shares, in each case without interest. Each share of Hyzon Common Stock issued and outstanding immediately prior to the Effective Time resulting from the conversion of Hyzon Convertible Notes will be canceled and converted into the right to receive one share of Class A Common Stock and the contingent right to receive the Earnout Shares;

•	each share of Hyzon Common Stock held in the treasury of Hyzon will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto;

•

each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation;

•	each Hyzon Warrant, to the extent then outstanding and unexercised, will automatically, without any action on the part of the holder thereof, be converted into new warrants;

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each Hyzon Option that is outstanding immediately prior to the Effective Time will be converted into (A) an option to purchase a number of shares of Class A Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Hyzon Common Stock subject to such Hyzon Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Hyzon Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio and (B) the contingent right to receive the Earnout Shares. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Hyzon Option immediately prior to the Effective Time; and

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Each restricted stock unit under Hyzon’s incentive stock plan or otherwise, whether vested or not vested (“Hyzon RSU”), outstanding immediately prior to the Effective Time will be converted into (a) a restricted stock unit denominated in shares of Class A Common Stock (such restricted stock unit, an “Exchanged RSU”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Hyzon Common Stock subject to such Hyzon RSU immediately prior to the Effective Time and (y) the Exchange Ratio and (b) the contingent right to receive Earnout Shares.

Pursuant to the terms of the Charter, each share of Class B Common Stock outstanding prior to the Effective Time will convert into one share of Class A Common Stock at the Closing. All of the shares of Class B Common Stock converted into shares of Class A Common Stock will no longer be outstanding and will cease to exist, and each holder of such Class B Common Stock will thereafter cease to have any rights with respect to such securities.

For more information about the Business Combination Agreement and the business combination and other transactions contemplated thereby, see the section entitled “Proposal No. 1—The Business Combination Proposal.”

Conditions to the Closing

The obligations of DCRB, Merger Sub and Hyzon to consummate the business combination and related transactions are subject to the satisfaction or waiver of certain conditions, including, but not limited to (a) Written Consent (as defined below), (b) approval and adoption of the DCRB Proposals (as defined below) by DCRB stockholders, (c) the absence of any law or order that makes the business combination and related transactions illegal or otherwise prohibits the consummation of the business combination and related transactions, (d) expiration or termination under the HSR Act (the waiting period under the HSR Act expired on March 22, 2021) and (e) listing of Class A Common Stock on Nasdaq or another exchange mutually agreed to by the parties, as of the Closing Date. In addition, the obligations of DCRB and Merger Sub to consummate the business combination and related transactions are subject to the satisfaction or waiver of certain additional conditions. including, but not limited to, (a) the representations and warranties of Hyzon shall be true and correct to the standards applicable to such representations and warranties, (b) each of the covenants of Hyzon shall be performed or complied in all material respects, (c) the absence of a Hyzon Material Adverse Effect (as defined below) and (d) the receipt of audited financial statements of Hyzon (which condition has been satisfied).

Obligations of Hyzon to consummate the business combination and related transactions are also subject to the satisfaction or waiver of certain additional conditions, including, but not limited to, (a) the representations and warranties of DCRB and Merger Sub shall be true and correct to the standards applicable to such representations and warranties, (b) each of the covenants of DCRB and Merger Sub shall be performed or complied in all material respects and (c) the absence of a DCRB Material Adverse Effect (as defined below).

Regulatory Matters

Neither DCRB nor Hyzon is aware of any material regulatory approvals or actions that are required for completion of the business combination other than as required under the HSR Act. The parties have filed a premerger notification under the HSR Act. It is presently contemplated that if any additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

Litigation Relating to the Business Combination

In connection with DCRB’s proposed business combination with Hyzon, certain of DCRB’s purported stockholders have filed lawsuits against DCRB and its directors asserting claims for breaches of fiduciary duty: Lanctot v. Decarbonization Plus Acquisition Corp. et al., Index No. 652070/2021 (N.Y. Sup. Ct., N.Y. Cnty.) and Pham v. Decarbonization Plus Acquisition Corp. et al., Case No. 21-CIV-01928 (Cal. Sup. Ct., San Mateo Cnty.). These complaints allege, among other things, that this proxy statement contains misstatements and omits material information. These complaints seek, among other things, injunctive relief and an award of attorneys’ fees.

Other Agreements

Lock-Up Agreement

On February 8, 2021, certain stockholders of Hyzon, collectively holding 92,775,000 shares of Hyzon Common Stock or securities convertible into shares of Hyzon Common Stock as of the date hereof, entered into an agreement with DCRB and Hyzon (the “Lock-Up Agreement”) pursuant to which they agreed, following the Closing Date subject to certain customary exceptions, not to directly or indirectly sell, assign, encumber, pledge, hypothecate, dispose, loan or otherwise transfer, or enter into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, any shares of Class A Common Stock or any shares of Class A Common Stock issued or issuable upon the exercise of any warrant or other right to acquire shares of such Class A Common Stock beneficially owned or otherwise held by such stockholders (“Lock-Up Securities”) for six months following the Closing Date. Following the Closing Date, such stockholders of Hyzon will collectively beneficially own 172,187,954 shares of Class A Common Stock, which represents approximately 66% of the outstanding shares of Class A Common Stock assuming that no public shares of DCRB are redeemed, and 70% of the outstanding shares of Class A Common Stock assuming the maximum redemption of public shares.

For more information about the Lock-Up Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Lock-Up Agreements.”

Founder Warrant Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, DCRB, our Sponsor and certain other stockholders of DCRB, WRG and each of our independent directors (the “Founders Warrant Parties”) entered into an agreement (the “Founders Warrant Agreement”) pursuant to which they agreed that:

•

The Founders Warrant Parties shall not, with respect to an aggregate of 4,885,875 private placement warrants (or shares of Class A Common Stock issued upon exercise of private placement warrants), (a)(i) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, (ii) agree to dispose of, directly or indirectly, or (iii) establish or increase a “put equivalent position” or liquidation with respect to or decrease of a “call equivalent position” within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, in each case (i), (ii) and (iii), any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions described in (a)-(c), a “Transfer”), until the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (x) the date on which the last sale price of the Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of DCRB Class A Common Stock are then listed) equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) the date on which DCRB completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in the holders of DCRB Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property;

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Upon and subject to the Closing, an aggregate of 814,313 private placement warrants (the “$12.00 Warrants”) shall become subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $12.00 Warrants, unless and until a $12.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $12.00 Triggering Event, each Founders Warrant Party shall not Transfer any of the $12.00 Warrants. In the event no $12.00 Triggering Event occurs during the five-year period commencing on the one-year anniversary of the Closing (the “Warrant Earnout Period”), the $12.00 Warrants shall immediately be forfeited to DCRB for no consideration as a contribution to the capital of DCRB and immediately cancelled. “$12.00 Triggering Event” means the occurrence of a date on which the last reported sales price of one share of Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period within the Warrant Earnout Period; provided, that, if, during the Warrant Earnout Period, there is a change of control pursuant to which the holders of Class A Common Stock have the right to receive consideration implying a value of Class A Common Stock (as determined in good faith by the DCRB Board) of (i) less than $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $12.00 Warrants shall immediately be forfeited to DCRB for no consideration and immediately cancelled; or (ii) greater than or equal to $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $12.00 Triggering Event shall be deemed to have occurred.

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Upon and subject to the Closing, an aggregate of 814,312 private placement warrants (the “$14.00 Warrants”) shall become subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $14.00 Warrants, unless and until a $14.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $14.00 Triggering Event, each Founders Warrant Party shall not Transfer any of the $14.00 Warrants. In the event no $14.00 Triggering Event occurs during the Warrant Earnout Period, the $14.00 Warrants shall immediately be forfeited to DCRB for no consideration as a contribution to the capital of DCRB and immediately cancelled. “$14.00 Triggering Event” means the occurrence of a date on which the last reported sales price of one share of Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of Class A Common Stock are then listed) is greater than or equal to $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period within the Warrant Earnout Period; provided, that, if, during the Warrant Earnout Period, there is a change of control pursuant to which the holders of Class A Common Stock have the right to receive consideration implying a value of Class A Common Stock (as determined in good faith by the DCRB Board) (i) less than $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $14.00 Warrants shall immediately be forfeited to DCRB for no consideration and immediately cancelled; or (ii) of greater than or equal to $14.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), then the $14.00 Triggering Event shall be deemed to have occurred.

A&R Registration Rights Agreement

In connection with the Closing, that certain Registration Rights Agreement dated October 19, 2020 (the “IPO Registration Rights Agreement”) will be amended and restated and DCRB, certain persons and entities holding securities of DCRB prior to the Closing (the “Initial Holders”) and certain persons and entities receiving Class A Common Stock in connection with the business combination (the “New Holders” and together with the Initial Holders, the “Reg Rights Holders”) will enter into that amended and restated IPO Registration Rights Agreement attached as an exhibit to the Business Combination Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, DCRB will agree that, within 15 business days after the Closing, DCRB will file with the SEC (at DCRB’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Initial Holders and certain of the New Holders (the “Initial Registration Statement”), and DCRB will use its reasonable best efforts to have the Initial Registration Statement become effective as soon as reasonably practicable after the filing thereof. Additionally, DCRB will agree that, as soon as reasonably practicable after DCRB is eligible to register the Reg Rights Holders’ securities on a registration statement on Form S-3, DCRB will file with the SEC (at DCRB’s sole cost and expense) a registration statement registering the resale of certain securities that were not included on the Initial Registration Statement (the “Subsequent Registration Statement”) and DCRB will use its reasonable best efforts to have the Subsequent Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings in any 12 month period and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by DCRB if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

For more information about the A&R Registration Rights Agreement, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—A&R Registration Rights Agreement.”

Proposed Second Amended and Restated Charter

Pursuant to the terms of the Business Combination Agreement, at the Closing, we will amend and restate, effective as of the Effective Time, our Charter to, among other things, (a) increase the number of authorized shares of our Class A Common Stock from 250,000,000 shares to 400,000,000 shares, (b) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 10,000,000 shares, (c) eliminate certain provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, (d) change the post-combination company’s name to “Hyzon Motors Inc.” and (e) make certain other changes that the DCRB Board deems appropriate for a public operating company.

For more information about the amendments to our Charter, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal” and “Proposal No. 3—The Additional Charter Proposal.”

PIPE Financing

In connection with the execution of the Business Combination Agreement, on February 8, 2021, we entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and we agreed to sell to the Subscribers, an aggregate of 35,500,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $355,000,000, in a private placement. The PIPE Shares do not include the Conversion Shares that will convert from the Hyzon Convertible Notes, pursuant to their terms, at a price of $9.00 per share (based on 90% of the price per PIPE Share) in connection with the PIPE Financing.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the business combination. The purpose of the PIPE Financing is to raise additional capital for use by the combined company following the Closing.

Pursuant to the Subscription Agreements, we agreed that, within 15 calendar days after the consummation of the business combination, we will file with the SEC (at our sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”), and we will use our reasonable best efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

For more information about the Subscription Agreements, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—PIPE Financing.”

Ardour Subscription Agreement

In connection with the execution of the Business Combination Agreement, on February 8, 2021, DCRB, Ardour, ACP Mgmt Corp. and Hyzon entered into a subscription agreement (the “Ardour Subscription Agreement”), pursuant to which ACP Mgmt Corp. agreed, in full satisfaction of Ardour Capital Investment LLC’s right to receive a Hyzon Warrant for its services as a financial advisor to Hyzon, to purchase, and DCRB agreed to sell to ACP Mgmt Corp., such number of warrants exercisable for one share of Class A Common Stock at an exercise price of $2.20, subject to the terms of a warrant agreement, to be entered into by and between DCRB and Continental Stock Transfer & Trust Company in connection with the Closing (the “Ardour Warrant Agreement”), equal to (x) 184,000 multiplied by (y) the Exchange Ratio. Such warrants will be governed by and exercisable subject to the terms and conditions of the Ardour Warrant Agreement.

For more information about the Subscription Agreements, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Ardour Subscription Agreement

Interests of Certain Persons in the Business Combination

In considering the recommendation of the DCRB Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•	the fact that our Sponsor, independent directors and WRG hold an aggregate of 6,514,500 private placement warrants that would expire worthless if a business combination is not consummated;

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the fact that our Sponsor, officers and directors and WRG have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

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the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 1,051,417 Founder Shares that were subsequently transferred to our independent directors and WRG, and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $         , based on the closing price of our Class A Common Stock of $         per share on                     , 2021, the record date for the special meeting;

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if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

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the fact that our independent directors and WRG own an aggregate of 1,051,417 Founder Shares that were transferred from our Sponsor, which if unrestricted and freely tradeable would be valued at approximately $         , based on the closing price of our Class A Common Stock of $        per share on                    , 2021, the record date for the special meeting;

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the fact that our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, officers and directors and WRG will lose their entire investment in us if an Initial Business Combination is not completed.

Reasons for the Approval of the Business Combination

After careful consideration, the DCRB Board recommends that our stockholders vote “FOR” the approval of the Business Combination Proposal.

For a more complete description of our reasons for the approval of the business combination and the recommendation of the DCRB Board, see the section entitled “Proposal No. 1—The Business Combination Proposal—DCRB Board’s Reasons for the Approval of the Business Combination.”

Redemption Rights

Under our Charter, holders of our Class A Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes, by (b) the total number of shares of Class A Common Stock issued in the IPO; provided that we will not redeem any public shares to the extent that such redemption would result in DCRB having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. As of March 31, 2021, this would have amounted to approximately $10.00 per share. Under our Charter, in connection with an Initial Business Combination, a public stockholder, together with any affiliate or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), is restricted from seeking redemption rights with respect to more than 20% of the public shares.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of Class A Common Stock for cash and will no longer own shares of Class A Common Stock and will not participate in our future growth, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of DCRB Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Ownership of New Hyzon After the Closing

Organizational Structure

The following diagram illustrates the pre-Business Combination organizational structure of DCRB:

The following diagram illustrates the pre-business combination organizational structure of Hyzon:

1	Reflects indirect ownership of Hyzon Motors Inc.

The following diagram illustrates the structure of New Hyzon immediately following the consummation of the business combination. The interests set forth below (a) assume (i) that no public stockholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of DCRB or Hyzon and (iii) that there are no exercises of Hyzon Options or Hyzon Warrants and (b) do not take into account (i) DCRB warrants that will remain outstanding following the business combination and may be exercised at a later date or (ii) the Earnout Shares. As a result of the business combination, the economic and voting interests of our public stockholders will decrease. If these assumptions are not correct, then the percent of ownership set forth in the diagram below would change.

1	Reflects indirect ownership of Hyzon Motors Inc.

We anticipate that, upon the Closing, the ownership of New Hyzon will be as follows:

•	the Historical Rollover Stockholders will own 180,999,040 shares of our Class A Common Stock, which will constitute 72.5% of our outstanding Class A Common Stock;

•	the public stockholders will own 22,572,502 shares of our Class A Common Stock, which will constitute 9.0% of our outstanding Class A Common Stock;

•	the New PIPE Investors will own 35,500,000 shares of our Class A Common Stock, which will constitute 14.2% of our outstanding Class A Common Stock;

•	the holders of the Hyzon Convertible Notes will own 5,025,108 shares of our Class A Common Stock, which will constitute 2.0% of our outstanding Class A Common Stock; and

•	the initial stockholders will own 5,643,125 shares of our Class A Common Stock, which will constitute 2.3% of our outstanding Class A Common Stock.

The number of shares and the interests set forth above (a) assume (i) that no public stockholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of DCRB or Hyzon and (iii) that there are no exercises of Hyzon Options or Hyzon Warrants and (b) do not take into account (i) DCRB warrants that will remain outstanding following the business combination and may be exercised at a later date or (ii) the Earnout Shares. As a result of the business combination, the economic and voting interests of our public stockholders will decrease.

The ownership percentages with respect to New Hyzon set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by DCRB’s existing stockholders in New Hyzon following the business combination will be different. For example, if we assume that all outstanding 11,286,251 public warrants and 6,514,500 private placement warrants were exercisable and exercised following completion of the business combination and further assume that no public stockholders elect to have their public shares redeemed, then the ownership of New Hyzon would be as follows:

•	the Historical Rollover Stockholders will own 180,999,040 shares of our Class A Common Stock, which will constitute 67.6% of our outstanding Class A Common Stock;

•	the public stockholders will own 33,858,753 shares of our Class A Common Stock, which will constitute 12.7% of our outstanding Class A Common Stock;

•	the New PIPE Investors will own 35,500,000 shares of our Class A Common Stock, which will constitute 13.3% of our outstanding Class A Common Stock;

•	the holders of the Hyzon Convertible Notes will own 5,025,108 shares of our Class A Common Stock, which will constitute 1.9% of our outstanding Class A Common Stock; and

•	the initial stockholders will own 12,157,625 shares of our Class A Common Stock, which will constitute 4.5% of our outstanding Class A Common Stock.

The public warrants and private placement warrants will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of our Initial Public Offering and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of New Hyzon Following the Business Combination

Assuming the Director Election Proposal is approved at the special meeting, we expect the New Hyzon board of directors (the “New Hyzon Board”) to be comprised of George Gu, Erik Anderson, Mark Gordon, Craig Knight, Elaine Wong, Ivy Brown, Viktor Meng, Dennis Edwards and KD Park.

Accounting Treatment

The business combination is intended to be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“GAAP”). Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, the business combination will be treated as the equivalent of Hyzon issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of Hyzon.

Appraisal Rights

Appraisal rights are not available to holders of shares of Class A Common Stock and Class B Common Stock in connection with the business combination.

Other Proposals

In addition to the proposal to approve and adopt the Business Combination Agreement and the business combination, our stockholders will be asked to vote on proposals to amend and restate our Charter to, among other things, (a) increase the number of authorized shares of our Class A Common Stock from 250,000,000 shares to 400,000,000 shares, (b) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 10,000,000 shares, (c) eliminate certain provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, (d) change the post-combination company’s name to “Hyzon Motors Inc.” and (e) make certain other changes that the DCRB Board deems appropriate for a public operating company. A copy of our Proposed Second A&R Charter reflecting the proposed amendments pursuant to the Authorized Share Charter Proposal and the Additional Charter Proposal is attached to this proxy statement as Annex B. For more information about the Authorized Share Charter Proposal and the Additional Charter Proposal, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal” and “Proposal No. 3—The Additional Charter Proposal.”

In addition, our stockholders will be asked to vote on (a) a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, (i) the issuance to the Historical Rollover Stockholders, or reservation for issuance in respect of New Hyzon options and restricted stock units and New Hyzon Warrants issued in exchange for outstanding pre-merger Hyzon Options, Hyzon RSUs and Hyzon Warrants, of 202,290,304 shares of Class A Common Stock and (ii) the issuance and sale of 35,500,000 shares of Class A Common Stock in the PIPE Financing and (iii) the issuance of up to 5,025,108 Conversion Shares, (b) a proposal to approve and adopt the 2021 Plan, (c) a proposal to elect three directors to serve until the 2022 annual meeting of stockholders, three directors to serve until the 2023 annual meeting of stockholders and three directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal and (d) a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal or the Director Election Proposal.

See the sections entitled “Proposal No. 4—The Nasdaq Proposal,” “Proposal No. 5—The 2021 Plan Proposal,” “Proposal No. 6—The Director Election Proposal” and “Proposal No. 7—The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The special meeting will be held at                     , Eastern time, on                     , 2021, via live webcast at the following address:                    , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the virtual special meeting if you owned shares of Class A Common Stock or Class B Common Stock at the close of business on                      , 2021, which is the record date for the special meeting. You are entitled to one vote for each share of Class A Common Stock or Class B Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 28,215,627 shares of Class A Common Stock and Class B Common Stock outstanding in the aggregate, of which 22,572,502 were public shares and 5,643,125 were Founder Shares held by the initial stockholders.

Proxy Solicitation

Proxies may be solicited by mail. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares online if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of DCRB Stockholders—Revoking Your Proxy.”

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if holders of a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock entitled to vote thereat attend virtually or are represented by proxy at the special meeting. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the 2021 Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon online at the special meeting, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Accordingly, a stockholder’s failure to vote by proxy or to vote online at the special meeting will not be counted towards the number of shares of Class A Common Stock and Class B Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Nasdaq Proposal, the 2021 Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Charter Proposals.

Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote (online or by proxy) of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting. This means that the nine director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the Director Election Proposal.

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal at the special meeting. The Charter Proposals, the Director Election Proposal and the 2021 Plan Proposal are conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Recommendation to DCRB Stockholders

The DCRB Board believes that each of the Business Combination Proposal, the Authorized Share Charter Proposal, the Additional Charter Proposal, the Nasdaq Proposal, the 2021 Plan Proposal, the Director Election Proposal and the Adjournment Proposal is in the best interests of DCRB and our stockholders and recommends that our stockholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting.

When you consider the recommendation of the DCRB Board in favor of approval of these Proposals, you should keep in mind that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Risk Factors

In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” Some of the risks related to Hyzon’s business and industry and the business combination are summarized below.

Risks Related to Hyzon’s Business, Operations and Industry

•	Hyzon’s business model has yet to be tested and Hyzon may fail to commercialize its strategic plans.

•

Hyzon has a limited number of current customers, and there is no assurance as to whether Hyzon’s sales pipeline will result in sales and revenues, or that Hyzon will be able to convert non-binding letters of intent or memoranda of understanding into orders or sales (including because of the current or prospective financial resources of the counterparties to Hyzon’s non-binding memoranda of understanding and letters of intent), or that Hyzon will be able to identify additional potential customers and convert them to paying customers.

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Hyzon also faces and will continue to face significant competition in all aspects of its business and operations, and many of its current and future competitors have or will have significantly more resources than Hyzon, and may outcompete Hyzon for customers, employees, and suppliers.

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To date, Hyzon has produced only technology validation units, and there is no assurance that Hyzon will be able to establish and operate facilities capable of producing its hydrogen fuel cell systems or assemble its hydrogen-powered commercial vehicles in appropriate volumes and at competitive costs or at all.

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There is no assurance that there will be or that Hyzon will be able to supply hydrogen at prices or with an emissions profile that allow Hyzon’s hydrogen-powered commercial vehicles to be competitive with commercial vehicles powered by other energy sources.

•	Hyzon also depends on third parties, including on its parent company Horizon, for supply of key inputs and components.

•	Hyzon depends on Horizon as a single source supplier for its fuel cell systems.

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Such suppliers, including Horizon, may be unable to deliver the inputs and components necessary for Hyzon to produce its hydrogen-powered commercial vehicles or hydrogen fuel cell systems at prices, volumes, and specifications acceptable to Hyzon.

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Hyzon may also be unable to protect, defend, maintain or enforce intellectual property on which Hyzon depends, and the failure to do so could enable Hyzon’s competitors to offer similar products using Hyzon’s technology and may impact Hyzon’s ability to continue offering its products and services that incorporate such intellectual property.

Any of the above could have a material adverse effect on Hyzon’s business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this proxy statement, regarding the proposed business combination, DCRB’s ability to consummate the business combination, the benefits of the transaction, the post-combination company’s future financial performance following the business combination and the post-combination company’s strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, DCRB disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement. DCRB cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of DCRB.

In addition, DCRB cautions you that the forward-looking statements regarding DCRB and the post-combination company, which are contained in this proxy statement, are subject to the following factors:

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the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the Business Combination Agreement and the other agreements related to the business combination (including catastrophic events, acts of terrorism, the outbreak of war, the novel coronavirus pandemic (“COVID-19”) and other public health events), as well as management’s response to any of the foregoing;

•	the outcome of any legal proceedings that may be instituted against DCRB, Hyzon, their affiliates or their respective directors and officers following announcement of the business combination;

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the inability to complete the business combination due to the failure to obtain approval of the stockholders of DCRB, regulatory approvals, or satisfy the other conditions to closing in the Business Combination Agreement;

•	the risk that DCRB may not be able to obtain the financing necessary to consummate the business combination;

•	the risk that the proposed business combination disrupts current plans and operations of Hyzon or DCRB as a result of the announcement and consummation of the business combination;

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DCRB’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the pace and depth of hydrogen vehicle adoption generally, and the ability of New Hyzon to accurately estimate supply and demand for its vehicles, and to grow and manage growth profitably following the business combination;

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risks relating to the uncertainty of the projected financial information with respect to Hyzon, including the conversion of Hyzon’s non-binding memoranda of understanding and letters of intent into orders;

•	costs related to the business combination;

•	New Hyzon’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the business combination;

•	the possibility of third-party claims against DCRB’s Trust Account;

•	the amount of redemption requests by DCRB’s stockholders;

•	changes in applicable laws or regulations, including vehicle safety regulations applicable to hydrogen-powered vehicles, governmental incentives and fuel and energy price;

•	the ability of Hyzon to execute its business model, including market acceptance of its planned products and services;

•	the possibility that COVID-19 may hinder DCRB’s ability to consummate the business combination;

•	the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of DCRB or the post-combination company; and

•	the possibility that DCRB or the post-combination company may be adversely affected by other economic, business or competitive factors.

Should one or more of the risks or uncertainties described in this proxy statement, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” in DCRB’s final prospectus for its Initial Public Offering, which was filed with the SEC on October 21, 2020, and in DCRB’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. DCRB’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

RISK FACTORS

The following risk factors will apply to our business and operations following the completion of the business combination. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Hyzon and our business, financial condition and prospects following the completion of the business combination. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements of Hyzon and notes to the financial statements included herein.

Risks Related to Hyzon

Risks Related to Hyzon’s Business, Operations and Industry

Hyzon’s business model has yet to be tested and any failure to commercialize its strategic plans would have a material adverse effect on its operating results and business, harm Hyzon’s reputation and could result in substantial liabilities that exceed its resources.

The estimated costs and timelines that Hyzon has developed in planning for full scale commercial production are subject to the risks and uncertainties inherent in transitioning from a start-up company focused on proof-of-concept activities to the design and large-scale integration, assembly, and manufacture of hydrogen-powered commercial vehicles, and, secondarily, the large-scale integration and manufacture of hydrogen fuel cell systems. Hyzon may not be able to accurately estimate the demand for its hydrogen-powered commercial vehicles or hydrogen fuel cell systems, which could result in a variety of inefficiencies in its business and hinder its ability to generate revenue. If Hyzon fails to accurately predict supply and demand for its products, and other integration, assembly and manufacturing requirements, it could incur additional costs or experience delays. In addition, there can be no assurance that Hyzon’s estimates related to the costs and timing necessary to complete design and engineering of its facilities will prove accurate. The likelihood of Hyzon’s success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which it operates. Therefore, there can be no assurances that Hyzon’s business plan will prove successful.

Hyzon will continue to encounter risks and difficulties frequently experienced by early-stage companies, including scaling up its infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with pursuing its growth plans. In addition, as a result of the capital-intensive nature of Hyzon’s business, Hyzon can be expected to continue sustaining substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in Hyzon is therefore highly speculative and could result in the loss of your entire investment.

Hyzon may need to raise additional funds, and these funds may not be available on terms favorable to Hyzon or Hyzon’s stockholders or at all when needed.

The manufacture, integration, assembly and sale of hydrogen-powered commercial vehicles and hydrogen fuel cell systems are capital intensive businesses. Hyzon’s business plan to manufacture, integrate, assemble, sell and service hydrogen-powered commercial vehicles and hydrogen fuel cell systems is expected to require continued capital investment to fund operations, continue research and development and improve facilities. There can be no assurance that Hyzon will have access to the capital it needs on favorable terms when required or at all. If Hyzon cannot raise additional funds when Hyzon needs them, Hyzon’s financial condition, business, prospects, and results of operations could be materially adversely affected. Hyzon may raise funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict Hyzon’s business, or other unfavorable terms. Hyzon may also raise funds through the sale of additional equity securities, which could dilute Hyzon’s stockholders.

Hyzon has a limited operating history as a stand-alone company making it difficult to evaluate Hyzon’s future business prospects, which may increase the risk of your investment.

Hyzon faces significant risks and difficulties as an early-stage company. Hyzon has a limited operating history, which increases the risk to your investment. As Hyzon scales from limited production of units deployed for technology validation to production for operational fleet validation to, ultimately, volume production and sales to support full fleet conversions, it is difficult, if not impossible, to forecast Hyzon’s future results, and Hyzon has limited insight into trends that may emerge and affect Hyzon’s business. Hyzon intends to derive a majority of its revenues initially from the sale or lease of its hydrogen fuel cell heavy commercial vehicles, deliveries of which are not expected to begin until the second quarter of 2021 in Europe, and the first quarter of 2022 in North America, and may occur later or not at all. In addition, Hyzon has engaged in limited marketing activities to date, so there can be no assurance that customers will embrace Hyzon’s commercial vehicles in significant numbers.

It is difficult to predict Hyzon’s future revenues or appropriately budget for its expenses. In the event that actual results differ from Hyzon’s estimates or Hyzon adjusts its estimates in future periods, Hyzon’s operating results and financial position could be materially affected. The projected financial information appearing elsewhere in this proxy statement has been prepared by Hyzon’s management and reflects current estimates of future performance. The projected results depend on the successful implementation of Hyzon management’s growth strategies and are based on assumptions and events over which Hyzon has only partial or no control. The assumptions underlying such projected information require the exercise of judgment, and the projections are subject to uncertainty due to the effects of economic, business, competitive, regulatory, legislative, political and other changes.

Complex software and technology systems will need to be developed, both in-house and in coordination with vendors and suppliers, for Hyzon to successfully produce its hydrogen-powered commercial vehicles and hydrogen fuel cell systems, and there can be no assurance that such systems will be successfully developed.

Hyzon’s products will require a substantial amount of third-party and in-house software and complex hardware to operate. The development of such advanced technologies is inherently complex and costly, and Hyzon will need to coordinate with its vendors and suppliers in order to produce its hydrogen-powered commercial vehicles and hydrogen fuel cell systems. Defects and errors may be revealed over time and Hyzon’s control over the performance of third-party services and systems may be limited. Hyzon may be unable to develop the necessary software and technology systems or meet the technological requirements, production timing, and volume requirements to support its business plan. In addition, the technology may not comply with the cost, performance useful life and warranty requirements Hyzon anticipates in its business plan. As a result, Hyzon’s business plan could be significantly impacted and Hyzon may incur significant liabilities under warranty claims which could adversely affect its business, prospects, and results of operations.

Hyzon may be unable to keep up with changes in commercial vehicle or fuel cell technology as new entrants and existing, larger manufacturers enter the non-carbon emitting commercial vehicle space.

As new companies and larger, existing vehicle manufacturers enter the decarbonized commercial vehicle space, Hyzon may lose any technological advantage it may have had in the marketplace and suffer a decline in its position in the market. As technologies change, Hyzon’s products may become obsolete or Hyzon’s research and development efforts may not be sufficient to adapt to changes in or to create the necessary technology to compete effectively, which could adversely affect Hyzon’s business, prospects, financial condition and operating results.

Hyzon has a limited number of current customers and pending orders, and there is no assurance that non-binding memoranda of understanding and letters of intent will be converted into orders or sales.

To date, Hyzon has engaged in limited marketing activities and currently has limited contracts. Hyzon’s non-binding memoranda of understanding and letters of intent with potential customers do not represent assured sales and may not be converted into orders or sales. In particular, Hyzon cannot be assured that the counterparties to such memoranda of understanding and letters of intent have or will have the financial capacity to make such orders or that such counterparties’ demand for Hyzon’s products will remain. For example, Hyzon has entered into non-binding letters of intent with a trucking and rail logistics operator, a leader in specialty metals, and a hydrogen electric flight company. However, Hyzon has not received any deposits from the counterparties to certain of its orders, non-binding memoranda of understanding and letters of intent, and these counterparties have no obligation to make purchases. Further, these counterparties may not perform as expected and may therefore not have the means or market demand to convert the non-binding memoranda of understanding or letters of intent into orders. If these arrangements are terminated or Hyzon is unable to secure binding orders or long-term contracts for volume sales supporting full fleet conversions, its business, prospects, financial condition and operating results may be adversely affected.

Even if Hyzon were able to obtain orders, customers may limit their volume of purchases initially as they assess Hyzon’s commercial vehicles and hydrogen fuel cell systems and whether to make a broader transition to hydrogen-powered solutions. This may be a long process, which will depend on the safety, reliability, efficiency and quality of Hyzon’s products, as well as the support and service that Hyzon offers. It will also depend on factors outside of Hyzon’s control, such as general market conditions and broader trends in transportation, including fleet management, and availability and pricing of hydrogen, that could impact customer buying decisions. As a result, there is significant uncertainty regarding demand for Hyzon’s products and the pace and levels of growth that Hyzon will be able to achieve.

Hyzon’s sales efforts involve considerable time and expense and Hyzon’s sales cycle is often long and unpredictable.

Hyzon’s results of operations may fluctuate, in part, because of the intensive nature of Hyzon’s sales efforts and the length and unpredictability of Hyzon’s sales cycle. As part of Hyzon’s sales efforts, Hyzon invests considerable time and expense evaluating potential customers’ specific needs and necessary resources, such as access to hydrogen supply, and educating potential customers about the technical capabilities of Hyzon’s hydrogen-powered commercial vehicles and hydrogen fuel cell systems. In addition, Hyzon has limited direct sales and business development personnel, and Hyzon’s sales efforts have historically depended on the significant involvement of Hyzon’s senior management team. Hyzon’s sales cycle has been long and varies substantially from customer to customer. Hyzon’s sales cycle often lasts nine months but can extend to a year or more for some customers. There can be no assurances that Hyzon will be successful in making a sale to a potential customer. If Hyzon’s sales efforts to a potential customer do not result in sufficient revenue to justify Hyzon’s investments, Hyzon’s business, financial condition, and results of operations could be adversely affected.

Hyzon may expend substantial cost and managerial time in preparing bids and proposals for potential customers that use competitive bidding processes, and there is no assurance that Hyzon will win awards.

Hyzon expects to derive a substantial portion of its business through competitive bidding processes, both directly and through partnerships or other arrangements with the bidding party. Competitive bidding processes entail substantial costs and managerial time to prepare bids and proposals for contracts that may not be awarded to Hyzon or its bidding partners, or may be split among competitors. Even if Hyzon or its bidding partner is successful in obtaining an award, Hyzon or its bidding partner may encounter bid protests from unsuccessful bidders on any specific award. Bid protests could result, among other things, in significant expenses, contract modifications, or even loss of the contract award. Even where a bid protest does not result in the loss of a contract award, the process for resolving the bid protest can extend the time until contract activity can begin and, as a result, delay the recognition of revenue. Hyzon or its bidding partner also may not be successful in efforts to protest or challenge any bids for contracts that were not awarded to Hyzon, and Hyzon would be required to incur significant time and expense in such efforts. All of the above could have a material adverse effect on Hyzon’s business, prospects, financial condition or operating results.

Hyzon is only permitted to operate in the European market through its joint venture with Holthausen Clean Technology Investments B.V.

On December 30, 2020, Hyzon formed Hyzon Motors Europe B.V. (“Hyzon Europe”), a joint venture with Holthausen Clean Technology Investments B.V. (“Holthausen”), for the primary purpose of supplying hydrogen-powered trucks to the European Union and nearby markets such as the United Kingdom, Nordic countries and Switzerland. Hyzon owns 50.5% of the equity interests of Hyzon Europe. Pursuant to the Joint Venture Agreement, dated as of December 30, 2020 (the “JV Agreement”), by and among Hyzon, Holthausen and Hyzon Europe, neither Hyzon nor Holthausen may have an interest in, be engaged in, or be concerned with, or approach any person with a view to obtaining an interest or being engaged in or concerned with, any business involving the development or production of, or the trading in, any products developed, produced or traded by, or the provision of services developed or provided by Hyzon Europe or any of its subsidiaries, other than passive investments representing no more than 1% ownership in such business. As a result, following the business combination, New Hyzon must develop, produce and sell hydrogen-powered trucks in Europe through the Hyzon Europe joint venture and is thereby limited in its ability to conduct certain operations in Europe outside of Hyzon Europe. If Hyzon’s arrangements with Hyzon Europe are considered unenforceable or otherwise impermissible by courts or other government bodies, Hyzon may also be subject to fines, liability or other sanctions by courts or other government bodies.

Hyzon may be unable to successfully produce its hydrogen-powered commercial vehicles or its hydrogen fuel cell systems in appropriate volumes, at competitive costs, or at all, which may adversely affect Hyzon’s business, prospects, financial condition and operating results.

Hyzon has not yet completed its facilities in Rochester, New York, where Hyzon intends to manufacture hydrogen fuel cell systems, or its facilities in Groningen, the Netherlands, where Hyzon intends to assemble its hydrogen-powered commercial vehicles. There is no assurance that Hyzon will be able to complete its facilities in Rochester or Groningen, or that Hyzon will be able to either manufacture its hydrogen fuel cell systems in Rochester or assemble its hydrogen-powered commercial vehicles in Groningen at costs, volumes, and specifications acceptable to Hyzon. These facilities may also require permits for construction or operation, and Hyzon may not be able to obtain these permits on conditions acceptable to Hyzon. Hyzon will depend on the supply of hydrogen fuel cell systems solely from Horizon until its manufacturing facilities in Rochester are operational, and will continue to rely on Horizon thereafter for supply of hydrogen fuel cell systems for deliveries in China. Hyzon also relies on third parties for the production of glider kits, chassis and other commercial vehicle components, and, in the United States, for the assembly of its hydrogen-powered commercial vehicles. Both Hyzon’s facilities and the facilities of its suppliers, assemblers and other partners may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, and related governmental responses, which may render it difficult or impossible for Hyzon to produce its products for some period of time. Any alternative suppliers and partners may either not exist or if they do exist may be unwilling or unable to supply Hyzon. The inability to produce Hyzon’s products or the backlog that may develop if Hyzon’s facilities or the facilities of its suppliers are rendered inoperable for even a short period of time may result in the loss of customers or harm Hyzon’s reputation. Although Hyzon maintains insurance for damage to its property and the disruption of its business, this insurance may not be sufficient to cover all of Hyzon’s potential losses and may not continue to be available to Hyzon on acceptable terms, if at all.

Hyzon, its partners and its suppliers may rely on complex machinery for production of Hyzon’s hydrogen-powered commercial vehicles and fuel cell systems, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

Hyzon, its partners and suppliers may rely on complex machinery for the manufacture, integration and assembly of Hyzon’s hydrogen-powered commercial vehicles and fuel cell systems. Such complex machinery may involve a significant degree of uncertainty and risk in terms of operational performance and costs. Hyzon’s facilities and the facilities of its partners and suppliers will consist of large-scale machinery combining many components. These components may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict, especially for a start-up with limited operating experience, and could be influenced by factors outside of Hyzon’s control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should any operational risk materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on Hyzon’s business, prospects, financial condition or operating results.

Hyzon’s future growth is dependent upon the willingness of customers in the commercial vehicle market, including but not limited to operators of commercial vehicle fleets and heavy-duty transport, to adopt hydrogen-powered commercial vehicles and on Hyzon’s ability to produce, sell and service products that meet their needs. If the market for hydrogen-powered solutions does not develop or develops slower than Hyzon expects, Hyzon’s business, prospects, financial condition and operating results will be adversely affected.

The market for hydrogen-powered commercial vehicles is new and untested and is expected to experience rapidly changing technologies, intense price competition among numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors. Hydrogen-powered vehicles may also face competition from other alternatives to fossil fuels, including electric vehicles, renewable natural gas, biodiesel, and others. Factors that may influence the adoption of Hyzon’s hydrogen-powered commercial vehicles include:

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the premium in the anticipated initial purchase prices of Hyzon’s commercial vehicles over those of comparable vehicles powered by internal combustion engines or other alternative energy sources, both including and excluding the effect of possible government and other subsidies and incentives designed to promote the purchase of vehicles powered by clean energy;

•	the total cost of ownership of the vehicle over its expected life, which includes the initial purchase price, ongoing operating costs, including hydrogen supply, and maintenance costs;

•	the availability and terms of financing options for purchases of vehicles;

•	the availability of tax and other governmental incentives to purchase and operate non-carbon emitting vehicles and future regulations requiring increased use of non-carbon emitting vehicles;

•	government regulations and economic incentives promoting or mandating fuel efficiency and alternate forms of energy;

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prices for hydrogen, diesel, natural gas, electricity and other sources of power for vehicles, and volatility in the cost of diesel or a prolonged period of low gasoline and natural gas costs that could decrease incentives to transition to vehicles powered by alternative energy sources;

•	the cost and availability of other alternatives to diesel or natural gas fueled vehicles, such as electric vehicles;

•	corporate sustainability initiatives;

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perceptions about hydrogen, safety, design, performance, reliability and cost, especially if adverse events or accidents occur that are linked to the quality or safety of hydrogen-powered vehicles, or the safety of production, transportation or use of hydrogen generally;

•	the quality and availability of service for Hyzon’s commercial vehicles, including the availability of replacement parts;

•	access to hydrogen supply and refueling stations locally and nationally and related infrastructure costs; and

•	macroeconomic factors.

If, in weighing these factors, Hyzon’s potential customers, including operators of commercial vehicle fleets or heavy-duty transport determine that there is not a compelling business justification for purchasing hydrogen-powered commercial vehicles, particularly those that Hyzon will produce and sell, then the market for such vehicles may not develop as Hyzon expects or may develop more slowly than Hyzon expects, which would adversely affect Hyzon’s business, prospects, financial condition and operating results.

Demand for Hyzon’s hydrogen-powered commercial vehicles and hydrogen fuel cell systems will ultimately depend on demand from target customers, some of which operate in cyclical or regulated industries, which may subject Hyzon to that cyclicality or regulatory uncertainty and result in volatility and uncertainty and in the demand for Hyzon’s products, which could have a material adverse effect on Hyzon’s business, prospects, financial condition and operating results.

Decisions to purchase Hyzon’s hydrogen-powered commercial vehicles and hydrogen fuel cell systems will likely depend on the performance of the industries in which Hyzon’s target customers operate, and decreases in demand for production or services from those industries will impact demand for Hyzon’s products. Demand in these industries is impacted by numerous factors, including commodity prices, infrastructure spending, interest rates, consumer spending, fuel costs, energy demands, municipal spending, government subsidies and incentives, and commercial construction, among others. Increases or decreases in these variables may significantly impact the demand for Hyzon’s products. Additionally, some of Hyzon’s target customers have felt the impact of the COVID-19 pandemic, which has resulted in reduced demand for commercial vehicles. If Hyzon is unable to accurately predict demand, it may be unable to meet its customers’ needs, resulting in the loss of potential sales, or Hyzon may produce excess products, resulting in increased inventories and overcapacity in its contracted production facilities, increasing Hyzon’s unit production cost and decreasing its working capital and operating margins.

If there is inadequate availability of hydrogen or Hyzon fails to secure hydrogen supply at competitive prices or with a competitive emissions profile, Hyzon’s business will be materially and adversely affected.

Demand for Hyzon’s hydrogen-powered commercial vehicles and hydrogen fuel cell systems will depend in part on the availability of hydrogen infrastructure and the cost of hydrogen fuel. There is no assurance that hydrogen production will scale at the rate Hyzon anticipates or that the cost of hydrogen will become competitive with the cost of hydrocarbons or other hydrocarbon-alternatives as Hyzon anticipates. Hyzon’s commercial vehicles and vehicles powered by Hyzon’s hydrogen fuel cell systems will also require an adequate supply of hydrogen to refuel. Currently, hydrogen supply and refueling stations are not generally available. Hyzon expects to partner with third-parties with the aim of providing of hydrogen infrastructure and refueling stations to potential Hyzon customers. Some potential customers may choose not to purchase Hyzon products because of the risk of unavailability or cost of hydrogen supply. Additionally, certain customers may consider hydrogen vehicles because of their sustainability profile; however, the sustainability profile of hydrogen depends on the production process. “Gray” hydrogen, often produced by steam methane reformation, is currently the most common and cost-effective form of hydrogen production; however, this results in significant greenhouse gas (“GHG”) emissions. Other types of hydrogen, such as “green” hydrogen produced by clean energy-powered electrolysis, have a smaller emissions footprint but are less common and cost-effective. Hyzon may not be able to secure a supply of hydrogen at a satisfactory quantity and price that also meets customers’ emissions-reduction goals, which may cause some potential customers not to purchase Hyzon products. If Hyzon is unable to satisfactorily provide adequate access to hydrogen supply, which may require significant capital expenditures, Hyzon’s ability to generate customer loyalty, grow its business and sell its products could be impaired.

Hyzon’s business may be subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of constructing or servicing hydrogen infrastructure or refueling stations for certain customers, and such risks may increase in the future as Hyzon expands the scope of such services.

Hyzon expects to construct and service hydrogen infrastructure and refueling stations at certain customer sites and elsewhere. Hyzon expects such construction and servicing at customer sites and elsewhere to be subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, accessibility requirements, safety, environmental protection and related matters, and to require various local and other governmental approvals and permits that may vary by jurisdiction. All of the above may cause delays or cost-overruns or prevent construction or servicing of hydrogen infrastructure and refueling stations. Meaningful delays or cost overruns, or inability to construct or service hydrogen infrastructure or refueling stations at certain customer sites and elsewhere could have a material adverse effect on Hyzon’s business, prospects, financial condition and operating results. In addition, Hyzon may undertake such construction or service through partners or contractors, which may require Hyzon, its partners, contractors, or customers to obtain licenses or require compliance with additional rules, working conditions and other union requirements, adding costs and complexity to a construction project. If Hyzon, its partners or contractors are unable to provide timely, thorough and quality construction-related services, Hyzon’s customers could fall behind with their schedules leading to liability to Hyzon or cause customers to become dissatisfied with the hydrogen solutions Hyzon offers.

Hyzon depends upon key personnel and will need to hire and train additional personnel.

Hyzon’s success depends on the continuing services of key employees. Hyzon believes the depth and quality of the experience of its management team in the hydrogen fuel cell and commercial vehicle industries is a key to Hyzon’s ability to be successful. The loss of any of these individuals could have a material adverse effect on Hyzon’s business, prospects, financial condition and operating results. Additionally, the success of Hyzon’s operations will largely depend upon Hyzon’s ability to successfully attract and retain competent and qualified key management personnel. As with any company with limited resources, there can be no guarantee that Hyzon will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for Hyzon. The challenge will be exacerbated for Hyzon as it attempts to transition from limited production of units deployed for technology validation to production for operational fleet validation to, ultimately, volume production and sales to support full fleet conversions under the unforeseeable business conditions which continue to evolve as a result of the impact of COVID-19. In the event that Hyzon’s employees seek to join a labor union, higher employee costs and increased risk of work stoppages or strikes could result. Hyzon may also directly or indirectly depend upon other companies with unionized workforces, including suppliers, and work stoppages or strikes with respect to those companies could have a material adverse impact on Hyzon’s business, financial condition, or results. Hyzon’s inability to attract and retain key personnel in a timely and cost-effective manner could have a material adverse effect on Hyzon’s business, prospects, financial condition and operating results.

Hyzon currently faces and will continue to face significant competition and many of its current and future competitors have or will have significantly more resources.

Hyzon faces intense competition as it aims to replace existing commercial transportation solutions with its hydrogen-powered commercial vehicles and hydrogen fuel cell systems. Hyzon expects to face increasing competition both from current transportation options and improvements to current transport options as well as from new alternative energy solutions, including electric vehicles. Each of Hyzon’s target markets is currently serviced by existing manufacturers with existing customers and suppliers. These manufacturers generally use proven and widely accepted technologies such as internal combustion engines and batteries. Additionally, according to public statements, there are competitors working on developing technologies in each of our targeted markets. Many of Hyzon’s current and potential future competitors have or will have greater financial, technical, manufacturing, marketing and other resources than Hyzon does. They may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their alternative transport programs. Additionally, Hyzon’s competitors may also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other resources than Hyzon does. These competitors also compete with Hyzon in recruiting and retaining qualified research and development, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, Hyzon’s products. If Hyzon does not compete effectively, Hyzon’s competitive positioning and operating results will be harmed. Hyzon expects competition in its industry to intensify from its existing and future competitors in the future in light of increased demand and regulatory push for vehicles powered by renewable energy sources.

Until Hyzon completes its hydrogen fuel cell production facilities, which may be delayed or not occur at all, Hyzon is and expects to be dependent on Horizon as a single source supplier of its hydrogen fuel cell systems, and the inability of Horizon to deliver such fuel cell systems for Hyzon’s commercial vehicles at prices, volumes, and specifications acceptable to Hyzon could have a material adverse effect on Hyzon’s business, prospects, financial condition and operating results.

Hyzon currently relies, and expects to rely until completion of its hydrogen fuel cell manufacturing facilities, solely on Horizon as a single source supplier of its hydrogen fuel cell systems. Even if Hyzon completes its manufacturing facilities, Hyzon expects to continue to rely on Horizon for supply of hydrogen fuel cell systems for deliveries in China. Horizon may not be able to meet Hyzon’s product specifications and performance characteristics or Hyzon’s desired specifications, performance and pricing, which could impact Hyzon’s ability to achieve its product specifications, performance characteristics and target pricing as well. Hyzon may be unable to obtain hydrogen fuel cell systems from Horizon or alternative suppliers at prices, volumes, and specifications acceptable to Hyzon, which could have a material adverse effect on its business, prospects, financial condition and operating results. In addition, Hyzon’s pricing arrangements with Horizon may be subject to challenge by tax authorities in the United States, Singapore, or elsewhere, and if Hyzon’s transfer pricing is challenged, Hyzon may be subject to fines, liability or other sanctions by government bodies and Hyzon’s business could be adversely affected. While Hyzon believes that it may be able to establish alternate supply relationships and can obtain or engineer replacement components for such single source inputs, Hyzon may be unable to do so in the short term (or at all) at prices or quality levels that are favorable to Hyzon, which could have a material adverse effect on its business, prospects, financial condition and operating results.

Hyzon depends on third parties for the supply of components and the assembly of its hydrogen-powered commercial vehicles.

Hyzon depends on third party suppliers to provide components, including but not limited to glider kits and chassis, for its hydrogen-powered commercial vehicles. In the United States, Hyzon also depends on third party assemblers to assemble it hydrogen-powered commercial vehicles. To the extent that there are limitations on the availability of such components, either due to the unwillingness or inability of suppliers to produce and supply them to Hyzon or its assembly partners, or a change in governmental regulations or policies, Hyzon would need to develop capabilities in manufacturing such components or seek alternative suppliers, which may either not exist or if they do exist may be unwilling or unable to supply Hyzon. Either case could have a negative impact on Hyzon’s ability to sell its hydrogen-powered commercial vehicles at the prices, or achieve the margins, or in the timeframes that it anticipates.

Additionally, Hyzon depends on other partners to assemble vehicle components and Hyzon’s hydrogen fuel cell systems into Hyzon’s commercial vehicles in North America, and may do so elsewhere as appropriate. Using a third-party for the integration, installation and assembly of Hyzon’s commercial vehicles is subject to risks with respect to operations that are outside Hyzon’s control. Hyzon could experience delays if its partners do not meet agreed upon timelines or experience capacity constraints that make it impossible for Hyzon to fulfill purchase orders on time or at all. Hyzon’s ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of Hyzon’s partners’ products. In addition, although Hyzon will oversee each step of the supply chain, including production, installation, and assembly processes, because Hyzon has no management control over, and therefore relies on, its partners to meet its quality standards, there can be no assurance that the final product will meet expected quality standards.

Hyzon may be unable to enter into new agreements or extend existing agreements with third-party suppliers and assemblers on terms and conditions acceptable to Hyzon and therefore may need to contract with other third parties or significantly add to its own manufacturing or assembly capacity. There can be no assurance that in such event Hyzon would be able to engage other third parties or establish or expand its own capabilities to meet its needs on acceptable terms or at all. The expense and time required to complete any transition, and to assure that Hyzon’s commercial vehicles assembled at facilities of new partners comply with Hyzon’s quality standards and regulatory requirements, may be greater than anticipated. Any of the foregoing could adversely affect Hyzon’s business, prospects, financial condition and operating results.

Hyzon depends upon its relationship with its parent company Horizon and Horizon’s subsidiaries, including in respect of the Horizon Supply Agreement and the Horizon IP Agreement.

Hyzon is the U.S. subsidiary of Singapore incorporated Hymas Pte Ltd (“Hymas”), which is majority but indirectly controlled by Horizon. Hyzon depends on agreements entered into with Horizon’s subsidiaries, including for supply of hydrogen fuel cell systems and for joint ownership and licenses of certain intellectual property. Such intellectual property may be difficult to enforce if Horizon’s subsidiaries refuse to join in Hyzon’s enforcement actions, and the nature of Hyzon’s rights in such intellectual property may restrict Hyzon from expanding its business with additional product lines and commercialization opportunities.

Additionally, although Hyzon has endeavored to enter into agreements with Horizon and its affiliates on market terms, including the Intellectual Property Agreement (the “Horizon IP Agreement”), dated January 12, 2021, between Jiangsu Qingneng New Energy Technologies Co., Ltd. and Shanghai Qingneng Horizon New Energy Ltd. (together, “JS Horizon”) and Hyzon, and the Framework Supply Contract Template (the “Horizon Supply Agreement”), dated January 7, 2021, between Jiangsu Qingneng New Energy Technologies Co. Ltd. and Hyzon, Hyzon’s agreements with Horizon and its affiliates may not reflect terms that would have resulted from arm’s-length negotiations with unaffiliated third parties. If such arrangements are considered unenforceable or otherwise impermissible, Hyzon may be subject to fines, liability, tax penalties or sanctions by courts or other government bodies. Please see the section below entitled “Information About Hyzon—Key Agreements” and “Information About Hyzon—Intellectual Property” for additional information concerning Hyzon’s agreements with Horizon and its affiliates.

Additionally, Hyzon’s relationship with Horizon may be interrupted or deteriorate, and Horizon or its subsidiaries may delay performance of or breach obligations to Hyzon under such arrangements, which could materially adversely affect Hyzon’s business, prospects, financial condition and operating results. In particular, under the Horizon IP Agreement, JS Horizon assigned to Hyzon a joint ownership interest in certain intellectual property rights owned by JS Horizon relating to fuel cell technologies and mobility products, and each of Hyzon and JS Horizon granted to the other exclusive rights to use such jointly-owned intellectual property rights within such other party’s field of use, as well as certain rights in improvements made in the future with respect thereto. Hyzon’s field of use under the Horizon IP Agreement includes the manufacture, commercialization and other exploitation of mobility products throughout the world, as well as fuel cells designed for use in mobility products commercialized outside of identified countries in Asia, Africa and South America. JS Horizon’s field of use under the Horizon IP Agreement includes the manufacture, commercialization and other exploitation throughout the world of fuel cells not designed for use in mobility products, as well as fuel cells designed for use in mobility products commercialized within identified countries in Asia, Africa and South America. Any of the above could materially adversely affect Hyzon’s business, prospects, financial condition and operating results.

Hyzon may be unable to expand on its intellectual property portfolio or otherwise develop the technology needed to operate its business.

A portion of the intellectual property owned by Hyzon was assigned to it by JS Horizon pursuant to the Horizon IP Agreement. Some of the technology based on this intellectual property is in the early stages of development and it is possible that Hyzon will be unable to successfully build on the portfolio of intellectual property that was assigned to it by JS Horizon. Hyzon’s ability to refine and grow its portfolio of intellectual property and technology depends on many factors, including Hyzon’s ability to attract and retain a skilled technical workforce and Hyzon’s ability to devote sufficient resources to research and development efforts. Hyzon’s failure to continue development of its intellectual property and technology portfolio could materially adversely affect Hyzon’s business, prospects, financial condition and operating results.

Certain of Hyzon’s directors, officers and employees are now affiliated with Horizon, which is engaged in business activities similar to Hyzon’s, and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Hyzon intends to produce hydrogen-powered commercial vehicles and hydrogen fuel cell systems. Horizon engages in a similar business and may compete for the sale of hydrogen fuel cell systems in certain territories with Hyzon. Certain of Hyzon’s directors, officers, employees, contractors and consultants are affiliated with Horizon. In particular, George Gu, the Executive Chairman of the Board of New Hyzon, will also serve as the Chairman of the Board of Horizon. Craig Knight and Viktor Meng will also serve on both the Board of New Hyzon and the Board of Horizon. In addition, certain directors, officers, employees, contractors and consultants will hold stock in both New Hyzon and Horizon and its affiliates. Further, by virtue of its control of Hymas, Horizon has control over Hyzon’s voting stock, including the election of directors. As a result, Hyzon’s directors, officers, and employees could have conflicts of interest, including in respect of Hyzon’s contractual relationships with Horizon, allocation of management’s time between Hyzon and Horizon, and decisions of whether to present business opportunities to Hyzon or to Horizon. These conflicts may not be resolved in Hyzon’s favor, which may result in the terms of Hyzon’s contractual relationships with Horizon or its subsidiaries being not as advantageous to Hyzon as they would be absent any conflicts of interest, management spending less time on Hyzon’s business than they would absent any conflicts of interest, or potential business opportunities being presented to Horizon instead of Hyzon. Hyzon has no formal policy in place for vetting potential conflicts of interest, and Hyzon’s board of directors will review any potential conflicts of interest on a case-by-case basis.

Risks Related to Intellectual Property

Hyzon may need to defend itself against patent, copyright, trademark, trade secret or other intellectual property infringement or misappropriation claims, which may be time-consuming and cause Hyzon to incur substantial costs.

Companies, organizations or individuals, including Hyzon’s competitors, may own or obtain patents, copyrights, trademarks, trade secrets or other intellectual property or proprietary rights (collectively, “IP”) that would prevent or limit Hyzon’s ability to manufacture or sell its hydrogen-powered commercial vehicles or hydrogen fuel cell systems, which could make it more difficult for Hyzon to operate its business. Hyzon may receive inquiries from IP owners inquiring whether Hyzon infringes upon or misappropriated their proprietary rights. Companies owning IP, including those relating to hydrogen-powered mobility products or hydrogen fuel cell technologies, may allege infringement or misappropriation of such rights. In response to a determination that Hyzon has infringed upon or misappropriated a third party’s IP, Hyzon may be required to do one or more of the following:

•	cease development, sales or use of its products that incorporate or are covered by the asserted IP;

•	pay substantial damages, including through indemnification obligations;

•	obtain a license from the owner of the asserted IP, which license may not be available on reasonable terms or at all; or

•	redesign one or more aspects of its hydrogen-powered commercial vehicles or hydrogen fuel cell systems.

A successful claim of infringement or misappropriation against Hyzon could materially adversely affect its business, prospects, financial condition and operating results. Any legal proceedings or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Hyzon’s business may be adversely affected if it is unable to protect its intellectual property rights from unauthorized use by third parties.

Hyzon’s success depends on its ability to protect its IP, and the failure to adequately protect or enforce Hyzon’s IP could result in Hyzon’s competitors offering products similar to Hyzon’s, which would adversely affect Hyzon’s business, prospects, financial condition and operating results. Hyzon will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses and other contractual rights to establish and protect Hyzon’s rights in its technology. The measures Hyzon takes to protect its IP from infringement or misappropriation by others may not be effective for various reasons, including the following:

•	any patent applications Hyzon submits or currently has pending may not result in the issuance of patents;

•	the scope of Hyzon’s issued patents, including its patent claims, may not be broad enough to protect its proprietary rights;

•	Hyzon’s issued patents may be challenged or invalidated;

•	Hyzon’s employees or business partners may breach their confidentiality, non-disclosure and non-use obligations to Hyzon;

•	third-parties may independently develop technologies that are the same or similar to Hyzon’s;

•

Hyzon may not be successful in enforcing its IP portfolio against third parties who are infringing or misappropriating such IP, for a number of reasons, including substantive and procedural legal impediments;

•	Hyzon’s trademarks may not be valid or enforceable, and Hyzon’s efforts to police unauthorized use of its trademarks may be deemed insufficient to satisfy legal requirements throughout the world;

•	the costs associated with enforcing patents, confidentiality and invention agreements or other IP may make enforcement impracticable; and

•	current and future competitors may circumvent or design around Hyzon’s IP.

Additionally, IP laws vary throughout the world. Some foreign countries do not protect IP to the same extent as do the laws of the U.S. Further, policing the unauthorized use of Hyzon’s IP in foreign jurisdictions may be difficult. Therefore, Hyzon’s IP may not be as strong and expansive, or as easily enforced, outside of the U.S.

Hyzon’s patent applications may not issue or if issued, may not provide sufficient protection, which may have a material adverse effect on Hyzon’s ability to prevent others from commercially exploiting products similar to Hyzon’s.

Hyzon cannot be certain that it is the first inventor of the subject matter for which it has filed a particular patent application, or if it is the first party to file such a patent application. If another party has invented, or filed a patent application with respect to the same subject matter as Hyzon has, Hyzon may not be entitled to the protection sought by its applicable patent applications. Hyzon also cannot be certain that all the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection provided by issued patent claims is often difficult to determine. As a result, Hyzon cannot be certain that the patent applications that it files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, even if all of Hyzon’s patent claims are allowed and cover their intended scope, Hyzon’s competitors may circumvent or design around Hyzon’s issued patents, which may adversely affect Hyzon’s business, prospects, financial condition and operating results.

Risks Related to the Hydrogen Fuel Cell Industry

Hyzon’s hydrogen vehicles compete for market share with vehicles powered by other technologies that may prove to be more attractive to customers. Decreases in the price of gasoline and natural gas and the availability of alternative powered vehicles could delay or prevent transition to hydrogen vehicles.

Hyzon’s hydrogen vehicles compete for market share with vehicles fueled by alternative energy sources. If alternative energy powered vehicles are available and the prices of alternative sources are lower than energy sources used by Hyzon’s products, offer greater efficiencies, greater reliability or otherwise benefit from other factors resulting in overall lower total cost of ownership, this could decrease incentives to transition to hydrogen vehicles, adversely impact sales of Hyzon’s products and affect the commercial success of its vehicles or make its vehicles uncompetitive or obsolete. Fuel prices, including volatility in the cost of diesel or a prolonged period of low gasoline and natural gas costs, could decrease incentives to transition to hydrogen vehicles. Moreover, there is no guarantee that commercial customers will prefer hydrogen vehicles over other zero emissions or near zero emissions vehicles, such as electric vehicles; to the extent that other zero emissions or near zero emissions vehicles have lower total costs of ownership or better sustainability profiles, it may adversely impact sales of Hyzon’s products or the commercial success of its vehicles.

Hyzon’s products use flammable fuels and some generate high voltages, which could subject Hyzon’s business to product safety, product liability, other claims, product recalls, or negative publicity.

High-voltage electricity poses potential shock hazards, and hydrogen is a flammable gas and therefore a potentially dangerous fuel. Any accidents involving or linked to, defects in design or manufacturing of, or any negative publicity surrounding hydrogen-powered vehicles, including those produced by Hyzon, or the production, transportation or use of hydrogen generally could materially impede Hyzon’s business. If any of Hyzon’s products are or are alleged to be defective in design or manufacturing or experience other failures, including with respect to the safety of hydrogen or the efficiency and performance of hydrogen fuel cells, Hyzon may be compelled to undertake product recalls or take other actions, which could adversely affect Hyzon’s business, prospects, operating results, reputation and financial condition. Insufficient warranty reserves to cover future warranty claims could adversely affect Hyzon’s business, prospects, financial condition and operating results. In addition, Hyzon may be held responsible for damages beyond the scope of Hyzon’s insurance coverage.

Risks Related to Litigation and Regulations

Hyzon operates in a highly regulated industry. The failure to comply with laws or regulations could subject Hyzon to significant regulatory risk, and changing laws and regulations and changing enforcement policies and priorities could adversely affect Hyzon’s business, prospects, financial condition and operating results.

The motor vehicle manufacturing and hydrogen industries are highly regulated in most countries, and if Hyzon fails to comply with national, federal, state and local laws, rules, regulations and guidance, including those related to hydrogen-powered vehicle safety and direct sales to customers, Hyzon’s business could be adversely affected. Hyzon will be subject to licensing and operational requirements that could result in substantial compliance costs, and Hyzon’s business would be adversely affected if Hyzon’s licenses are impaired. Litigation, regulatory actions and compliance issues, including in respect of antitrust and competition laws as applied to Hyzon’s relationships with Horizon and Hyzon Europe, could subject Hyzon to revocation of licenses, significant fines, penalties, judgments, remediation costs, negative publicity and reputational harm, and requirements resulting in increased expenses. Hyzon’s operations and products are also subject to numerous stringent environmental laws and regulations, including those governing the generation, use, handling, storage, or disposal of hazardous substances and wastes. These laws may require Hyzon or others in Hyzon’s value chain to obtain permits and comply with various restrictions and obligations that may have material effects on Hyzon’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for Hyzon’s operations or on a timeline that meets Hyzon’s commercial obligations, it may adversely impact Hyzon’s business. In addition, laws, regulations and rules relating to privacy, information security, and data protection could increase Hyzon’s costs, affect or limit how Hyzon collects and uses personal information, and adversely affect Hyzon’s business opportunities. The ongoing costs of complying with such laws, regulations and rules could be significant.

Additionally, all of these laws and regulations may be subject to change or changes in enforcement policies or priorities, including from changes that may result from changes in the political landscape. Future legislation and regulations, changes to existing laws and regulations, or interpretations thereof, or changes in enforcement policies or priorities, could require significant management attention and cause additional expenditures, restrictions, and delays in connection with Hyzon’s operations as well as other future projects.

Hyzon depends on global customers and suppliers, and adverse changes in governmental policy or trade regimes could significantly impact the competitiveness of Hyzon’s products.

Hyzon sources components from suppliers and sells its products around the world, including sourcing hydrogen fuel cell systems from Horizon in China. There is significant uncertainty about the future relationship between the U.S. and various other countries, particularly China, with respect to trade policies, treaties, government regulations, tariffs, customs regulations, price or exchange controls, or preferences in foreign nations of domestically manufactured products. Changes in such government policy, including any changes to existing trade agreements, international trade relations between countries in which Hyzon or its suppliers or partners have business operations or Hyzon’s target markets, regulatory requirements, or the availability of tax and other governmental incentives, including those promoting fuel efficiency and alternate forms of energy, may have an adverse effect on Hyzon. A trade war, other governmental action related to tariffs or international trade agreements, changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development or investment in the territories and countries where Hyzon sell its products, sources its supplies or currently operates or may in the future operate, and any resulting negative sentiments towards the U.S. as a result of such changes, may have an adverse effect on Hyzon’s business, financial condition or results of operations.

Other Risks

As a private company, Hyzon has not been required to document and test its internal controls over financial reporting nor has management been required to certify the effectiveness of its internal controls and its auditors have not been required to opine on the effectiveness of its internal control over financial reporting. Failure to maintain adequate financial, information technology and management processes and controls could result in material weaknesses and errors in Hyzon’s financial reporting, which could adversely affect Hyzon’s business.

As a private company, Hyzon has not been subject to the SEC’s internal control reporting requirements. Following the business combination, the Company will become subject to the SEC’s internal control over financial reporting requirements and will become subject to the auditor attestation requirements in the year in which it is deemed to be a large accelerated filer, which would occur once the market value of its common equity held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter, or otherwise loses its “emerging growth company” status. As a result, Hyzon expects that its independent registered public accounting firm will be required to formally attest to the effectiveness of its internal controls over financial reporting commencing with the New Hyzon’s Annual Report on Form 10-K for the year ended

December 31, 2022. Hyzon may not be able to complete its evaluation, testing and any required remediation in a timely fashion. In addition, Hyzon’s current controls and any new controls that it develops may become inadequate because of poor design, inadequate enforcement, and changes in its business, including increased complexity resulting from expansion. Any failure to implement and maintain effective internal controls over financial reporting could adversely affect the results of assessments by its independent registered public accounting firm and their attestation reports.

Hyzon will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives.

If Hyzon completes the business combination and becomes a public company, it will incur significant legal, accounting and other expenses that it did not incur as a private company. As a public company, Hyzon will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the Nasdaq. Hyzon’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, Hyzon expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. Hyzon cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Hyzon to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

Hyzon’s management has limited experience in operating a public company.

Hyzon’s executive officers have limited experience in the management of a publicly traded company. Hyzon’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the post-combination company. Hyzon may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the United States Hyzon is in the process of upgrading its finance and accounting systems to an enterprise system suitable for a public company, and a delay could impact its ability or prevent it from timely reporting its operating results, timely filing required reports with the SEC and complying with Section 404 of the Sarbanes-Oxley Act. The development and implementation of the standards and controls necessary for Hyzon to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that Hyzon will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.

Hyzon faces risks related to health epidemics, including the ongoing COVID-19 pandemic, which could have a material adverse effect on its business and results of operations.

Hyzon’s business and results of operations are expected to be adversely affected by the COVID-19 pandemic and related governmental responses, which has caused a material adverse effect on the level of economic activity around the world, including in the markets Hyzon serves. The governmental responses being implemented to contain the outbreak of COVID-19 or its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, may limit Hyzon’s ability to meet with potential customers or affect the ability of Hyzon’s personnel, suppliers, and partners to operate in the ordinary course. The extent to which the COVID-19 pandemic impacts Hyzon will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain or otherwise address the effects of COVID-19, among others. If the overall economy is impacted for an extended period, Hyzon’s results of operations, financial position and cash flows may be materially adversely affected.

Cyber incidents or attacks directed at Hyzon could result in information theft, data corruption, operational disruption and/or financial loss.

Hyzon depends on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which Hyzon may deal. Sophisticated and deliberate attacks on, or security breaches in, Hyzon’s systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of Hyzon’s assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, Hyzon may not be sufficiently protected against such occurrences. Hyzon may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents consistent with applicable laws and regulations protecting individual privacy rights. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on Hyzon’s business, lead to financial loss, and subject Hyzon to substantial and costly litigation.

Increased focus on sustainability or other ESG matters could impact Hyzon’s operations.

Hyzon’s business requires customers and financial institutions to view Hyzon’s business and operations as having a positive environmental, social and corporate governance (“ESG”) profile. Increasing attention to, and societal expectations regarding, climate change, human rights, and other ESG topics may require Hyzon to make certain changes to its business operations to satisfy the expectations of customers and financial institution. For example, Hyzon may be required to procure “green” hydrogen on terms that are not economical in order to meet customer expectations, which could adversely impact Hyzon’s financial results of operations. Similarly, Hyzon relies on a global supply chain. Managing that supply chain for ESG risks could require Hyzon to incur substantial costs and, if any issues are identified, incur further costs to remedy issues or locate alternative suppliers, which either may not exist or may be unwilling or unable to supply Hyzon. Additionally, Hyzon’s customers may be driven to purchase Hyzon’s vehicles due to their own sustainability or ESG commitments, which may entail holding their suppliers—including Hyzon—to ESG standards that go beyond compliance with laws and regulations. Failure to maintain operations that align with such “beyond compliance” standards may cause potential customers to not do business with Hyzon or otherwise hurt demand for Hyzon’s products. These and other ESG concerns could adversely affect Hyzon’s business, prospects, financial condition and operating results.

Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect New Hyzon’s business and future profitability.

New Hyzon is a U.S. corporation and thus subject to U.S. corporate income tax on its worldwide operations. Moreover, the majority of New Hyzon’s operations and customers are located in the United States, and, as a result, New Hyzon is subject to various U.S. federal, state and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on New Hyzon’s business, and future profitability.

For example, President Joe Biden has set forth several tax proposals that would, if enacted, make significant changes to U.S. tax laws. Such proposals include an increase in the U.S. income tax rate applicable to corporations (such as New Hyzon) from 21% to 28%. Congress may consider, and could include, this proposal in connection with tax reform to be undertaken by the Biden administration. It is unclear whether this or similar changes will be enacted and, if enacted, how soon any such changes could take effect. The passage of any legislation as a result of this proposal and other similar changes in U.S. federal income tax laws could adversely affect New Hyzon’s business, cash flows and future profitability.

Further, new income, sales, use or other tax laws, statutes, rules, regulations or ordinances, in the United States or in other jurisdictions, could be enacted at any time, which could adversely affect New Hyzon’s business, prospects, financial condition, future profitability and operating results. In addition, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to New Hyzon and may have an adverse effect on New Hyzon’s business, cash flows and future profitability.

Risks Related to DCRB

Risks Related to Our Business, Operations and Industry

The risks discussed herein have been identified by DCRB’s management based on an evaluation of the historical risks faced by Hyzon and relate to DCRB management’s current expectations as to future risks that may result from DCRB’s anticipated ownership and operation of Hyzon. Unless the context otherwise requires, all references in this section to “we,” “us” or “our” refer to DCRB.

The loss of senior management or technical personnel could adversely affect our ability to successfully effect the business combination and successfully operate the business thereafter.

Our ability to successfully effect the business combination is dependent upon the efforts of our key personnel. Although some of our key personnel may remain with New Hyzon in senior management or advisory positions following our business combination, it is likely that some or all of the management of Hyzon will remain in place. While we intend to closely scrutinize any individuals we engage after the business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. The loss of the services of our senior management or technical personnel could have a material adverse effect on our business, financial condition and results of operations. DCRB will also be dependent, in part, upon Hyzon’s technical personnel in connection with operating the business following the business combination. A loss by Hyzon of its technical personnel could seriously harm DCRB’s business and results of operations.

There are inherent limitations in all control systems, and misstatements due to error or fraud that could seriously harm DCRB’s business may occur and not be detected.

DCRB’s management does not expect that DCRB’s internal and disclosure controls will prevent all possible error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, an evaluation of controls can only provide reasonable assurance that all material control issues and instances of fraud, if any, in DCRB have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by the individual acts of some persons or by collusion of two or more persons. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. DCRB will also be dependent, in part, upon Hyzon’s internal controls. A failure of DCRB’s or Hyzon’s controls and procedures to detect error or fraud could seriously harm DCRB’s business and results of operations.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early-stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss. DCRB will also be dependent, in part, upon Hyzon’s information. A failure in the security of Hyzon’s information systems could seriously harm DCRB’s business and results of operations.

We have not registered the shares of Class A Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws. However, under the terms of the warrant agreement governing the terms of our warrants, we have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, we will use our best efforts to file a registration statement under the Securities Act covering such shares. We will use our best efforts to cause the same to become effective, but in no event later than 60 business days after the Closing, and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A Common Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Common Stock for sale under all applicable state securities laws.

Risks Related to DCRB and the Business Combination

Following the consummation of the business combination, our sole material asset will be our direct equity interest in Hyzon and we will be accordingly dependent upon distributions from Hyzon to pay taxes and cover our corporate and other overhead expenses and pay dividends, if any, on our common stock.

We are a holding company and, subsequent to the completion of the business combination, will have no material assets other than our direct equity interest in Hyzon. We will have no independent means of generating revenue. To the extent Hyzon has available cash, we will cause Hyzon to make distributions of cash to us to pay taxes, cover our corporate and other overhead expenses and pay dividends, if any, on our common stock. To the extent that we need funds and Hyzon fails to generate sufficient cash flow to distribute funds to us or is restricted from making such distributions or payments under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Hyzon, we cannot assure you that this diligence revealed all material issues that may be present in Hyzon, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us following the completion of the business combination or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Our initial stockholders have agreed to vote in favor of the business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by our public stockholders in connection with an Initial Business Combination, our initial stockholders have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination. As of the date hereof, our initial stockholders own shares equal to approximately 20% of our issued and outstanding shares of Class A Common Stock and Class B Common Stock in the aggregate. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if the initial stockholders agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of the DCRB Board and our officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal.

When considering the DCRB Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our directors and officers have interests in the business combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•	the fact that our Sponsor, independent directors and WRG hold an aggregate of 6,514,500 private placement warrants that would expire worthless if a business combination is not consummated;

•

the fact that our Sponsor, officers, directors and WRG have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 1,051,417 Founder Shares which were subsequently transferred to our independent directors and WRG, and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $             million, based on the closing price of our Class A Common Stock of $             per share on                     , 2021, the record date for the special meeting;

•

if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•

the fact that our independent directors and WRG own an aggregate of 1,051,417 Founder Shares that were transferred from our Sponsor, which if unrestricted and freely tradeable would be valued at approximately $            million, based on the closing price of our Class A Common Stock of $                per share on                    , 2021, the record date for the special meeting;

•

the fact that our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, officers, directors and WRG will lose their entire investment in us if an Initial Business Combination is not completed.

Our initial stockholders hold a significant number of shares of our common stock and our Sponsor holds a significant number of our warrants. They will lose their entire investment in us if we do not complete an Initial Business Combination.

Our Sponsor, our independent directors and WRG hold all of our 5,643,125 Founder Shares, representing 20% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete an Initial Business Combination by October 22, 2022. In addition, our Sponsor, independent directors and WRG hold an aggregate of 6,514,500 private placement warrants that will also be worthless if we do not complete an Initial Business Combination by October 22, 2022.

The Founder Shares are identical to the shares of Class A Common Stock included in the units, except that (a) the Founder Shares and the shares of Class A Common Stock into which the Founder Shares convert upon an Initial Business Combination are subject to certain transfer restrictions, (b) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to their Founder Shares and public shares owned in connection with the completion of an Initial Business Combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an Initial Business Combination by October 22, 2022 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete an Initial Business Combination by October 22, 2022) and (c) the Founder Shares are automatically convertible into shares of our Class A Common Stock at the time of an Initial Business Combination, as described herein.

The personal and financial interests of our Sponsor, officers and directors may have influenced their motivation in identifying and selecting the business combination, completing the business combination and influencing our operation following the business combination.

We will incur significant transaction costs in connection with the business combination.

We have and expect to incur significant, non-recurring costs in connection with consummating the business combination. All expenses incurred in connection with the Business Combination Agreement and the business combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs. Our transaction expenses as a result of the business combination are currently estimated at approximately $31.3 million, including approximately $7.9 million in deferred underwriting discounts and commissions to the underwriters of our IPO.

We may be subject to business uncertainties while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on DCRB and Hyzon. These uncertainties may impair the ability to retain and motivate key personnel and could cause third parties that deal with Hyzon to defer entering into contracts or making other decisions or seek to change existing business relationships.

The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information for DCRB following the business combination in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We may waive one or more of the conditions to the business combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the business combination, to the extent permitted by our Charter, bylaws and applicable laws. For example, it is a condition to our obligation to close the business combination that certain of Hyzon’s representations and warranties be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time. However, if the DCRB Board determines that it is in the best interests of DCRB to proceed with the business combination, then the DCRB Board may elect to waive that condition and close the business combination.

If we are unable to complete an Initial Business Combination on or prior to October 22, 2022, our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an Initial Business Combination on or prior to October 22, 2022, our public stockholders may receive only approximately $10.00 per share on the liquidation of our Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify (as described below)), and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in our Trust Account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent public accountants), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. Although no third parties have refused to execute an agreement waiving such claims to the monies held in the Trust Account to date, if any third party refuses to execute such an agreement in the future, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered an acquisition agreement, reduce the amount of funds in the Trust Account to below the lesser of (a) $10.00 per public share and (b) the actual amount per public share held in the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, less franchise and income taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our Initial Public Offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for an Initial Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete an Initial Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (a) $10.00 per public share and (b) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, less franchise and income taxes payable, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed, and any persons who may become officers or directors prior to an Initial Business Combination will agree, to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (a) we have sufficient funds outside of the Trust Account or (b) we consummate an Initial Business Combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the DCRB Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the DCRB Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, the DCRB Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Even if we consummate the business combination, there is no guarantee that the public warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for our warrants is $11.50 per share of Class A Common Stock. There is no guarantee that the public warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then-outstanding public warrants (or, if applicable, 65% of the then-outstanding public warrants and 65% of the then-outstanding private placement warrants, voting as separate classes). As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of shares of our Class A Common Stock purchasable upon exercise of a warrant could be decreased, all without a holder’s approval.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants (or, if applicable, 65% of the then-outstanding public warrants and 65% of the then-outstanding private placement warrants, voting as separate classes) approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants (or, if applicable, 65% of the then-outstanding public warrants and 65% of the then-outstanding private placement warrants, voting as separate classes) is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A Common Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrantholders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (a) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (c) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us so long as they are held by our Sponsor, independent directors, WRG or any of their permitted transferees.

Because certain of our shares of Class A Common Stock and warrants currently trade as units consisting of one share of Class A Common Stock and one-half of one warrant, the units may be worth less than units of other blank check companies.

Each unit contains one-half of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole warrants will trade. This is different from other blank check companies similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an Initial Business Combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”), which focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. As a result of the SEC Statement, we reevaluated the accounting treatment of our 11,286,251 public warrants and 6,514,500 private placement warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on our balance sheet as of December 31, 2020 contained elsewhere in this proxy statement are derivative liabilities related to embedded features contained within our warrants. ASC 815 provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

We have identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Following the issuance of the SEC Statement, after consultation with our independent registered public accounting firm, our management and the audit committee of the DCRB Board (the “Audit Committee”) we concluded that, in light of the SEC Statement, it was appropriate to restate our previously issued audited financial statements as of and for the period ended December 31, 2020 and our previously issued audited balance sheet dated as of October 22, 2020 (the “Restatement”). See “Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of such process, we identified a material weakness in our internal controls over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will continue to be listed on Nasdaq after the business combination. In connection with the business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share and our stockholders’ equity would generally be required to be at least $5.0 million. We cannot assure you that we will be able to meet those initial listing requirements at that time. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	potential termination of the Business Combination Agreement if our securities are not listed on another national exchange mutually agreed to by Hyzon

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units, Class A Common Stock and public warrants are listed on Nasdaq, our units, Class A Common Stock and public warrants qualify as covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

The DCRB Board did not obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination.

The DCRB Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the business combination. DCRB’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of DCRB’s advisors, enabled them to make the necessary analyses and determinations regarding the business combination. Accordingly, investors will be relying solely on the judgment of the DCRB Board in valuing Hyzon and assuming the risk that the DCRB Board may not have properly valued the business. The lack of a third-party valuation or fairness opinion may also lead an increased number of stockholders to vote against the proposed business combination or demand redemption of their shares for cash, which could potentially impact DCRB’s ability to consummate the business combination.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock. After the business combination (and assuming no redemptions by our public stockholders of public shares), our Sponsor, officers and directors and their affiliates will hold approximately 2.2% of our Common Stock, including the 5,643,125 shares of Class A Common Stock into which the Founder Shares convert (which will constitute 2.2% of our Common Stock). Assuming a maximum redemption by our public stockholders of 100% of the public shares, our Sponsor, officers and directors and their affiliates will hold approximately 2.4% of our Common Stock including the 5,643,125 shares of Class A Common Stock into which the Founder Shares convert (which will constitute 2.4% of our Common Stock). Pursuant to the terms of a letter agreement entered into at the time of the IPO, the Founder Shares (which will be converted into shares of Class A Common Stock at the Closing) may not be transferred until the earlier to occur of (a) one year after the Closing or (b) the date on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of our Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, the shares of Class A Common Stock into which the Founder Shares convert will be released from these transfer restrictions. In connection with the Closing, the IPO Registration Rights Agreement will be amended and restated and DCRB and the Reg Rights Holders will enter into the A&R Registration Rights Agreement. Pursuant to the A&R Registration Rights Agreement, DCRB will agree that, within 15 business days after the Closing, DCRB will file with the Initial Registration Statement with the SEC (at DCRB’s sole cost and expense), and DCRB will use its reasonable best efforts to have the Initial Registration Statement become effective as soon as reasonably practicable after the filing thereof. Additionally, DCRB will agree that, as soon as reasonably practicable after DCRB is eligible to register the Reg Rights Holders’ securities on a registration statement on Form S-3, DCRB will file the Subsequent Registration Statement with the SEC (at DCRB’s sole cost and expense), and DCRB will use its reasonable best efforts to have the Subsequent Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings in any 12-month period and will be entitled to customary piggyback registration rights. Further, under the Subscription Agreements, we are required to file a registration statement within 15 calendar days after the Closing to register the resale of the PIPE Shares, and we will use our commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

For more information about the A&R Registration Rights Agreement and Subscription Agreements, see the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—A&R Registration Rights Agreement” and the section entitled “Proposal No. 1—The Business Combination Proposal—Related Agreements—PIPE Financing.”

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the Closing may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement or the date on which our stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the business combination, trading in the shares of our Class A Common Stock has not been active. Accordingly, the valuation ascribed to our Class A Common Stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities following the business combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning New Hyzon or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	our ability to market new and enhanced products and technologies on a timely basis;

•	changes in laws and regulations affecting our business;

•	our ability to meet compliance requirements;

•	commencement of, or involvement in, litigation involving New Hyzon;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Common Stock available for public sale;

•	any major change in the DCRB Board or management;

•	sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to New Hyzon following the business combination could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the business combination, if securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our Class A Common Stock adversely, the price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover New Hyzon following the business combination change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover New Hyzon following the business combination were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Our Sponsor, directors, officers, advisors or any of their respective affiliates may elect to purchase public shares from public stockholders, which may influence the vote on the Business Combination Proposal and reduce the public “float” of our Class A Common Stock.

Our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase public shares in privately negotiated transactions or in the open market either prior to or following the completion of the business combination, although they are under no obligation to do so. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However, our Sponsor, directors, officers, advisors and their respective affiliates have not consummated any such purchases or acquisitions, have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser.

In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such purchases of public shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our public shares may result in the completion of the business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. See the section entitled “Proposal No. 1—The Business Combination Proposal—Potential Purchases of Public Shares” for a description of how our Sponsor, directors, officers, advisors or any of their respective affiliates will select which stockholders or warrantholders to purchase securities from in any private transaction.

Legal proceedings in connection with the business combination, the outcomes of which are uncertain, could delay or prevent the completion of the business combination.

In connection with DCRB’s proposed business combination with Hyzon, certain of DCRB’s purported stockholders have filed lawsuits against DCRB and its directors asserting claims for breaches of fiduciary duty: Lanctot v. Decarbonization Plus Acquisition Corp. et al., Index No. 652070/2021 (N.Y. Sup. Ct., N.Y. Cnty.) and Pham v. Decarbonization Plus Acquisition Corp. et al., Case No. 21-CIV-01928 (Cal. Sup. Ct., San Mateo Cnty.). These complaints allege, among other things, that this proxy statement contains misstatements and omits material information. These complaints seek, among other things, injunctive relief and an award of attorneys’ fees. Additional lawsuits may be filed against DCRB or its directors and officers in connection with the business combination. Defending such additional lawsuits could require DCRB to incur significant costs and draw the attention of DCRB’s management team away from the business combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the business combination is consummated may adversely affect the combined company’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the business combination from becoming effective within the contemplated timeframe.

Changes in laws or regulations, or a failure to comply with any laws or regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete the business combination, and results of operations.

As a result of the business combination and plans to expand Hyzon’s business operations, including to jurisdictions in which tax laws may not be favorable, our tax obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect our after-tax profitability and financial results.

In the event that Hyzon’s operating business expands domestically or internationally, our effective tax rates may fluctuate widely in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect our future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) pre-tax operating results of our business.

Additionally, after the business combination, we may be subject to significant income, withholding, and other tax obligations in the United States and may become subject to taxation in numerous additional U.S. state and local and non-U.S. jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Our after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds and other benefits to reduce tax liabilities, (b) changes in the valuation of deferred tax assets and liabilities, if any, (c) the expected timing and amount of the release of any tax valuation allowances, (d) the tax treatment of stock-based compensation, (e) changes in the relative amount of earnings subject to tax in the various jurisdictions, (f) the potential business expansion into, or otherwise becoming subject to tax in, additional jurisdictions, (g) changes to existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of intercompany transactions and the extent to which taxing authorities in relevant jurisdictions respect those intercompany transactions, and (i) the ability to structure business operations in an efficient and competitive manner. Outcomes from audits or examinations by taxing authorities could have an adverse effect on our after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we do not prevail in any such disagreements, our profitability may be affected.

Our after-tax profitability and financial results may also be adversely affected by changes in relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect.

Our warrants and Founder Shares may have an adverse effect on the market price of our Class A Common Stock and make it more difficult to effectuate our business combination.

We issued warrants to purchase 11,286,251 shares of Class A Common Stock as part of the units. We also issued 6,514,500 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share.

Our initial stockholders currently own an aggregate of 5,643,125 Founder Shares. The Founder Shares are convertible into shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like and subject to further adjustment as set forth herein. In addition, if our Sponsor makes any working capital loans, it may convert those loans into up to an additional 1,500,000 private placement warrants, at the price of $1.00 per warrant. Any issuance of a substantial number of additional shares of Class A Common Stock upon exercise of these warrants and conversion rights will increase the number of issued and outstanding shares of Class A Common Stock and reduce the value of the Class A Common Stock issued to complete the business combination. Therefore, our warrants and Founder Shares may make it more difficult to effectuate the business combination or increase the cost of acquiring Hyzon.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the business combination even if a substantial majority of our stockholders do not agree.

Our Charter does not provide a specified maximum redemption threshold, except that in no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete the business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of Class A Common Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Risks Related to the Redemption

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of the business combination may cause an increase in our share price and may result in a lower value realized now than a stockholder might realize in the future had the stockholder redeemed their shares. Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the public shares after the consummation of the business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult, and rely solely upon, the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Class A Common Stock for a pro rata portion of the funds held in the Trust Account.

In order to exercise their redemption rights, holders of public shares are required to submit a request in writing and deliver their shares (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account, including interest not previously released to us to pay our franchise and income taxes, calculated as of two business days prior to the anticipated consummation of the business combination. See the section entitled “Special Meeting of DCRB Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

Stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, as more fully described in the section entitled “Special Meeting of DCRB Stockholders—Redemption Rights,” tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through DTC prior to 5:00 p.m., Eastern time, on                  , 2021. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

In addition, holders of outstanding units of DCRB must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

If a public stockholder fails to receive notice of DCRB’s offer to redeem its public shares in connection with the business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

DCRB will comply with the proxy rules when conducting redemptions in connection with the business combination. Despite DCRB’s compliance with these rules, if a public stockholder fails to receive DCRB’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that DCRB will furnish to holders of its public shares in connection with the business combination will describe the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.

Whether a redemption of Class A Common Stock will be treated as a sale of such Class A Common Stock for U.S. federal income tax purposes will depend on a shareholder’s specific facts.

The U.S. federal income tax treatment of a redemption of Class A Common Stock will depend on whether the redemption qualifies as a sale of such Class A Common Stock under Section 302(a) of the Code, which will depend largely on the total number of shares of our stock treated as held by the stockholder electing to redeem Class A Common Stock (including any shares of stock constructively owned by the holder as a result of owning private placement warrants or public warrants or otherwise) relative to all of our shares outstanding both before and after the redemption. If such redemption is not treated as a sale of Class A Common Stock for U.S. federal income tax purposes, the redemption will instead be treated as a corporate distribution of cash from us. For more information about the U.S. federal income tax treatment of the redemption of Class A Common Stock, see the section below entitled “Proposal No. 1—The Business Combination Proposal—Material U. S. Federal Income Tax Considerations.”

If DCRB is unable to consummate the business combination or any other Initial Business Combination by October 22, 2022, the public stockholders may be forced to wait beyond such date before redemption from the Trust Account.

If DCRB is unable to consummate the business combination by October 22, 2022, DCRB will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of net interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of DCRB’s remaining stockholders and the DCRB Board, dissolve and liquidate, subject in each case to DCRB’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

General Risk Factors

The business combination or post-combination company may be materially adversely affected by the ongoing COVID-19 pandemic.

In addition to the risks described above under “Hyzon faces risks related to health epidemics, including the ongoing COVID-19 pandemic, which could have a material adverse effect on its business and results of operations,” our ability to consummate the business combination may be materially adversely affected due to significant governmental measures being implemented to contain the outbreak of COVID-19 or its impact, including travel restrictions, the shutdown of businesses and quarantines, among others, which may limit our ability to have meetings with potential investors or affect the ability of Hyzon’s personnel, vendors and service providers to negotiate and consummate the business combination in a timely manner. The extent to which COVID-19 impacts the business combination or the post-combination company will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate the business combination may be materially adversely affected. Additionally, if the financial markets or the overall economy are impacted for an extended period, the post-combination company’s results of operations, financial position and cash flows may be materially adversely affected.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year (i) following October 22, 2025, the fifth anniversary of our IPO, (ii) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time) or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Common Stock less attractive because we will rely on these exemptions. If some investors find our Class A Common Stock less attractive as a result, there may be a less active trading market for our Class A Common Stock and our stock price may be more volatile.

We may issue additional common stock or preferred stock to complete the business combination or under an employee incentive plan after completion of the business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.

We may issue a substantial number of additional shares of common or preferred stock to complete the business combination or under an employee incentive plan after completion of the business combination. The issuance of additional shares of common or preferred stock:

•	potential termination of the Business Combination Agreement if our securities are not listed on another national exchange mutually agreed to by Hyzon;

•	may significantly dilute the equity interests of our investors;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•

could cause a change in control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, Class A Common Stock and/or warrants.

Following the completion of the business combination, New Hyzon will be a “controlled company” under Nasdaq rules.

Following the completion of the business combination, Hymas and its affiliates will control a majority of the voting power of New Hyzon’s outstanding capital stock. As a result, New Hyzon will be a “controlled company” under the Nasdaq rules. As a controlled company, New Hyzon will be exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the New Hyzon Board to have a majority of independent directors and require New Hyzon establish a compensation committee comprised entirely of independent directors, or otherwise ensure that the compensation of its executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the New Hyzon Board. While DCRB does not expect New Hyzon to rely on any of these exemptions, New Hyzon will be entitled to do so for as long as it will be considered a “controlled company” and to the extent that New Hyzon relies on one or more of these exemptions, holders of DCRB Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

If approved by DCRB’s stockholders, New Hyzon’s charter will designate state courts within the State of Delaware as the exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

The Proposed Second A&R Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.

In addition, the Proposed Second A&R Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States) shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended), provided, however, that if the foregoing provisions are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the Court of Chancery of the State of Delaware.

The Proposed Second A&R Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any rule or regulation promulgated thereunder (in each case, as amended), or any other claim over which the federal courts have exclusive jurisdiction.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in the Proposed Second A&R Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial statements of DCRB present the combination of the financial information of Hyzon and DCRB, adjusted to give effect to the business combination and consummation of the PIPE Financing (collectively, the “Transactions”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. In May 2020, the SEC adopted Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 was effective on January 1, 2021; therefore, the unaudited pro forma condensed combined financial information herein is presented in accordance therewith.

DCRB is a blank check company incorporated in Delaware on September 7, 2017. DCRB was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. As of March 31, 2021, there was approximately $225.7 million held in the Trust Account.

Hyzon is headquartered in Rochester, New York, and was incorporated in the State of Delaware on January 21, 2020 as a wholly owned subsidiary of Horizon, a Singapore-based fuel cell company. Horizon is a privately-held fuel cell technology company focused on developing and manufacturing hydrogen fuel cell stacks and systems for a variety of mobility and non-mobility applications, including for vehicles, backup power generation, and educational programs. Horizon has operations primarily in China, Korea, Japan, Singapore, and the Czech Republic.

To our knowledge and as determined in accordance with Rule 13d-3 under the Exchange Act, the following persons are the direct beneficial owners of 5% or more of the outstanding shares of Horizon stock: George Gu, Hyzon’s Executive Chairman (17.56%), P.N. Generations LLP (10.65%), Liu Chengang (8.14%), DPCV1 Limited (7.49%) and Taras Wankewycz (6.78%), and Craig Knight, the Chief Executive Officer of Hyzon, is the direct beneficial owner of approximately 2.2% shares of Horizon stock, in each case, based on 682,810 shares of stock outstanding as of the date hereof.

Hyzon was formed to focus on accelerating the energy transition through the manufacturing and supply of hydrogen fuel cell-powered commercial vehicles across the North American, European, and Australasian regions. Since its inception, Hyzon has devoted substantially all of its efforts in building the infrastructure to support the future production of hydrogen fuel cell trucks and buses and supply of hydrogen fuel cell systems for mobility applications, recruiting management and technical staff, and raising capital. Hyzon has not yet generated any revenue. Hyzon’s rights in intellectual property relating to its core fuel cell technology is subject to the Horizon IP Agreement between Hyzon and JS Horizon, which is part of the Horizon group of companies, described further in the section titled “Intellectual Property.”

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical unaudited condensed consolidated balance sheet of Hyzon with the historical unaudited condensed consolidated balance sheet of DCRB on a pro forma basis as if the Transactions had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the historical unaudited condensed consolidated statement of operations of Hyzon for the three months ended March 31, 2021 and the historical unaudited condensed consolidated statement of operations of DCRB for the three months ended March 31, 2021, giving effect to the Transactions as if they had been consummated on January 21, 2020 (inception). The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited statement of operations of Hyzon for the period from January 21, 2020 (inception) through December 31, 2020, with the historical audited consolidated statement of operations of DCRB for the year ended December 31, 2020, as restated, giving effect to the Transactions as if they had been consummated on January 21, 2020.

The unaudited pro forma condensed combined financial statements do not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

This information should be read together with DCRB’s and Hyzon’s financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DCRB,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyzon,” and other financial information included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below:

•	Assuming No Redemptions: This presentation assumes that no DCRB stockholders exercise redemption rights with respect to their public shares.

•

Assuming Maximum Redemptions: This presentation assumes DCRB stockholders holding approximately 18.1 million public shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of funds in the Trust Account. This scenario gives effect to public share redemptions for aggregate redemption payments of approximately $180.7 million. The Business Combination Agreement provides that the obligations of Hyzon to consummate the business combination are subject to the satisfaction or waiver at or prior to the Closing of, among other conditions, a condition that as of the Closing, after consummation of the PIPE Financing and distribution of the Trust Account pursuant to the Business Combination Agreement, deducting all amounts to be paid pursuant to the exercise of redemption rights provided for in the Charter, DCRB shall have cash on hand equal to or in excess of $400,000,000 (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the business combination or the PIPE Financing). Furthermore, DCRB will only proceed with the business combination if it will have net tangible assets of at least $5,000,000 upon consummation of the business combination.

Under both the no redemption and maximum redemption scenarios, the business combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Hyzon has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The former owners of Hyzon will hold a majority in the post-combination company;

•	Hyzon and its former owners will have the ability to appoint a majority of the board of directors of the post-combination company;

•	Hyzon’s existing management will comprise the management of the post-combination company;

•	The operations of the post-combination company will represent the operations of Hyzon; and

•	The post-combination company will assume Hyzon’s name and headquarters.

Hyzon has also been determined to be the predecessor entity to the post-combination company based on the same considerations listed above. Under this method of accounting, DCRB will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Hyzon issuing stock for the net assets of DCRB, accompanied by a recapitalization. The net assets of DCRB will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization will be those of Hyzon.

Description of the Transactions

On February 8, 2021, DCRB, Hyzon and Merger Sub entered into the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, Merger Sub will merge with and into Hyzon, with Hyzon surviving the merger as a wholly owned subsidiary of DCRB. At the Effective Time, by virtue of the Merger and without any action on the part of DCRB, Merger Sub, Hyzon or the holders of any of Hyzon’s securities:

•

each share of Hyzon Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Hyzon Common Stock resulting from the conversion of the Ascent Options, but excluding any shares of Hyzon Common Stock resulting from the conversion of Hyzon Convertible Notes described above) will be canceled and converted into the right to receive (a) the number of shares of Class A Common Stock equal to the Exchange Ratio and (b) the contingent right to receive the Earnout Shares, in each case without interest. Each share of Hyzon Common Stock issued and outstanding immediately prior to the Effective Time resulting from the conversion of Hyzon Convertible Notes will be canceled and converted into the right to receive one share of Class A Common Stock and the contingent right to receive the Earnout Shares;

•	each share of Hyzon Common Stock held in the treasury of Hyzon will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto;

•

each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation;

•	each Hyzon Warrant, to the extent then outstanding and unexercised, will automatically, without any action on the part of the holder thereof, be converted into new warrants;

•

each Hyzon Option that is outstanding immediately prior to the Effective Time will be converted into (A) an option to purchase a number of shares of Class A Common Stock equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Hyzon Common Stock subject to such Hyzon Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Hyzon Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio and (B) the contingent right to receive the Earnout Shares. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Hyzon Option immediately prior to the Effective Time; and

•

Each Hyzon RSU, whether vested or not vested, outstanding immediately prior to the Effective Time will be converted into (a) a restricted stock unit denominated in shares of Class A Common Stock equal to the product of (x) the number of shares of Hyzon Common Stock subject to such Hyzon RSU immediately prior to the Effective Time and (y) the Exchange Ratio and (b) the contingent right to receive Earnout Shares.

Pursuant to the terms of the Charter, each share of Class B Common Stock outstanding prior to the Effective Time will convert into one share of Class A Common Stock at the Closing. All of the shares of Class B Common Stock converted into shares of Class A Common Stock will no longer be outstanding and will cease to exist, and each holder of such Class B Common Stock will thereafter cease to have any rights with respect to such securities.

The aggregate consideration for the business combination will be approximately $2 billion (subject to adjustment pending determination of final transaction costs) payable in the form of shares of the Class A Common Stock, as well as options and warrants to purchase shares of Class A Common Stock.

In connection with the execution of the Business Combination Agreement, on February 8, 2021, DCRB entered into separate Subscription Agreements with the Subscribers, pursuant to which the Subscribers agreed to purchase, and DCRB agreed to sell to the Subscribers, an aggregate of 35,500,000 PIPE Shares (excluding the Conversion Shares) for a purchase price of $10.00 per share and an aggregate purchase price of $355,000,000, in a private placement. The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the business combination.

The following represents the aggregate merger consideration under the no redemption and maximum redemption scenarios:

	Minimum and Maximum Redemption
(in thousands)	Purchase price	Shares Issued
Share Consideration to Hyzon at Closing(a)(b)(c)	$1,860,241	186,024

(a)

The value of common stock issued to Hyzon included in the consideration is reflected at $10.00 per share. The number of shares excludes 21,291,264 options, warrants and RSUs that do not represent legally outstanding shares of the post-combination company at Closing.

(b)

Amount excludes the issuance of 23,250,000 Earnout Shares to certain Eligible Hyzon Equityholders as a result of the post-combination company satisfying certain performance conditions described below within the Earnout Period.

(c)	Amount includes the Conversion Shares.

In addition to the 186,024,148 shares issued at Closing, during the Earnout Period, DCRB will issue to eligible holders of securities of Hyzon the Earnout Shares, in three tranches of 9,000,000, 9,000,000 and 5,250,000 Earnout Shares, respectively, upon the post-combination company achieving $18, $20 or $35 as its last reported sales price per share for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that in no event will the issuance of the 5,250,000 Earnout Shares occur prior to the one year anniversary of the Closing Date. The Earnout Shares will be issued to all (i) Historical Rollover Stockholders and (ii) holders of Hyzon Options and Hyzon RSUs, in each case other than certain persons who received their Company Common Stock or Hyzon Options in relation to their role as consultants to Hyzon. Such consultants will beneficially own less than 0.2% of the outstanding shares of Class A Common Stock following the Closing Date. Of the aggregate 23,250,000 Earnout Shares, approximately 20,879,936 are issuable to holders of Hyzon Common Stock. At the Closing, these Earnout Shares are not expected to be indexed to the post-combination company’s stock pursuant to ASC Subtopic 815-40. As a result, such Earnout Shares are classified as liabilities in the unaudited pro forma condensed combined balance sheet at their estimated fair value. Please refer to pro forma adjustment (K) within the Notes to Unaudited Pro Forma Condensed Combined Financial Information below for additional information. The remaining approximately 2,370,064 Earnout Shares are issuable to holders of unvested Hyzon Options and Hyzon RSUs and consequently represent stock-based compensation under ASC Topic 718. Please refer to pro forma adjustment (EE) within the Notes to Unaudited Pro Forma Condensed Combined Financial Information below for additional information.

The following summarizes the unaudited pro forma common stock shares outstanding under the no redemption and maximum redemption scenarios:

	Assuming No Redemption		Assuming Maximum Redemption
in thousands	Shares	%	Shares	%
DCRB Public Stockholders	22,573	9.04%	4,500	1.94%
DCRB Founders	5,643	2.26%	5,643	2.44%

Total DCRB	28,216	11.30%	10,143	4.38%
Hyzon(a)	180,999	72.48%	180,999	78.13%
Hyzon Convertible Note holders(b)	5,025	2.01%	5,025	2.17%
PIPE Shares(c)	35,500	14.21%	35,500	15.32%

Total Shares at Closing	249,740	100.00%	231,667	100.00%

(a)

Amount excludes 21,291,264 options, warrants and RSUs, as well as 23,250,000 Earnout Shares that will not represent legally outstanding shares at Closing, and is otherwise based on the assumptions set forth under “Certain Defined Terms”, including in respect of the Ascent Options, Remaining LTIP Shares, and the Exchange Ratio.

(b)	Represents shares issued to the holders of the Hyzon Convertible Notes upon close of the PIPE Financing, which triggers conversion of the Hyzon Convertible Notes. See adjustment (I).
(c)	Excludes the Conversion Shares.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the period from January 21, 2020 (inception) through December 31, 2020 are based on the historical financial statements of DCRB and Hyzon. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands, except share and per share amounts)

	DCRB (Historical) (US GAAP)	Hyzon (Historical) (US GAAP)	Combined	Pro Forma Adjustments (Assuming No Redemptions)		As of 31-Mar-21	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)		As of 31-Mar-21
						Pro Forma Combined (Assuming No Redemptions)			Pro Forma Combined (Assuming Maximum Redemptions)
ASSETS
Cash	$—	47,773	$47,773	$225,731	(A)	$581,969	$(180,731	)(L)	$401,238
				(7,900) (18,732) (14,200) 355,000 (5,703)	(B) (B) (B)(C) (C) (B)
Cash held in trust account	225,731		225,731	(225,731	)(A)	—			—
Prepaid expenses and other current assets	917	8,647	9,564			9,564			9,564

Total current assets	$226,648	$56,420	$283,068	$308,465		$591,532	$(180,731)		$410,801

Property and equipment—net		4,313	4,313			4,313			4,313
Right-Of-use assets		1,507	1,507			1,507			1,507
Deferred transaction costs		3,465	3,465	(3,465	)(B)	—			—
Other assets		736	736			736			736

Total assets	$226,648	$66,441	$293,089	$305,000		$598,088	$(180,731)		$417,357

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable		591	591			591			591
Accrued professional fees and other current liabilities	3,544	3,622	7,166	(3,544	)(B)	3,622			3,622
Related party payables	1,984	11,371	13,355	(1,984	)(B)	11,371			11,371
Current portion of operating lease liability		434	434			434			434
Accrued expenses and other current liabilities	175		175	(175	)(B)	—			—
Deferred revenue		2,905	2,905			2,905			2,905

Total current liabilities	5,703	18,923	24,626	(5,703)		18,923	—		18,923

Lease liability, net of current portion		1,257	1,257			1,257			1,257
Deferred underwriting fee payable	7,900		7,900	(7,900	)(B)	—			—
Convertible debt, net		49,441	49,441	559	(I)	—	—		—
				(50,000	)(I)	—			—
Earnout liability				179,770	(K)	179,770			179,770
Warrant liabilities	33,939	—	33,939	(21,105)	(H)	12,834	—		12,834

Total liabilities	$47,542	$69,621	$117,163	$95,620		$212,783	$—		$212,783

Commitments and Contingences
Common stock subject to possible redemption	174,106		174,106	(174,106	)(D)	—			—
Stockholders’ Equity
Common Stock		94	94	(94	)(E)	—			—
Class A Common Stock	1		1	2 18 4 1 1	(D) (E) (C) (I) (F)	25	(2	)(L)	23
Class B Common Stock	1		1	(1	)(F)	(0)			(0)
Additional paid in capital	27,953	19,522	47,475	174,104 354,996 76 (22,954) (14,200) (3,465) (10,868) 21,105 16,138 50,000 (179,770)	(D) (C) (E) (G) (B)(C) (B) (B) (H) (J) (I) (K)	432,637	(180,729	)(L)	251,908
Retained earnings (deficit)	(22,954)	(22,418)	(45,372)	(7,864) 22,954 (16,138) (559)	(B) (G) (J) (I)	(46,979)			(46,979)
Accumulated other comprehensive gain		(54)	(54)			(54)			(54)
Non-Controlling Interest		(324)	(324)			(324)			(324)

Total Stockholders’ Equity	$5,000	$(3,180)	$1,820	$209,380		$385,305	$(180,731)		$204,574

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity	$226,648	$66,441	$293,089	$305,000		$598,088	$(180,731)		$417,357

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	For the Period Ended December 31, 2020			Pro Forma Adjustments (Assuming No Redemptions)		For the Period Ended 31-Dec-20	Additional Pro Forma Adjustments (Assuming Maximum Redemptions)	For the Period Ended 31-Dec-20
	DCRB (Historical, As Restated) (US GAAP)	Hyzon (Historical) (US GAAP)	Combined			Pro Forma Combined (Assuming No Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$—	$—	$—	$—		$—	$—	$—
Cost of sales	—	—	—	—		—	—	—

Gross Margin	—	—	—	—		—	—	—

Operating costs	—	—	—	—		—	—	—
Research and development	—	1,446	1,446	206	(EE)	1,652	—	1,652
Selling, general, and administrative	5,480	12,785	18,265	7,864	(CC)	42,890	—	42,890
				(24)	(DD)
				16,785	(EE)			—

Total operating expenses	5,480	14,231	19,711	24,832		44,543	—	44,543

Loss from operations	(5,480)	(14,231)	(19,711)	(24,832)		(44,543)	—	(44,543)

Expensed offering costs	(655)		(655)			(655)		(655)
Interest (expense)	—	(37)	(37)	(559	)(GG)	(596)	—	(596)
Loss on consolidation of variable interst entity	—	(100)	(100)			(100)	—	(100)
Foreign currency loss, net		(8)	(8)			(8)		(8)
Interest Income	3	—	3	(3	)(BB)	—	—	—
Change in fair value of warrant liabilities	(15,491)		(15,491)	9,368	(FF)	(6,123)	—	(6,123)

Income (loss) before income taxes	(21,623)	(14,376)	(35,999)	(16,026)		(52,025)	—	(52,025)

Provision for income taxes	—	—	—	—	(AA)	—	—	—

Net Income (loss)	$(21,623)	$(14,376)	$(35,999)	$(16,026)		$(52,025)	$—	$(52,025)

Net Income (loss) attributable to noncontrolling interest		$(105)	$(105)	$—		$(105)	$—	$(105)

Net Income (loss) attributable to Hyzon Motors, Inc		$(14,271)	$(35,894)	$(16,026)		$(51,920)	$—	$(51,920)
Basic and diluted net loss per common share	$(4.22)	$(0.17)				$(0.21)		$(0.22)
Weighted average shares outstanding, basic and diluted	5,123,002	86,145,594				249,739,775		231,667,219

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	DCRB (Historical) (US GAAP)	Hyzon (Historical) (US GAAP)	Combined	Pro Forma Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Pro Forma Adjustments (Assuming Maximum Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$—	$—	$—	$—		$—	$—	$—
Cost of sales	—	—	—	—		—	—	—

Gross Margin	—	—	—	—		—	—	—

Operating costs			—	—		—	—	—
Research and development		627	627	3	(EE)	630	—	630
Selling, general, and administrative	776	3,146	3,922	(30	)(DD)	4,103	—	4,103
				211	(EE)

Total operating expenses	776	3,773	4,549	183		4,732	—	4,732

Loss from operations	(776)	(3,773)	(4,549)	(183)		(4,732)	—	(4,732)

Interest (expense)	—	(4,590)	(4,590)			(4,590)	—	(4,590)
Loss on consolidation of variable interest entity	—		—			—	—	—
Foreign currency loss, net		(28)	(28)			(28)	—	(28)
Change in fair value of warrant liabilities	(339)		(339)	339	(FF)	0	—	0
Interest Income	3	2	5	(3	)(BB)	2	—	2

Income (loss) before income taxes	(1,111)	(8,389)	(9,500)	152		(9,348)	—	(9,348)

Provision for income taxes	—	—	—	—	(AA)	—	—	—

Net Income (loss)	$(1,111)	$(8,389)	$(9,500)	$152		$(9,348)	$—	$(9,348)

Net Income (loss) attributable to noncontrolling interest		$(242)	$(242)	$—		$(242)	$—	$(242)

Net Income (loss) attributable to Hyzon Motors, Inc		$(8,147)	$(9,258)	$152		$(9,106)	$—	$(9,106)

Basic and diluted net loss per common share	$(0.20)	$(0.09)				$(0.04)		$(0.04)
Weighted average shares outstanding, basic and diluted	5,643,125	93,793,115				249,739,775		231,667,219

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.    Basis of Presentation

Under both the no redemption and the maximum redemption scenarios, the business combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, DCRB will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Hyzon issuing stock for the net assets of DCRB, accompanied by a recapitalization. The net assets of DCRB will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Transactions occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the period from January 21, 2020 (inception) through December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 21, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	DCRB’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes included elsewhere in this proxy statement; and

•	Hyzon’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	DCRB’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes included elsewhere in this proxy statement; and

•	Hyzon’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the period from January 21, 2020 (inception) through December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	DCRB’s audited consolidated statement of operations for the period ended December 31, 2020, as restated, and the related notes included elsewhere in this proxy statement; and

•	Hyzon’s audited consolidated statement of operations for the period from January 21, 2020 (inception) through December 31, 2020 and the related notes included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the unaudited pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination.

The unaudited pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that DCRB believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma adjustments and it is possible the difference may be material. DCRB believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the unaudited pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of DCRB and Hyzon.

2.    Accounting Policies

Upon completion of the Transactions, management will perform a comprehensive review of DCRB’s and Hyzon’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial review, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. DCRB and Hyzon have not had any historical relationship unrelated to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Transactions occurred on January 21, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of $225.7 million of cash held in the Trust Account that becomes available at the Closing.

(B)

Reflects the settlement of $50 million of transaction costs at the Closing in connection with the business combination. Of the total, $18.7 million relates to advisory, bankers, legal and other fees to be incurred, $7.8 million of which is adjusted against retained earnings (see adjustment CC to the unaudited pro forma condensed combined statement of operations for the period from January 21, 2020 (inception) through December 31, 2020) while the remaining $10.9 million is considered direct and incremental to the Transactions and consequently adjusted against additional paid in capital; $7.9 million relates to deferred underwriting fees payable; $14.2 million relates to PIPE fees adjusted against additional paid in capital; and $5.7 million relates to existing DCRB accrued expenses and liabilities to be paid out of transaction proceeds. In addition, Hyzon reclassified $3.5 million of previously deferred transaction costs related to advisory and legal fees incurred prior to the Closing to additional paid in capital.

(C)

Reflects the proceeds of $355 million from the issuance of 35.5 million shares of Class A Common Stock pursuant to the PIPE Financing (excluding the Conversion Shares) based on commitments received which will be offset by the PIPE fee of 4% of gross proceeds or $14.2 million in adjustment (B). The net amount has been allocated to Class A Common Stock and additional paid-in capital using a par value of $0.0001 per share.

(D)	Reflects the reclassification of Class A Common Stock subject to possible redemption to permanent equity at $0.0001 par value.

(E)

Reflects the recapitalization of Hyzon’s equity and issuance of approximately 181.0 million shares of Class A Common Stock at $0.0001 par value as consideration for the reverse recapitalization. Note this amount excludes 5 million shares of Class A Common Stock issued upon conversion of the Hyzon Convertible Notes referenced in adjustment (I).

(F)	Reflects the reclassification of the Founder Shares from Class B Common Stock to Class A Common Stock at the Closing.

(G)	Reflects the reclassification of DCRB’s historical retained earnings to additional paid in capital as part of the reverse recapitalization.

(H)

Reflects the reclassification of the approximately 11.3 million Public Warrants from liability to equity upon the Closing. Hyzon has preliminarily evaluated the accounting for DCRB’s Public and Private Placement Warrants for the post-combination company under ASC Topic 480 and ASC Topic 815. It currently expects the Public Warrants to qualify as equity instruments under both ASC Subtopic 815-40 after considering among other factors that after the business combination, the post-combination company will have a single-class equity structure. Separately, Hyzon expects the Private Placement Warrants will continue to be accounted for as a liability under ASC Subtopic 815-40.

(I)

Reflects the conversion of Hyzon’s outstanding Hyzon Convertible Notes into shares of Class A Common Stock pursuant to such Hyzon Convertible Notes’ automatic conversion feature. The adjustment includes a charge to retained earnings of $0.6 million representing the final fair value adjustment on the bifurcated automatic conversion feature and write off of unamortized debt issuance costs (refer to adjustment (GG)).

(J)

Reflects the preliminary estimated fair value of the incremental compensation provided to holders of vested Hyzon Options and Hyzon RSUs (collectively, the “Vested Equity Awards”) who are granted the contingent right to receive approximately 1.9 million Earnout Shares pursuant to the Business Combination Agreement. There are no future service requirements related to such Earnout Shares; however, these Earnout Shares represent compensation under ASC Topic 718. Refer to Note 5 – Earnout Shares for additional information.

(K)

Reflects recognition of the approximately 20.9 million Earnout Shares issuable to holders of Hyzon Common Stock which are not expected to be indexed to the post-combination company’s stock pursuant to ASC Subtopic 815-40 as of the Closing. Therefore, such amount is classified as a liability in the unaudited pro forma condensed combined balance sheet and recognized at its preliminary estimated fair value. After the Closing, the earnout liability will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value will be recognized in the post-combination company’s statement of operations within other income/expense. Refer to Note 5 – Earnout Shares for additional information.

(L)

Reflects the maximum redemption of approximately 18.1 million public shares outstanding for an aggregate payment of $180.7 million, which is allocated to Class A Common Stock and additional paid-in capital using $0.0001 par value per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and period from January 21, 2020 (inception) through December 31, 2020 are as follows:

(AA)

Reflects the income tax effect of unaudited pro forma adjustments using the estimated effective tax rate of 0%. In its historical periods, Hyzon concluded that it is more likely than not that it will not recognize the benefits of federal and state net deferred tax assets and as a result established a valuation allowance. For pro forma purposes, it is assumed that this conclusion will continue at the Closing and as such, a 0% effective tax rate is reflected.

(BB)	Reflects the elimination of interest income and unrealized gain earned on the Trust Account.

(CC)

Reflects estimated transaction costs that are not considered direct and incremental to the Transactions (see adjustment (B) above). These costs are reflected as if incurred on January 21, 2020 (inception), the date the Transactions were completed for purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(DD)	Reflects elimination of fees incurred by DCRB under an administrative support agreement with an affiliate of the Sponsor that will cease to be paid upon completion of the business combination.

(EE)

In addition to the 1.9 million Earnout Shares issuable to holders of Vested Equity Awards discussed in adjustment (J), approximately 0.5 million Earnout Shares are issuable to holders of unvested Hyzon Options and Hyzon RSUs (collectively, the “Unvested Equity Awards,” and together with the Vested Equity Awards the “Underlying Equity Awards”). Pursuant to the Business Combination Agreement, Earnout Shares received by holders of Unvested Equity Awards will be held back by the post-combination company and released within 30 days after vesting of the underlying Unvested Equity Award. Forfeiture of the underlying Unvested Equity Award results in forfeiture of the right to receive the associated Earnout Shares. Management determined the Earnout Shares issuable to holders of both Unvested Equity Awards and Vested Equity Awards represent stock compensation under ASC Topic 718 as they are issued in proportion to the Underlying Equity Awards, which themselves represent stock compensation under ASC Topic 718. In the case of Earnout Shares issuable to holders of Unvested Equity Awards, recipients are required to provide services to the post-combination company in order to vest in such Earnout Shares. Both the grant and service inception dates are assumed to be the date of the Closing, which for purposes of the unaudited pro forma condensed combined statements of operations is January 21, 2020 (inception). Additionally, the awards are assumed to be equity classified.

The preliminary estimated fair value of the Earnout Shares issuable to holders of Vested Equity Awards is reflected as a one-time compensation charge at the Closing as such holders’ right to these Earnout Shares is not contingent upon provision of future service. The one-time compensation charge associated with the Earnout Shares underlying the Vested Equity Awards is a non-recurring item. Due to the post-combination service required by holders of Unvested Equity Awards, the preliminary estimated fair value of the associated Earnout Shares is recognized assuming a weighted average service period of approximately five years. On a pro forma basis, as of December 31, 2020 and March 31, 2021, there was approximately $3.4 million and $3.2 million, respectively, of total unrecognized compensation cost related to the Earnout Shares associated with Unvested Equity Awards. The preliminary estimated fair value of the Earnout Shares issuable to holders of Vested Equity Awards was determined to be approximately $16.1 million. The adjustment includes approximately $0.2 million and $0.9 million of amortization associated with Earnout Shares issuable to holders of Unvested Equity Awards for the three months ended March 31, 2021 and the period from January 21, 2020 (inception) through December 31, 2020, respectively. Refer to Note 5 – Earnout Shares for additional information.

(FF)

Reflects the elimination of the change in fair value of the derivative warrant liability for the approximately 11.3 million Public Warrants due to the reclassification from liability to equity upon the Closing. Refer to adjustment (H).

(GG)

Reflects (1) the final fair value adjustment to the carrying amount of the bifurcated automatic conversion feature and (2) the write-off of remaining unamortized debt issuance costs, each in relation to conversion of the Hyzon Convertible Notes that occurs upon Closing assuming such conversion occurred on January 21, 2020 (inception), the date the Transactions were completed for purposes of the unaudited condensed combined statements of operations. This is a non-recurring item.

4.    Loss per Share

As the Transactions have been reflected as if they occurred on January 21, 2020, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes the shares issuable in connection with the Transactions had been outstanding as of such date. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Pro forma basic and diluted net loss per share for the three months ended March 31, 2021 and the period from January 21, 2020 (inception) through December 31, 2020 are calculated as follows:

	Three Months Ended March 31, 2021		Period Ended December 31, 2020
(in thousands, except share and per share data)	No Redemptions	Maximum Redemptions	No Redemptions	Maximum Redemptions
Pro forma net loss	(9,108)	(9,108)	(51,920)	(51,920)
Pro forma weighted average shares outstanding—basic and diluted(1)	249,740	231,667	249,740	231,667

Pro forma net loss per share—basic and diluted	(0.04)	(0.04)	(0.21)	(0.22)

Pro forma weighted average shares outstanding—basic and diluted
DCRB Public Stockholders	22,573	4,500	22,573	4,500
DCRB Founders	5,643	5,643	5,643	5,643

Total DCRB	28,216	10,143	28,216	10,143
Hyzon(2)	180,999	180,999	180,999	180,999
Hyzon Convertible Note holders(3)	5,025	5,025	5,025	5,025
PIPE Shares(4)	35,500	35,500	35,500	35,500

Pro forma weighted average shares outstanding—basic and diluted	249,740	231,667	249,740	231,667

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all public warrants, private placement warrants, unvested Hyzon RSUs and Hyzon Options are exchanged for shares of Class A Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share. Shares underlying these instruments are as follows: (a) 19.3 million shares of Class A Common Stock underlying the Public Warrants, Private Placement Warrants and warrants anticipated to be issued in connection with the conversion of certain loans that may be made to DCRB prior to the Closing and (b) approximately

21.3 million shares of Class A Common Stock expected to be issued in exchange for unexercised Hyzon Options and Hyzon Warrants, and unvested Hyzon RSUs.
(2)	Excludes approximately 23.3 million Earnout Shares that are not legally outstanding at Closing.
(3)	Represents shares issued to holders of the Hyzon Convertible Notes upon close of the PIPE Financing, which triggers conversion of the Hyzon Convertible Notes. See adjustment (I).
(4)	Excludes the Conversion Shares.

5.    Earnout Shares

The Earnout Shares, other than those associated with Underlying Equity Awards, are expected to be accounted for as liabilities that are earned upon achieving the Triggering Events (as defined in the Business Combination Agreement), which include events that are not indexed to the post-combination company’s common stock. The preliminary estimated fair value of the Earnout Shares, other than those associated with the Underlying Equity Awards, is approximately $179.8 million; the preliminary estimated fair value of the Earnout Shares associated with the Underlying Equity Awards is approximately $20.4 million.

The preliminary estimated fair value of the Earnout Shares was determined using a simplified Monte Carlo simulation valuation model using a distribution of potential outcomes on a daily basis over the five-year Earnout Period. The preliminary estimated fair value of the Earnout Shares was determined using the most reliable information available. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current stock price: the current stock price was set at $10 per share, the assumed value per share of post-combination company common stock used elsewhere in this proxy statement.

Expected term: the expected term is the five-year term of the Earnout Period.

Expected volatility: the volatility rate was determined using an average of historical volatilities over the expected term of selected industry peers deemed comparable to Hyzon.

Expected dividend yield: the expected dividend yield is zero as it is not expected the post-combination company will declare dividends on common stock during the expected term.

COMPARATIVE SHARE INFORMATION

The following table sets forth summary historical comparative share information for DCRB and Hyzon and unaudited pro forma condensed combined per share information after giving effect to the business combination, assuming two redemption scenarios as follows:

•	Assuming No Redemptions: This presentation assumes that no DCRB stockholders exercise redemption rights with respect to their public shares.

•

Assuming Maximum Redemptions: This presentation assumes DCRB stockholders holding approximately 18.1 million public shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of funds in the Trust Account. This scenario gives effect to public share redemptions for aggregate redemption payments of approximately $180.7 million. The Business Combination Agreement provides that the obligations of Hyzon to consummate the business combination are subject to the satisfaction or waiver at or prior to the Closing of, among other conditions, a condition that as of the Closing, after consummation of the PIPE Financing and distribution of the Trust Account pursuant to the Business Combination Agreement, deducting all amounts to be paid pursuant to the exercise of redemption rights provided for in the Charter, DCRB shall have cash on hand equal to or in excess of $400,000,000 (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the business combination or the PIPE Financing). Furthermore, DCRB will only proceed with the business combination if it will have net tangible assets of at least $5,000,000 upon consummation of the business combination.

The pro forma book value information reflects the business combination as if it had occurred on March 31, 2021. The net loss per share information for the period from January 21, 2020 (inception) through December 31, 2020 presents pro forma effect to the business combination as if it had been completed on January 21, 2020. The net loss per share information for the quarter ended March 31, 2021 presents pro forma effect to the business combination as if it had been completed on January 21, 2020.

This information is only a summary and should be read together with DCRB’s and Hyzon’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DCRB,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyzon,” and other financial information included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share information of DCRB and Hyzon is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of DCRB and Hyzon would have been had the companies been combined during the periods presented.

	Historical		Pro Forma Combined		Hyzon Equivalent Per Share Pro Forma(3)
	DCRB(5)	Hyzon	Assuming No Redemptions	Assuming Max Redemptions	Assuming No Redemptions	Assuming Max Redemptions
As of and for the Three Months Ended March 31, 2021(4)	—	—	—	—	—	—
Book value per share—basic and diluted(2)	$0.18	$(0.03)	$1.54	$0.88	$2.73	$1.56
Net income (loss) per common share—basic and diluted	$(0.20)	$(0.09)	$(0.04)	$(0.04)	$(0.07)	$(0.07)
Weighted average shares outstanding—basic and diluted	5,643,125	93,793,115	249,739,775	231,667,219	442,663,751	410,630,146
As of and for the Year Ended December 31, 2020(1)(4)	—	—	—	—	—	—
Net income (loss) per common share—basic and diluted	$(4.22)	$(0.17)	$(0.21)	$(0.22)	$(0.37)	$(0.39)
Weighted average shares outstanding—basic and diluted	5,123,002	86,145,594	249,739,775	231,667,219	442,663,751	410,630,146

(1)	Information for Hyzon is included from January 21, 2020 onward.
(2)	Book value per share is calculated using the formula: Total stockholders’ equity as of March 31, 2021 divided by shares outstanding as of March 31, 2021.
(3)

The equivalent pro forma basic and diluted per share data for Hyzon is calculated by multiplying the combined pro forma per share data by the anticipated exchange ratio of 1.7725 based on the assumptions set forth under “Certain Defined Terms.”

(4)	There were no cash dividends declared in the period presented.
(5)	DCRB’s historical net loss per common share represents the net loss per share for Class B Common Stock. There was no net income or loss per share for Class A Common Stock during the period presented.

SPECIAL MEETING OF DCRB STOCKHOLDERS

General

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the DCRB Board for use at the special meeting of stockholders to be held on                      , 2021, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about                     , 2021. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

We are utilizing a virtual stockholder meeting format for the special meeting in light of the health risks associated with the outbreak of COVID-19. It is currently our intent to resume in-person meetings at our first annual meeting of stockholders in 2022, and thereafter, assuming normal circumstances. Our virtual stockholder meeting format uses technology designed to increase stockholder access, save DCRB and our stockholders time and money and provide our stockholders rights and opportunities to participate in the virtual special meeting similar to those they would have at an in-person special meeting, at no cost. In addition to online attendance, we provide stockholders with an opportunity to hear all portions of the official special meeting as conducted by the DCRB Board, submit written questions and comments during the special meeting and vote online during the open poll portion of the special meeting. We welcome your suggestions on how we can make our virtual special meeting more effective and efficient.

All stockholders as of the record date, or their duly appointed proxies, may attend the special meeting, which will be a completely virtual meeting. There will be no physical meeting location and the special meeting will only be conducted via live webcast. If you were a stockholder as of the close of business on                          , 2021, you may attend the special meeting. As a registered stockholder, you received a proxy card with this proxy statement. The proxy card contains instructions on how to attend the virtual meeting, including the website along with your control number. You will need your control number to attend the virtual meeting, submit questions and vote online.

If you do not have your control number, contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (917) 262-2373 or by email at proxy@continentalstock.com. If your shares of common stock are held by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee and obtain a legal proxy. Once you have received your legal proxy, you will need to contact Continental Stock Transfer & Trust Company to have a control number generated. Please allow up to 72 hours for processing your request for a control number.

Stockholders can pre-register to attend the virtual meeting. To pre-register, visit https://www.cstproxy.com/decarbonizationplusacquisition/sm2021 and enter your control number, name and email address. After pre-registering, you will be able to vote or submit questions for the special meeting.

Stockholders have multiple opportunities to submit questions to DCRB for the special meeting. Stockholders who wish to submit a question in advance may do so by pre-registering and then selecting the chat box link. Stockholders also may submit questions live during the meeting. Questions pertinent to special meeting matters may be recognized and answered during the special meeting in our discretion, subject to time constraints. We reserve the right to edit or reject questions that are inappropriate for special meeting matters. In addition, we will offer live technical support for all stockholders attending the special meeting.

To attend online and participate in the special meeting, stockholders of record will need to visit https://www.cstproxy.com/decarbonizationplusacquisition/sm2021 and enter the 12 digit control number provided on your proxy card, regardless of whether you pre-registered.

Date, Time and Place

The special meeting will be held at              , Eastern time, on                     , 2021, via live webcast at https://www.cstproxy.com/decarbonizationplusacquisition/sm2021, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the virtual special meeting if you owned shares of our common stock, i.e., Class A Common Stock or Class B Common Stock, at the close of business on                          , 2021, which is the record date for the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 28,215,627 shares of Class A Common Stock and Class B Common Stock outstanding in the aggregate, of which 22,572,502 were shares of Class A Common Stock and 5,643,125 were Founder Shares held by the initial stockholders.

Vote of the Sponsor, Directors and Officers of DCRB

Our Sponsor, directors and officers and WRG have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Our Sponsor, directors and officers and WRG have waived any redemption rights, including with respect to shares of Class A Common Stock purchased in our IPO or in the aftermarket, in connection with the business combination. The Founder Shares held by the Sponsor, our independent directors and WRG, have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by October 22, 2022. However, our Sponsor, directors and officers are entitled to redemption rights upon our liquidation with respect to any shares of Class A Common Stock they may own.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the special meeting if holders of a majority of the outstanding shares of our Class A Common Stock and Class B Common Stock entitled to vote thereat are present online or represented by proxy at the special meeting. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal, the Nasdaq Proposal, the 2021 Plan Proposal and the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Approval of the Charter Proposals requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Accordingly, a stockholder’s failure to vote by proxy or to vote online at the special meeting will not be counted towards the number of shares of Class A Common Stock and Class B Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Nasdaq Proposal, the 2021 Plan Proposal or the Adjournment Proposal, but will have the same effect as a vote AGAINST the Charter Proposals.

Approval of the election of each director nominee pursuant to the Director Election Proposal requires the affirmative vote (online or by proxy) of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting. This means that the nine director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the Director Election Proposal.

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal at the special meeting. The Charter Proposals, the Director Election Proposal and the 2021 Plan Proposal are conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.

Recommendation to DCRB Stockholders

After careful consideration, the DCRB Board recommends that our stockholders vote “FOR” each Proposal (or in the case of the Director Election Proposal, “FOR ALL NOMINEES”) being submitted to a vote of the stockholders at the special meeting.

For a more complete description of our reasons for the approval of the business combination and the recommendation of the DCRB Board, see the section entitled “Proposal No. 1—The Business Combination Proposal—DCRB Board’s Reasons for the Approval of the Business Combination.”

Voting Your Shares

Each share of Class A Common Stock and each share of Class B Common Stock that you own in your name entitles you to one vote on each of the Proposals for the special meeting. Your one or more proxy cards show the number of shares of Class A Common Stock and Class B Common Stock that you own. There are several ways to vote your shares of Class A Common Stock and Class B Common Stock:

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You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Class A Common Stock or Class B Common Stock will be voted as recommended by the DCRB Board. The DCRB Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Charter Proposals, “FOR” the Nasdaq Proposal, “FOR” the 2021 Plan Proposal, “FOR ALL NOMINEES” in the Director Election Proposal and “FOR” the Adjournment Proposal.

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You can attend the special meeting virtually and vote online even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. However, if your shares of Class A Common Stock or Class B Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Class A Common Stock or Class B Common Stock.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify our secretary, in writing, before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting virtually, revoke your proxy and vote online, as indicated above.

No Additional Matters May Be Presented at the Special Meeting

The special meeting has been called to consider only the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal, the Director Election Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in this proxy statement, which serves as the notice of the special meeting.

Who Can Answer Your Questions About Voting Your Shares or Warrants

If you have any questions about how to vote or direct a vote in respect of your shares of Class A Common Stock or Class B Common Stock, you may call Morrow Sodali LLC, our proxy solicitor, at (800) 662-5200 (banks and brokerage firms, please call collect at (203) 658-9400).

Redemption Rights

Under our Charter, any holders of our Class A Common Stock may elect that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, calculated as of two business days prior to the consummation of the business combination. If demand is properly made and the business combination is consummated, these shares, immediately prior to the business combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the business combination, including interest not previously released to us to pay our franchise and income taxes). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of March 31, 2021 of approximately $225.7 million, the estimated per share redemption price would have been approximately $10.00.

In order to exercise your redemption rights, you must:

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if you hold your shares of Class A Common Stock through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

•	certify to DCRB whether you are acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any other stockholder with respect to shares of Class A Common Stock;

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prior to 5:00 p.m., Eastern time, on                     , 2021 (two business days before the special meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, to the attention of Mark Zimkind at 1 State Street, 30th Floor, New York, New York 10004, by email at mzimkind@continentalstock.com or by telephone at (212) 509-4000; and

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deliver your shares of Class A Common Stock either physically or electronically through DTC to the transfer agent at least two business days before the special meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your shares of Class A Common Stock as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with our consent, until the vote is taken with respect to the business combination. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares (physically or electronically). You may make such request by contacting the transfer agent at the phone number or address listed above.

Holders of outstanding units of DCRB must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If you hold units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental Stock Transfer & Trust Company with written instructions to separate such units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the units.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of the corresponding number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Common Stock as they may receive higher proceeds from the sale of their Class A Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Class A Common Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of Class A Common Stock will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, our future growth following the business combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the business combination is not approved and we do not consummate a “business combination” (as defined in the Charter) by October 22, 2022, we will be required to dissolve and liquidate our Trust Account by returning the then-remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of Class A Common Stock and Class B Common Stock in connection with the business combination.

Proxy Solicitation Costs

We are soliciting proxies on behalf of the DCRB Board. This solicitation is being made by mail but also may be made by telephone or in person. DCRB and its directors, officers and employees may also solicit proxies in person. We will file with the SEC all scripts and other electronic communications as proxy soliciting materials. DCRB will bear the cost of the solicitation.

We have engaged Morrow Sodali LLC to assist in the proxy solicitation process. We will pay that firm a fee of $30,000, plus disbursements. We will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. We will reimburse them for their reasonable expenses.

PROPOSAL NO. 1—THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Business Combination Agreement and the business combination. Our stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement. Please see the subsection below entitled “The Business Combination Agreement” for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

Because we are holding a special meeting of stockholders to vote on the business combination, we may consummate the business combination only if it is approved by the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class.

The Business Combination Agreement

This subsection of the proxy statement describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the business combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General: Structure of the Business Combination

On February 8, 2021, DCRB, Merger Sub and Hyzon entered into the Business Combination Agreement, pursuant to which Merger Sub and Hyzon will enter into the business combination. The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the merger and the other transactions contemplated thereby, are summarized below.

The merger is to become effective by the filing of a certificate of merger with the Secretary of State of the State of Delaware and will be effective immediately upon such filing or upon such later time as may be agreed by the parties and specified in such certificate of merger. The parties will hold the Closing immediately prior to such filing of a certificate of merger on the Closing Date which date will occur as promptly as practicable following the satisfaction or waiver (to the extent such waiver is permitted by applicable law) of the conditions set forth in the Business Combination Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), but in no event later than three business days after the satisfaction or waiver, if permissible, of each of the conditions to the completion of the business combination (or on such other date, time or place as DCRB and Hyzon may mutually agree).

Conversion of Securities

Immediately prior to the Effective Time, all outstanding principal and accrued and unpaid interest on the Hyzon Convertible Notes as of such time will be automatically converted into a number of shares of Hyzon Common Stock, in accordance with the terms of such Hyzon Convertible Notes, and such converted Hyzon Convertible Notes will no longer be outstanding and will cease to exist.

Immediately prior to the Effective Time, the Ascent Options will be automatically converted into shares of Hyzon Common Stock. The Ascent Options will no longer be outstanding and will cease to exist and each holder of Ascent Options will thereafter cease to have any rights with respect to such securities.

Immediately prior to the Effective Time, the Remaining LTIP Shares will be issued to Hymas by Hyzon. Such issuance was approved by the written consent of Hyzon’s stockholders, effective as of February 19, 2021, in consideration for, among other things, Hymas’ initial consent to the reservation of 16,250,000 shares for issuance under the Hyzon Motors Inc. 2020 Stock Incentive Plan when Hymas was the sole stockholder of Hyzon.

At the Effective Time, by virtue of the Merger and without any action on the part of DCRB, Merger Sub, Hyzon or the holders of any of Hyzon’s securities:

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Each share of Hyzon Common Stock issued and outstanding immediately prior to the Effective Time (including any shares of Hyzon Common Stock resulting from the conversion of the Ascent Options, but excluding any shares of Hyzon Common Stock resulting from the conversion of Hyzon Convertible Notes) will be canceled and converted into the right to receive (a) the number of shares of DCRB Class A Common Stock equal to the Exchange Ratio and (b) the contingent right to receive the Earnout Shares, in each case without interest;

•	All shares of Hyzon Common Stock held in treasury of Hyzon will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto;

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Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation;

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Each Hyzon Warrant, to the extent outstanding and unexercised, will automatically, without any action on the part of the holder thereof, be converted into New Warrants (as defined in the Ardour Subscription Agreement);

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Each Hyzon Option that is outstanding immediately prior to the Effective Time will be converted into (a) an Exchanged Option equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Hyzon Common Stock subject to such Hyzon Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Hyzon Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio and (b) the contingent right to receive the Earnout Shares. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Hyzon Option immediately prior to the Effective Time; and

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Each Hyzon RSU that is outstanding immediately prior to the Effective time will be converted into (A) an Exchanged RSU equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Hyzon Common Stock subject to such Hyzon RSU immediately prior to the Effective Time and (y) the Exchange Ratio and (B) the contingent right to receive Earnout Shares.

Earnout

During the Earnout Period, DCRB will issue to eligible holders of securities of Hyzon the Earnout Shares, in three tranches of 9,000,000, 9,000,000 and 5,250,000 Earnout Shares, respectively, upon us achieving $18, $20 or $35 as its last reported sales price per share for any 20 trading days within any 30 consecutive trading day period within the Earnout Period; provided, that in no event will the issuance of the 5,250,000 Earnout Shares occur prior to the one year anniversary of the Closing Date.

Stock Exchange Listing

DCRB will use its reasonable best efforts to cause the shares of DCRB Class A Common Stock to be issued in connection with the Proposed Transactions to be approved for listing on Nasdaq at the Closing of the business combination. Until the Closing, DCRB will use its reasonable best efforts to keep the DCRB Class A Common Stock and warrants listed for trading on the Nasdaq.

Closing

The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or waiver of all of the closing conditions.

Exclusivity

From the date of the Business Combination Agreement and ending on the earlier of (a) the Closing and (b) the valid termination of the Business Combination Agreement, the parties agree not to, and to cause their respective subsidiaries and its and their respective representatives not to, among other things, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with any person with respect to, or respond to inquiries or proposals or provide any non-public information to any person relating to, any sale of any material assets of such party or any of the outstanding capital stock or any conversion, consolidation, liquidation, dissolution or similar transaction involving such party or any of such party’s subsidiaries other than with the other parties to the Business Combination Agreement and their respective representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the consummation of the transactions contemplated by the Business Combination Agreement, including the PIPE Financing, will not be deemed a violation of this provision. Each party will, and will cause its subsidiaries and its and their respective affiliates and representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations, warranties and covenants of (a) Hyzon and (b) DCRB and Merger Sub relating to, among other things, their ability to enter into the Business Combination Agreement and their outstanding capitalization.

Additional Agreements

Proxy Statement

As promptly as practicable after the execution of the Business Combination Agreement, DCRB agreed to prepare and file with the SEC this proxy statement to be sent to the stockholders of DCRB relating to the special meeting held to consider approval and adoption of the Proposals.

DCRB Stockholders’ Meeting; Hyzon Stockholders’ Written Consent

DCRB agreed to call and hold the special meeting as promptly as practicable following the clearance of this proxy statement by the SEC. DCRB agreed, through the DCRB Board, to recommend to its stockholders that they approve the Proposals and shall include the recommendation of the DCRB Board in this proxy statement.

Hyzon agreed to seek the irrevocable written consent of the holders of a majority of the outstanding shares of Hyzon Common Stock, in favor of the approval and adoption of the Business Combination Agreement and the Merger and all other transactions contemplated by the Business Combination Agreement (the “Written Consent”) promptly following the execution of the Business Combination Agreement (and in any event within 1 business day). Hyzon satisfied such obligations and delivered the Written Consent on February 8, 2021.

Conditions to Closing

Mutual

The obligations of DCRB, Merger Sub and Hyzon to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of each of the following mutual conditions:

•	the Written Consent (as defined below) shall have been delivered to DCRB;

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the Proposals shall have been approved and adopted by the requisite affirmative vote of DCRB’s stockholders in accordance with this proxy statement, the DGCL, DCRB’s organizational documents and the rules and regulations of Nasdaq;

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no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the business combination illegal or otherwise prohibiting consummation of the business combination;

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all required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the business combination under the HSR Act shall have expired or been terminated (the waiting period under the HSR Act expired on March 22, 2021); and

•	the shares of Class A Common Stock shall be listed on Nasdaq, or another national securities exchange mutually agreed to by the parties, as of the Closing Date.

DCRB and Merger Sub

The obligations of DCRB and Merger Sub to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

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the representations and warranties of Hyzon contained in the sections titled (a) “Organization and Qualification; Subsidiaries,” (b) “Capitalization” (other than certain provisions in such section as described below), (c) “Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of Hyzon contained in the section titled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section titled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects except for de minimis inaccuracies as of the date of the Business Combination Agreement and at the Effective Time as though made on and as of such date and time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Hyzon, DCRB, Merger Sub or their affiliates. The other representations and warranties of Hyzon contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “Hyzon Material Adverse Effect” (as defined below) or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Hyzon Material Adverse Effect;

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Hyzon shall have performed or complied in all material respects with all agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

•	Hyzon shall have delivered to DCRB a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

•	no Hyzon Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Effective Time;

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other than those persons identified as continuing directors in the Business Combination Agreement, all members of the board of directors of Hyzon and the board of directors of Hyzon’s subsidiaries shall have executed written resignations effective as of the Effective Time;

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all parties to the A&R Registration Rights Agreement (other than DCRB and the DCRB stockholders party thereto) shall have delivered, or caused to be delivered, to DCRB copies of the A&R Registration Rights Agreement duly executed by all such parties;

•	the Lock-Up Agreements shall have been executed and delivered to DCRB;

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at least two days prior to the Closing, Hyzon shall have delivered to DCRB in a form reasonably acceptable to DCRB a properly executed certification that shares of DCRB Common Stock are not “U.S. real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which will be filed by DCRB with the IRS at or following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations; and

•	Hyzon shall have delivered to DCRB its audited financial statements (which condition has been satisfied).

Some of the conditions to DCRB’s and Merger Sub’s obligations are qualified by the concept of a “Hyzon Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “Hyzon Material Adverse Effect” means any event, circumstance, change or effect (collectively “Effect”) that, individually or in the aggregate with all other Effects, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of Hyzon and Hyzon’s subsidiaries taken as a whole or (ii) would prevent, materially delay or materially impede the performance by Hyzon of its obligations under the Business Combination Agreement or the consummation of the business combination; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Hyzon Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which Hyzon and Hyzon’s subsidiaries operate; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics, COVID-19 Measure or other force majeure events (including any escalation or general worsening thereof); (e) any actions taken or not taken by Hyzon or Hyzon’s subsidiaries as required by the Business Combination Agreement or any ancillary agreement, (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the business combination (including the impact thereof on relationships with customers, suppliers, employees or governmental authorities) (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the Business Combination Agreement or the consummation of the business combination), (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause

(g) shall not prevent a determination that any Effect underlying such failure has resulted in a Hyzon Material Adverse Effect to the extent permitted by this definition, or (h) any actions taken, or failure to take action, or such other changes or events, in each case, which DCRB has requested or to which it has consented or which actions are contemplated by the Business Combination Agreement, except in the cases of clauses (a) through (c), to the extent that Hyzon and Hyzon’s subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries and geographical regions in which Hyzon and Hyzon’s subsidiaries operate.

Hyzon

The obligations of Hyzon to consummate the business combination are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of the following additional conditions:

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the representations and warranties of DCRB and Merger Sub contained in the sections titled (a) “Corporate Organization,” (b) ”Capitalization” (other than certain provisions in such section as described below) (c) ”Authority Relative to the Business Combination Agreement” and (d) “Brokers” in the Business Combination Agreement shall each be true and correct in all material respects as of the date of the Business Combination Agreement and the Effective Time, except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier specified date. Certain of the representations and warranties of DCRB and Merger Sub contained in the section titled “Absence of Certain Changes or Events” in the Business Combination Agreement shall be true and correct in all respects as of the date of the Business Combination Agreement and the Effective Time. Certain of the representations and warranties in the section titled “Capitalization” in the Business Combination Agreement shall be true and correct in all respects except for de minimis inaccuracies as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, be reasonably expected to result in more than de minimis additional cost, expense or liability to Hyzon, DCRB, Merger Sub or their affiliates. The other representations and warranties of DCRB and Merger Sub contained in the Business Combination Agreement shall be true and correct in all respects (without giving effect to any “materiality,” “DCRB Material Adverse Effect” (as defined below) or similar qualifiers contained in any such representations and warranties) as of the date of the Business Combination Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a DCRB Material Adverse Effect;

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DCRB and Merger Sub shall have performed or complied in all material respects with all other agreements and covenants required by the Business Combination Agreement to be performed or complied with by it on or prior to the Effective Time;

•	DCRB shall have delivered to Hyzon a customary officer’s certificate, dated the date of the Closing, certifying as to the satisfaction of certain conditions;

•	no DCRB Material Adverse Effect shall have occurred between the date of the Business Combination Agreement and the Effective Time;

•	DCRB shall have delivered a copy of the A&R Registration Rights Agreement duly executed by DCRB and the DCRB stockholders party thereto;

•	DCRB shall have made all necessary and appropriate arrangements with Continental Stock Transfer & Trust Company, acting as trustee, to have all of the funds in the Trust Account disbursed to DCRB immediately prior to the Effective Time, and all such funds released from the Trust Account shall be available for immediate use to DCRB in respect of all or a portion of certain payment obligations set forth in the Business Combination Agreement and the payment of DCRB’s fees and expenses incurred in connection with the Business Combination Agreement and the business combination; and

•

as of the Closing, after consummation of the PIPE Financing and distribution of the Trust Account pursuant to the Business Combination Agreement, deducting all amounts to be paid pursuant to the exercise of redemption rights provided for in the Charter, DCRB shall have cash on hand equal to or in excess of $400,000,000 (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the business combination or the PIPE Financing).

Some of the conditions to Hyzon’s obligations are qualified by the concept of a “DCRB Material Adverse Effect.” Under the terms of the Business Combination Agreement, a “DCRB Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other Effects, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise) assets, liabilities or results of operations of DCRB, or (ii) would prevent, materially delay or materially impede the performance by DCRB or Merger Sub of their respective obligations under the Business Combination Agreement or the consummation of the business combination; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a DCRB Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which DCRB operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics, COVID-19 Measure or other force majeure events (including any escalation or general worsening thereof); (e) any actions taken or not taken by DCRB as required by the Business Combination Agreement or any ancillary agreement, (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the business combination (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from Business Combination Agreement or the consummation of the business combination), or (g) any actions taken, or failure to take action, or such other changes or events, in each case, which Hyzon has requested or to which it has consented or which actions are contemplated by the Business Combination Agreement, except in the cases of clauses (a) through (d), to the extent that DCRB is materially disproportionately affected thereby as compared with other participants in the industry and geographical regions in which DCRB operates.

Termination

The Business Combination Agreement may be terminated and the business combination may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of the Business Combination Agreement and the business combination by the stockholders of Hyzon or the DCRB stockholders, as follows:

•	By mutual written consent of DCRB and Hyzon;

•

By DCRB or Hyzon, if (i) the Effective Time shall not have occurred prior to the date that is 180 days after the date of the Business Combination Agreement (the “Outside Date”); provided, however, that the Business Combination Agreement may not be terminated by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained therein and such breach or violation is the principal cause of the failure of a condition to the Merger on or prior to the Outside Date, and, provided further, that if on the Outside Date certain conditions set forth in the Business Combination Agreement shall not have been satisfied, but all the other conditions to Closing have been satisfied, (other than those conditions that by their nature cannot be satisfied until the Closing Date), then DCRB or Hyzon may by written election extend the Outside Date no more than three (3) times in the aggregate, each by a period of two (2) months; (ii) any governmental authority in the United States has enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the business combination and related transactions illegal or otherwise preventing or prohibiting consummation of the business combination and related transactions, including the Merger; or (iii) any of the Proposals fail to receive the requisite vote for approval at the special meeting;

•

By Hyzon if there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of DCRB and Merger Sub set forth in the Business Combination Agreement, or if any representation or warranty of DCRB and Merger Sub will have become untrue, in either case such that the conditions set forth in representations and warranties and the agreements and covenants of Merger Sub and DCRB specified in the conditions to the Merger section of the Business Combination Agreement would not be satisfied (“Terminating DCRB Breach”); provided that Hyzon has not waived such Terminating DCRB Breach and Hyzon is not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided, however, that, if such Terminating DCRB Breach is curable by DCRB and Merger Sub, Hyzon may not terminate the Business Combination Agreement under this section for so long as DCRB and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty days after notice of such breach is provided by Hyzon to DCRB; or

•

By DCRB if (i) Hyzon has failed to deliver the Written Consent to DCRB one business day of execution of the Business Combination Agreement; (ii) Hyzon has failed to deliver its audited financial statements within thirty (30) days from the execution of the Business Combination Agreement; or (iii) there is an occurrence of a breach of any representation, warranty, covenant or agreement on the part of Hyzon set forth in the Business Combination Agreement, or if any representation or warranty of Hyzon has become untrue, in either case such that the conditions set forth in representations and warranties and the agreements and covenants of Hyzon specified in the conditions to the Merger section of the Business Combination Agreement would not be satisfied (“Terminating Hyzon Breach”); provided that DCRB has not waived such Terminating Hyzon Breach and DCRB and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in the Business Combination Agreement; provided further that, if such Terminating Hyzon Breach is curable by Hyzon, DCRB may not terminate the Business Combination Agreement under this provision for so long as Hyzon continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within 30 days after notice of such breach is provided by DCRB to Hyzon. Hyzon has satisfied its obligation to deliver to DCRB the Written Consent and audited financial statements referred to in clauses (i) and (ii) above.

Effect of Termination

If the Business Combination Agreement is terminated, the agreement will forthwith become void, and there will be no liability under the Business Combination Agreement on the part of any party hereto, except as set forth in the Business Combination Agreement or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party thereto.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The Related Agreements have been or will be filed with the SEC at a future date. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

Lock-Up Agreement

On February 8, 2021, certain stockholders of Hyzon, collectively holding 92,775,000 shares of Hyzon Common Stock or securities convertible into shares of Hyzon Common Stock as of the date hereof, entered into the Lock-Up Agreement pursuant to which they agreed, following the Closing Date subject to certain customary exceptions, not to (a) directly or indirectly sell, assign, encumber, pledge, hypothecate, dispose, loan or otherwise transfer, or enter into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, any Lock-Up Securities or (b) publicly announce any intention to effect any transaction specified in clause (a) for six months following the Closing Date. Following the Closing Date, such stockholders of Hyzon will collectively beneficially own 172,187,954 shares of Class A Common Stock, which represents approximately 66% of the outstanding shares of Class A Common Stock assuming that no public shares of DCRB are redeemed, and 70% of the outstanding shares of Class A Common Stock assuming the maximum redemption of public shares.

Founder Warrant Agreement

In connection with the execution of the Business Combination Agreement, on February 8, 2021, our Sponsor and the Founders Warrant Parties entered into the Founder Warrant Agreement pursuant to which they agreed, following the Closing, the Founders Warrant Parties will not Transfer 75% of their private placement warrants acquired in a private placement in connection with our initial public offering, until the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (x) if the date on which the last sale price of the Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of DCRB Class A Common Stock are then listed) equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) the date on which DCRB completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in the holders of DCRB Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property.

Upon and subject to the Closing, the $12.00 Warrants shall become subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $12.00 Warrants, unless and until a $12.00 Triggering Event.

Upon and subject to the Closing, the $14.00 Warrants shall become subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $14.00 Warrants, unless and until a $14.00 Triggering Event.

A&R Registration Rights Agreement

In connection with the Closing, the IPO Registration Rights Agreement will be amended and restated and the Reg Rights Holders will enter into the A&R Registration Rights Agreement. Pursuant to the A&R Registration Rights Agreement, DCRB will agree that, within 15 business days after the Closing, DCRB will file with the SEC (at DCRB’s sole cost and expense) the Initial Registration Statement, and DCRB will use its reasonable best efforts to have the Initial Registration Statement become effective as soon as reasonably practicable after the filing thereof. Additionally, DCRB will agree that, as soon as reasonably practicable after DCRB is eligible to register the Reg Rights Holders’ securities on a registration statement on Form S-3, DCRB will file with the SEC (at DCRB’s sole cost and expense) the Subsequent Registration Statement and DCRB will use its reasonable best efforts to have the Subsequent Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings in any 12 month period and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by DCRB if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

Proposed Second Amended and Restated Charter

Pursuant to the terms of the Business Combination Agreement, at the Closing, we will amend and restate, effective as of the Effective Time, our Charter to, among other things, (a) increase the number of authorized shares of our Class A Common Stock from 250,000,000 shares to 400,000,000 shares, (b) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 10,000,000 shares, (c) eliminate certain provisions in the Charter relating to an Initial Business Combination that will no longer be applicable to us following the Closing, (d) change the post-combination company’s name to “Hyzon Motors Inc.” and (e) make certain other changes that the DCRB Board deems appropriate for a public operating company, including amendments to the exclusive forum provisions.

PIPE Financing

In connection with the execution of the Business Combination Agreement, on February 8, 2021, we entered into separate Subscription Agreements with a number of Subscribers, pursuant to which the Subscribers agreed to purchase, and we agreed to sell to the Subscribers, an aggregate of 35,500,000 PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $355,000,000, in a private placement. The PIPE Shares do not include the Conversion Shares that will convert from the Hyzon Convertible Notes, pursuant to their terms, at a price of $9.00 per share (based on 90% of the price per PIPE Share) in connection with the PIPE Financing.

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the business combination. The purpose of the PIPE Financing is to raise additional capital for use by the combined company following the Closing.

Pursuant to the Subscription Agreements, we agreed that, within 15 calendar days after the consummation of the business combination, we will file the PIPE Resale Registration Statement with the SEC (at our sole cost and expense), and we will use our reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof.

Ardour Subscription Agreement

In connection with the execution of the Business Combination Agreement, on February 8, 2021, we entered into the Ardour Subscription Agreement with ACP Mgmt Corp., Ardour and Hyzon, pursuant to which ACP Mgmt Corp. agreed, in full satisfaction of Ardour Capital Investment LLC’s right to receive a warrant to purchase shares of Hyzon Common Stock for its services as a financial advisor to Hyzon, to purchase, and we agreed to sell to ACP Mgmt Corp., such number of warrants exercisable for one share of DCRB Class A Common Stock at an exercise price of $2.20, subject to the terms of the Ardour Warrant Agreement, to be entered into by and between us and Continental Stock Transfer & Trust Company in connection with Closing, equal to (x) 184,000 multiplied by (y) the Exchange Ratio. Such warrants will be governed by and exercisable subject to the terms and conditions of the Ardour Warrant Agreement.

Background of the Business Combination

DCRB is a Delaware corporation formed on September 7, 2017 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our business strategy is to identify, acquire and, after the initial business combination, build a company whose principal effort is developing and advancing a platform that decarbonizes the most carbon-intensive sectors, including the energy and agriculture, industrials, transportation and commercial and residential sectors. DCRB’s goal is to build a focused business with multiple competitive advantages that have the potential to improve the target business’s overall value proposition. The ultimate goal of this business strategy is to maximize stockholder value. The proposed business combination was the result of an extensive search for a potential transaction utilizing the vast network and industry experience of DCRB’s management team, our Sponsor and its affiliates. The terms of the business combination were the result of extensive negotiations between representatives of DCRB and Hyzon management. The following is a brief description of the background of these negotiations, the business combination and related transactions.

On October 22, 2020, DCRB completed its IPO of 20,000,000 public units, with each unit consisting of one share of Class A Common Stock and one-half of one public warrant, raising gross proceeds of approximately $200.0 million. Simultaneously with the closing of the IPO, DCRB completed the private sale of 6,000,000 private placement warrants to our Sponsor, our independent directors and WRG, generating gross proceeds of approximately $6.0 million.

In connection with the IPO, the underwriters were granted an option to purchase up to an additional 3,000,000 units. On November 9, 2020, the underwriters partially exercised this over-allotment option and, on November 12, 2020, the underwriters purchased 2,572,502 over-allotment units (the “Over-allotment Units”), generating gross proceeds of $25,725,020. Simultaneously with the closing of the sale of the Over-allotment Units, DCRB completed the private sale of an additional 514,500 private placement warrants to our Sponsor, our independent directors and WRG, generating gross proceeds of approximately $514,500.

Following the closing of the IPO, DCRB representatives commenced a robust search for businesses or assets to acquire for the purpose of consummating DCRB’s initial business combination. Between October 23, 2020 and February 9, 2021, we reviewed potential acquisition alternatives, explored options with the underwriters from the IPO, and contacted or were contacted by 20 individuals and entities with respect to more than 20 business combination opportunities. As part of this process, DCRB representatives considered over fifteen potential acquisition targets in a wide variety of industry sectors, including targets that were engaged in businesses involving energy sustainability or utilizing technologies that would make a positive impact on the environment. DCRB entered into 22 non-disclosure or confidentiality agreements with potential business combination targets; however, none of the confidentiality agreements included a standstill agreement that would prevent DCRB from making an offer for the counterparty, or would prevent any party from making an offer for DCRB. In several cases, DCRB presented term sheets or illustrative transaction structures (or similar documentation) describing the structure or principal terms of a potential business combination.

As part of its acquisition strategy, DCRB did not focus its efforts pursuing potential transactions in competitive or auction situations, but instead focused on bilateral discussions with the key decision makers of the potential targets regarding a potential transaction.

Between October 13, 2020 and November 30, 2020, Hyzon executed non-disclosure agreements with ten other special purpose acquisition companies (“SPACs”) interested in exploring a potential business combination with Hyzon, which strategic alternative Hyzon management had first discussed the possibility of pursuing in summer 2020. Following execution of such non-disclosure agreements, those SPACs were provided with Hyzon’s management presentation. Four SPACs were also given access to the electronic data room containing information about Hyzon’s business.

On October 30, 2020, Robert Tichio and Erik Anderson participated in a video conference with representatives of Goldman Sachs & Co. LLC (“Goldman Sachs”), regarding a possible transaction between DCRB and Hyzon. Hyzon had engaged Goldman Sachs as its financial advisor on or about August 18, 2020 in connection with exploring alternatives for raising capital.

On November 2, 2020, DCRB and Hyzon executed a non-disclosure agreement that did not contain a standstill provision to facilitate more in-depth discussions between the parties regarding a possible business combination. Also on November 2, 2020, Hyzon granted DCRB access to its electronic data room containing information relating to Hyzon for DCRB’s due diligence review.

Also on November 2, 2020, DCRB contacted and retained Vinson & Elkins L.L.P. (“Vinson & Elkins”) to advise DCRB on a possible business combination with Hyzon. Vinson & Elkins assisted DCRB in drafting a non-binding letter of intent and binding exclusivity agreement.

On November 4, 2020, DCRB received and reviewed Hyzon’s management presentation, including an overview of Hyzon’s business and financial model, comparison against peer companies and information regarding Hyzon’s potential customers, existing and planned facility developments, products and technologies. That same day, Robert Tichio and Erik Anderson had a call with Craig Knight, the Chief Executive Officer of Hyzon and George Gu, the Executive Chairman of Hyzon, expressing their interest in advancing diligence to assess Hyzon and its prospects. Members of Hyzon management provided an overview of Hyzon’s business and current operations, and responded to initial due diligence questions raised by DCRB management, including with respect to technology, business development, organizational structure and capital spending plans.

On November 5, 2020, DCRB received and reviewed Hyzon’s management presentation, including an overview of Hyzon’s business and financial model, comparison against peer companies and information regarding Hyzon’s contracted customer orders, domestic and international facilities, products and technologies and current operations.

On November 13, 2020, Mr. Tichio participated in a call with representatives of Goldman Sachs regarding DCRB’s key areas of focus for business and legal due diligence of Hyzon. Over the next few days, Goldman Sachs provided DCRB with responses to certain diligence questions raised by Mr. Tichio.

On November 25, 2020, representatives of Goldman Sachs called Mr. Tichio to discuss DCRB’s interest in pursuing a potential business combination with Hyzon. Mr. Tichio advised that DCRB continued to be interested in the possibility of a business combination with Hyzon.

On November 30, 2020, Hyzon engaged Goldman Sachs as its financial advisor in connection with the possible sale of all or a portion of Hyzon. That same week, Hyzon also discontinued discussions with the other SPACs.

On December 5, 2020, DCRB shared a draft of the non-binding letter of intent and binding exclusivity agreement with Hyzon. The draft non-binding letter of intent provided for a total enterprise value of Hyzon of $1.983 billion, with equity consideration in the form of Class A Common Stock and a $350 million PIPE Financing. The binding exclusivity agreement provided for the termination of any existing discussions by Hyzon with respect to any potential transactions similar to the proposed business combination and to exclusive negotiations with DCRB until January 29, 2021.

On December 7, 2020, Goldman Sachs delivered comments on the draft non-binding letter of intent and binding exclusivity agreement on behalf of Hyzon. The comments to the draft non-binding letter of intent provided for a total enterprise value of Hyzon of $2.0 billion; added an earnout for the Hyzon stockholders of up to 18 million additional shares of Class A Common Stock if the trading price of the Class A Common Stock exceeded certain thresholds ($18 and $20 per share) during the five year-period after Closing; and provided that the Sponsor would agree to subject the private placement warrants to an earnout arrangement whereby 75% of the private placement warrants would be subject to a lock-up arrangement, 12.5% of the private placement warrants would be subject to forfeiture and not exercisable until the Class A Common Stock exceeded $12 for a period of time after the Closing and 12.5% of the private placement warrants would be subject to forfeiture and not exercisable until the Class A Common Stock exceeded $14 for a period of time after the Closing. Hyzon’s draft non-binding letter of intent also provided that the fees payable in respect of the transaction would be capped at an amount to be determined, with deviations from such budget by either party resulting in appropriate adjustments to the purchase price, and that the definitive transaction documentation would include customary closing conditions, including a minimum cash condition. Hyzon’s proposed revisions also provided that DCRB would not enter into a letter of intent with any other party with respect to any potential transaction similar to the proposed business combination until January 29, 2021, the expiration date of the exclusivity period, and that Hyzon would be permitted to conduct a private placement during the exclusivity period.

On December 7, 2020, Vinson & Elkins delivered revised drafts of the non-binding letter of intent and binding exclusivity agreement to Sullivan & Cromwell LLP (“Sullivan & Cromwell”), outside legal counsel to Hyzon, on behalf of DCRB that accepted Hyzon’s comments with certain clarifying changes. Throughout the day, Vinson & Elkins and Sullivan & Cromwell negotiated the binding exclusivity agreement, including adding a requirement that Hyzon notify DCRB within 48 hours if it or any of its affiliates entered into a letter of intent with respect to a private placement that is not in furtherance of the business combination with DCRB and that DCRB would thereafter be permitted to terminate the exclusivity agreement in its sole discretion. Later in the day on December 7, 2020, DCRB and Hyzon executed the binding exclusivity agreement.

From December 7, 2020 to February 8, 2021, DCRB’s representatives and advisors performed extensive due diligence investigation of the materials included in the electronic data room, including a review of Hyzon’s material contracts and facilities, and intellectual property, financial, tax, legal insurance and accounting due diligence.

On December 8, 2020, representatives of DCRB, Hyzon, Goldman Sachs, Vinson & Elkins and Sullivan & Cromwell participated in a kick-off meeting to discuss timing and process of a business combination and the PIPE Financing.

On December 9, 2020, representatives of Vinson & Elkins and Sullivan & Cromwell participated in a conference call to discuss initial drafts of transaction documents, certain deal points and diligence matters.

During the week of December 14, 2020, DCRB engaged a number of third-party advisors, in addition to Vinson & Elkins, to assist with various aspects of commercial, financial and legal diligence, including an advisor to assist in the evaluation of the overall electrified vehicle market and the addressable market of Hyzon’s vehicles more specifically, and an advisor to assist in the quality of the fuel cell technology that would be commercialized by Hyzon in the transportation market.

On December 17, 2020, Vinson & Elkins delivered a draft term sheet regarding proposed intellectual property arrangements as between Hyzon and JS Horizon and its affiliates, as well as an issues list concerning the then-existing intellectual property arrangements as between Hyzon and JS Horizon. The draft term sheet proposed that JS Horizon and its affiliates would assign to Hyzon all of their right, title and interest in all intellectual property that JS Horizon and its affiliates owned as of the date of transfer, subject to a license granted by Hyzon back to JS Horizon to use such assigned intellectual property rights within Asia, Africa and South America in use cases other than mobility products.

On December 21, 2020, Sullivan & Cromwell delivered comments on the intellectual property term sheet to Vinson & Elkins. The comments clarified that, as of such time, Hyzon already exclusively owned, and would continue to exclusively own, certain patent applications relating to vehicles and fuel cell technologies. The comments also counter-proposed a new agreement whereby other existing intellectual property developed by JS Horizon would be owned jointly by Hyzon and JS Horizon, subject to exclusive licenses and covenants perpetually restricting each party’s exploitation of such jointly-owned intellectual property within exclusive fields of use for the jointly-owned IP rights based on industry (mobility products vs. non-mobility products) as well as geography (Asia, South America and Africa vs. rest of world).

On December 22, 2020, Vinson & Elkins delivered a draft letter of intent for the business combination based on the terms included in the draft non-binding letter of intent delivered by DCRB on December 7, 2020. Vinson & Elkins and Sullivan & Cromwell continued to exchange drafts of the letter of intent and to negotiate key terms, including a cap on fees payable in respect of the business combination, certain governance matters in respect of the combined company and a lock-up agreement for certain Hyzon shareholders.

On December 23, 2020, Vinson & Elkins delivered a revised draft of the intellectual property term sheet to Sullivan & Cromwell. The revised draft clarified the exclusive fields as well as the treatment of improvements to jointly-owned intellectual property.

On December 24, 2020, Vinson & Elkins delivered initial drafts of the Business Combination Agreement, amended and restated registration rights agreement and form of subscription agreement to Sullivan & Cromwell.

On January 3, 2021, Sullivan & Cromwell delivered an initial draft of the intellectual property agreement between Hyzon and JS Horizon to Vinson & Elkins. During the week of January 4, DCRB, Hyzon, JS Horizon, Vinson & Elkins and Sullivan & Cromwell exchanged drafts of the intellectual property agreement and participated in conference calls regarding the same to resolve various issues, focusing principally on the scope of the parties’ exclusive fields and restrictions on use (including with respect to improvements to existing intellectual property). On January 12, 2021, Hyzon and JS Horizon executed the intellectual property agreement.

During the week of January 4, 2021, DCRB engaged Citigroup Global Markets Inc. (“Citi”) as its financial advisor and Credit Suisse Securities (USA) LLC (“Credit Suisse”) as its financial advisor and equity capital markets advisor, respectively, in connection with the business combination to assist the DCRB Board with advice on the transaction structure, negotiation strategy, valuation analyses, financial terms and other financial matters. In determining to engage Citi and Credit Suisse, DCRB considered Citi and Credit Suisse’s knowledge and experience with respect to similar transactions, special purpose acquisition companies in general and the fact that Citi and Credit Suisse had previously acted as underwriters of DCRB’s IPO.

Due to the progression of the discussions with Hyzon from October 30, 2020, to January 5, 2021, as well as the DCRB Board’s conclusion that a transaction with Hyzon would present the most attractive opportunity for DCRB, the DCRB Board ultimately determined at a meeting of the DCRB Board held on January 7, 2021, that the business combination with Hyzon was the most attractive potential transaction for DCRB. The decision to ultimately pursue the business combination with Hyzon over the other potential targets was generally the result of, but not limited to, one or more of the following factors:

•

the other potential acquisitions did not fully meet the investment criteria of DCRB, which included, among other things, candidates that are at an inflection point, exhibit a need for capital to achieve the company’s growth strategy and would benefit from DCRB management’s transactional, financial, managerial and investment experience;

•	the determination of DCRB’s management and our Sponsor that Hyzon was of superior quality to the other potential acquisitions after taking into consideration the following:

•	Hyzon’s value to investors being a differentiated, pure-play, independent hydrogen mobility company with an exclusive focus on hydrogen in the commercial vehicle market;

•

Hyzon’s non-binding memoranda of understanding, letters of intent and limited number of firm orders with various clients, including blue-chip Fortune 100 companies as well as Hyzon’s rapidly growing visibility and potential near-term customers in Europe, Asia and Australia; and

•

Hyzon’s expected capability to produce its own fuel cells once production and manufacturing facilities are established, with a proven fuel cell technology that has superior competitive performance compared to electric alternatives and a management team with valuable fuel cell and automotive sector experience; and

•	a difference in valuation expectations between DCRB and the senior executives or stockholders of the other potential targets.

On January 8, 2021, DCRB and Hyzon executed the letter of intent for the business combination.

On January 8, 2021, Sullivan & Cromwell delivered a revised draft of the Business Combination Agreement to Vinson & Elkins. Throughout the following four weeks, Vinson & Elkins and Sullivan & Cromwell exchanged several drafts of the Business Combination Agreement to resolve issues raised by DCRB and Hyzon, which focused principally on certain representations, warranties and covenants by Hyzon related to intellectual property, environmental and employment matters, including a revised draft that was delivered by Vinson & Elkins to Sullivan & Cromwell on January 15, 2021, and further revised draft delivered by Sullivan & Cromwell to Vinson & Elkins on January 25, 2021.

During the week of January 10, 2021, DCRB also engaged Goldman Sachs and Morgan Stanley & Co. LLC (“Morgan Stanley”) to serve as placement agents for the PIPE Financing. Goldman Sachs did not provide any advice to DCRB, including, but not limited to, regarding the valuation of Hyzon or the terms of the business combination. In addition, DCRB and Hyzon each signed a consent letter with Goldman Sachs acknowledging Goldman Sachs’ roles as financial advisor to Hyzon in connection with the business combination and as co-placement agent to DCRB in connection with the PIPE Financing and waiving any potential conflicts in connection with such dual roles.

Between December 20, 2020 and January 11, 2021, Hyzon and Korea Zinc negotiated the Hyzon Convertible Notes, pursuant to which the holders of the Hyzon Convertible Notes will receive up to 5,000,000 shares of Class A Common Stock at $9 per share upon the closing of the business combination.

Representatives of DCRB and Hyzon and their advisors prepared an investor presentation, relating to Hyzon and its business, which included certain management projections for Hyzon, as well as a pro forma capitalization table of the post-combination company as of the Closing. The investor presentation was made available on January 14, 2021 to investors interested in participating in the PIPE Financing.

Beginning on January 15, 2021 and over the next four weeks, Goldman Sachs and Morgan Stanley facilitated telephonic and video conferences with a number of prospective investors in the PIPE Financing. A number of the prospective investors participated in discussions with DCRB and Hyzon representatives and were provided the investor presentation as well as access to an electronic data room containing supporting information. A draft of a subscription agreement prepared by Vinson & Elkins was shared with prospective investors and representatives of Vinson & Elkins and Sullivan & Cromwell addressed and negotiated comments to the subscription agreement from the various interested investors.

On January 19, 2021, Vinson & Elkins delivered initial drafts of the lock-up agreement and founder warrant agreement, and over the next three weeks Vinson & Elkins and Sullivan & Cromwell exchanged drafts of these documents and the other exhibits and ancillary documents to the Business Combination Agreement.

During the week of January 25, 2021, DCRB engaged Alvarium MB (UK) Limited (“Alvarium”) as an equity capital markets advisor in connection with the PIPE Financing to assist DCRB with developing materials for distribution to potential investors and coordinating marketing and distribution of the PIPE Shares to investors. In determining to engage Alvarium, DCRB considered Alvarium’s knowledge and experience with respect to similar transactions and special purpose acquisition companies and private investment in public equity fundraising in connection thereof in general.

On January 29, 2021, the binding exclusivity agreement between DCRB and Hyzon terminated pursuant to its terms.

On February 2, 2021, Goldman Sachs delivered a proposal on behalf of Hyzon regarding an additional earnout for the Hyzon stockholders and DCRB stockholders. As part of the negotiation of this proposal, DCRB indicated to representatives of Goldman Sachs that DCRB would receive a loan from the Sponsor prior to Closing to fund certain working capital and transaction expenses of DCRB, $1.5 million of which would be repaid to the Sponsor in additional private placement warrants.

Following the January 29, 2021 expiration of the binding exclusivity agreement between DCRB and Hyzon, and in light of the ongoing negotiations over Hyzon’s proposal regarding an additional earnout, DCRB continued discussions with other potential business combination targets, and on February 4, 2021, DCRB delivered a non-binding letter of intent to explore negotiations with another potential business combination target. Due to the benefits expected to be provided by the Hyzon business combination, the advanced stage of negotiations with Hyzon, and the other reasons discussed below, the DCRB Board ultimately reaffirmed its decision to pursue the business combination with Hyzon over the other potential targets.

Over that week, representatives of Vinson & Elkins and Sullivan & Cromwell, DCRB and Hyzon negotiated outstanding issues in the Business Combination Agreement, and agreed (i) to revisions to the representations made by Hyzon relating to environmental and intellectual property disclosures, including a representation with respect to Hyzon’s good faith projections for its commercialization timeline, (ii) not to include consummation of the PIPE Financing as a condition to the Closing, (iii) that generally actions in the ordinary course of business as part of Hyzon’s prosecution and maintenance of its intellectual property portfolio between the period between signing and closing would not require DCRB consent, (iv) that Hyzon would be required to deliver audited financial statements of Hyzon within 30 days of the date of the Business Combination Agreement, (v) that Hyzon RSUs would be treated similarly to Hyzon Options in the merger and (vi) Hyzon’s stockholders would receive an additional 5.25 million shares of Class A Common Stock if the price of the Class A Common Stock exceeds $35 for a period of time during the five years after Closing, and in no event would the shares be delivered prior to the one-year anniversary of Closing.

On February 8, 2021, Vinson & Elkins and Sullivan & Cromwell finalized the draft of the Business Combination Agreement.

That same day, the DCRB Board held a special meeting by video conference. Also in attendance were members of DCRB management, and representatives of the Sponsor, Vinson & Elkins and other advisors. During this meeting, an advisor engaged to evaluate the overall electrified vehicle market and the addressable market of Hyzon’s vehicles provided to the DCRB Board an overview of its due diligence process and their analysis of Hyzon. Vinson & Elkins provided to the DCRB Board a review of fiduciary duties under Delaware law in the context of consideration of the proposed business combination transaction. Vinson & Elkins also reviewed with the DCRB Board the scope of the due diligence review and the terms of the business combination, including the Business Combination Agreement, the form of subscription agreements and the other definitive agreements, copies of all of which were provided to the DCRB Board in advance of the meeting. After considerable review of the information presented to the DCRB Board, the DCRB Board unanimously approved the Business Combination Agreement and the other transaction documents related thereto and the PIPE Financing by written consent.

Also on February 8, 2021, the Hyzon board of directors unanimously approved the Business Combination Agreement and the transactions contemplated thereby.

Later that evening, the parties executed the Business Combination Agreement, and the investors subscribing to purchase PIPE Shares in connection with the PIPE Financing executed the subscription agreements. Under the PIPE Financing, certain investors agreed to purchase, at the Closing, $355 million of Class A Common Stock at $10.00 per share and Korea Zinc Co., Ltd. and Sewon Co., Ltd. agreed to convert $45 million aggregate principal amount of Hyzon Convertible Notes at $9.00 per share.

Before the market opened on February 9, 2021, DCRB and Hyzon announced the business combination together with the execution of the Business Combination Agreement along with the subscription agreements.

DCRB Board’s Consideration of and Reasons for Approving the Business Combination

The DCRB Board considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, the DCRB Board, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. The DCRB Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual members of the DCRB Board may have given different weight to different factors. This explanation of the reasons for the DCRB Board’s approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, the DCRB Board reviewed the results of the due diligence conducted by DCRB’s management and DCRB’s advisors, which included:

•	meetings and calls with Hyzon management and advisors regarding business model, operations and forecasts;

•	research on comparable public companies, including Fuel Cell Energy, Power Cell, Plug Power, Ballard, ITM Power, Nel, Nikola, Luminar, Innoviz, Velodyne, Romeo Power Technology and Tesla;

•	research on comparable transactions;

•	study of analyst reports and market trends in the electric vehicle and hydrogen fuel cell industries;

•	review of material contracts;

•	review of intellectual property matters;

•	review of commercial, financial, tax, legal and accounting due diligence;

•

consultation with Hyzon’s management and DCRB’s legal and financial advisors and industry experts, including its advisor that assisted in evaluating the overall electrified vehicle market and of the addressable market for Hyzon’s vehicles, and its advisor that assisted in evaluating the quality of Hyzon’s fuel cell technology;

•	financial and valuation analysis of Hyzon and the business combination;

•	financial projections prepared by Hyzon’s management team; and

•	the financial statements of Hyzon.

In approving the business combination, the DCRB Board determined not to obtain a fairness opinion. The officers and directors of DCRB have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the business combination.

The factors considered by the DCRB Board include, but were not limited to, the following:

•

Competitive and Innovative Design. The DCRB Board considered Hyzon’s innovative and competitive hydrogen fuel cell design and the potential applications of Hyzon’s hydrogen fuel cells across multiple industries.

•

Value to Equity Investors. The DCRB Board considered Hyzon’s value to investors, determining that Hyzon is the only pure-play, independent hydrogen mobility company targeting the commercial vehicle and heavy duty transportation segments.

•

Revenue Potential. The DCRB Board considered Hyzon’s non-binding memoranda of understanding, letters of intent and a limited number of orders with various clients, including blue-chip Fortune 100 companies as well as Hyzon’s rapidly growing visibility. While Hyzon’s revenues are currently rooted in sales to customers with existing and secured hydrogen production or supply, hydrogen infrastructure investments could prove opportunistic, with recurring revenue potential.

•

Global Scale. The DCRB Board considered Hyzon’s existing global footprint, with approximately 150,000 square feet of facilities in New York and the Netherlands as well as Hyzon’s near-term backlog to customers in Europe, Asia and Australia.

•

Development Capability. The DCRB Board considered Hyzon’s capability to produce its own fuel cells once production and manufacturing facilities are established, with a proven fuel cell technology that has superior competitive performance as compared to electric alternatives and a management team with valuable fuel cell and automotive sector experience.

•	Due Diligence. The results of DCRB’s due diligence investigation of Hyzon conducted by DCRB’s management team and its financial and legal advisors.

•

Terms of the Business Combination Agreement. The DCRB Board reviewed the financial and other terms of the Business Combination Agreement and determined that they were the product of arm’s-length negotiations among the parties.

•

Independent Director Role. The DCRB Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates. DCRB’s independent directors took an active role in guiding DCRB management as DCRB evaluated and negotiated the proposed terms of the business combination. Following an active and detailed evaluation, the DCRB Board’s independent directors unanimously approved, as members of the DCRB Board, the Business Combination Agreement and the business combination.

•

Stockholder Approval. The DCRB Board considered the fact that, in connection with the business combination, DCRB stockholders have the option to (i) remain stockholders of the combined company, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the Trust Account pursuant to the terms of our Charter.

•

Other Alternatives. The DCRB Board believes, after a thorough review of other business combination opportunities reasonably available to DCRB, that the business combination represents the best potential business combination for DCRB and the most attractive opportunity for DCRB based upon the process utilized to evaluate and assess other potential business combination targets. The DCRB Board believes that such process has not presented a better alternative.

In addition, the DCRB Board determined that the business combination satisfies the investment criteria that the DCRB Board identified in connection with the IPO. For more information, see the section entitled “Proposal No. 1—The Business Combination Proposal—Background of the Business Combination.”

In the course of its deliberations, the DCRB Board also considered a variety of uncertainties, risks and other potentially negative factors relevant to the business combination, including the following:

•

Developmental Stage Company Risk. The risk that Hyzon is an early-stage company, with limited operating history. As Hyzon scales from limited production of units deployed for technology validation to production for operational fleet validation to, ultimately, volume production and sales to support full fleet conversions, it is difficult, if not impossible, to forecast Hyzon’s future results, and Hyzon has limited insight into trends that may emerge and affect Hyzon’s business.

•

Business Plan Risk. The risk that Hyzon may be unable to execute on its business model, which would have a material adverse effect on Hyzon’s operating results and business, would harm Hyzon’s reputation and could result in substantial liabilities that exceed its resources.

•	Customer Risk. The risk that Hyzon may not be able to convert non-binding orders, letters of intent or memoranda of understanding into orders or sales.

•

Financing Risk. The risk that Hyzon may be unable to achieve sufficient sales or otherwise raise the necessary capital to implement its business plan and strategy. If Hyzon needs to raise additional funds, the risk that these funds may not be available on terms favorable to Hyzon or Hyzon’s stockholders, or at all when needed.

•	Competitive Risk. The risk that Hyzon faces significant competition and that its competitors have or may have significantly more resources.

•

Supplier Risk. The risk that until Hyzon completes its hydrogen fuel cell production facilities, which may be delayed or not occur at all, Hyzon is and expects to be dependent on Horizon as a single source supplier of its hydrogen fuel cell systems, and the inability of Horizon to deliver such fuel cell systems for Hyzon’s commercial vehicles at prices, volumes, and specifications acceptable to Hyzon could have a material adverse effect on Hyzon’s business, prospects, financial condition and operating results. Also the risk that Hyzon could experience delays if its component supply and assembly partners do not meet agreed upon timelines or experience capacity constraints.

•

Intellectual Property Risk. The risk that Hyzon may not have adequate intellectual property rights to carry out its business, may need to defend itself against patent, copyright, trademark, trade secret or other intellectual property infringement or misappropriation claims, and may need to enforce its intellectual property rights from unauthorized use by third parties.

•

Regulatory Risk. The risks that are associated with Hyzon operating in the highly-regulated motor vehicle manufacturing and hydrogen industries. Failure to comply with regulations or laws could subject Hyzon to significant regulatory risk, including the risk of litigation, regulatory actions and compliance issues that could subject Hyzon to significant fines, penalties, judgments, remediation costs, negative publicity and requirements resulting in increased expenses.

•	Public Company Risk. The risks that are associated with being a publicly traded company that is in its early, developmental stage.

•	Benefits May Not Be Achieved Risk. The risk that the potential benefits of the business combination may not be fully achieved or may not be achieved within the expected timeframe.

•

Redemption Risk. The risk that a significant number of DCRB stockholders elect to redeem their shares prior to the consummation of the business combination and pursuant to DCRB’s existing Charter, which would potentially make the business combination more difficult to complete or reduce the amount of cash available to the combined company to execute its business plan following the Closing.

•	Stockholder Vote Risk. The risk that DCRB’s stockholders may fail to provide the votes necessary to effect the business combination.

•

Litigation Risk. The risk of the possibility of litigation challenging the business combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the business combination.

•	Closing Risk. The risk that the closing might not occur in a timely manner or that the closing might not occur at all, despite DCRB’s efforts.

•	Closing Conditions Risk. The risk that completion of the business combination is conditioned on the satisfaction of certain closing conditions that are not within DCRB’s control.

•	Minority Position. The risk that DCRB’s stockholders will hold a minority position in the combined company.

•	No Third-Party Valuation Risk. The risk that DCRB did not obtain a third-party valuation or fairness opinion in connection with the business combination.

•

Fees, Expenses and Time Risk. The risk of incurring significant fees and expenses associated with completing the business combination and the substantial time and effort of management required to complete the business combination.

•	Other Risks. Various other risk factors associated with Hyzon’s business, as described in the section entitled “Risk Factors.”

In addition to considering the factors described above, the DCRB Board also considered that the officers and directors of DCRB may have interests in the business combination as individuals that are in addition to, and that may be different from, the interests of DCRB’s stockholders. DCRB’s independent directors reviewed and considered these interests during the negotiation of the business combination and in evaluating and unanimously approving, as members of the DCRB Board, the Business Combination Agreement and the business combination. For more information, see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

The DCRB Board concluded that the potential benefits that it expects DCRB and its stockholders to achieve as a result of the business combination outweigh the potentially negative factors associated with the business combination. Accordingly, the DCRB Board, based on its consideration of the specific factors listed above, unanimously (a) determined that the business combination and the other transactions contemplated by the Business Combination Agreement are fair to, and in the best interests of, DCRB’s stockholders, (b) approved, adopted and declared advisable the Business Combination Agreement and the transactions contemplated thereby and (c) recommended that the stockholders of DCRB approve each of the Proposals.

The above discussion of the material factors considered by the DCRB Board is not intended to be exhaustive but does set forth the principal factors considered by the DCRB Board.

Unaudited Prospective Financial Information

Hyzon provided DCRB with its internally prepared forecasts for each of the years in the five-year period ending December 31, 2025. DCRB management reviewed the forecasts and presented key elements of the forecasts to the DCRB Board as part of the DCRB Board’s review and subsequent approval of the business combination. Hyzon and DCRB do not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of future performance, revenue, financial condition or other results. However, in connection with the proposed business combination, management of DCRB used the financial forecasts set forth below as part of its comprehensive analysis. The forecasts were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. However, in the view of Hyzon’s management, the forecasts were prepared on a reasonable basis, reflect the best currently available estimates and judgments, and present, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Hyzon.

The forecasts include EBITDA and EBITDA Margin, which are non-GAAP financial measures. Due to the forward-looking nature of these projections, specific quantifications of the amounts that would be required to reconcile such projections to GAAP measures are not available, and DCRB’s management believes that it is not feasible to provide accurate forecasted non-GAAP reconciliations. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by DCRB’s management may not be comparable to similarly titled measures used by other companies.

The inclusion of financial projections in this proxy statement should not be regarded as an indication that DCRB, Hyzon, their respective directors, officers, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial projections are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement, including investors or stockholders, are cautioned not to place undue reliance on this information. You are cautioned not to rely on the projections in making a decision regarding the business combination, as the projections may be materially different than actual results. We will not refer back to the financial projections in our future periodic reports filed under the Exchange Act.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Hyzon’s business, all of which are difficult to predict and many of which are beyond Hyzon’s and DCRB’s control. The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Hyzon’s and DCRB’s control. The various risks and uncertainties include those set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyzon” and “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to DCRB and the DCRB Board in connection with their review of the proposed business combination.

The projections were prepared by, and are the responsibility of, Hyzon and DCRB management. KPMG LLP, Hyzon’s independent registered public accounting firm, and WithumSmith+Brown, PC, DCRB’s independent registered public accounting firm, have not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, express no opinion or any other form of assurance on it or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The KPMG LLP report included in this proxy statement relates to historical financial information of Hyzon. It does not extend to the projections and should not be read as if it does.

The key elements of the forecasts provided by management of DCRB to the DCRB Board are summarized in the tables below:

Key Financial Metrics:

	Forecast
	Year Ended December 31,
	2021E	2022E	2023E	2024E	2025E
	(dollars in millions)
EBITDA(1)	($73)	($25)	$87	$326	$505
EBITDA Margin(2)	NM	NM	8.9%	14.5%	15.4%

(1)

Hyzon defines EBITDA as net loss before interest income or expense, income tax expense or benefit, and depreciation and amortization. EBITDA is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for net loss prepared in accordance with GAAP.

(2)

Hyzon defines EBITDA Margin as EBITDA, divided by total revenue, for the period presented. EBITDA Margin is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for operating margin prepared in accordance with GAAP.

Key Non-Financial Metrics:

	Forecast
	Year Ended December 31,
	2021E	2022E	2023E	2024E	2025E
Medium and Heavy Duty Trucks Deployed	74	623	3,360	6,800	9,260
Buses Deployed	11	35	68	340	600
Class 3 Truck / Van	0	0	840	4,435	7,235
Total Vehicles Deployed	85	658	4,268	11,535	17,095

Projected revenue is based on a variety of operational assumptions, including the number of Hyzon vehicles deployed.

Other key assumptions impacting projections include projected gross margin per vehicle, other operating expenses, general and administrative expenses, research and development expenses, and capital expenditures, among others. Hyzon’s revenue forecasts are based on its management’s assessment of the potential market demand for its hydrogen fuel cell vehicles and systems, including the increasing acceptance of such vehicles and systems. The projections also reflect continued investment in research and development to address these anticipated market opportunities and assumes that Hyzon is able to obtain additional financing to fund such research and development. While general and administrative expenses are expected to increase in absolute dollars as Hyzon grows, such expenses are expected to represent a smaller percentage of revenue as Hyzon scales, contributing to improvements in EBITDA Margin over time.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Hyzon’s business, all of which are difficult to predict and many of which are beyond Hyzon’s and DCRB’s control. The financial projections reflected the following key management assumptions:

•

Worldwide commercial FCEV compound annual sales growth of 34% from 2020 to 2030, reaching total market value of approximately $20 billion from 230,000 vehicles sold, based in part on the expectation that governments will continue to implement legislation that incentivizes or requires the transportation industry to transition to lower GHG emitting vehicles, thereby stimulating demand for Hyzon’s products by commercial vehicle operators that comprise Hyzon’s target market.

•

Hyzon’s achieving a market share of over 28% of all commercial FCEV unit sales by 2025. The share of industry sales is expected to grow at an accelerated rate during the period as Hyzon ramps up volumes in the medium duty, heavy duty and bus segments and in 2023 begins selling vehicles in the class 3 truck/van segment. Hyzon estimates its average annual growth rate of vehicle sales volume will be more than 270% from 2021 to 2025, compared to worldwide commercial FCEV average annual unit growth rate of more than 20%.

•

The total cost of ownership, on a per mile basis, for hydrogen-powered commercial vehicles will decline by approximately 17% from 2021 to 2025, based on numerous estimates and factors outside of Hyzon’s control, such as the price for hydrogen being $4.00 per kilogram in the near term and $3.00 in the medium term, annual miles driven, interest rates and financing costs, maintenance costs and sales taxes along with region in which the vehicle is operated, taxes and vehicle model and customer option or design specification. Furthermore, the total cost of ownership today is above that of a comparable diesel powered vehicle. Hyzon is anticipating the total cost of ownership for its hydrogen-powered commercial vehicles will fall below that of an equivalent diesel powered engine in the near term, and become even more favorable with government subsidies of approximately 17 cents per mile in the case of California and 23 cents per mile in Europe. Included in these estimates are assumptions that maintenance costs will be higher for diesel engines than hydrogen-powered vehicles and the price of diesel will be consistent with current prices (e.g., $4.00 per gallon in California and $6.34 per gallon in Europe in May 2021). For more information regarding total cost of ownership and maintenance costs of hydrogen-powered commercial vehicles, see the section entitled “Information About Hyzon — Benefits of Hydrogen.”

•	A decline in the sales price for Hyzon’s medium and heavy duty commercial vehicle by approximately 30% from 2021 to 2025, from $570,000 to $400,000, on a blended basis for all models.

•	Hyzon’s maintaining gross margin remains relatively consistent at 30% to 33% from 2021 to 2025, through product design and other innovations to decrease the cost of materials in a FCEV.

•

Increases in total overhead costs from approximately $22 million in 2021 to over $360 million in 2025 as Hyzon scales to support the company’s growth. As a result, Hyzon assumes these costs as a percentage of revenue will decrease from almost 60% in 2021 to approximately 11% in 2025. The largest component of overhead expenditures are for personnel and benefit costs of more than $215 million in 2025, followed by almost $60 million in depreciation and amortization, approximately

$55 million in research and development, over $25 million in marketing expenditures and approximately $5 million in operating expense for facilities. Estimates are made by Hyzon management with respect to mix of personnel hired, wage rates, benefit costs, facilities costs and geography associated with each.

•

Hyzon’s substantial investment in product development will decline over time, with 2021 estimated to represent the largest single year of associated operating expense at approximately $60 million. The upfront expenditures are planned to support the development and eventual launch of vehicle offerings in the heavy duty, medium duty, light duty and bus segments of the commercial vehicle industry. Hyzon anticipates operating expenses for product development to be over $20 million in each of 2022 and 2023, declining to zero thereafter.

•

Capitalized product development expenditures of more than $18 million in 2021, almost $85 million in 2022, and averaging approximately $40 million in 2023, 2024 and 2025. Hyzon has made assumptions regarding product development costs that will be capitalized or expensed based upon reasonable expectations of the nature of such costs and current understanding of the application of current relevant accounting rules.

•

Capital expenditures will rise substantially over the period forecasted, due to significant planned investments in Hyzon’s facilities to achieve scaled production and expand its operations around the world. Hyzon anticipates investments of almost $45 million in 2021 rising to nearly $115 million in 2023 and before normalizing at approximately 3% of revenue and averaging approximately $77 million in 2024 and 2025. The costs for such investments are estimated throughout the period and are based on Hyzon’s assumptions as to where and when such expenditures will be incurred based upon its current experience, projected space requirements and without benefit or hindrance from local or national governments.

•

Hyzon pursues a strategy of investing in infrastructure to support hydrogen production and delivery, which is anticipated to produce revenue from the sale of hydrogen, vehicle service and leasing of approximately 2% of total revenue in 2025. Hyzon management’s assumptions regarding revenue, costs and capital expenditures include additional assumptions about the price paid by the customer for hydrogen, lease acceptance rate, availability of real estate that meet the needs for such infrastructure, along with estimates of the local costs associated with the investments and ongoing operating expenses.

•	Hyzon’s projected financial information is estimated in U.S. Dollars and assumes no future change in foreign exchange rates.

Satisfaction of 80% Test

It is a requirement under our Charter and Nasdaq listing requirements that the business or assets acquired in an Initial Business Combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for an Initial Business Combination. In connection with its evaluation and approval of the business combination, the DCRB Board determined that the fair market value of Hyzon exceeded $1.5 billion, based on, among other things, comparable company EBITDA multiples and revenue multiples.

Interests of Certain Persons in the Business Combination

In considering the recommendation of the DCRB Board to vote in favor of the business combination, stockholders should be aware that, aside from their interests as stockholders, our Sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other stockholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to stockholders that they approve the business combination. Stockholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•	the fact that our Sponsor, independent directors and WRG hold an aggregate of 6,514,500 private placement warrants that would expire worthless if a business combination is not consummated;

•

the fact that our Sponsor, officers, directors and WRG have agreed not to redeem any of the shares of our common stock held by them in connection with a stockholder vote to approve the business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares, including 1,051,417 Founder Shares which were subsequently transferred to our independent directors and WRG, and that such securities will have a significantly higher value at the time of the business combination, which if unrestricted and freely tradable would be valued at approximately $             million, based on the closing price of our Class A Common Stock of $             per share on                    , 2021, the record date for the special meeting;

•

if the Trust Account is liquidated, including in the event we are unable to complete an Initial Business Combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser amount per public share as is in the Trust Account on the liquidation date, by the claims of (a) any third party (other than our independent public accountants) for services rendered or products sold to us or (b) a prospective target business with which we have entered into an acquisition agreement, but only if such a third party or target business has not executed a waiver of all rights to seek access to the Trust Account;

•

the fact that our independent directors and WRG own an aggregate of 1,051,417 Founder Shares that were transferred from our Sponsor, which if unrestricted and freely tradeable would be valued at approximately $            , based on the closing price of our Class A Common Stock of $             per share on            , 2021, the record date for the special meeting;

•

the fact that our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations; and

•	the fact that our Sponsor, officers, directors and WRG will lose their entire investment in us if an Initial Business Combination is not completed.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the business combination, our Sponsor, directors, officers, advisors or any of their respective affiliates may privately negotiate transactions to purchase public shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with the business combination for a per share pro rata portion of the Trust Account. There is no limit on the number of public shares our Sponsor, directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account. However, our Sponsor, directors, officers, advisors and their respective affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares in such transactions. None of our Sponsor, directors, officers, advisors or any of their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such public shares or during a restricted period under Regulation M under the Exchange Act. Such a purchase could include a contractual acknowledgement that such stockholder, although still the record holder of such public shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser.

In the event that our Sponsor, directors, officers, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.

The purpose of any such purchases of public shares could be to (a) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (b) to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our public shares may result in the completion of the business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A Common Stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, officers, directors, advisors or any of their respective affiliates anticipate that they may identify the stockholders with whom our Sponsor, officers, directors, advisors or any of their respective affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with the initial business combination. To the extent that our Sponsor, officers, directors, advisors or any of their respective affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the business combination. Our Sponsor, officers, directors, advisors or any of their respective affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our Sponsor, officers, directors, advisors or any of their respective affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of and Rule 10b-5 under the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, officers, directors, advisors and any of their respective affiliates will not make purchases of Class A Common Stock if the purchases would violate Section 9(a)(2) of or Rule 10b-5 under the Exchange Act.

Total Company Shares to Be Issued in the Business Combination

We anticipate that, upon the Closing, the ownership of New Hyzon will be as follows:

•	the Historical Rollover Stockholders will own 180,999,040 shares of our Class A Common Stock, which will constitute 72.5% of our outstanding Class A Common Stock;

•	the public stockholders will own 22,572,502 shares of our Class A Common Stock, which will constitute 9.0% of our outstanding Class A Common Stock;

•	the New PIPE Investors will own 35,500,000 shares of our Class A Common Stock, which will constitute 14.2% of our outstanding Class A Common Stock;

•	the holders of the Hyzon Convertible Notes will own 5,025,108 shares of our Class A Common Stock, which will constitute 2.0% of our outstanding Class A Common Stock; and

•	the initial stockholders will own 5,643,125 shares of our Class A Common Stock, which will constitute 2.3% of our outstanding Class A Common Stock.

The number of shares and the interests set forth above (a) assume (i) that no public stockholders elect to have their public shares redeemed, (ii) that there are no other issuances of equity interests of DCRB or Hyzon and (iii) that there are no exercises of Hyzon Options or Hyzon Warrants and (b) do not take into account (i) DCRB warrants that will remain outstanding following the business combination and may be exercised at a later date or (ii) the Earnout Shares. As a result of the business combination, the economic and voting interests of our public stockholders will decrease.

The ownership percentages with respect to New Hyzon set forth above do not take into account warrants to purchase Class A Common Stock that will remain outstanding immediately following the business combination, but do include the Founder Shares, which will convert into Class A Common Stock upon an Initial Business Combination. If the facts are different than these assumptions, the percentage ownership retained by DCRB’s existing stockholders in New Hyzon following the business combination will be different. For example, if we assume that all outstanding 11,286,251 public warrants and 6,514,500 private placement warrants were exercisable and exercised following completion of the business combination and further assume that no public stockholders elect to have their public shares redeemed, then the ownership of New Hyzon would be as follows:

•	the Historical Rollover Stockholders will own 180,999,040 shares of our Class A Common Stock, which will constitute 67.6% of our outstanding Class A Common Stock;

•	the public stockholders will own 33,858,753 shares of our Class A Common Stock, which will constitute 12.7% of our outstanding Class A Common Stock;

•	the New PIPE Investors will own 35,500,000 shares of our Class A Common Stock, which will constitute 13.3% of our outstanding Class A Common Stock;

•	the holders of the Hyzon Convertible Notes will own 5,025,108 shares of our Class A Common Stock, which will constitute 1.9% of our outstanding Class A Common Stock; and

•	the initial stockholders will own 12,157,625 shares of our Class A Common Stock, which will constitute 4.5% of our outstanding Class A Common Stock.

The public warrants and private placement warrants will become exercisable twelve months from the Initial Public Offering and will expire five years after the completion of an Initial Business Combination or earlier upon their redemption or liquidation.

Please see the sections entitled “Summary of the Proxy Statement—Ownership of New Hyzon After the Closing” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of New Hyzon Following the Business Combination

Assuming the Director Election Proposal is approved by our stockholders at the special meeting, we expect the New Hyzon Board to be comprised of the individuals set forth below following the completion of the business combination.

Name	Age	Position
George Gu	50	Executive Chairman
Erik Anderson	62	Director
Mark Gordon	50	Director and Chief Financial Officer
Craig Knight	52	Director and Chief Executive Officer
Elaine Wong	45	Director
Ivy Brown	58	Director
Viktor Meng	46	Director
Dennis Edwards	50	Director
KD Park	52	Director

Redemption Rights

Under our Charter, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Charter. As of March 31, 2021, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Common Stock for cash and will no longer own shares of DCRB. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights in excess of the 20% threshold. Accordingly, all public shares in excess of the 20% threshold beneficially owned by a public stockholder or group will not be redeemed for cash. Each redemption of shares of Class A Common Stock by our public stockholders will decrease the amount in our Trust Account, which holds approximately $225.7 million as of March 31, 2021. In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “Special Meeting of DCRB Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

There are no appraisal rights available to holders of shares of Class A Common Stock and Class B Common Stock in connection with the business combination.

Accounting Treatment

The business combination is intended to be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805 in which we believe Hyzon will be deemed the accounting acquirer.

Material U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of Class A Common Stock and Non-U.S. Holders (as defined below) of Class A Common Stock that, in either case, elect to have their Class A Common Stock redeemed for cash if the business combination is completed. This discussion applies only to shares of our Class A Common Stock that are held as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment).

This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rules, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in the discussion below. We have not sought any ruling from the IRS or formal written opinion from our tax advisors with respect to the statements made and the positions or conclusions described in the following discussion. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions and conclusions.

The following discussion does not purport to be a complete analysis of all potential tax effects resulting from the completion of the business combination and does not address the tax treatment of any other transactions occurring in connection with the business combination, including, but not limited to, the issuance of PIPE Shares. This discussion does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state, local, or non-U.S. tax laws, any tax treaties or any other tax law other than U.S. federal income tax. Furthermore, this discussion does not address all U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

•	banks, insurance companies, or other financial institutions;

•	tax-exempt or governmental organizations;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell Class A Common Stock under the constructive sale provisions of the Code;

•	persons that acquired Class A Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	persons that actually or constructively hold 5% or more (by vote or value) of any class of our shares;

•

persons that hold Class A Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction, or other integrated investment or risk reduction transaction;

•	certain former citizens or long-term residents of the United States;

•	holders of Founder Shares and private placement warrants; and

•	our Sponsor, WRG and our officers or directors.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our Class A Common Stock to consult with, and rely solely upon, their tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

INVESTORS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Taxation of U.S. Holders

This section applies to you if you are a “U.S. Holder.”

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our Class A Common Stock that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Redemption of Class A Common Stock – In General

In the event that a U.S. Holder’s Class A Common Stock is redeemed pursuant to the redemption provisions described in the subsection of this proxy statement entitled “Special Meeting of DCRB Stockholders—Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale of the Class A Common Stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A Common Stock, the U.S. Holder will be treated as described under “—U.S. Federal Income Taxation of U.S. Holders—Gain or Loss on Redemption Treated as a Sale of Class A Common Stock” below. If the redemption does not qualify as a sale of Class A Common Stock, the U.S. Holder will be treated as receiving a distribution from us with the tax consequences described below under “—U.S. Federal Income Taxation of U.S. Holders—Taxation of Redemption Treated as a Distribution.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of attribution from certain related persons and/or owning public warrants or otherwise) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Common Stock generally will be treated as a sale of Class A Common Stock (rather than as a distribution from us) if the redemption satisfies one of the following tests (which we refer to as the “redemption sale tests”): (i) it is “substantially disproportionate” with respect to the U.S. Holder, (ii) it results in a “complete termination” of the U.S. Holder’s interest in us, or (iii) it is “not essentially equivalent to a dividend” with respect to the U.S. Holder. In determining whether any of the redemption sale tests is satisfied, a U.S. Holder takes into account not only stock actually owned by the U.S. Holder, but also shares of stock that are “constructively” owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A Common Stock which could be acquired pursuant to the exercise of the public warrants.

In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of our Class A Common Stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to the business combination, the Class A Common Stock may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a “complete termination” of a U.S. Holder’s interest if either (i) all of the shares of our stock both actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed, the U.S. Holder is eligible to waive and effectively waives in accordance with specific rules the constructive attribution of stock owned by certain family members, and the U.S. Holder does not constructively own any other shares of our stock (including as a result of owning public warrants). The redemption of shares of our Class A Common Stock will not be “essentially equivalent to a dividend” if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances, but the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the redemption sale tests is satisfied, the redemption will be treated as a distribution from us and the tax considerations will be as described under “—U.S. Federal Income Taxation of U.S. Holders—Taxation of Redemption Treated as a Distribution” below. After the application of those rules, any remaining tax basis of the

U.S. Holder in the redeemed Class A Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock or, if it has none, to the U.S. Holder’s adjusted tax basis in its public warrants or possibly in other shares of our stock constructively owned by it.

U.S. Holders who actually or constructively own five percent (or, if our Class A Common Stock is not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of our Class A Common Stock, and such holders should consult with, and rely solely upon, their own tax advisors with respect to their reporting requirements.

The rules governing the U.S. federal income tax treatment of redemptions are complex and the determination of whether a redemption will be treated as a sale of Class A Common Stock or as a distribution with respect to such stock is made on a holder-by-holder basis. U.S. Holders of Class A Common Stock considering exercising their redemption rights are encouraged to consult with, and rely solely upon, their tax advisors with respect to the potential tax consequences to them of the exercise of their redemption rights.

Gain or Loss on Redemption Treated as a Sale of Class A Common Stock

If the redemption qualifies as a sale of Class A Common Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis with respect to its Class A Common Stock. Generally, the amount of gain or loss recognized by a U.S. Holder will be an amount equal to the difference between (i) the amount of cash received in such redemption and (ii) the U.S. Holder’s adjusted tax basis in its Class A Common Stock redeemed. A U.S. Holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions paid to such U.S. Holder that were treated as a return of capital for U.S. federal income tax purposes.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Common Stock described in this proxy statement may be deemed to be a limitation of a stockholder’s risk of loss and suspend the running of the applicable holding period of such stock for this purpose. If the running of the holding period for the Class A Common Stock is suspended, U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment. If the one-year holding period requirement is not satisfied, any gain would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Taxation of Redemption Treated as a Distribution

If the redemption does not qualify as a sale of Class A Common Stock, the U.S. Holder generally will be treated as receiving a distribution of cash from us. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A distribution in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in its Class A Common Stock, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Class A Common Stock. Any remaining portion of the distribution will be treated as capital gain from the sale or exchange of Class A Common Stock and will be treated as described under “—U.S. Federal Income Taxation of U.S. Holders—Gain or Loss on Redemption Treated as a Sale of Class A Common Stock” above.

Any portion of such a distribution deemed to be paid to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes that is treated as a dividend generally will qualify for the 50% dividends received deduction if the requisite holding period is satisfied. The portion of any dividend that is nontaxable to a corporate U.S. Holder under the dividends received deduction will result in a reduction of the U.S. Holder’s basis in its shares if the dividend is classified as an “extraordinary dividend” which reduction would increase the amount of gain or decrease the amount of loss recognized by the U.S. Holder in connection with a disposition of its shares. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, any portion of such a distribution deemed to be paid to a non-corporate U.S. Holder that is treated as a dividend generally will constitute a “qualified dividend” that will be subject to U.S. federal income tax at the lower applicable long-term capital gains rate. It is unclear whether the redemption rights with respect to the Class A Common Stock described in this proxy statement may be deemed to be a limitation of a stockholder’s risk of loss and prevent a U.S. Holder from satisfying the applicable holding period requirements. If the applicable holding period requirements are not satisfied, a corporate U.S. Holder may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a non-corporate U.S. Holder may be subject to tax on the dividend at regular ordinary income tax rates instead of the preferential income tax rate that applies to qualified dividend income. U.S. Holders should consult with, and rely solely upon, their tax advisors regarding the availability of the dividends received deduction or the lower preferential income tax rate for qualified dividend income, as the case may be.

Information Reporting and Backup Withholding

Payments received by a U.S. Holder as a result of the exercise of its redemption rights may be subject, under certain circumstances, to information reporting and backup withholding. Backup withholding will not apply, however, to a U.S. Holder that (i) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its status) or (ii) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of the U.S. Holder subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

U.S. Federal Income Taxation of Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.”

A “Non-U.S. Holder” is any beneficial owner of our Class A Common Stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. Holder.

Redemption of Class A Common Stock—In General

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s Class A Common Stock pursuant to the redemption provisions described in the subsection of this proxy statement entitled “Special Meeting of DCRB Stockholders—Redemption Rights,” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A Common Stock, as described under “—U.S. Federal Income Taxation of U.S. Holders—Redemption of Class A Common Stock—In General” above, and the consequences of the redemption to the Non-U.S. Holder will accordingly correspond to that described below in “—U.S. Federal Income Taxation of Non-U.S. Holders—Gain on Redemption Treated as a Sale of Class A Common Stock” and “—U.S. Federal Income Taxation of Non-U.S. Holders—Taxation of Redemption Treated as a Distribution,” as applicable.

The rules governing the U.S. federal income tax treatment of redemptions are complex and the determination of whether a redemption will be treated as a sale of Class A Common Stock or as a distribution with respect to such stock is made on a holder-by-holder basis. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s Class A Common Stock, the withholding agent might treat the redemption as a distribution subject to withholding tax. Non-U.S. Holders of Class A Common Stock considering exercising their redemption rights are encouraged to consult with, and rely solely upon, their tax advisors with respect to the potential tax consequences to them of the exercise of their redemption rights.

Gain on Redemption Treated as a Sale of Class A Common Stock

If the redemption qualifies as a sale of Class A Common Stock with respect to a Non-U.S. Holder, subject to the discussion below under “—U.S. Federal Income Taxation of Non-U.S. Holders—Information Reporting and Backup Withholding,” such Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain from the redemption of its Class A Common Stock unless:

•

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the redemption occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•

our Class A Common Stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes and, as a result, such gain is treated as effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States.

A Non-U.S. Holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses, provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A Non-U.S. Holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as provided under an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are not (and have not been during the applicable testing period) a USRPHC for U.S. federal income tax purposes, and we do not expect to be a USRPHC on the redemption date. However, in the event that we were to become a USRPHC, as long as the Class A Common Stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations, referred to herein as “regularly traded”), only a Non-U.S. Holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the redemption or the Non-U.S. Holder’s holding period for the Class A Common Stock, more than 5% of the Class A Common Stock will be treated as disposing of a United States real property interest as a result of the redemption and will be taxable on any gain realized on such redemption as a result of our status as a USRPHC. It is unclear how a Non-U.S. Holder’s ownership of public warrants will affect the determination of whether such Non-U.S. Holder owns more than 5% of the Class A Common Stock. We can provide no assurance as to our status as a USRPHC or as to whether the Class A Common Stock will be treated as regularly traded. If we were a USRPHC and our Class A Common Stock were not considered to be regularly traded, a Non-U.S. Holder (regardless of the percentage of Class A Common Stock or public warrants owned) would be treated as disposing of a United States real property interest as a result of the redemption and would be subject to U.S. federal income tax on such redemption of Class A Common Stock, and a 15% withholding tax would apply to the gross proceeds from such redemption.

Taxation of Redemption Treated as a Distribution

If the redemption does not qualify as a sale of Class A Common Stock, the Non-U.S. Holder generally will be treated as receiving a distribution of cash from us. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A distribution in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Class A Common Stock. Any remaining portion of the distribution will be treated as capital gain from the sale or exchange of Class A Common Stock and will be treated as described under “—U.S. Federal Income Taxation of Non-U.S. Holders—Gain on Redemption Treated as a Sale of Class A Common Stock” above.

Subject to the withholding requirements under FATCA (as defined below) and other than with respect to effectively connected dividends, each of which is discussed below, any distribution made to a Non-U.S. Holder on its Class A Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution (unless an applicable income tax treaty provides for a lower rate). To receive the benefit of a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a Non-U.S. Holder that are effectively connected with a trade or business conducted by the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the Non-U.S. Holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Information Reporting and Backup Withholding

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person. However, information returns are required to be filed with the IRS in connection with any payments of dividends on our Class A Common Stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of the Non-U.S. Holder subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund generally may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on Class A Common Stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with, and rely solely upon, their own tax advisors regarding the effects of FATCA with respect to them.

THE FOREGOING DISCUSSION IS NOT A COMPREHENSIVE DISCUSSION OF ALL OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLASS A COMMON STOCK. SUCH HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO THEM OF ANY EXERCISE OF THEIR REDEMPTION RIGHTS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, OR NON-U.S. TAX LAWS AND TAX TREATIES (AND ANY POTENTIAL FUTURE CHANGES THERETO).

Regulatory Matters

Neither DCRB nor Hyzon is aware of any material regulatory approvals or actions that are required for completion of the business combination other than as required under the HSR Act. The parties have filed a premerger notification under the HSR Act. It is presently contemplated that if any additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

Litigation Relating to the Business Combination

In connection with DCRB’s proposed business combination with Hyzon, certain of DCRB’s purported stockholders have filed lawsuits against DCRB and its directors asserting claims for breaches of fiduciary duty: Lanctot v. Decarbonization Plus Acquisition Corp. et al., Index No. 652070/2021 (N.Y. Sup. Ct., N.Y. Cnty.) and Pham v. Decarbonization Plus Acquisition Corp. et al., Case No. 21-CIV-01928 (Cal. Sup. Ct., San Mateo Cnty.). These complaints allege, among other things, that this proxy statement contains misstatements and omits material information. These complaints seek, among other things, injunctive relief and an award of attorneys’ fees.

Vote Required for Approval

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal at the special meeting.

The Business Combination Proposal (and consequently, the Business Combination Agreement and the business combination) will be approved and adopted only if we obtain the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Business Combination Proposal.

Our Sponsor, directors, officers and WRG have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Recommendation of the DCRB Board

THE DCRB BOARD RECOMMENDS THAT DCRB STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—THE AUTHORIZED SHARE CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the Nasdaq Proposal are approved, our stockholders are also being asked to approve and adopt an amendment to the Charter to (a) increase the number of authorized shares of our Class A Common Stock from 250,000,000 shares to 400,000,000 shares and (b) increase the number of authorized shares of our Preferred Stock from 1,000,000 shares to 10,000,000 shares]. The full text of the Proposed Second A&R Charter reflecting the proposed amendment pursuant to the Authorized Share Charter Proposal is attached to this proxy statement as Annex B.

Reasons for the Amendment

The Authorized Share Charter Proposal is intended to provide adequate authorized share capital to (a) accommodate the issuance of shares of Class A Common Stock as part of the exchange for outstanding securities of Hyzon at Closing (or reservation for issuance in respect of New Hyzon options issued in exchange for outstanding pre-merger Hyzon Options) pursuant to the Business Combination Agreement, PIPE Financing, 2021 Plan, and the future conversion of outstanding warrants into shares of Class A Common Stock and (b) provide flexibility for future issuances of Class A Common Stock and Preferred Stock if determined by the New Hyzon Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Vote Required for Approval

The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the special meeting. If the Business Combination Proposal or the Nasdaq Proposal are not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

The approval of the Authorized Share Charter Proposal requires the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the DCRB Board

THE DCRB BOARD RECOMMENDS THAT DCRB STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARE CHARTER PROPOSAL.

PROPOSAL NO. 3—THE ADDITIONAL CHARTER PROPOSAL

Overview

Assuming the Business Combination Proposal and the Nasdaq Proposal are approved, DCRB’s stockholders are also being asked to approve amendments to the Charter to (a) eliminate certain provisions relating to an Initial Business Combination that will no longer be applicable to DCRB following the closing of the business combination, (b) change the post-combination company’s name to “Hyzon Motors Inc.” and (c) make such other changes that the DCRB Board deems appropriate for a public operating company. The full text of the Proposed Second A&R Charter reflecting the proposed amendments pursuant to the Additional Charter Proposal is attached to this proxy statement as Annex B. For a comparison of the existing Charter and the Proposed Second A&R Charter, please see the section entitled “Description of Securities.”

Reasons for the Amendments

The DCRB Board believes the proposed amendments are appropriate to adequately update the Charter for the post-combination company, because the amendments will eliminate obsolete language that will no longer be applicable following the consummation of the business combination and make such other changes that are more appropriate for a public operating company, including amending the exclusive forum provision as more particularly described below and eliminating the provision in the Charter that provides that (i) the doctrine of corporate opportunity will not apply with respect to any of DCRB’s officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have and (ii) DCRB renounces any expectancy that any of our directors or officers will offer any corporate opportunity of which he or she may become aware to DCRB. The removal of the corporate opportunity doctrine provisions will ensure that directors, officers and controlling stockholders may not take advantage of opportunities beneficial to the post-combination company for themselves without first disclosing the opportunity to the New Hyzon Board and giving the New Hyzon Board the opportunity to decline the opportunity on behalf of New Hyzon.

Approval of amendments to the exclusive forum provision

The Proposed Second A&R Charter will amend the exclusive forum provision to provide that, among other administrative or clarifying revisions, unless New Hyzon consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to New Hyzon or New Hyzon’s stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Charter or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.

Notwithstanding the foregoing, the Proposed Second A&R Charter provides that, unless New Hyzon consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States); provided, however, that if the foregoing provisions are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) will be the Court of Chancery of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in our shares of capital stock will be deemed to have notice of and consented to the forum provision in the Proposed Second A&R Charter.

The Proposed Second A&R Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts with respect to suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction any may not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

While the Delaware courts have determined that exclusive forum provisions of the type included in the Proposed Second A&R Charter are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in our exclusive forum provision. In such instance, to the extent applicable, we would expect to vigorously assert the validity and enforceability of our exclusive forum provision. This may require additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions. Our exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum of such stockholders’ choice for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. If a court were to find our exclusive forum provision either to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, all of which may increase our costs of litigation.

Limitation of director liability

The Proposed Second A&R Charter will amend the limitation of director liability provision by adding a statement that if the DGCL is amended after the effectiveness of the Second A&R Charter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of New Hyzon will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Vote Required for Approval

The Additional Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the special meeting. If the Business Combination Proposal or the Nasdaq Proposal are not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.

The approval of the Additional Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Additional Charter Proposal.

Recommendation of the DCRB Board

THE DCRB BOARD RECOMMENDS THAT DCRB STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADDITIONAL CHARTER PROPOSAL.

PROPOSAL NO. 4—THE NASDAQ PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, DCRB’s stockholders are also being asked to approve (a) the issuance (or reservation for issuance in respect of certain options, restricted stock units, and warrants issued in exchange for outstanding pre-merger Hyzon Options, Hyzon RSUs, and Hyzon Warrants) of 202,290,304 shares of Class A Common Stock and (b) the issuance and sale of (i) 35,500,000 shares of Class A Common Stock in the PIPE Financing and (ii) the issuance of up to 5,025,108 Conversion Shares.

Why DCRB Needs Stockholder Approval

We are seeking stockholder approval in order to comply with Section 5635(a) of the Nasdaq Stock Market Rulebook.

Under Section 5635(a) of the Nasdaq Stock Market Rulebook, stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if such securities are not issued in a public offering for cash and due to the present or potential issuance of common stock or securities convertible into or exercisable for common stock (a) have or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (b) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. DCRB will issue shares representing 20% or more of the number of outstanding shares of Class A Common Stock and Class B Common Stock of DCRB prior to the issuance, or 20% or more of its voting power prior to the issuance, pursuant to the Business Combination Agreement and the PIPE Financing.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, up to an aggregate of 202,290,304 shares of Class A Common Stock (including the Conversion Shares) may be issued in connection with the business combination and the PIPE Financing. The issuance of such shares would result in significant dilution to our stockholders, and result in our stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of DCRB.

Vote Required for Approval

The Closing is conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the Nasdaq Proposal at the special meeting.

Approval of the Nasdaq Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Nasdaq Proposal.

Recommendation of the DCRB Board

THE DCRB BOARD RECOMMENDS THAT DCRB STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL NO. 5 —THE 2021 PLAN PROPOSAL

Overview

In this Proposal No. 5, we are asking our stockholders to approve the New Hyzon 2021 Equity Incentive Plan, which we refer to herein as the 2021 Plan. A total of              shares of New Hyzon Class A Common Stock will initially be reserved for issuance under the 2021 Plan. The DCRB Board approved the 2021 Plan on             , 2021, subject to stockholder approval at the special meeting. If stockholders approve this proposal, the 2021 Plan will become effective on the consummation of the business combination. If the 2021 Plan is not approved by the stockholders, it will not become effective and no awards will be granted thereunder. The 2021 Plan is described in more detail below. This summary is qualified in its entirety by reference to the complete text of the 2021 Plan, a copy of which is attached hereto as Annex C.

General Information

The purpose of the 2021 Plan is to provide a means with which New Hyzon can secure and retain the services of employees, directors and consultants, incentivize such persons to exert maximum efforts for the success of New Hyzon and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of New Hyzon. The DCRB Board believes that the ability to grant equity-based incentive compensation will help New Hyzon to attract, retain and motivate employees, consultants and directors and encourage them to devote their best efforts to New Hyzon’s business and financial success.

Approval of the 2021 Plan by our stockholders is required, among other things, in order to comply with stock exchange rules requiring stockholder approval of equity compensation plans. If this 2021 Plan Proposal is approved by our stockholders, the 2021 Plan will become effective as of the Closing and New Hyzon will register the necessary shares of Class A Common Stock on a Registration Statement on Form S-8. In the event that our stockholders do not approve this proposal, the 2021 Plan will not become effective.

New Hyzon’s equity compensation program, as implemented under the 2021 Plan, will allow New Hyzon to remain competitive with peer companies in the industry by giving it the resources to attract and retain talent to achieve its business objectives and build stockholder value. It is critical to New Hyzon’s long-term success that the interests of employees and other service providers are tied to its success as “owners” of the business. Approval of the 2021 Plan will allow New Hyzon to grant equity-based incentive compensation at levels it determines to be appropriate in order to attract new employees and other service providers, motivate and retain existing employees and service providers and to provide incentives for such persons to contribute to New Hyzon’s success and ultimately increase stockholder value. The 2021 Plan allows New Hyzon to offer a variety of equity-based incentive awards, including stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards and performance stock awards to offer market-competitive equity compensation packages in order to retain and motivate the talent necessary for New Hyzon to succeed.

If our stockholders approve the 2021 Plan, there will be approximately              shares of Class A Common Stock, subject to adjustment for specified changes in New Hyzon’s capitalization, available for grant under the 2021 Plan as of the Closing. This pool size is necessary to provide sufficient reserved shares for a level of grants that will attract, retain and motivate new and existing employees and other participants.

Description of the New Hyzon 2021 Equity Incentive Plan

A summary description of the material features of the 2021 Plan is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2021 Plan and is qualified in its entirety by reference to the 2021 Plan, the form of which is attached to this proxy statement as Annex C and incorporated by reference herein in its entirety.

Awards. The 2021 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to employees, nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Eligibility. Any individual who is an employee of New Hyzon or any of its affiliates, or any person who provides services to New Hyzon or its affiliates, including members of the New Hyzon Board, is eligible to receive awards under the 2021 Plan at the discretion of the plan administrator. As of March 15, 2021 Hyzon had 24 employees and 4 directors who would be eligible to participate in the 2021 Plan and it expects that 39 employees and 9 directors will be eligible to participate in the 2021 Plan after the consummation of the business combination described herein. Consultants are eligible to receive awards pursuant to the 2021 Plan, but as the plan administrator shall have sole discretion to determine whether such consultants could receive an award, the number of consultants that could receive 2021 Plan awards is not determinable at this time.

Authorized Shares. Initially, the maximum number of shares of Class A Common Stock that may be issued under the 2021 Plan after it becomes effective will not exceed              shares. The maximum number of shares of Class A Common Stock that may be issued on the exercise of ISOs under the 2021 Plan is              shares.

Shares subject to stock awards granted under the 2021 Plan that expire or terminate without being exercised or otherwise issued in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2021 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2021 Plan. If any shares of Class A Common Stock issued pursuant to a stock award are forfeited back to, or repurchased or reacquired by, New Hyzon (a) because of the failure to vest, (b) to satisfy the exercise, strike or purchase price or (c) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited, repurchased or reacquired will again become available for issuance under the 2021 Plan.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid to such non-employee director, will not exceed (a) $             in total value or (b) if such non-employee director is first appointed or elected to the New Hyzon Board during such calendar year, $             in total value.

Plan Administration. The New Hyzon Board, or a duly authorized committee thereof, will administer the 2021 Plan and is referred to as the “plan administrator” herein. The New Hyzon Board may also delegate to one or more of its officers the authority to (a) designate employees (other than officers) to receive specified stock awards and (b) determine the number of shares subject to such stock awards. Under the 2021 Plan, the New Hyzon Board has the authority to determine the terms of its equity-based award grants, including recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award; provided, however, that the 2021 Plan will have a minimum vesting schedule of 12 months for all awards, although vesting of an award may be accelerated upon a change in control transaction or qualifying termination of employment, as set forth within an individual award agreement, and up to 5% of the share pool may be granted without regard to the minimum vesting requirement, so long as such awards are granted by the New Hyzon Board or its compensation committee.

Under the 2021 Plan, the New Hyzon Board also generally has the authority to effect, with the consent of any materially adversely affected participant, (a) the reduction of the exercise, purchase or strike price of any outstanding option or stock appreciation right, (b) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash or other consideration or (c) any other action that is treated as a repricing under GAAP, provided, however, that if any such action that constitutes a repricing under then applicable stock exchange rules and listing standards it will be subject to the approval of New Hyzon’s stockholders.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2021 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of Class A Common Stock on the date of grant. Options granted under the 2021 Plan vest at the rate specified in the stock option agreement.

The plan administrator determines the term of stock options granted under the 2021 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with New Hyzon or any of its affiliates ceases for any reason other than disability, death or cause (as defined in the 2021 Plan), the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with New Hyzon or any of its affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with New Hyzon or any of its affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate on the termination date. In no event may an option be exercised after the expiration of its term.

Acceptable consideration for the purchase of Class A Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash, check, bank draft or money order, (b) a broker-assisted cashless exercise, (c) the tender of shares of Class A Common Stock previously owned by the optionholder, (d) a net exercise of the option if it is an NSO or (e) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options and stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Class A Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of New Hyzon’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of New Hyzon’s total combined voting power or that of its parent or any of its subsidiary corporations unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (b) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the New Hyzon Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock as determined by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service to New Hyzon ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services to us or any other form of legal consideration that may be acceptable to the New Hyzon Board and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms, subject to the minimum vesting requirements set forth in the 2021 Plan. If a participant’s service relationship with New Hyzon ends for any reason, New Hyzon may receive any or all of the shares of Class A Common Stock held by the participant that have not vested as of the date the participant terminates service with New Hyzon through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Class A Common Stock on the date granted. A stock appreciation right granted under the 2021 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator, subject to the minimum vesting requirements set forth in the 2021 Plan. Stock appreciation rights may be settled in cash or shares of Class A Common Stock or in any other form of payment, as determined by the New Hyzon Board and specified in the stock appreciation right agreement.

The plan administrator determines the term of stock appreciation rights granted under the 2021 Plan, up to a maximum of ten years. If a participant’s service relationship with New Hyzon or any of its affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with New Hyzon, or any of its affiliates, ceases due to disability or death, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2021 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

The performance goals may be based on any measure of performance selected by the New Hyzon Board. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the New Hyzon Board when the performance award is granted, the New Hyzon Board will appropriately make adjustments in the method of calculating the attainment of performance goals, which may include the following actions: (a) exclude restructuring and other nonrecurring charges; (b) exclude exchange rate effects; (c) exclude the effects of changes to GAAP; (d) exclude the effects of any statutory adjustments to corporate tax rates; (e) exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under GAAP; (f) exclude the dilutive effects of acquisitions or joint ventures; (g) assume that any portion of New Hyzon’s business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (h) exclude the effect of any change in the outstanding shares of Class A Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (i) exclude the effects of stock based compensation and the award of bonuses under New Hyzon’s bonus plans; (j) exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; and (k) exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to Class A Common Stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in New Hyzon’s capital structure, such as a stock split, reverse stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2021 Plan, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and maximum number of shares that may be issued on the exercise of ISOs and (d) the class and number of shares and exercise price, strike price or purchase price, if applicable, of all outstanding stock awards.

Change in Control Transactions. The following applies to stock awards under the 2021 Plan in the event of a change in control (as defined in the 2021 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with New Hyzon or one of its affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a change in control, the New Hyzon Board, in its sole discretion, will take one or more of the following actions with respect to awards, contingent upon the closing or completion of the change in control:

•

settle such awards for an amount of cash or securities equal to their value, where in the case of stock options and stock appreciation rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the New Hyzon Board;

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arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a substantially similar award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of New Hyzon pursuant to the change in control);

•

arrange for the assignment of any reacquisition or repurchase rights held by New Hyzon in respect of Class A Common Stock issued pursuant to the award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

•

modify the terms of such awards to add events, conditions or circumstances (including termination of employment within a specified period after a change in control) upon which the vesting of such awards or lapse of restrictions thereon will accelerate;

•

deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the New Hyzon Board) after closing;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by New Hyzon with respect to the award;

•

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for such cash consideration, if any, as the New Hyzon Board, in its sole discretion, may consider appropriate; or

•

provide that for a period of at least 20 days prior to the change in control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the change in control will be exercisable as to all shares of Class A Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the change in control and if the change in control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the change in control will terminate and be of no further force and effect as of the consummation of the change in control.

In the event that the consideration paid in the change in control includes contingent value rights, earnout or indemnity payments or similar payments, then the Board will determine if awards settled under the 2021 Plan are (a) valued at closing taking into account such contingent consideration (with the value determined by the Board in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a change in control where all stock options and stock appreciation rights settled for an amount (as determined in the sole discretion of the Board) of cash or securities, the Board may, in its sole discretion, terminate any stock option or stock appreciation right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction without payment of consideration therefor. Similar actions to those described herein may be taken in the event of a merger or other corporate reorganization that does not constitute a change in control.

The New Hyzon Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants. The New Hyzon Board may also take different actions with respect to the vested and unvested portions of an award.

Plan Amendment or Termination. The New Hyzon Board has the authority to amend, suspend or terminate the 2021 Plan at any time, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of New Hyzon’s stockholders. No ISOs may be granted after the tenth anniversary of the date the DCRB Board adopts the 2021 Plan. No awards may be granted under the 2021 Plan while it is suspended or after it is terminated.

Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences to participants and New Hyzon with respect to participation in the 2021 Plan, which will not become effective until the Closing. No awards will be issued under the 2021 Plan prior to the Closing. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2021 Plan. The 2021 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. New Hyzon’s ability to realize the benefit of any tax deductions described below depends on New Hyzon’s generation of taxable income as well as the requirement of reasonableness and the satisfaction of New Hyzon’s tax reporting obligations.

Nonstatutory Stock Options. Generally, there is no taxation upon the grant of a NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by New Hyzon or one of its affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, New Hyzon will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options. The 2021 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year. For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised. New Hyzon is not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, New Hyzon will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, and provided that either the employee includes that amount in income or New Hyzon timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the IRS, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, New Hyzon will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards. Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, New Hyzon will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights. Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, New Hyzon will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Tax Consequences to New Hyzon

Reasonable Compensation. In order for the amounts described above to be deductible by New Hyzon, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Compensation of Covered Employees. The ability of New Hyzon to obtain a deduction for amounts paid under the 2021 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits New Hyzon’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

Golden Parachute Payments. The ability of New Hyzon (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2021 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” made in connection with a change in control of an employer-corporation.

New Plan Benefits

The awards, if any, that will be made to eligible persons under the 2021 Plan are subject to the discretion of the New Hyzon Board. Therefore, DCRB cannot currently determine the benefits or number of shares subject to awards that may be granted in the future. Therefore, a New Plan Benefits Table is not provided.

Consequences of Failing to Approve the 2021 Plan Proposal

The 2021 Plan will not be implemented unless approved by the stockholders. If the 2021 Plan is not approved by the stockholders, the 2021 Plan will not be adopted and no awards will be granted thereunder. Instead, New Hyzon may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that New Hyzon and its subsidiaries can attract and retain qualified personnel.

Vote Required for Approval

The 2021 Plan Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the special meeting. If the Business Combination Proposal or the Nasdaq Proposal are not approved, this Proposal No. 5 will have no effect, even if approved by our stockholders.

Approval of the 2021 Plan Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the 2021 Plan Proposal.

Recommendation of the DCRB Board

THE DCRB BOARD RECOMMENDS THAT DCRB STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2021 PLAN PROPOSAL.

PROPOSAL NO. 6—THE DIRECTOR ELECTION PROPOSAL

Overview

The DCRB Board currently consists of nine members. Pursuant to our Charter, the members of the DCRB Board are divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Dr. Jennifer Aaker, Jane Kearns and Michael Warren, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Erik Anderson, Jim McDermott and Jeffrey Tepper, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Pierre Lapeyre, Jr., David Leuschen and Robert Tichio, will expire at the third annual meeting of stockholders.

In addition, the Proposed Second A&R Charter provides that each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Pursuant to the Business Combination Agreement and the Proposed Second A&R Charter, if the Director Election Proposal is approved, it is expected that the New Hyzon Board will be comprised of George Gu, Erik Anderson, Mark Gordon, Craig Knight, Elaine Wong, Ivy Brown, Viktor Meng, Dennis Edwards and KD Park. It is currently contemplated that Dennis Edwards, Mark Gordon and Elaine Wong will be nominated to serve as Class I directors, Ivy Brown, Viktor Meng and KD Park will be nominated to serve as Class II directors and Erik Anderson, George Gu and Craig Knight will be nominated to serve as Class III directors.

Information regarding each nominee is set forth in the section entitled “Management After the Business Combination.”

Vote Required for Approval

The Director Election Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal at the special meeting. If the Business Combination Proposal or the Nasdaq Proposal is not approved, this Proposal No. 6 will have no effect, even if approved by our stockholders.

The approval of the Director Election Proposal requires the affirmative vote (online or by proxy) of a plurality of the votes cast by holders of our Class A Common Stock and Class B Common Stock at the special meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Director Election.

Recommendation of the DCRB Board

THE DCRB BOARD RECOMMENDS THAT DCRB STOCKHOLDERS VOTE “FOR ALL NOMINEES” FOR ELECTION TO THE DCRB BOARD.

PROPOSAL NO. 7—THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the DCRB Board to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal or the Director Election Proposal. If our stockholders approve the Adjournment Proposal, we may adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders who have voted previously.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by DCRB stockholders, the DCRB Board may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal or the Director Election Proposal.

Vote Required for Approval

The Adjournment Proposal is not conditioned on the approval of any other Proposal at the special meeting.

The approval of the Adjournment Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Failure to vote by proxy or to vote online at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the DCRB Board

THE DCRB BOARD RECOMMENDS THAT DCRB STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HYZON

The following discussion and analysis provides information that Hyzon’s management believes is relevant to an assessment and understanding of Hyzon’s consolidated results of operations and financial condition. This discussion should be read in conjunction with Hyzon’s consolidated financial statements and notes thereto included elsewhere in this proxy statement. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors.” Actual results may differ materially from those contained in any forward-looking statements. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyzon” to “Hyzon,” “we,” “us,” and “our” are intended to mean the business and operations of Hyzon Motors Inc. and its consolidated subsidiaries prior to the business combination and to New Hyzon and its consolidated subsidiaries following the consummation of the business combination.

Overview

Hyzon was founded for the purpose of commercializing seventeen years of hydrogen fuel cell research through the design, development and assembly of hydrogen-powered commercial vehicles and fuel cell systems. Headquartered in Rochester, New York, with operations in Europe, Singapore, Australia and China, Hyzon aims to accelerate the energy transition toward hydrogen and become the industry-leader in the hydrogen-powered commercial mobility sector.

As the transportation sector transitions to hydrogen energy, Hyzon’s key competitive advantage over other hydrogen-powered vehicle providers is that the technology underlying its hydrogen fuel cell systems has already been deployed, on the road, in approximately 500 commercial vehicles. This means that Hyzon can offer customers commercial vehicles using road-tested Proton Exchange Membrane (“PEM”) high power-density fuel cell stacks with power up to 240 kW, meeting the power requirements of most commercial vehicles.

Hyzon intends to integrate these PEM fuel cell stacks and related technology into a range of Hyzon-branded products, including medium and heavy-duty trucks, and city and coach buses. These vehicles are expected to also include electric propulsion systems, hydrogen fuel storage systems and vehicle controls integrated into commercially available and widely deployed truck bodies and chassis sourced from third-party OEMs. Initial deliveries of Hyzon-branded commercial vehicles are expected this year.

In addition, Hyzon is in the early stages of designing its SuperH2Truck™, a purpose-built hydrogen-powered truck with a fuel-cell optimized chassis that is expected to be available by 2025.

Hyzon also already integrates its and its affiliated companies’ proprietary PEM fuel cell stacks into hydrogen solutions for customers using their private labels based on customer specifications. Hyzon performs integration for on and off-road transportation applications as well as rail and aviation customers and plans to expand its integration activities across maritime and other applications in the future. Hyzon expects the opportunities in these sectors to continue to expand with the rapid technological advances in hydrogen-powered fuel cells and the increasing investments in hydrogen production, storage and refueling infrastructure around the world.

Hyzon’s commercial vehicle business will initially be focused on manufacturing and supplying heavy-duty (Class 8) trucks, medium-duty (Class 6) trucks and 40- and 60-foot (12 and 18-meter) city and coach buses to commercial vehicle operators. On road, Hyzon’s potential customers include shipping and logistics companies and retail customers with large distribution networks, such as grocery retailers, food and beverage companies, and government agencies around the world. Off-road, Hyzon’s potential customers include mining and port equipment manufacturers and operators. These strategic customer groups generally employ a back-to-base model where their vehicles return to a central “base” between operations, thereby allowing operators to have fueling independence as the necessary hydrogen can be produced locally at or proximate to the central base and dispensed at optimally-configured hydrogen refueling stations. Hyzon’s fuel cell technologies are also compatible with light commercial vehicles among other applications. Hyzon plans to expand its range of products and hydrogen solutions if the transportation sector increasingly adopts hydrogen power and investments are made in hydrogen production and related infrastructure in accordance with Hyzon’s expectations.

To date, Hyzon has received orders for Hyzon-branded commercial vehicles and coach buses in an aggregate value of approximately $18,276 thousand from companies around the world, including Fortescue Metals Group Ltd., and Hyzon’s counterparties have paid $1,800 thousand in deposits in respect of such orders. Hyzon also has an order valued at $1,470 thousand to integrate a hydrogen fuel cell system built around its next generation fuel cell stacks into aircraft, in respect of which Hyzon’s counterparty has paid a deposit of $700 thousand. Hyzon’s orders each include terms permitting the counterparty to cancel or suspend some or all of their obligations thereunder without cause, with little or no prior notice and without penalty or early termination payments. However, Hyzon currently expects that these orders will be fulfilled and has determined that each contract with a customer exists in accordance with ASC 606-10-25-1. The transaction price associated with the subset of these contracts entered into prior to December 31, 2020 has accordingly been disclosed as a remaining performance obligation pursuant to ASC 606-10-50-13 through 50-15 (refer to Note 3: Revenues, within the Notes to Hyzon’s Consolidated Financial Statements).

The Business Combination

On February 8, 2021, Hyzon entered into the Business Combination Agreement with DCRB and Merger Sub pursuant to which Merger Sub will merge with and into Hyzon, with Hyzon surviving the merger as a wholly owned subsidiary of DCRB. Following the closing of the business combination, the post-combination company will be named Hyzon Motors Inc., and will be listed on Nasdaq and trade under the symbols “HYZN” and “HYZNW.” The business combination is anticipated to generate gross proceeds of up to approximately $580,700 thousand of cash, assuming no redemptions by DCRB’s public stockholders. This includes an aggregate of $355,000 thousand of anticipated proceeds from the PIPE Financing at $10.00 per PIPE Share. Hyzon’s cash on hand after giving effect to these transactions, including any transaction costs and expenses, is expected to be used for general corporate purposes, including developing infrastructure and supply chain, acquiring and leasing equipment for manufacturing, and investing in research and development.

COVID-19 Pandemic

The COVID-19 pandemic is currently impacting countries, communities, supply chains, and the global financial markets. Governments have imposed laws requiring social distancing, travel restrictions, shutdowns of businesses and quarantines, among others, and these laws may limit Hyzon’s ability to meet with potential customers or partners, or affect the ability of Hyzon’s personnel, suppliers, partners and customers to operate in the ordinary course. Depending on the severity and longevity of the COVID-19 pandemic, which is highly uncertain and cannot be predicted, these factors, in turn, may materially adversely affect Hyzon’s operations, financial position and cash flows.

Key Trends and Uncertainties

Hyzon believes that its performance and future success depend on several factors that present significant opportunities for Hyzon but also pose risks and challenges, including those discussed below and in the section entitled “Risk Factors — Risks Related to Hyzon.”

Commercial Launch of Hyzon-branded commercial vehicles and other hydrogen solutions

Hyzon currently has no revenues, and Hyzon’s business model has yet to be tested. Hyzon’s ability to create a sustainable business may be adversely affected by its current financial condition, access to equity and debt financing, general economic conditions which can be cyclical in nature along with prolonged recessionary periods, and other economic and political situations. The planned operations of Hyzon, including the construction of required manufacturing facilities and the achievement of research and development milestones, are dependent upon its ability to raise additional capital, obtain additional financing, and/or generate positive cash flows from operations. Management believes that it will be able to obtain debt financing and expects to finance its operations through a combination of debt financings, merger proceeds from the business combination, PIPE Financing, and available cash. However, Hyzon can give no assurances that it will be successful in achieving its plans or that such additional financing will be available or, if available, on terms acceptable to Hyzon. Should Hyzon not be successful in obtaining the necessary additional financing to fund its operations, and ultimately achieve adequate profitability and cash flows from operations, Hyzon would need to curtail certain or all of its operating activities.

Customer Demand

Hyzon has a limited number of current customers, and there is no assurance as to the accuracy of Hyzon’s sales pipeline, or that Hyzon will be able to convert non-binding letters of intent or memoranda of understanding into binding orders or sales, or that Hyzon will be able to identify and secure additional customers. To date, Hyzon has produced only technology validation units, and there is no assurance that Hyzon will be able to establish and operate facilities capable of producing its hydrogen fuel cell systems or assemble its hydrogen-powered commercial vehicles in appropriate volumes and at competitive costs or at all.

Supplier Relationships

Hyzon also depends on third parties, including on its parent company Horizon, for supply of key inputs and components for its products, such as fuel cells and automotive parts. Hyzon intends to negotiate potential relationships with industry-leading OEMs to supply chassis for its Hyzon-branded vehicles but does not yet having a binding agreement and there is no guarantee that a definitive agreement will be reached. Such suppliers, including Horizon, may be unable to deliver the inputs and components necessary for Hyzon to produce its hydrogen-powered commercial vehicles or hydrogen fuel cell systems at prices, volumes, and specifications acceptable to Hyzon. If Hyzon is unable to source required inputs and other components from third parties on acceptable terms, it could have a material adverse effect on its business and results of operations.

Market Trends and Competition

The last ten years have seen the rapid development of alternative energy solutions in the transportation space. Hyzon believes this growth will continue to accelerate as increased product offerings, technological developments, reduced costs, additional supporting infrastructure, and increased global focus on climate goals drive broader adoption.

Hyzon believes that commercial vehicle operators, its initial target market, will be driven towards hydrogen-powered commercial vehicles predominantly by the need to decarbonize activities, but also by the potential for lower total cost of ownership in comparison to the cost of ownership associated with traditional gasoline and diesel internal combustion engine vehicles. Hyzon’s fuel cell technology can be deployed across a broad range of mobility applications, including on-road, off-road, rail, maritime and aviation.

The competitive landscape for Hyzon’s commercial vehicles ranges from vehicles relying on legacy internal combustion engines, to extended range electric and battery electric engines, to other hydrogen fuel cell and alternative low-to-no carbon emission propulsion vehicles. Competitors include well established vehicle companies already deploying vehicles using internal fuel cell technology and other heavy vehicle companies that have announced their plans to offer fuel cell trucks in the future. Hyzon also faces competition from other fuel cell manufacturers. Hyzon believes that it is well positioned to capitalize on growth in demand for alternative low-to-no carbon emission propulsion vehicles due to the numerous benefits of hydrogen power, including hydrogen’s abundance and ability to be produced locally and the generally faster refueling times for hydrogen-

powered commercial vehicles, as compared to electricity-powered vehicles, however, in order to successfully execute on its business plan, Hyzon must continue to innovate and convert successful research and development efforts into differentiated products, including new commercial vehicle models.

Hyzon’s current and potential competitors have greater financial, technical, manufacturing, marketing and other resources than Hyzon. Hyzon’s competitors may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their internal combustion, alternative fuel and electric truck programs.

Regulatory Landscape

Hyzon operates in a highly regulated industry. The failure to comply with laws or regulations could subject Hyzon to significant regulatory risk and changing laws and regulations and changing enforcement policies and priorities could adversely affect Hyzon’s business, prospects, financial condition and operating results. Hyzon may be also required to obtain and comply with the terms and conditions of multiple environmental permits, many of which are difficult and costly to obtain and could be subject to legal challenges. Hyzon depends on global customers and suppliers, and adverse changes in governmental policy or trade regimes could significantly impact the competitiveness of Hyzon’s products. Changes to applicable tax laws and regulations or exposure to additional income tax liabilities could affect Hyzon’s business and future profitability. See the section entitled “Information about Hyzon – Government Regulations.”

Results of Operations

Three Months Ended March 31, 2021 and the Period from January 21, 2020 (Inception) through March 31, 2020

Hyzon was formed and commenced operations on January 21, 2020. As a result, it has a very limited operating history from inception and limited prior period comparable information is available to be presented in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Hyzon.”

Hyzon has yet to generate revenues. Operating expenses for the three months ended March 31, 2021 were $3,773 thousand compared to $124 thousand for the period ended March 31, 2020. Operating expenses consist of research and development expenses and selling, general and administrative expenses.

Research and Development Expenses. Research and development expenses represent costs incurred to support activities that advance the development of current and next generation hydrogen powered fuel cell systems, and the integration of those systems into various mobility applications. Our research and development expenses consist primarily of employee-related personnel expenses, prototypes, design expenses, consulting and contractor costs and an allocated portion of overhead costs.

Research and development expenses were $627 thousand and $45 thousand in the three months ended March 31, 2021 and the period ended March 31, 2020, respectively. The increase was due primarily to higher headcount and expansion of our geographic footprint. Stock compensation included research and development expenses amounted to $181 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020. We expect research and development expenses to increase significantly and become a larger percentage of our operating expenses going forward as we build out our research facilities and expand headcount to advance our development of current and next generation hydrogen powered fuel cell systems, and the integration of those systems into various mobility applications.

Selling, General and Administrative Expenses. Selling expenses consist primarily of employee-related costs for individuals working in our sales and marketing departments, third party commissions, and related outreach activities. General and administrative expenses consist primarily of personnel-related expenses associated with our executive, finance, legal, information technology and human resources functions, as well as professional fees for legal, audit, accounting and other consulting services, and an allocated portion of overhead costs.

Selling, general and administrative expenses were $3,146 thousand in the three months ended March 31, 2021 compared to $79 thousand in the period ended March 31, 2020. Within selling, general and administrative expenses, salary and related expenses were $746 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020. Stock compensation included in selling, general administrative expenses amounted to $109 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020. The increase in selling, general and administrative expense was primarily due to building out the Company’s corporate infrastructure and legal and accounting costs associated with the proposed transaction. We also expect to continue to incur increased expenses, including accounting, audit, legal, regulatory and tax-related services associated with maintaining compliance with exchange listing and SEC requirements; director and officer insurance costs; and investor and public relations costs.

Foreign currency exchange gain (loss). Foreign currency exchange gain (loss) represents exchange rate gains and losses related to all transactions denominated in a currency other than Hyzon or its subsidiary’s functional currencies. Foreign currency exchange loss was $28 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020, as there were no transactions in foreign currencies in the prior period. We expect the volume of foreign currency transactions to grow significantly in the future as we continue to expand our geographic footprint.

Interest expense. Interest expense was $4,590 thousand in the three months ended March 31, 2021 compared to no expense in the period ended March 31, 2020. The Company’s interest expense relates to the convertible debt issued in the February 2021 and is comprised primarily from changes in the fair value of the embedded derivative associated with the automatic conversion provision of the convertible note. There was no debt outstanding during the period ended March 31, 2020.

Net income (loss) attributable to non-controlling interests. Net income (loss) attributable to non-controlling interests represents results attributable to third parties in our operating subsidiaries. Net income (loss) is generally allocated based on such ownership interests held by third parties with respect to each of these entities.

Net loss attributable to non-controlling interests was $242 thousand for the three months ended March 31, 2021 compared to zero in the period ended March 31, 2020. The change in the comparative periods are a result of the Company entering into a joint venture agreement with Holthausen Clean Technology Investment B.V. to establish a venture in the Netherlands in October of 2020.

Period from January 21, 2020 (Inception) through December 31, 2020

Hyzon reported operating expenses of $14,231 thousand, resulting in a net loss of $(14,376) thousand for the period from January 21, 2020 (inception) through December 31, 2020. These operating expenses consist of research and development expenses of $1,446 thousand and selling, general and administrative expenses of $12,785 thousand. Within selling, general and administrative expenses, stock compensation amounted to $9,983 thousand. The remainder of the expenses within selling, general, and administrative related primarily to salary, wages, and benefits for employees as well as professional services fees.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net loss before interest income or expense, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management, if applicable. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles net loss to EBITDA and Adjusted EBITDA for the periods from January 1, 2021 through March 31, 2021; January 21, 2020 (date of inception) through March 31, 2020; and January 21, 2020 (date of inception) through December 31, 2020:

	For the period January 1, 2021 through March 31, 2021	For the period January 21, 2020 (date of inception) through March 31, 2020	For the period January 21, 2020 (date of inception) through December 31, 2020

Net Loss	($8,389)	($124)	($14,376)
Interest (income) expense, net	$4,588	$0	($37)
Income tax expense (benefit)	$0	$0	$0
Depreciation and amortization	$129	$0	$13

EBITDA	($3,672)	($124)	($14,400)
Stock based compensation	$290	$0	$9,983

Adjusted EBITDA	($3,382)	($124)	($4,417)

Liquidity and Capital Resources

As of March 31, 2021, Hyzon had $47,773 thousand in unrestricted cash, positive working capital of $37,497 thousand, and an accumulated deficit of $(22,418) thousand. Our ability to continue as a going concern depends upon whether we can ultimately attain profitable operations, generate sufficient cash flow to meet our obligations, and obtain additional financing as needed.

Debt

As of March 31, 2021 Hyzon had net convertible debt of $49,441 thousand, which includes the note face value of $45,000 thousand, the fair value of the bifurcated embedded derivative associated with the automatic conversion triggered by the business combination with DCRB of $4,500 thousand, and net of deferred issuance costs of $59 thousand. The notes mature on February 1, 2023 and will automatically convert to common stock upon the closing of the business combination or another similar qualified financing at a ratio based on 90% of the price per share paid by external investors in the business combination or another similar qualified financing.

Cash Flows

Cash Flows for the Three Months Ended March 31, 2021 and for the Period from January 21, 2020 (Inception) through March 31, 2020

Cash Flows from Operating Activities

Net cash used in operating activities was $(9,470) thousand for the three months ended March 31, 2021, as compared to zero for the period ended March 31, 2020. The cash flows used in operating activities for the three months ended March 31, 2021 was driven by Hyzon recording a net loss of $(8,389) thousand, offset by noncash expenses of $4,919, and then reduced by changes in operating assets and liabilities of ($6,000) thousand. There were no meaningful operating activities in the period ended March 31, 2020.

Cash Flows from Investing Activities

Net cash used in investing activities was $(4,073) thousand for the three months ended March 31, 2021, as compared to zero for the period ended March 31, 2020. The cash flows used in investing activities for the three months ended March 31, 2021 were related primarily to capital expenditures related to acquiring a facility near Rochester, NY to begin production of hydrogen fuel cell systems and assembly of hydrogen storage systems. There were no similar purchases in the prior period ended March 31, 2020.

Cash Flows from Financing Activities

Net cash provided by financing activities was $44,603 thousand for the three months ended March 31, 2021, as compared to zero for the period ended March 31, 2020. The cash flows provided by financing activities for the three months ended March 31, 2021was due primarily to the proceeds received from issuance of convertible debt. There were no similar financing activities in the period ended March 31, 2020.

Hyzon continues to seek additional financing to advance its business plans. However, Hyzon’s management cannot give assurances that Hyzon will be successful even if Hyzon obtains additional financing. Should Hyzon not be successful in its business plan or be unable to obtain sufficient financing, Hyzon could need to curtail certain operating activities.

Cash Flows for the Period from January 21, 2020 (Inception) through December 31, 2020

Cash Flows from Operating Activities

For the period from January 21, 2020 (date of inception) through December 31, 2020, net cash used in Hyzon’s operating activities was $(1,177) thousand. The cash flows used in operating activities was driven by

Hyzon recording a net loss of $(14,376) thousand, offset by noncash expenses of $10,173 thousand (including stock-based compensation of $9,983 thousand), and changes in operating assets and liabilities of $3,026 thousand driven by an increase in contract liabilities of $2,608 thousand. The increase in contract liabilities is due to Hyzon’s receipt of certain payments made by customers for which revenue has not yet been recognized.

Cash Flows from Investing Activities

For the period from January 21, 2020 (date of inception) through December 31, 2020, net cash used in Hyzon’s investing activities was $(553) thousand. This was comprised of capital expenditures of ($431) thousand and investment in equity securities of $(122) thousand. Capital expenditures were primarily related to setting up operations at Hyzon’s global headquarters and building a demonstration vehicle. Investment in equity securities was related to acquiring common stock and options in a complementary green hydrogen production business headquartered in New Zealand.

Cash Flows from Financing Activities

For the period from January 21, 2020 (date of inception) through December 31, 2020, net cash provided by financing activities was $18,894 thousand, driven primarily by $18,560 thousand in net proceeds received from the issuance of common stock on November 12, 2020.

Hyzon’s Funding Since Inception

To date, Hyzon has financed its operations primarily through a Round A equity financing and a convertible debt financing, raising aggregate gross proceeds of approximately $65,000 thousand since its inception in January 2020.

Requirements and Resources

Short-Term Liquidity Requirements

Hyzon estimates the following cash requirements over the approximately twelve month period from the date of the business combination in order to execute on its business plan:

•	approximately $40m-$70m of capital expenditures to develop infrastructure, establish supply chain, begin vehicle deliveries from existing backlog, ramp operation and commercial teams;

•	approximately $20m-$40m to acquire and/or lease equipment to commence manufacturing operations research and development; and

•	approximately $20m-$40m for R&D on next generation systems, ramp capacity, expand geographic offering and footprint.

Hyzon believes that its cash on hand following the consummation of the business combination, including the net proceeds from DCRB’s cash in trust (assuming no redemptions by DCRB’s stockholders), and the PIPE Financing will be sufficient to fund Hyzon’s post combination cash requirements until the third quarter of 2023.

Long-Term Liquidity Requirements

Hyzon estimates the following cash requirements over the period from fiscal year 2022 to 2025, in order to execute on its business plan:

•	approximately $190m to $230m of capital expenditures to ramp operation and expand production capacity;

•

approximately $350m to $400m of working capital to support increased production volume; approximately $200m to $240m for R&D on next generation fuel cell systems, completion of the design and engineering of Hyzon’s SuperH2Truck™ and alternative hydrogen fuel cell mobility applications; and

•

approximately $580m to $630m for general and administrative expenses to support continued growth and scale, including approximately $450m in personnel-related expenses to expand Hyzon’s management team, workforce at its U.S. production facilities, and marketing and sales force.

Hyzon’s current business plan through 2025 is predicated on the assumption that there will not be a significant number of redemptions in connection with the business combination. Based on such assumption:

•

Hyzon’s long-term priorities include substantial investments into expanded research and development capacity and new production facilities necessary to complete deliveries of nonbinding customer preorders and to ramp up sales of Hyzon-branded commercial vehicles. These activities are currently planned to occur even while Hyzon is in the process of achieving positive cash flow from its existing business activities.

•

Hyzon believes that its cash on hand following the consummation of the business combination will be sufficient to fund Hyzon’s post combination cash requirements until the third quarter of 2023. In the second quarter of 2023, Hyzon plans to issue approximately $100m in debt securities to provide required liquidity to support its operations until Hyzon achieves positive cash flow, which Hyzon expects to be in 2024.

In the maximum redemption scenario, Hyzon would expect to implement an alternative business plan prioritizing capital expenditures on expanding its production and manufacturing capacity in its existing facilities over the development of hydrogen infrastructure and redeploying planned capital expenditures as working capital in order to maintain appropriate liquidity to manage risk and uncertainty. In such circumstances, Hyzon would expect to:

•

reduce spending on development of hydrogen hubs in 2022 from $45m to $10m and reallocate $35m to working capital requirements – Hyzon expects that delays in its planned hydrogen hub investments would have a negligible impact on revenues and Hyzon’s ability to be cash flow positive in 2024;

•

delay spending on new production facilities from 2022 to 2024 and fulfill current and projected customer demand from its Groningen and Rochester facilities only – this strategy would allow $35m to be redeployed as working capital;

•	execute a sale/leaseback of its Rochester, New York headquarters facility to generate approximately $20m additional working capital; and

•	raise the amount of planned debt issuance in Q2 2023 from $100m to $120m.

In the case of maximum redemptions, Hyzon believes the above actions will provide liquidity needed to reach positive cash flow in 2024.

Although Hyzon management has estimated the company’s short and long-term liquidity requirements based on assumptions they consider to be reasonable, Hyzon may, however, need additional cash resources due to changed business conditions or other developments, including supply chain challenges, disruptions due to COVID-19, competitive pressures, and regulatory developments, among other developments. Hyzon’s budget projections may be subject to cost overruns for reasons outside of its control and Hyzon may experience slower sales growth than anticipated, which would pose a risk to it achieving cash flow positivity. To the extent that Hyzon’s current resources are insufficient to satisfy its cash requirements, Hyzon may need to seek additional equity or debt financing. If the financing is not available, or if the terms of financing are less desirable than Hyzon expects, Hyzon may be forced to decrease its level of investment in infrastructure development or scale back its operations, which could have an adverse impact on its business and financial prospects. In the event that the business combination is not consummated, we believe we have sufficient capabilities to enact cost savings measures to preserve capital and would seek additional sources of funding. If Hyzon were to require additional funding or otherwise determine it was beneficial to seek additional sources of financing, Hyzon believes it could access financing on reasonable terms. However, there can be no assurance that such financing would be available to Hyzon on favorable terms or at all.

Contractual Obligations and Commitments

Hyzon’s contractual obligations and other commitments as of March 31, 2021 are two fixed payments totaling $10,000 thousand in the aggregate due in 2021 to JS Horizon, pursuant to the terms of the Horizon IP Agreement. Please see the section below entitled “Intellectual Property” for additional information concerning the Horizon IP Agreement. This liability is reported under Horizon license agreement payable on the Consolidated Balance Sheet as of March 31, 2021.

Off-Balance Sheet Arrangements

Except as described below, we do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

One investor in the Round A Transaction (as described in greater detail within Notes to Consolidated Financial Statements within this proxy statement), Ascent Funds Management LLC (“Ascent”), received detachable options to purchase up to approximately 4.6 million shares of the Company’s common stock in connection with its investment of $3.0 million in common stock in the Round A Transaction. The options’ exercise price is $2.73 per share and will be automatically exercised in full by Ascent on a cashless basis into approximately 3.9 million shares of Hyzon Common Stock immediately prior to the consummation of the business combination.

Critical Accounting Policies and Estimates

Hyzon’s consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for Hyzon include Share-based Compensation.

Share-based Compensation

Hyzon measures and recognizes compensation expense for all stock options and restricted stock awards based on the estimated fair value of the award on the grant date. The fair value is recognized as expense over the requisite service period, which is generally the vesting period of the respective award, on a straight-line basis when the only condition to vesting is continued service. If vesting is subject to a market or performance condition, recognition is based on the derived service period of the award. Expense for awards with performance conditions is estimated and adjusted based upon the assessment of the probability that the performance condition will be met.

Hyzon uses the Black-Scholes option pricing model to estimate the fair value of stock option awards with service and/or performance conditions. The Black-Scholes option pricing model requires management to make a number of assumptions, including the expected life of the option, the volatility of the underlying stock, the riskfree interest rate and expected dividends. The assumptions used in Hyzon’s Black-Scholes option-pricing model represent Hyzon management’s best estimates at the time of grant. These estimates involve a number of variables, uncertainties and assumptions and the application of Hyzon management’s judgment, as they are inherently subjective. If any assumptions change, Hyzon’s stock-based compensation expense could be materially different in the future.

These assumptions are estimated as follows:

•

Fair Value of Common Stock. The grant date fair value of Hyzon common stock utilized in the calculation of share-based compensation was determined using valuation methodologies which utilize certain assumptions, including observations of comparable equity values and transactions, probability weighting of events, time to liquidation, a risk-adjusted interest rate, and assumptions regarding Hyzon’s projected future cash flows and growth potential.

•	Expected Term. The expected term represents the period that Hyzon’s stock options are expected to be outstanding.

•

Expected Volatility. Hyzon determines the price volatility factor based on the historical volatilities of Hyzon’s publicly traded peer group as Hyzon does not have a trading history for Hyzon’s common stock. Industry peers consist of several public companies in the automotive and energy storage industry that are similar to Hyzon in size, stage of life cycle, and financial leverage.

•	Risk-Free Interest Rate. The risk-free interest rate was based on U.S. Treasury zero-coupon securities with maturities consistent with the estimated expected term.

•	Expected Dividend Yield. Hyzon has not paid dividends on Hyzon’s common stock nor does Hyzon expect to pay dividends in the foreseeable future.

Equity Valuations

As there is not currently a market for Hyzon’s equity, valuations of Hyzon’s equity instruments require the application of significant estimates, assumptions, and judgments. These valuations impact share-based compensation reported in Hyzon’s financial statements. The following discussion provides additional details regarding the significant estimates, assumptions, and judgments that impact the determination of the fair values of share-based compensation awards and the common stock that comprises Hyzon’s capital structure. The following discussion also explains why these estimates, assumptions, and judgments could be subject to uncertainties and future variability.

Common Stock Valuations

Hyzon uses valuations of its common stock for various purposes, including, but not limited to, the determination of the exercise price of stock options and inclusion in the Black-Scholes option pricing model. As a privately held company, the lack of an active public market for Hyzon’s common stock requires Hyzon’s management and board of directors to exercise reasonable judgment and consider a number of factors in order to make the best estimate of fair value of Hyzon’s equity. As Hyzon’s capital structure consists of a single class of equity, Hyzon, with the assistance of a third-party valuation specialist, estimates the fair value of Hyzon’s total equity value using a combination of the comparable sales method (a market approach) and the excess earnings method (an income approach). Estimating Hyzon’s total equity value requires the application of significant judgment and assumptions. Factors considered in connection with estimating these values include:

•	Recent arms-length transactions involving the sale or transfer of Hyzon’s common stock;

•	Hyzon’s historical financial results and future financial projections;

•	The market value of equity interests in substantially similar businesses, which equity interests can be valued through nondiscretionary, objective means;

•	The lack of marketability of Hyzon’s common stock;

•	The likelihood of achieving a liquidity event, such as the business combination, given prevailing market conditions;

•	Industry outlook; and

•	General economic outlook, including economic growth, inflation and unemployment, interest rate environment and global economic trends.

The fair value ultimately assigned to Hyzon’s common stock may take into account any number or combination of the various factors described above, based upon their applicability at the time of measurement. Determination of the fair value of Hyzon’s common stock also may involve the application of multiple valuation methodologies and approaches, with varying weighting applied to each methodology as of the grant date. Application of these approaches involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding Hyzon’s expected future revenue, expenses, and future cash flows; discount rates; market multiples; the selection of comparable companies; and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact Hyzon’s valuations as of each valuation date and may have a material impact on the valuation of Hyzon’s common stock.

As of November 12, 2020, Hyzon’s estimated fair value of its common stock was $2.00 per share. In making this determination, Hyzon relied upon the previous Round A equity financing, which closed on November 12, 2020 as being the only reliable indication of fair value of Hyzon Common Stock before (and including) December 1, 2020. The price of the Round A capital raise was $2.00 per share of Hyzon Common Stock.

Hyzon’s estimated fair value of its common stock was $4.45 per share as of December 31, 2020. The increase in fair value was primarily due to Hyzon making progress and taking necessary steps to prepare for the business combination. The necessary steps undertaken to prepare for the business combination included meeting with DCRB and financial advisors, discussing timing expectations, negotiating a non-binding letter of intent and signing a binding exclusivity agreement between DCRB and Hyzon. As Hyzon’s ongoing negotiations related to the business combination reflected an increased likelihood of a near-term exit transaction and/or liquidity event, the valuation of Hyzon’s equity as of December 31, 2020 took into consideration the indicated equity value implied by the negotiations. While the December 31, 2020 valuation incorporated indicated equity values based upon traditional income and market approaches, consisting of the excess earnings method and comparable sales method – the valuation also incorporated the equity value implied by the business combination. Accordingly, the valuation applied the probability-weighted expected return method (PWERM) to weight the indicated equity value determined under the traditional income and market approaches and the equity value implied by Hyzon’s expected business combination with DCRB. Due to the proximity in time and observability, management placed the most significant weighting on the value as implied by the comparable sales method.

Hyzon’s estimated fair value of its common stock was $8.55 per share as of March 31, 2021. The increase in fair value from December 31, 2020 to March 31, 2021 was primarily due to Hyzon executing a non-binding letter of intent with DCRB in January 2021 and signing a Business Combination Agreement with DCRB as well as issuing convertible notes payable in the aggregate amount of $45 million in February 2021.

The fair value of the equity of Hyzon implied by the business combination is approximately $2 billion. As noted above, as of March 31, 2021, Hyzon estimated the fair value of its common stock to be $8.55 per share, which equates to an implied equity value of $905.4 million. The primary difference between the fair value derived on March 31, 2021 and the fair value implied by the business combination is that the fair value implied by the business combination is based only upon a scenario in which the parties complete the business combination and is not probability weighted, in contrast to the March 31, 2021 valuation, which considered multiple potential outcomes, some of which would have resulted in a lower value of Hyzon’s common stock than its implied transaction value.

Following the business combination with DCRB, it will not be necessary for Hyzon’s management and its board of directors to estimate the fair value of Hyzon Common Stock, as the common stock of New Hyzon will be traded in the public market.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Hyzon elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Hyzon, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Hyzon is no longer considered to be an emerging growth company. At times, Hyzon may elect to early adopt a new or revised standard.

In addition, Hyzon intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Hyzon intends to rely on such exemptions, Hyzon is not required to, among other things: (a) provide an auditor’s attestation report on Hyzon’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Hyzon will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Hyzon’s first fiscal year following the fifth anniversary of the Closing, (b) the last date of Hyzon’s fiscal year in which Hyzon has total annual gross revenue of at least $1.07 billion, (c) the date on which Hyzon is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Hyzon has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Material Transactions with Related Parties

Horizon IP Agreement

In January 2021, Hyzon entered into the Horizon IP Agreement with JS Horizon, part of the Horizon group of Companies, pursuant to which each of Hyzon and JS Horizon conveys to the other certain rights in intellectual property relating to Hyzon’s core fuel cell and mobility product technologies, and under which Hyzon will pay JS Horizon two fixed payments in 2021 totaling $10,000 thousand. Please see the section below entitled “Intellectual Property” for additional information concerning the Horizon IP Agreement.

Horizon Supply Agreement

In January 2021, Hyzon entered into a supply agreement with Jiangsu Horizon New Energy Technologies Co. Ltd, a wholly owned subsidiary of Horizon Fuel Cell Technologies, to supply certain fuel cell components. During the three months ended March 31, 2021, the Company made a deposit payment to Horizon in the amount of $5 million for long lead time components. This payment is included in prepaid expenses as none of the components have yet been received.

INFORMATION ABOUT HYZON

Overview

Hyzon was founded for the purpose of commercializing seventeen years of hydrogen fuel cell research through the design, development and assembly of hydrogen-powered commercial vehicles and fuel cell systems. Headquartered in Rochester, New York, with operations in Europe, Singapore, Australia and China, Hyzon aims to accelerate the energy transition toward hydrogen and become the industry-leader in the hydrogen-powered commercial mobility sector.

Transportation in general, including large trucks and other commercial vehicles, is responsible for a significant portion of global CO2 emissions. While third-party reports showed a decrease in global fossil fuel emissions in 2020, CO2 levels continued to increase. As economies rebound and return to pre-COVID-19 pandemic levels of economic activity, fossil fuel and CO2 emissions from road transport, which declined slightly in 2020, remain an ongoing concern.

Hyzon believes that its hydrogen fuel cells can play a critical role in reducing CO2 emissions from on-road and off-road heavy vehicles that utilize traditional combustion systems. In doing so, Hyzon believes it can help combat global climate change without compromising—and in fact optimizing—vehicle performance and eventually even lowering the total cost of ownership.

As the commercial transportation sector transitions to hydrogen energy, Hyzon’s key competitive advantage over other hydrogen-powered vehicle providers is that the technology underlying its hydrogen fuel cell systems has already been deployed in approximately 500 commercial vehicles. This means that Hyzon can offer customers commercial vehicles using road-tested Proton Exchange Membrane (“PEM”) high power-density fuel cell stacks with power up to 240 kW, meeting the power requirements of most commercial vehicles.

Hyzon intends to integrate these PEM fuel cell stacks and related technology into a range of Hyzon-branded products, including medium and heavy-duty trucks, and city and coach buses. These vehicles are expected to also include electric propulsion systems, hydrogen fuel storage system and vehicle controls integrated into commercially available and widely deployed truck bodies and chassis sourced from third-party OEMs. Initial deliveries of Hyzon-branded commercial vehicles are expected this year.

In addition, Hyzon is in the early stages of designing its SuperH2Truck™, a purpose-built hydrogen-powered truck with a fuel cell optimized chassis that is expected to be available by 2025.

Hyzon also already integrates its and its affiliated companies’ proprietary PEM fuel cell stacks into hydrogen solutions for customers using their private labels based on customer specifications. Hyzon performs integration for on and off-road transportation applications as well as rail and aviation customers and plans to expand its integration activities across maritime and other applications in the future. Hyzon expects the opportunities in these sectors to continue to expand with the rapid technological advances in hydrogen-powered fuel cells and the increasing investments in hydrogen production, storage and refueling infrastructure around the world.

Hyzon’s commercial vehicle business will initially be focused on manufacturing and supplying heavy-duty (Class 8) trucks, medium-duty (Class 6) trucks and 40- and 60-foot (12 and 18-meter) city and coach buses to commercial vehicle operators. On road, Hyzon’s potential customers include shipping and logistics companies and retail customers with large distribution networks, such as grocery retailers, food and beverage companies, and government agencies around the world. Off-road, Hyzon’s potential customers include mining and port equipment manufacturers and operators. These strategic customer groups generally employ a back-to-base model where their vehicles return to a central “base” between operations, thereby allowing operators to have fueling independence as the necessary hydrogen can be produced locally at or proximate to the central base and dispensed at optimally-configured hydrogen refueling stations. Hyzon’s fuel cell technologies are also compatible with light commercial vehicles among other applications. Hyzon plans to expand its range of products and hydrogen solutions if the transportation sector increasingly adopts hydrogen power and investments are made in hydrogen production and related infrastructure in accordance with Hyzon’s expectations.

To date, Hyzon has received orders for Hyzon-branded commercial vehicles and coach buses in an aggregate value of approximately $18.2 million1 from companies around the world, including Fortescue Metals Group Ltd., and Hyzon’s counterparties have paid $1.8 million in deposits in respect of such orders. Hyzon also has an order valued at $1.47 million to integrate a hydrogen fuel cell system built around its next generation fuel cell stacks into aircraft, in respect of which Hyzon’s counterparty has paid a deposit of $0.7 million. Hyzon’s orders each include terms permitting the counterparty to cancel or suspend some or all of their obligations thereunder without cause, with little or no prior notice and without penalty or early termination payments. However, Hyzon currently expects that these orders will be fulfilled and has determined that each a contract with a customer exists in accordance with ASC 606-10-25-1. The transaction price associated with the subset of these contracts entered into prior to December 31, 2020 has accordingly been disclosed as a remaining performance obligation pursuant to ASC 606-10-50-13 through 50-15 (refer to Note 3: Revenues, within the Notes to Hyzon’s Consolidated Financial Statements).

Benefits of Hydrogen

Hydrogen is the most abundant and lightest element in the universe and has the highest energy content of common combustible fuels by weight: approximately three times higher than diesel, natural gas or bioethanol. Hydrogen can also be produced locally from a wide variety of resources and, when produced with blue/green production methods and used to power fuel cells, results in near-zero direct greenhouse gas emissions to the atmosphere. Hyzon believes that this combination of availability, energy density, local production and near-zero emissions positions green hydrogen to become the dominant fuel source for powering commercial vehicles as the commercial transportation sector increases its focus on decarbonization.

Hydrogen has the potential to be a fuel with near-zero greenhouse gas (“GHG”) emissions. However, this varies substantially by the method used to produce such hydrogen. Hydrogen production is typically divided into “gray”, “blue”, or “green” hydrogen, depending on the source of the hydrogen. While all three types of hydrogen result in near-zero emissions from hydrogen-powered vehicles, blue and green hydrogen have the potential to significantly reduce the overall GHG emissions associated with transportation. By combining these potential emissions benefits with hydrogen’s increasing availability, because hydrogen has one of the highest energy densities of any common fuel, and because of its ability to be produced locally and with the declining cost of production, Hyzon believes hydrogen is positioned to become a dominant fuel source for powering commercial vehicles.

Gray: hydrogen produced from fossil fuel hydrocarbon feedstocks, most typically, natural gas. This is the most carbon-intensive pathway of generating hydrogen and also currently the most common method of producing it.

Blue: hydrogen produced using the same conventional processes used in gray hydrogen but where carbon capture and sequestration technologies are included to capture the emitted carbon and store it instead of simply letting it be released into the atmosphere.

Green: hydrogen produced without the production of additional direct GHG emissions, including via electrolysis from electricity generated using renewable, carbon-negligible sources of energy, such as wind and solar, as well as via steam reformation using renewable natural gas, such as from landfill methane.

[1]	This figure was derived by converting order amounts in euros to US dollars at a rate of 1.19 USD/EUR as of March 17, 2021.

Based on internal and third-party testing and customer-reported experiences, Hyzon believes that the principal benefits of hydrogen fuel cells as compared to internal combustion engines include:

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Higher fuel efficiency: In many applications, fuel cell electric vehicles can provide significantly improved fuel efficiency compared to internal combustion engines. Currently, most internal combustion engines operate with an energy efficiency of around 25%, while hydrogen fuel cells typically have an energy efficiency level of about 50%.

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Potentially lower cost of fuel: Due to a combination of factors, including the relative abundance of hydrogen and its ability to be produced from multiple renewable sources (such as wind and solar power and biomass), Hyzon expects that the price of hydrogen will decrease relative to non-renewable hydrocarbon resources, including diesel fuel. Local production of hydrogen is expected to result in minimal transportation costs, which are built into the price of hydrogen, as compared to oil derivatives which may need to be shipped extended distances. Further, as decarbonization efforts continue globally, including by governments worldwide, Hyzon expects that investments in the hydrocarbon economy will shift towards renewable energy and that investment in hydrogen production will increase worldwide, resulting in lower hydrogen fuel costs. Finally, Hyzon expects the price of hydrocarbon fuels to rise as governments around the world increase taxation on high-emissions fuels, while incentivizing clean energy sources such as blue/green hydrogen. When coupled with technological innovations that are expected to decrease the cost of producing hydrogen fuel cell systems, these factors are expected to allow hydrogen-powered vehicles to be competitive with diesel and other internal combustion engines and to be widely adopted by the transportation sector.

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Improved performance: Hydrogen vehicles use high torque electric drive providing optimal performance in commercial mobility. As compared to internal combustion engines, hydrogen vehicles provide smoother acceleration, even with load in excess of Class 8 vehicle weight limits in the United States. In addition, Hyzon expects its SuperH2Truck™ to provide up to 40,000 N-m of axle drive torque that are consistent throughout the vehicle operating range and 20%+ grade performance. These high torque levels would be expected to provide a typically loaded heavy commercial vehicle 0 to 60 mph accelerations in less than 20 seconds, compared to 60 to 120 seconds for comparable diesel-powered vehicles.

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Reduced noise: Due to the approximately 80% fewer moving parts in the hydrogen fuel cell system as compared to a typical internal combustion engine, hydrogen-powered heavy vehicles are generally much quieter than internal combustion engine vehicles which reduces the resulting noise pollution that can affect those operating the vehicles as well as those in the vehicle’s immediate surroundings. In addition, the time restrictions that are placed on truck operations in residential areas are often introduced with the aim of reducing noise pollution, meaning that quieter hydrogen vehicles may enjoy more freedom to operate in some cases.

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Reduced GHG emissions: Hydrogen fuel cell technology is a near-zero-emission powertrain, as there is no combustion occurring in any hydrogen-powered vehicle. Based on CO2 emissions data from the Environmental Protection Agency (22.2 pounds of CO2 emissions per gallon of diesel), Hyzon management currently estimates that 100,000 of Hyzon’s hydrogen-powered Class 8 commercial vehicles could eliminate approximately 161 million tons of CO2 emissions over 10 years assuming green hydrogen from 100% zero carbon source used, 100,000 operating miles annually per vehicle and a consumption rate of 6.25 miles per diesel gallon. Management calculated total expected CO2 emissions reductions for one hydrogen-powered truck on an annual basis as follows: expected annual miles driven x 1 / (diesel miles per gallon) x 10,084 grams of CO2 / diesel gallon x 1 kilogram/1000 grams.

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Significant local area health benefits: In addition to reducing greenhouse gas emissions, adoption of hydrogen-powered commercial vehicles and other hydrogen solutions in the transportation sector can lead to improved air quality due to a reduction in sulfur oxides (SOx) and nitrogen oxides (NOx)

emissions and emissions of fine particulate matter (PM2.5) and help meet increasingly stringent air quality standards and regulations around the world.

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Reduced maintenance costs: Hyzon anticipates that its customers will experience cost savings on overall vehicle maintenance through reduced wear and tear compared with mechanical motor and drive systems. This is principally as a result of fewer moving parts in fuel cell vehicles and the fact that the dynamic elements of traditional drive systems are typically the wear and maintenance intensive components. In addition, the fuel cell system is more enclosed than an internal combustion engine, meaning that dust and debris from the road does not collect in the fuel cell engine in the same manner as internal combustion engines, which may also reduce the need for maintenance. Lastly, with the intelligence built into today’s electrically driven systems—remote monitoring can also provide health prognostics, thereby increasing the likelihood of avoiding maintenance issues and further reducing maintenance costs.

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Reduced total ownership costs: Hyzon believes that hydrogen-powered commercial vehicles will eventually offer an attractive alternative to commercial operators because of a lower total cost of ownership as compared to internal combustion engine alternatives. Hyzon expects higher initial purchase prices to be offset by lower maintenance costs and the increased efficiency of hydrogen-powered propulsion. Hyzon anticipates that, as global investment in hydrogen technologies and production facilities continues to grow, more favorable hydrogen cost structures will allow hydrogen-powered commercial vehicles to deliver lower per mile (or kilometer) operating costs than their internal combustion engine equivalents. Using publicly available data, including from the National Renewable Energy Laboratory, Hyzon management projects that a fuel cell truck can potentially achieve $0.70 total cost per mile compared to $0.93 per mile for a diesel truck.[1]

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Seamless transition from ICE: Because the amount of hydrogen fuel that is carried on board a hydrogen-powered vehicle can be customized to fit a particular customer’s driving range requirements, existing traditional diesel-powered vehicle operations can generally be seamlessly converted onto hydrogen fuel cell technology without significant changes to how fleet operators conduct their businesses today. Moreover, an operator’s existing refueling practices and operating schedules can generally remain unchanged due to the fact that hydrogen tanks can be refilled at refueling stations in strategic locations, which Hyzon expects to be increasingly available within the existing network of retail diesel-fuel stations, in a similar manner to diesel tanks and without a material increase in the amount of time required for refueling.

In addition, based on internal and third-party testing and customer-reported experiences, Hyzon also believes that hydrogen fuel cells offer the following advantages as compared to battery-powered electric vehicles:

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Increased driving range: Battery-powered electric propulsion systems for large, heavy commercial vehicles with high utilization currently require large, heavy battery packs, which tend to limit driving range and payloads. Hyzon’s heavy-duty trucks are expected to include hydrogen storage capacity of 40-50 kilograms, resulting in a more than 300-mile range depending on duty cycle. This range is 17% greater than the distance of comparable battery only vehicles assuming a 250-mile range as advertised by Daimler AG for the Freightliner eCascadia Class 8 heavy-duty battery electric truck.

[1]

For the purposes of this calculation, management assumed: for a fuel cell truck, a truck cost of $150,000, an average lifespan of 700,000 miles, a fuel cost of $3.00 per kg, a fuel efficiency of 9 miles per kg, and average service and maintenance costs of $0.15 per mile; and for a diesel truck, a truck cost of $140,000, an average lifespan of 700,000 miles, a fuel cost of $3.25 per gallon, a fuel efficiency of 6.25 miles per gallon, and average service and maintenance costs of $0.21 per mile. These are assumptions provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.

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Increased payloads: In the United States, the U.S. Department of Transportation Federal Highway Administration sets the Gross Vehicle Weight Rating (“GVWR”) weight allowance for a Class 8 truck at approximately 36 tons (approximately 80,000 lbs.). A tractor of a typical heavy commercial electric vehicle that has a range of 250 miles generally weighs approximately 24,000 pounds, including the battery which alone can weigh up to five to eight tons. A comparable Hyzon heavy commercial vehicle tractor weighs approximately 20,000 pounds as Hyzon’s hydrogen fuel cell systems are designed to be about 4,000 pounds lighter than battery packs. This means that a Hyzon heavy commercial vehicle will have approximately 7% more payload than a battery truck. In addition to increased range and reduced recharging times offered by Hyzon’s fuel cell systems, this saved weight can be used to increase payload and generate better economics to Hyzon’s customers. Additional weight allowances for zero emission trucks benefit fuel cell electric trucks to the same extent as battery only vehicles.

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Faster refueling times: Hydrogen-powered commercial vehicles are refueled in a process similar to diesel vehicles by pumping hydrogen gas into the vehicle tank using a gas pump and nozzle and typically requires fifteen to twenty minutes for a full refill, whereas a full charge of large battery packs can take two hours for rapid-charging batteries and up to four hours for the average battery, resulting in less productive time in service for fleet operators.

The Future of Hydrogen is Now

Hyzon expects hydrogen to quickly become one of the leading commercial vehicle power sources. As described above, Hyzon believes that hydrogen fuel cells provide clear benefits over internal combustion engines and battery-powered electric propulsion, and that hydrogen-powered vehicles can be competitive on price. The production of fuel cells and hydrogen is expected to continue to scale, which Hyzon anticipates will result in a reduction in the overall cost of hydrogen-powered vehicle operations. In addition, various jurisdictions around the world are developing financial incentives encouraging the adoption of fuel cell technology, such as the European Road Tax Savings. Further, partly due to the expected reduction in the cost of hydrogen, the fuel cell electric heavy vehicle market is expected to grow rapidly in the near term. As these various factors combine, Hyzon expects that more hydrogen will be produced and more applications for hydrogen will be developed. Together, Hyzon believes that these shifts will have a network effect that will accelerate this energy transition to hydrogen and result in a hydrogen economy that is more competitive than the hydrocarbon economy in the near- to medium-term.

Hyzon’s Strengths and Strategy

Hyzon’s key strengths include the following:

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Proven hydrogen fuel cell technology. Based upon both internal and third-party performance testing, Hyzon expects its fuel cell technologies and designs to provide superior performance and range compared to electric alternatives, decreased greenhouse gas emissions compared to hydrocarbon alternatives, and eventually meaningful reductions in the total cost of ownership as compared to internal combustion engine vehicles due to lower operating and maintenance costs.

•	Highly experienced and proven team. Hyzon’s senior executive team has over 100 years of collective experience in the design and manufacturing of hydrogen fuel cells, heavy-duty vehicle system integration as well as automotive development at prominent automotive OEMs and Tier 1 suppliers. Co-founder and Executive Chairman of Hyzon, George Gu, is an inventor of hydrogen fuel cell technologies and the co-founder of Hyzon’s parent company Horizon, which has grown from a startup in 2003 to an industry leading player with an international business presence. Craig Knight, Hyzon’s co-founder and Chief Executive Officer has over 25 years of experience in business development and management in the Asia-Pacific region, including various roles in the chemical sector involving business management and business development responsibilities before moving into the hydrogen fuel cell technology sector in 2006. Other senior executives at Hyzon also bring decades of experience in vehicle system integration and fuel cell system integration in the commercial vehicle markets. Hyzon believes that the combined experience of its management gives Hyzon a competitive advantage in its goal of achieving a leadership position in the hydrogen-powered commercial vehicle market.

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Significant opportunity exists in the commercial vehicle market. Hyzon has concentrated its fuel cell system designs on the particular needs of commercial vehicle operators and believes there is significant potential for hydrogen vehicle adoption in this market. As further described below, under the section entitled “Market Opportunity and Competition,” Hyzon expects its hydrogen-powered commercial vehicles to result in a lower total cost of ownership for fleet operators as compared to internal combustion engine vehicles, due to lower maintenance costs and the fact that the higher initial purchase price and cost of hydrogen production will be spread across many highly-utilized vehicles. Hyzon believes that the rapid technological advances in hydrogen-powered fuel cells, the growing abundance of low-cost renewable fuels that can be converted to hydrogen and the increasing investments in hydrogen refueling stations provide an attractive market opportunity for Hyzon’s vehicle solutions. Furthermore, government policies addressing climate change around the world have become more stringent in emission reduction, and heavy-duty commercial vehicles are becoming the target vehicles to be brought into compliance for emission reduction.

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Research, manufacturing and assembly facilities in strategic locations. As described further under the section entitled “Facilities,” Hyzon has established a test center in the former GM fuel cell research facility near Rochester, New York, and has acquired a 78,000 sq. foot building in the same region to begin production of hydrogen fuel cell systems and assembly of hydrogen storage systems. The Rochester facility is expected to distribute fuel cells to Hyzon’s assembly partners in the United States as well as to Hyzon Europe’s assembly plant in the Netherlands. Hyzon currently leases a manufacturing facility in the Chicago area where it intends to produce fuel cell membrane electrode assembly and develop an innovation center focused on advanced research and development (“R&D”) of materials for fuel cells, electrolyzers, solid-state batteries, advanced e-drive systems, autonomous driving technologies and green hydrogen production technologies. Hyzon is also planning to lease an R&D facility in the Detroit area. Hyzon selected the Rochester, New York, Chicago, Illinois and Detroit, Michigan areas because they are home to a highly trained workforce with experience in developing and manufacturing fuel cell materials, fuel cell systems, hydrogen vehicles and automotive manufacturing ventures.

Key elements of Hyzon’s strategy include:

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Initially leveraging an asset-light production strategy to become the leading global provider of cost-competitive hydrogen fuel cell commercial vehicles through global partnerships with vehicle OEMs, Tier-1 suppliers, assembly partners and hydrogen fuel suppliers whilst developing the Hyzon SuperH2Truck.

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Establishing localized supply chains in strategic markets worldwide to provide fuel cell commercial vehicle solutions optimized for local markets, minimizing logistic costs, fostering local business partnerships, creating local jobs, and ensuring stable supply chains.

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Providing total hydrogen mobility solutions for fleet operators with lower total cost of ownership operations through affordable fueling solutions developed by Hyzon and partners and local hydrogen production techniques.

•	Maintaining Hyzon’s technological leadership in hydrogen fuel cells and systems to provide benchmark performance and an optimized total cost of ownership for large commercial vehicles.

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Meeting the increasing demands for stricter air quality and environmental standards and regulations that will apply to commercial vehicles throughout the world. More than 60 countries have committed to zero net emissions by 2030, and over 110 countries, together with the European Union, have pledged carbon neutrality by 2050.

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Leveraging the substantial hydrogen supply needs of customers and partners to secure access to the lowest-cost green hydrogen in different regions of the world, providing a competitive advantage in fuel costs, which represent a substantial portion of whole-of-life costs for commercial vehicles with high utilization.

Market Opportunity

The last ten years have seen the rapid development of alternative energy solutions in the transportation space. Hyzon believes this growth will continue to accelerate as increased product offerings, technological developments, reduced costs, additional supporting infrastructure, and increased global focus on climate goals drive broader adoption. Hyzon believes that it is well positioned to capitalize on this growth across a broad range of mobility applications, including on-road, off-road, rail, maritime and aviation.

On road, Hyzon’s initial target market is commercial vehicle operators, with potential customers including companies with large distribution networks. Off-road, potential customers include mining and port equipment manufacturers and operators. The common factor across these strategic customer groups is that they generally employ a back-to-base model where their vehicles return to a central “base” between operations. This allows Hyzon and the customers to provide access to one hydrogen supply source at the central base instead of having to deploy, or rely on third parties to deploy, a widely dispersed network of hydrogen infrastructure for refueling. In addition to Hyzon’s immediate target market of powering large and medium commercial vehicles, Hyzon’s hydrogen fuel cell technology can also be integrated into other mobility applications such as rail, maritime and aviation vehicles and heavy equipment. As hydrogen fuel cell mobility scales, Hyzon believes that its products will become increasingly cost-effective and in-demand. Manufacturers and operators of these complex machines seek the same benefits from hydrogen power available for large commercial on-road vehicles: lower total cost of operation, improved performance, and reduced GHG emissions. Across these sectors, Hyzon has already entered into a number of non-binding memoranda of understanding and letters of intent and a limited number of orders, as discussed further described below, under the section entitled “Hyzon’s Solutions, Timelines and Existing Customers.”

In the aviation sector, Hyzon’s hydrogen fuel cells are currently capable of powering small (five to eight passenger) electric planes. While the adoption of hydrogen fuel cell technology remains in the nascent stage in the commercial aviation industry, as technological advances are made in hydrogen aircraft design, including with respect to hydrogen storage, hybrid engines and fuel cell propulsion systems, Hyzon’s fuel cells could be used to compliment modified gas-turbine engines in large commercial aircraft to produce a highly efficient hybrid-electric propulsion system and contribute to the decarbonization of the aviation industry.

In the rail sector, Hyzon’s hydrogen fuel cells are currently capable of powering electric trains and provide the similar key benefits over battery-electric trains that they do over battery-electric commercial vehicles.

Hydrogen fuel cells also show promise in decarbonizing the maritime industry which would help to protect the world’s oceans and marine life. Third-party studies involving the use of hydrogen and fuel cells as alternative propulsion system for commercial maritime vessels have shown the feasibility of near-zero-emission technologies such as hydrogen fuel cells for re-powering of today’s diesel-electric vessels in the world’s fleet. Hyzon believes that its fuel cells would be ideally suited for the commercial maritime industry and expects the range of possible applications of its hydrogen fuel cell in these sectors to continue to expand.

Government entities, states, and municipalities are another segment of the market that Hyzon believes will be active participants in the transition from internal combustion engines to sustainably powered vehicles and equipment, and represent potential customers. In the US, the California Air Resources Board adopted the Advanced Clean Truck Regulation in June 2020 mandating truck manufacturers who certify Class 2b-8 chassis or complete vehicles with combustion engines to sell zero-emission trucks as an increasing percentage of their annual California sales from 2024 to 2035. Many other States in the US have expressed intent to follow similar decarbonization paths. Hyzon is also in advanced discussions with municipalities and ports in the United Kingdom and European Union.

Hyzon believes these target markets will be driven towards hydrogen-powered commercial vehicles predominantly by the need to decarbonize activities, but also by the potential for lower total cost of ownership in comparison to the cost of ownership associated with traditional gasoline and diesel internal combustion engine vehicles. Using publicly available data, including from the National Renewable Energy Laboratory, Hyzon management projects that a fuel cell truck can potentially achieve $0.70 total cost per mile compared to $0.93 per mile for a diesel truck.3

Given Hyzon’s and its competitors’ outlook on the opportunities and market demand for decarbonized hydrogen-powered commercial mobility, Hyzon believes that the rapid technological advances in hydrogen-powered fuel cells, the growing abundance of low-cost renewable fuels that can be converted to hydrogen and the increasing investments in hydrogen refueling stations will allow Hyzon to continue to be a leading innovator and supplier of hydrogen fuel supply, distribution, and hydrogen-powered commercial mobility.

Competition

The competitive landscape for Hyzon’s commercial vehicles ranges from vehicles relying on legacy internal combustion engines, to extended range electric and battery electric engines, to other hydrogen fuel cell and alternative low-to-no carbon emission propulsion vehicles. Competitors include well established vehicle companies already deploying vehicles using internal fuel cell technology, such as Hyundai and Toyota, and other heavy vehicle companies that have announced their plans to offer fuel cell trucks in the future, such as Daimler and Volvo, and new entrants in heavy vehicles such as Nikola Motor Company and Arrival.

Currently, Hyzon’s main competitors for commercial vehicle market share are traditional internal combustion engine vehicle manufacturers, such as Hyundai, Toyota, Isuzu, Navistar, and Volvo. However, given the key advantages of hydrogen-powered vehicles over legacy internal combustion engines, as outlined under the section entitled “Benefits of Hydrogen” above, Hyzon believes it is well-positioned to compete with internal combustion engine vehicle-providers and grow its market share in the commercial vehicle sector.

In the extended range electric and battery electric engine sector, Hyzon’s key competitors include Daimler, Nikola, Tesla, and Volvo, which enjoy the largest market share in this sector. Hyzon believes that the benefits of hydrogen-powered vehicles over extended range electric and battery electric engines, as outlined under the section entitled “Benefits of Hydrogen” above, will allow Hyzon’s hydrogen-powered vehicles to compete favorably with electric vehicles.

[3]

For the purposes of this calculation, management assumed: for a fuel cell truck, a truck cost of $150,000, an average lifespan of 700,000 miles, a fuel cost of $3.00 per kg, a fuel efficiency of 9 miles per kg, and average service and maintenance costs of $0.15 per mile; and for a diesel truck, a truck cost of $140,000, an average lifespan of 700,000 miles, a fuel cost of $3.25 per gallon, a fuel efficiency of 6.25 miles per gallon, and average service and maintenance costs of $0.21 per mile. These are assumptions provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions.

Hyzon’s main competitors in the hydrogen fuel cell and alternative low-to-no carbon emission propulsion sectors include Toyota, Hyundai and Nikola. In addition, Hyzon expects traditional competitors in the internal combustion engine market to enter the hydrogen fuel cell and alternative propulsion sector. Hyzon believes it is well positioned to compete favorably in the hydrogen and alternative propulsion sectors due to having a clear technological lead in fuel cells with market-proven and tested technology, controlling their own fuel cell supply, and it being purpose-built for the heavy-duty truck market.

Hyzon also faces competition from other fuel cell manufacturers, such as Ballard, Cummins, PowerCell, ElringKlinger, and Plug Power.

Hyzon’s current and potential competitors have greater financial, technical, manufacturing, marketing and other resources than Hyzon. Hyzon’s competitors may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their internal combustion, alternative fuel and electric truck programs. Additionally, Hyzon’s competitors may also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships and other tangible and intangible resources than Hyzon. These competitors also compete with Hyzon in recruiting and retaining qualified R&D, sales, marketing and management personnel, as well as in acquiring technologies complementary to, or necessary for, Hyzon’s products. Additional mergers and acquisitions may result in even more resources being concentrated in its competitors.

Hyzon’s Technology

Hydrogen Fuel Cells

The fuel cell stack is the heart of a fuel cell power system. It generates electricity in the form of direct current (DC) from electro-chemical reactions that take place in the fuel cell. A single fuel cell produces less than 1 V, which is insufficient for most applications. Therefore, individual fuel cells are typically combined in series into a fuel cell stack. A typical fuel cell stack may consist of hundreds of individual cells. The amount of power produced by a fuel cell depends upon several factors, such as fuel cell type, cell size, the temperature at which it operates, and the pressure of the gases supplied to the cell.

Horizon has over seventeen years of R&D experience in fuel cell technology, which has helped Hyzon to overcome challenges and limitations with respect to producing high-power fuel cells with higher voltage performance at higher current densities that can be competitive with traditional diesel internal combustion engines. The core of Hyzon’s technology is the high-power density fuel stacks developed by Horizon that can provide up to 150 kW of power in a single fuel cell stack. These 150-kW fuel cell stacks have been deployed on the road, in approximately 500 commercial vehicles.

Hyzon is also co-developing its next generation fuel cell stacks, which were validated internally and by an independent third-party testing laboratory in October 2020 as capable of reaching a power-density of 6 kW/l (excluding plate hardware). Hyzon intends to deploy its 200 kW and 300 kW fuel cell systems in heavy-duty trucks beginning in 2022.

Hydrogen fuel cell stacks including those used in Hyzon’s products are made up of two key components: the membrane electrode assembly (the “MEA”) and the bipolar plate.

The Membrane Electrode Assembly

At the core of a PEM fuel cell is the membrane electrode assembly. The main function of the MEA is to support the core electrochemical reactions that generate the power in a fuel cell. The MEA however is also the major cost contributor to the fuel cell, as it contains precious materials. The main components of the MEA are the membrane, the electrodes and the gas diffusion layers.

The membrane allows protons to pass through but does not conduct electrons. Each side of the membrane is coated with an electrode. The electrode contains a carbon support, catalyst, and ionomer. One electrode is called the anode electrode. The anode electrode dissociates hydrogen molecules into protons and electrons.

The protons travel through the membrane to the other electrode. The electrons travel in the opposite direction through the bipolar plate to the adjacent electrode. The other electrode is called the cathode electrode. The cathode electrode combines oxygen, protons and electrons to form water. The movement of the electrons through the bipolar plate is what generates the current from the fuel cell reaction. This generated current is used to do work in the fuel cell system and vehicle.

Hyzon’s Innovations in MEAs

Hyzon has developed advanced cathode catalysts in-house and uses innovative functionalized ionomers and nano-engineered microporous layers to reduce the platinum loading in the cathode catalyst layer. Hyzon is also developing novel membrane stabilizers to improve membrane lifetime and limit any trade off in performance or durability.

By integrating these new capabilities, tests conducted have shown that Hyzon’s MEA outperformed the best-in-class third party catalyst in cell reversal tolerance by a factor of 1.6, highlighting the potential for enhanced freeze start-up capability.

The combination of the bipolar plate and MEA enables the Hyzon fuel cell stack to support the fuel cell reaction to generate higher voltages (>600mV/cell) at higher current densities (>2.2A/cm2).

Hyzon’s MEA technologies have applications in a variety of electrochemical devices from fuel cell stacks, to electrolyzers and solid state batteries.

Bipolar Plates

The main functions of the bipolar plate are to supply and remove fluids into and out of the fuel cell stack assembly and to conduct electrons generated by the fuel cell reaction. The fluids include air, fuel and coolant. Air and fuel are used to support the fuel cell reaction and come in direct contact with the MEA. Coolant is used to remove the heat generated during the fuel cell reaction and is fully contained within the bipolar plate.

Hyzon’s Innovations in Bipolar Plates

The unique metallic plate development of Hyzon and its affiliated companies was the product of their deep engineering design and materials innovation knowledge and experience. Hyzon currently deploys its hybrid plates in its fuel cells, which are under a joint patent application with JS Horizon subject to the Horizon IP Agreement. Hyzon believes that its surface engineered plates with advanced coating technology, integrated with superior nano materials, offer excellent durability against chemical and electrochemical corrosion. Additionally, Hyzon believes the flow field features on the plate to help direct the fuel and air flow to reduce mass transport resistance and manage the water formed during the fuel cell reaction. Finally, the bipolar plate is designed to be very thin and light which enables very high volumetric and gravimetric power densities.

Further advancements in producing such thin, high functional metallic bipolar plates integrated with advanced MEAs has enabled Hyzon’s next generation fuel cell stacks to reach a power-density up to 6 kW/l (excluding plate hardware), as recorded by a respected third-party testing laboratory in October 2020. Hyzon’s materials and engineering design advancements have aided considerably in producing high power-density fuel cell stacks, and the stack operating strategy through system-control is expected to complement the materials advancement in extending the life of Hyzon’s hydrogen fuel cell vehicles.

High Performance Fuel Cell System

The fuel cell stack requires a system around it to support its functions, which is made up of air delivery, fuel delivery, cooling and electrical. These systems perform the care and feeding of the fuel cell stack. The collection of these support systems is commonly referred to as the balance of plant (BOP) which, together with the fuel stack, make up the fuel cell system. The fuel cell system takes hydrogen from the fuel storage system and performs all the functions necessary to supply conditioned electricity to the high voltage electrical system of the vehicle. The systems are fitted with hydrogen sensors for leak detection safety. The fuel cell system also manages its own air supply and exhaust. The fuel cell system cooling must interface with the vehicle cooling system for rejection of the heat generated during the fuel cell reaction. Hyzon and its affiliated companies have several proprietary technologies relating to these BOP systems that have been developed to deliver the highest possible fuel cell stack and system performance.

Hyzon’s Solutions, Timelines and Existing Customers

Hyzon-Branded Commercial Vehicles

Hyzon is currently sourcing vehicle components from automotive suppliers to produce its first Hyzon-branded commercial vehicles in Winschoten, in the greater Groningen area. Initially, Hyzon is focusing on developing medium and heavy-duty trucks, and buses.

Hyzon is taking a vehicle system level approach to producing these vehicles through focusing on its proprietary fuel cell system and optimizing the vehicle controls and interfaces while utilizing existing third-party components such as the chassis, cab, and e-axles.

Hyzon expects that its branded commercial vehicles will contain a fuel cell system based on the same proprietary technology that has been integrated into hydrogen-powered medium and heavy commercial vehicles sold by Horizon and its partners and on the road today. Management’s models suggest that Hyzon’s PEM fuel cell vehicles can typically achieve a driving range of 250-500 miles (400-800 km) per fill with maximum power delivered via the electric motors of up to 500 kW or 670 horsepower in large commercial vehicles (trucks with combined vehicle mass up to 50 metric tonnes).

Hyzon expects to source traction motors, electric accessories and other commercially available components such that Hyzon can build a highly integrated fuel cell electric vehicle that Hyzon believes can be a competitive alternative to internal combustion engine vehicles. Hyzon intends to exploit existing component and assembly supply chain partners such as chassis, electric motors and hydrogen cylinders, an approach that is expected to minimize tooling and capital expenditures. These components are tested and validated and have excess installed production capacity.

Hyzon expects to tie all of these systems together with proprietary vehicle control software. Further, with the intelligence that is built into today’s modern components, Hyzon is able to overlay over-the-air communications, a feature that is not possible with traditional diesel/mechanical systems. This allows Hyzon to implement remote monitoring, health prognostics and preventative maintenance delivering increased uptime to Hyzon’s customers.

Hyzon is currently accepting orders for medium-duty and heavy-duty trucks, as well as its city and coach buses. All of Hyzon’s commercial vehicles can be tailored to customer specifications and are expected to include onboard hydrogen storage systems with volumes that provide increased driving range as compared to battery only comparable vehicles, and that are capable of being refueled in 15-20 minutes. In addition, Hyzon’s commercial vehicles are designed for a hydrogen working pressure of 350 bar. Hyzon anticipates that employing hydrogen pressurized at 350 bar will contribute to its ability to offer hydrogen-powered vehicles at a competitive initial purchase price and result in cost savings for operators due to reduced refueling costs, as compared to hydrogen-powered alternatives offered by certain competitors that may require a higher working pressure in order to achieve a driving range suitable for fleet operations.

Trucks

Hyzon’s branded medium and heavy-duty trucks are planned to be equipped with high-power fuel stacks. Hyzon expects that the medium and heavy-duty trucks will be equipped with electric powertrains with a high-voltage battery capacity of 55kWh and 110kWh, respectively, and a system voltage of 600 volts. The fuel cells are specifically designed for the medium and heavy-duty truck applications, and to operate in the fuel cell’s “sweet spot” to deliver the right amount of power for maximum energy efficiency. Hyzon’s trucks are expected to have a driving range of up to 800 kilometers before requiring a hydrogen fuel refill. The hydrogen storage system is expected to be placed behind the cabin of the truck for ease of maintenance and safety. The electric powertrains are also expected to be fitted with an on-board Combined Charging System charger for the battery systems so the vehicles have the option of being charged at normal EV charging points. In addition, Hyzon plans to offer adaptive cruise control with forward collision warning and advanced emergency braking systems in its trucks.

Hyzon’s medium and heavy-duty trucks are expected to be equipped with an air compressor for braking and suspension, and an electric steering pump. An up to 250 kW peak electric motor is expected to be in Hyzon’s medium-duty trucks and an up to 500 kW peak electric motor is expected to be in Hyzon’s heavy-duty trucks. Hyzon expects the motors to be able to connect to Allison gearboxes, making it possible for operators to use gearbox PTO (Power Take Off) for any super structures such as refuse collection, sewer cleaning, box trucks, and many additional applications. The batteries in both trucks have been specifically designed to be used as a backup power source and can be used when the vehicles are stationary to power all accessories for extended periods of time. The specifications that follow are provided for illustrative purposes. Hyzon expects to produce other configurations to meet customer specifications.

Medium-Duty Trucks

Based on estimated specifications, Hyzon expects its medium-duty trucks for the European market to have a maximum speed of 100 kilometers/hour and a Gross Vehicle Mass (“GVM”) of 23.5 metric tonnes. These medium-duty trucks are expected to have a power electric motor of up to 250 kW peak and a fuel cell power of up to 120 kW continuous. The cabin suspension is expected to be mechanical. With an option of maximum charging speed of 50 kW per hour and a Hybrid 2.0 Hydrogen and battery system, Hyzon expects that its medium-duty trucks will be appealing to operators in many locations and for varied applications.

US Class 8 Trucks

Hyzon is developing a Class 8 fuel cell electric truck for the U.S. market. Based on estimated specifications, Hyzon expects that its Class 8 fuel cell electric truck will have an electric powertrain with a power electric motor of 350 kW peak, a high-voltage battery capacity of 110 kWh and a fuel cell power of up to 120 kW in the first phase and up to 240 kW in the second phase. Hyzon expects its Class 8 fuel cell electric truck to climb road gradients up to 7%. Hyzon expects that its Class 8 fuel cell truck will have a standard driving range of 300 miles, with an option to go up to 500 miles. The fuel cell system in this vehicle is expected to be supplied by a 40-70 kg onboard hydrogen storage system placed behind the cabin. The hydrogen storage system is expected to have a working pressure of 350 bar with a worldwide standard receptacle for refueling.

Heavy-Duty Trucks

Based on their estimated specifications, Hyzon expects that its heavy-duty trucks will have a GVM of up to 50 metric tonnes, which is expected to include an onboard hydrogen mass of 45 kilograms and the option to upgrade to a hydrogen mass of 70 kilograms. The cabin of Hyzon’s heavy-duty trucks is expected to be air suspended and to open using electric tilt. Hyzon’s heavy-duty trucks are expected to have a Hyzon fuel cell system with power up to 240 kW and fuel economy of eleven kilometers per kilogram of hydrogen while loaded. Hyzon expects that the 240 kW fuel cell system will allow its heavy-duty trucks to run at 100% of operating requirements on hydrogen without draining the batteries.

City and Coach Buses

Hyzon is developing city and coach buses with safety features including forward collision warning, advanced emergency braking systems and lane departure warnings. Hyzon also expects that its city bus will include remote vehicle monitoring. As with Hyzon’s other commercial vehicle offerings, detailed specifications can be tailored to a customer’s individual requirements.

City Bus

Based on estimated specifications, Hyzon expects that its city bus will seat 35 passengers and accommodate 35 standing passengers and will have a Curb Weight (unladen mass) of 13.5 metric tonnes. Hyzon expects that its first generation city buses will have integrated fuel cell stacks with power of up to 100 kW continuous (90 kW peak). Hyzon’s city bus is expected to feature 2x120 kW continuous power electric motors and 100 kWh battery, with a system voltage of 460V. Designed to be low-rise and low-entry, Hyzon’s first generation city buses are expected to have a driving range of 500 kilometers. The fuel cell system is expected to be supplied by a 40 kilogram hydrogen storage system located in the roof of the bus for safety, so that, in the case of tank damage, hydrogen can vent rapidly away from the vehicle. The hydrogen storage system is expected to have a working pressure of 350 bar with a worldwide standard receptacle for refueling.

Coach Bus

Based on estimated specifications, Hyzon expects that its coach buses will seat up to 57 passengers and have a Curb Weight of 18 metric tonnes. Hyzon’s coach buses are expected to feature a 120kW fuel cell, a Dana TM4 power electric motor (115 kW continuous (230 kW peak)) that provides smooth acceleration and superior control, as well as a 100 kWh battery that provides power when the vehicle is idle, or the fuel tank is empty. Designed for long-range passenger transport with comfort in mind, passengers and drivers can enjoy a smooth drive without the disruption of engine vibration. Fuel cell coaches are at least 60% quieter than comparable diesel vehicles, especially at idle. Hyzon’s coach buses are expected to have a normal driving range of up to 300 kilometers and an onboard hydrogen mass of 26 kilograms in 8 x 140 liter tanks.

Timeline

In Europe, Hyzon commenced assembling commercial vehicles in its Winschoten facility in February 2021, and most current European and Australia/New Zealand commercial vehicle sales are expected to be fulfilled by the Winschoten facility, with first deliveries targeted for the second quarter of 2021.

In the United States, Hyzon commercial vehicle assembly is targeted to begin in Fontaine Modification Company’s plant by the fourth quarter of 2021. Hyzon has not yet commenced vehicle sales in the United States and, as was the case in Europe, it expects initial orders to be small volume validation orders, enabling North American customers to assess the suitability of Hyzon fuel cell powered vehicles for their needs, Hyzon expects deployments of series production Hyzon vehicles to commence before the end of 2022.

Existing Customers

Hyzon has already received a limited number of orders in an aggregate value of approximately $18.2 million1 for Hyzon-branded trucks, sleepers and buses to Australia, New Zealand and the Netherlands, and

[1]	This figure was derived by converting order amounts in euros to US dollars at a rate of 1.19 USD/EUR as of March 17, 2021.

is in advanced discussions for delivery of Hyzon-branded trucks to France and Germany, before the end of 2021. Hyzon’s existing customers which have placed orders include leaders in the transportation and logistics and mining sectors, as well as companies committed to reducing the overall environmental impact and fuel costs of their owned and operated trucking fleets. Hyzon’s orders each include terms permitting the counterparty to cancel or suspend some or all of their obligations thereunder without cause, with little or no prior notice and without penalty or early termination payments. However, Hyzon currently expects that these orders will be fulfilled and has determined that each contract with a customer exists in accordance with ASC 606-10-25-1. The transaction price associated with the subset of these contracts entered into prior to December 31, 2020 has accordingly been disclosed as a remaining performance obligation pursuant to ASC 606-10-50-13 through 50-15 (refer to Note 3: Revenues, within the Notes to Hyzon’s Consolidated Financial Statements).

Hyzon has also entered into non-binding memoranda of understanding and letters of intent with various companies and municipalities predominantly in Europe, Asia and Australia, which indicate interest in over 3,000 Hyzon-branded commercial vehicles, and in some cases Hyzon has deployed demonstration units to customers. Such non-binding memoranda of understanding and letters of intent signal significant potential fleet demand, but Hyzon has not yet converted these non-binding, memoranda of understanding or letters of intent into orders or sales. Hyzon has no assurances that such potential customers will convert into orders or sales, including because of the current or future financial position and the level of demand for the products and services of such potential customers. Hyzon may also be unable to identify or secure additional customers. For more information about these risks, please see the section entitled “Risk Factors.”

Hyzon’s SuperH2Truck™

Hyzon is also in the early-stages of designing the SuperH2Truck, a purpose-built hydrogen-powered truck that is expected to enter production by 2025. Hyzon’s SuperH2Trucks are intended to be based on a Hyzon-produced fuel cell-optimized high-strength steel chassis and feature an integrated Hyzon-designed fuel cell stack. By developing the SuperH2Truck in-house that is specifically designed for fuel cells, not internal combustion engines, Hyzon hopes to increase fuel storage, freight capacity, strength and power while reducing aerodynamic drag, rolling resistance, and, crucially, weight. Through its ongoing R&D efforts both on a standalone basis and in coordination with partners, Hyzon aims to develop next generation fuel cell and vehicle technologies, including technologies that are currently under development, such as a humidifier and an air compressor designed for a 200 kW to 300 kW fuel cell system, high power and high safety battery back, and a high efficiency multi- motor independent drive system. By blending together these enhanced features with the benefits of hydrogen fuels, Hyzon believes it can provide a compelling suite of benefits to both fleet operators and their drivers.

Integrating Hyzon’s Hydrogen Fuel Cell Systems

In addition to developing its range of Hyzon-branded commercial vehicles, Hyzon also integrates and configures hydrogen fuel cell systems into existing commercial vehicles as well as maritime and aircraft applications for customers using their private labels based on the individual requirements of customers.

Heavy-Duty Commercial Vehicles

Hyzon currently integrates fuel cell systems in the United States and Europe for new hydrogen-powered commercial vehicles using automotive parts sourced from third-party OEMs and other vendors and assembles hydrogen storage systems for commercial vehicles using externally sourced parts. Although Hyzon expects that its current market of heavy-transport operators within the commercial vehicle sector will continue to be its main target market in the near to medium term, Hyzon’s fuel cell technologies are also compatible with Class 3 through Class 6 commercial vehicles. As such, Hyzon anticipates expanding into light and medium commercial vehicle applications as the market for hydrogen-powered vehicles develops and matures, and as hydrogen supply becomes more prevalent, and importantly, more economical.

City and Coach Buses

Hyzon’s fuel cell systems are well suited for both city bus and regional coach applications.

For city buses, Hyzon’s fuel cells are designed to be compatible with the 40- and 60-foot (12 and 18 meter) low-floor city bus models that are used in urban areas around the globe. Due to the fast refueling offered by hydrogen-powered buses, Hyzon expects cities and municipalities to be able to replace diesel bus fleets with a near-zero emissions equivalent with minimal impact on operating routes and depot facilities.

In the regional coach market, many coach bus operators seek at least a 200-mile (320 km) driving range, and, currently, Hyzon believes that only hydrogen fuel cells can achieve that range with near-zero emissions.

In both markets, Hyzon believes that its buses will offer superior performance compared to diesel buses and provide improved passenger amenity through near-zero emissions, elimination of diesel smells and quieter operations.

Hyzon expects to perform coach assembly in the United States and Europe to complement existing assembly efforts in Asia (through multiple third-party OEMs) and is currently evaluating possible timelines with respect to beginning assembly activities in those regions.

Hyzon has already received an order from Fortescue Metals Group Ltd. in Australia for the delivery of ten coach buses in 2021. Hyzon has also entered into a non-binding memorandum of understanding with Goldi Mobility Kft to collaborate on developing hydrogen fuel cell electric buses in Hungary. Phase I of this initiative involves designing and building a prototype 60-foot (18 meter) bus, which is in process; Phase II would consist of the procurement of 12 initial buses in Hungary and other European nations.

Fuel Cell Systems for Rail, Maritime and Aviation Applications

Hyzon also believes that its fuel cell systems have the ability to meet customer requirements for rail, maritime and aviation applications. Indeed, Hyzon is already in the process of designing and developing high-powered density fuel cell systems for small electric aircraft usage and anticipates delivering such a fuel cell system to an end-customer by the end of 2021.

Hyzon has also had discussions with manufacturers of intercity, standard and high speed passenger trains to design and integrate Hyzon’s hydrogen fuel cells into passenger trains. In addition, a number of ocean-going vessel manufacturers have expressed an interest in validating Hyzon’s technology for their vessels. To date these applications have not resulted in orders.

Hydrogen Fuel Cell System Production and Supply

Hyzon expects that its first fuel cells will be manufactured at the facility in Rochester, New York, by the end of 2021 and that production of hydrogen fuel cell advanced materials (such as MEAs) in Illinois will also begin by the end of 2021. Following these initial milestones, Hyzon expects to distribute its fuel cell systems to facilities in Europe for assembly into hydrogen-powered vehicles by the end of the first quarter of 2022. Hyzon currently sources hydrogen fuel cells and fuel cell stacks and systems from Horizon and anticipates continuing to rely on Horizon as a fuel cell supplier at least until Hyzon’s manufacturing plants are operational. Hyzon may continue to source hydrogen fuel cells and fuel cell stacks from Horizon for the Chinese market, even after Hyzon’s manufacturing of fuel cells commences, as it may be more economical to source from Horizon’s factory in China than ship Hyzon’s U.S.-made fuel cells to China. Hyzon also plans to engage in the production of other electrification components for fuel cell vehicles by 2025.

Once production of the fuel cell systems commences, Hyzon intends to (1) deploy the systems in the assembly of Hyzon-branded commercial vehicles and the integration into other applications described above and (2) sell such fuel cells on a standalone basis to select partners for mobility applications in certain geographies.

Complete Hydrogen Solutions

Although a significant portion of Hyzon’s current customers are fleet operators that use a back-to-base model with pre-existing access to hydrogen, Hyzon is developing a complete hydrogen solution that is intended to serve customers who do not currently have access to hydrogen. This solution is expected to include hydrogen production, compression, and storage.

To develop this complete hydrogen solution, Hyzon intends to collaborate with chosen technology and project development partners such as its existing partners RavenSR in the United States, Hiringa in New Zealand, and Global NRG Ltd. in Australia, to ensure that affordable hydrogen is available to its fleet operator customers. In addition, Hyzon has entered into a strategic alliance with Viva Energy to provide near-zero-emission vehicles coupled with hydrogen refueling stations to customers in Australia. Hyzon believes that it has the potential to realize recurring revenue from certain hydrogen supply partnership agreements as hydrogen production hubs are commissioned.

In addition, Hyzon Zero Carbon, Inc. (“Hyzon Zero Carbon”), a wholly-owned subsidiary of Hyzon has developed an alliance, which aims to facilitate the establishment of hydrogen hubs around the world starting from back-to-base or base-to-base logistics hubs. Hydrogen can be produced from local renewable sources such as municipal waste, renewable natural gas, bio-methanol, solar or wind, not only to refuel the vehicles but also to provide peak power backup power to the electricity grid, thereby increasing grid resilience.

The alliance is planned to facilitate ecosystems for commercializing fuel cell vehicles, and collaborators may include energy companies, green hydrogen production companies, hydrogen equipment companies, financing companies, insurance companies, corporate customers and after-sales service companies, among others. Hyzon and its partners plan to announce multiple green hydrogen hubs in the United States, Australia, New Zealand and Europe before the end of 2021, with the first announcement expected before the end of March 2021.

Through Hyzon Zero Carbon, Hyzon also intends to provide fuel cell lifecycle management service and hydrogen supply to fuel cell commercial vehicles.

Financing Solutions

Hyzon Zero Carbon also intends to provide vehicle leasing solutions. Hyzon is working to establish a financing program in Australia in partnership with Bank of America Australia, which is expected to enable fleet operators to lease a vehicle and pay one monthly fee and receive:

•	The Zero Emission Vehicle;

•	Scheduled Preventative Maintenance; and

•	Hydrogen Supply.

Hyzon expects to launch its Hyzon Zero Carbon financing program by the end of 2021. If successful, Hyzon intends to expand the financing program to other markets by partnering with other financial institutions.

The application of new technology and the development and delivery of competitive hydrogen vehicles, including the release of new high-volume models, is expected to enable rapid growth for Hyzon around the world and to contribute to the acceptance of commercial hydrogen fuel cell vehicles and the affordable transition of the transportation sector onto hydrogen energy.

Facilities

Manufacturing and Assembly

Hyzon acquired a 78,000 sq. foot building near Rochester, New York to begin production of hydrogen fuel cell systems. Once online, the Rochester facility is expected to distribute fuel cells to Hyzon’s assembly partners in the United States as well as to Hyzon Europe’s assembly plant in the Netherlands. Hyzon currently leases a manufacturing facility in the Chicago area where it intends to produce fuel cell membrane electrode assembly. Hyzon expects that its first fuel cells will be manufactured at the facility in Rochester, New York, by the end of 2021 and that production of hydrogen fuel cell advanced materials (such as MEAs) in Illinois will also begin by the end of 2021.

Hyzon also has a 5,000 sq. meter facility in Winschoten, in the greater Groningen area in the Netherlands, where it currently assembles Hyzon-branded commercial vehicles. Hyzon expects the first delivery of Hyzon-branded commercial vehicles from the Winschoten facility to occur during the second quarter of 2021. Hyzon expects that, at full capacity, the Winschoten facility may be able to assemble up to 100 fuel cell commercial vehicles per month.

Hyzon has also established a test center in the former GM fuel cell research facility near Rochester, New York.

Research and Development

Hyzon expects R&D activities to take place in its Rochester, New York, and Bolingbrook, Illinois area facilities. Hyzon is also in the process of establishing an R&D facility in Detroit, Michigan. R&D activities at the Rochester Facility are focused on fuel cell systems development, testing and validation. The Bolingbrook, Illinois innovation center is expected to conduct advanced R&D on fuel cell materials, electrolyzers, solid-state batteries, advanced e-drive systems, autonomous driving technologies and green hydrogen production technologies. Hyzon expects to focus R&D at Detroit facility on hydrogen fuel cell systems, and advanced e-drive systems. Hyzon has begun R&D activity in Rochester, and expects to begin R&D activity in Bolingbrook and Detroit in 2021.

In addition, Hyzon also plans to establish various innovation centers around the world based on business needs and the availability of local expertise.

Key Agreements

On January 12, 2021, JS Horizon and Hyzon entered into the Horizon IP Agreement, pursuant to which JS Horizon assigned to Hyzon a joint ownership interest in Background IP (as defined below), and each of Hyzon and JS Horizon granted to the other, within such other party’s field of use, exclusive licenses under their respective joint ownership rights in the Background IP, as well as their rights in improvements made in the future with respect to such Background IP. Under the Horizon IP Agreement, Hyzon also grants JS Horizon a non-exclusive license under certain identified provisional patent applications owned by Hyzon and identified in the agreement, as well as improvements thereto, for use only within JS Horizon’s field of use. Please see the section below entitled “Intellectual Property” for additional information concerning the Horizon IP Agreement.

On January 7, 2021, Hyzon and Jiangsu Qingneng New Energy Technologies Co. Ltd., part of the Horizon group of companies, entered into that certain Commercial Terms for the Supply of Goods Agreement, wherein, Horizon agreed to supply and treat Hyzon as a preferred export customer, each party agreed to exchange information on lead times for materials, parts and components, and each party agreed to seek out opportunities to optimize the supply of equipment and materials from Horizon to Hyzon.

Strategic Partnerships

On December 30, 2020, Hyzon formed Hyzon Motors Europe B.V., a Dutch-based, private limited company joint venture (“Hyzon Europe”) with Holthausen, for the primary purpose of supplying hydrogen-powered trucks to the European Union and nearby markets such as the United Kingdom, the Nordic countries and Switzerland. Hyzon owns 50.5% of the equity interests and Holthausen owns 49.5% of the equity interests of Hyzon Europe, respectively. Pursuant to the JV Agreement, neither Hyzon nor Holthausen may have an interest in, be engaged in, or be concerned with, or approach any person with a view to obtaining an interest or being engaged in or concerned with, any business involving the development or production of, or the trading in, any products developed, produced or traded by, or the provision of services developed or provided by Hyzon Europe or any of its subsidiaries, subject to certain exceptions for de minimis passive investments.

On August 4, 2020, Hyzon entered into an agreement with Fontaine Modification Company in the United States, for the purposes of collaboration relating to the assembly of Hyzon branded near-zero-emission trucks to be supplied into the US market. The agreement is initially non-binding in nature, but provides a framework for a close future collaboration with the goal of deploying about 5,000 Hyzon trucks per year from Fontaine facilities by 2025.

Sales and Marketing

Hyzon has a global sales and marketing strategy that is centrally coordinated and delivered at the regional level, with business development teams in the United States, Australia, Singapore, and Europe. Hyzon expects to work with local partners in certain countries where it does not have employees and contractors, to develop agency and/or reseller arrangements. Hyzon plans to focus most of its efforts on direct sales to private sector and government heavy-vehicle fleet operators but may also pursue indirect sales through commercial vehicle dealerships and other channels.

Research and Development

Hyzon expects that its research and development activities will continue to be focused on advanced fuel cell material development and control software technology, vehicle technology and design and fuel cell stacks and systems. Specifically, Hyzon’s research and development is primarily focused on:

•	basic materials for fuel cells, solid state batteries, and electrolyzers;

•	advanced fuel cell and electrolyzer technologies;

•	solid state battery for fuel cell vehicle hybridization;

•	high efficiency multi-motor independent drive systems with torque vectoring;

•	advanced driver assistance system and autonomous driving technology;

•	purpose-built vehicle platforms optimized for hydrogen power;

•	advanced production technologies for fuel cell systems and vehicle electrification components;

•	data analytics;

•	green hydrogen hub with hydrogen and electricity produced from renewable resources; and

•	on-site energy storage with hydrogen and batteries.

As described further under the section titled “Facilities,” Hyzon already owns and operates a facility in Rochester, New York and is in the process of establishing an R&D facility in Detroit, Michigan and a fuel cell membrane electrode assembly production facility and innovation center in the Chicago, Illinois area. The Chicago innovation center is planned to conduct advanced research and development on materials for fuel cells, electrolyzers, solid-state batteries, advanced e-drive systems, autonomous driving technologies and green hydrogen production technologies.

In addition, Hyzon also plans to establish various innovation centers around the world based on business needs and the availability of local expertise.

Intellectual Property

Intellectual property is important to Hyzon’s business, and Hyzon seeks to protect its strategic intellectual property through a combination of patents, copyrights, trade secrets, and trademarks, along with employee and third-party non-disclosure agreements and other contractual restrictions.

Pursuant to the Horizon IP Agreement, JS Horizon assigned to Hyzon a joint ownership interest in certain intellectual property rights previously developed by JS Horizon (“Background IP”), and each of Hyzon and JS Horizon granted to the other, within such other party’s field of use, exclusive licenses under their respective joint ownership rights in the Background IP, as well as their rights in improvements made in the future with respect to such Background IP.

Hyzon’s field of use under the Horizon IP Agreement includes the manufacture, commercialization and other exploitation of mobility products throughout the world, as well as fuel cells designed for use in mobility products commercialized outside of identified countries in Asia, Africa and South America. JS Horizon’s field of use under the Horizon IP Agreement includes the manufacture, commercialization and other exploitation throughout the world of fuel cells not designed for use in mobility products, as well as fuel cells designed for use in mobility products commercialized within identified countries in Asia, Africa and South America. Under the Horizon IP Agreement, the parties also acknowledge and confirm Hyzon’s sole ownership of the 20 pending U.S. provisional patent applications owned by Hyzon as of the date of the Horizon IP Agreement, and Hyzon grants JS Horizon a non-exclusive license under those patent applications (and any patents issuing therefrom), as well as improvements thereto, for use only within JS Horizon’s field of use. Under the terms of the Horizon IP Agreement, Hyzon will pay JS Horizon two fixed payments in 2021 totaling $10 million.

Prior to entering into the Horizon IP Agreement, Hyzon was a party to a License Agreement, effective as of

January 20, 2020 (substantially concurrent with Hyzon’s formation), pursuant to which Hyzon received an exclusive license under certain of the Background IP. That agreement was replaced with a

Partial Assignment Agreement of Fuel Cell Technology, dated November 19, 2020, which contemplated a joint ownership structure with respect to certain of the Background IP similar to the structure set forth under the

Horizon IP Agreement. Both of those January 20, 2020 and November 19, 2020 agreements have been superseded by the Horizon IP Agreement.

As of the date hereof, Hyzon exclusively owned 21 pending U.S. provisional patent applications, and jointly owned, subject to the terms of the Horizon IP Agreement, 8 issued U.S. patents and 6 pending U.S. non-provisional patent application.

Hyzon pursues the registration of its domain names, trademarks and service marks in the United States, and as of the date hereof, owned 8 trademark applications pending before the U.S. Patent and Trademark Office.

Hyzon regularly reviews its development efforts to assess the existence and patentability of new intellectual property. To that end, Hyzon is prepared to file additional patent applications as it considers appropriate under the circumstances relating to the new technologies that it develops.

Hyzon cannot be sure that patents will be granted with respect to any of its pending patent applications or with respect to any patent applications Hyzon may own or license in the future, nor can Hyzon be sure that any of its existing IP portfolio will be useful in protecting its technology. Please see the section entitled “Risk Factors” for additional information on the risks associated with Hyzon’s IP strategy and portfolio.

Employees and Contractors

As of the date hereof, Hyzon employs approximately 39 full-time employees in the United States and directly engages approximately 29 independent contractors worldwide, none of whom are represented by a collective bargaining agreement or an organized labor union. Hyzon anticipates significant employee growth in the near term as it prepares for full production of its hydrogen fuel cells and hydrogen fuel cell vehicles. Hyzon hopes to employ up to over 200 hourly employees when its facilities in the greater Rochester, Chicago and Groningen areas are fully staffed and in full production. Hyzon has also contracted with various independent contractors and other service providers both in the United States and other countries where it operates to perform certain functions or services Hyzon requires to operate.

Government Regulations

The industry in which Hyzon operates is subject to extensive environmental regulations in numerous countries, and to regulations which have become increasingly more complex and restrictive over time. These laws and regulations govern generally water use, air emissions, use of recycled materials, energy sources, the storage, handling, treatment, transportation and disposal of hazardous materials, protection of the environment, occupational safety, natural resources and endangered species and the remediation of environmental contamination. Hyzon may be required to obtain and comply with the terms and conditions of multiple environmental permits, many of which are difficult and costly to obtain and could be subject to legal challenges. Compliance with such laws and regulations at an international, regional, national, provincial, and local level is an important aspect of Hyzon’s ability to continue its operations. Environmental standards applicable to Hyzon are established by the laws and regulations of the countries in which it operates, standards adopted by regulatory agencies and the permits and licenses that it holds. Each of these sources is subject to periodic modifications and increasingly stringent requirements. Violations of these laws, regulations or permits and licenses may result in substantial civil and criminal fines, penalties, orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

Greenhouse Gas (GHG) Credits

In connection with the delivery and placement into service of Hyzon’s near-zero-emission vehicles under the Greenhouse Gas Emissions Standards for Medium- and Heavy-Duty Engines and Vehicles (the “EPA Heavy Duty Vehicle GHG Rule”), Hyzon is expected to earn tradable credits that under current laws and regulations can be sold. Under the EPA Heavy Duty Vehicle GHG Rule, each hydrogen fuel cell electric vehicle earns a credit multiplier of 5.5 for use in the calculation of emission credits. This multiplier is currently set to expire in 2027 but may be extended in future rulemaking. Commercial vehicle manufacturers are required to ensure they meet the carbon-dioxide and nitrogen oxide emission standard for each type of vehicle produced. This emission standard continues to lower the emission requirement over time, increasing the difficulty for conventional diesel vehicles to meet the standard. At present, manufacturers of diesel trucks may need to purchase GHG credits to cover their emission deficit. The EPA Heavy Duty Vehicle GHG Rule provides the opportunity for the sale of excess credits to other manufacturers who apply such credits to comply with these regulatory requirements. Current regulations do not limit the number of battery-electric and hydrogen fuel cell credits sold within the same commercial vehicle categories. California also has a greenhouse gas emissions transportation standard which closely follows the EPA Heavy Duty Vehicle GHG Rule. However, the California timeline for reaching very low GHG emissions is more aggressive than that of the EPA. Commercial vehicle manufacturers will look to cover their emission deficits first for California.

Other Financial Incentives

Examples of other potential incentive and grant programs that either Hyzon or its customers may apply for include:

•

Low Carbon Fuel Standard. The Low Carbon Fuel Standard was initially developed in California and is gaining traction in other U.S. states and other jurisdictions around the world. Its goal is to reduce the well-to-wheel carbon intensity of fuels by providing both mandated reduction targets as well as tradeable/sellable credits. In California, this includes a credit for hydrogen refueling infrastructure as well as credits for the dispensing of hydrogen as transportation fuel.

•

Purchase Incentives. Both California and New York have active programs that provide incentives such as tax credits or rebates to customers that purchase zero-emission vehicles. In California, the Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project incentives reach as high as $315,000 for a Class 8 FCEV, though there is no guarantee that such incentives will continue in their current form. Other states are considering developing similar programs.

•

Grant Programs. Government entities at all levels from federal (including the Department of Energy), state (e.g., CARB) and local (e.g., North Texas Council of Governments), have grant programs designed to increase and accelerate the development and deployment of zero emission vehicles and infrastructure technologies.

•

EPA Smartway. The EPA Smartway program provides grants and funding for the retrofit of heavy-duty vehicles with components and technologies that reduce emissions. Drivers and fleet owners who repower vehicles with advanced technology powertrains or CNG engines may be able to access funding to offset a portion of the cost.

Vehicle Safety and Testing Regulation

Hyzon’s vehicles and those of its customers whose vehicles it configures or powers with its hydrogen fuel cells are subject to, and comply with, numerous regulatory requirements established by the National Highway Traffic Safety Administration (“NHTSA”), including applicable U.S. federal motor vehicle safety standards (“FMVSS”). As a vehicle manufacturer and integrator of hydrogen fuel cells, Hyzon must self-certify that the vehicles meet or are exempt from all applicable FMVSSs before a vehicle can be imported into or sold in the U.S. There are numerous FMVSSs that apply to Hyzon’s vehicles. Examples of these requirements include:

•	Electronic Stability Control. Performance and equipment requirements on heavy-duty vehicles to reduce crashes caused by rollover or by directional loss-of-control.

•	Air Brake Systems. Performance and equipment requirements of air brake systems on heavy-duty vehicles to ensure safe braking performance under normal and emergency conditions.

•	Electric Vehicle Safety. Limitations on electrolyte spillage, battery retention, and avoidance of electric shock following specified crash tests.

•	Flammability of Interior Materials. Burn resistance requirements for materials used in the occupant compartment.

•	Seat Belt Assemblies and Anchorages. Performance and equipment requirements to provide effective occupant protection by restraint and reducing the probability of failure.

The following FMVSSs do not apply to Hyzon’s vehicles, but Hyzon currently incorporates the applicable components of the standards for additional safety performance:

•	Tire Pressure Monitoring System. Performance requirements to warn the driver of significant under-inflation of tires resulting in safety problems.

•	Roof Crush Resistance. Strength requirements for the occupant roof to prevent crushing of the roof into the occupant compartment in rollover crashes.

•	Minimum Sound Requirements for Hybrid and Electric Vehicles. Performance requirements for sound to alert pedestrians that a commercial vehicle is in the immediate area.

•	Crash Tests for High-Voltage and Hydrogen Fuel System Integrity. Preventing electric shock from high-voltage systems and fires that result from fuel spillage during and after motor vehicle crashes.

In addition to the FMVSS requirements for heavy-duty vehicles, Hyzon also designs its vehicles to meet the requirements of the Federal Motor Carrier Safety Administration (“FMCSA”), which has requirements for the truck and fleet owners. Hyzon also designs to meet the requirements set forth in the Federal Motor Carrier Safety Regulations (“FMCSR”) pertaining to the safety of the driver during operation of the vehicle. There are numerous FMCSRs that apply to Hyzon’s vehicles. Examples of these requirements include:

•	Step, Handhold and Deck Requirements. Performance and equipment requirements to enhance the safety for entry, egress, and back of cab access of a heavy-duty vehicle.

•	Auxiliary Lamps. Performance and placement requirements for lamps in addition to lamps that meet the requirements of FMVSS 108 Lamps, Reflective Devices and Associated Equipment.

•	Speedometer. Performance and accuracy requirement for equipment indicating the vehicle speed. This includes both digital and analog displays.

Hyzon is also required to comply with other NHTSA requirements and federal laws administered by NHTSA, including early warning reporting requirements regarding warranty claims, field reports, death and injury reports, foreign recalls, and owner’s manual requirements.

The vehicles Hyzon expects to offer for sale in Europe are subject to United Nations Economic Commission Europe (“UNECE”) safety testing regulations. Many of those regulations, referred to as European Union Whole Vehicle Type Approval (“WVTA”), are different from the federal motor vehicle safety standards applicable in the United States and may require redesign and/or retesting. Hyzon’s vehicles currently meet specific NHTSA-type approvals, and Hyzon plans to commence with testing its vehicles for the WVTA to assure compliance with the UNECE requirements. There are UNECE compliance requirements and UN Global Technical Regulations (“GTR”) applicable to heavy-duty vehicles in Europe, which have not been developed for heavy-duty vehicles by NHTSA or FMCSA. Hyzon has implemented the UNECE standards for additional safety during driving operation. The following are some UNECE standards and GTRs applied to Hyzon’s vehicles:

•

Electromagnetic Compatibility & Interference. Performance requirements for the prevention and interference of electromagnetic radiation which may cause disturbances in the drivability of the vehicles and other vehicles in the area.

•	Lane Departure Warning System. Performance and testing requirements for a system that warns the driver of an unintentional drift of the vehicle out of its travel lane.

•	Electric Vehicle Safety. Performance and testing requirements for BEVs during in-use and post-crash.

•	Hydrogen Fuel Cell Vehicle Safety. Performance and testing requirements for hydrogen fuel cell vehicles during in-use and post-crash.

Hyzon’s vehicles and systems consist of many electronic and automated components and systems. Hyzon’s vehicles are designed to comply with the International Standards Organization’s (“ISO”) Functional Safety Standard. This standard addresses the integration of electrical systems and software and identifies the possible hazards caused by malfunctioning behavior of the safety-related electrical or electronic systems, including the interaction of these systems.

Environmental Regulations

Hyzon is subject to extensive environmental laws and regulations, including, among others, water use, and discharge, air emissions, use of chemicals and recycled materials, energy sources, storage, handling, treatment, transportation and disposal of hazardous materials and wastes, the protection of health, safety and the environment, natural resources, and the remediation of environmental contamination. Hyzon is required to obtain and comply with the terms and conditions of environmental permits, many of which may be difficult and expensive to obtain and must be renewed on a periodic basis. A failure to comply with these laws, regulations or permits could result in substantial civil and criminal fines, penalties, the suspension or loss of such permits, and possibly orders to cease or limit non-compliant operations.

Air Emissions

Our operations and products are required to comply with regulations under the Clean Air Act and analogous laws in other jurisdictions, For example, Hyzon’s vehicles are required to obtain a Certificate of Conformity (“COC”) issued by the EPA, or an order issued by the California Air Resources Board (“CARB”) for vehicles sold in jurisdictions that impose California’s emission standards, prior to being sold. There are currently four states which have adopted the CARB standard for heavy-duty vehicles. These COCs must be obtained for each model year of production, and failure to obtain them prior to entering Hyzon’s vehicles into commerce may result in substantial fines or penalties.

Hazardous Substances and Waste

Hyzon is subject to laws and regulations regarding the generation, use, treatment, handling, storage, and disposal of hazardous substances and solid wastes. For example, the transportation of our fuel cells is subject to certain design, packaging, and similar such regulations from the Pipeline and Hazardous Materials Safety Administration. Similarly, hydrogen is a “chemical of interest” (“COI”) under the Chemical Facility Anti-Terrorism Standards (“CFATS”). Facilities that store COIs above certain specified thresholds may be required to comply with various reporting, security, and other regulations as part of the CFATS.

Additionally, laws may impose strict, joint and several liability for the investigation and remediation of sites where hazardous substances have been released or disposed of. For instance, in the United States CERCLA, also known as Superfund as well as similar state laws can impose joint and several liability, without regard to fault or the legality of the original conduct, on entities that contributed to the release of a hazardous substance into the environment. These include current and prior owners or operators of the site where the release occurred as well as companies that disposed or arranged for the disposal of hazardous substances at the site. Under CERCLA, these persons may be subject to strict liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources and for the costs of addressing health impacts. CERCLA also authorizes the EPA and, in some instances, third parties to act in response to threats to the public health or the environmental and to recover from the responsible entities the costs they incur. Hyzon may handle hazardous substances within the meaning of CERCLA, or similar state statutes, in the course of ordinary operations and, as a result, may be jointly and severally liable under CERCLA for all or part of the costs required to clean up sites at which these hazardous substances have been released into the environment.

Hyzon may also generate or dispose of solid wastes, which may include hazardous wastes that are subject to the requirements of the Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes. While RCRA regulates both solid and hazardous wastes, it imposes strict requirements on the generation, storage, treatment, transportation and disposal of hazardous wastes. Certain components of Hyzon’s manufacturing waste may be excluded from RCRA’s hazardous waste regulations, provided certain requirements are met. However, if these components do not meet all of the established requirements for the exclusion, or if the requirements for the exclusion change, Hyzon may be required to treat such products as hazardous waste, which are subject to more rigorous and costly handling and disposal requirements. Any such changes in the laws and regulations, or Hyzon’s ability to qualify the materials we use for exclusions under such laws and regulations, could adversely affect Hyzon’s operating expenses.

Supply Chain

Increasingly, jurisdictions require companies to monitor for and address certain practices from their supply chains. For example, several jurisdictions have adopted or are considering adopting supply chain diligence laws. Compliance with such laws entails substantial costs, and may require modifying Hyzon’s supply chains if any issues are discovered or could result in substantial fines. Additionally, should Hyzon fail to sufficiently monitor Hyzon’s supply chains, Hyzon may be subject to fines or penalties for non-compliance, which may have an adverse effect on Hyzon’s operations.

Similar or more stringent laws also exist in other jurisdictions where Hyzon operates, including the European Union.

Government Support

Hyzon believes that its operations at the Rochester facility and its business plan can have a meaningful beneficial effect in the region. Empire State Development is assisting Hyzon with its growth by providing up to $1.6 million through the Excelsior Tax Credit program. Monroe County, New York has notified Hyzon that the County has awarded a package of incentives estimated at $662,000 over a three-year period, based on the estimated number of jobs added, and the level of capital investment made, by Hyzon in the County. Greater Rochester Enterprise in New York is also assisting with this project, which is expected to generate capital expenditures of approximately $10.7 million in total.

Legal Proceedings

From time to time, Hyzon may become involved in legal proceedings arising in the ordinary course of business. Hyzon is currently not a party to any legal proceedings the outcome of which, if determined adversely to Hyzon, would individually or in the aggregate have a material adverse effect on its business, financial condition, or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DCRB

The following discussion and analysis should be read in conjunction with the financial statements and related notes of DCRB included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

On May 11, 2021, the DCRB Board, in consultation with DCRB’s management and upon the recommendation of the Audit Committee of DCRB’s Board, concluded that it is appropriate to restate DCRB’s previously issued audited financial statements as of December 31, 2020 and for the year ended December 31, 2020 (the “Relevant Period”), which were included in DCRB’s Annual Report on Form 10-K as of December 31, 2020 and for the year ended December 31, 2020, originally filed with the SEC on March 1, 2021 (the “Original 10-K”). Considering such restatement, DCRB concluded that such audited financial statements should no longer be relied upon. This proxy statement includes the restated audited financial statements for the Relevant Period.

The restatement results from DCRB’s prior accounting for its outstanding warrants issued in connection with its initial public offering in October 2020 as components of equity instead of as derivative liabilities. On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued the SEC Statement. Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing DCRB’s warrants. As a result of the SEC Statement, DCRB reevaluated the accounting treatment of (i) the 11,286,251 redeemable warrants that were included in the units issued by DCRB in its initial public offering and (ii) the 6,514,500 redeemable warrants that were issued to DCRB’s sponsor, independent directors and WRG, in private placements (the “Private Placements”) that closed concurrently with the closing of the initial public offering and the sale of over-allotment units to the initial public offering underwriters. DCRB previously accounted for the warrants as components of equity. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant.

In further consideration of the guidance in ASC 815, DCRB concluded that a provision in the warrant agreement related to certain tender or exchange offers precludes the warrants from being accounted for as components of equity. As the warrants meet the definition of a derivative as contemplated in ASC 815, the warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the initial public offering) and at each reporting date in accordance with ASC 820, “Fair Value Measurement,” with changes in fair value recognized in the statement of operations in the period of change.

As a result of the factors described above, the Company has included in this proxy statement: restated financial statements as of December 31, 2020 and for the year ended December 31, 2020 to restate the following non-cash items:

•	understatement of liabilities and overstatement of temporary equity by approximately $33.6 million as of December 31, 2020;

•	understatement of additional paid-in capital and accumulated deficit by approximately $16.1 million as of December 31, 2020;

•	understatement of net loss by approximately $16.1 million for the year ended December 31, 2020; and

•	understatement of basic and diluted net loss per share, non-redeemable common stock of $(3.16) for the year ended December 31, 2020.

The restatement of the financial statements had no impact on DCRB’s liquidity or cash position.

See Decarbonization Plus Acquisition Corporation – Notes to Financial Statements – Note 2 included elsewhere in this proxy statement for additional information on the restatement and the related financial statement effects.

Overview

We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting an Initial Business Combination. On October 22, 2020 (the “IPO Closing Date”), we consummated our IPO of 20,000,000 units. The units were sold at a price of $10.00 per unit, generating gross proceeds to us of $200,000,000, and incurring transaction costs of approximately $11.7 million, consisting of $4.0 million of underwriting fees, $7.0 million of deferred underwriting fees and approximately $700,000 of other offering costs. The underwriters were granted a 45-day option from the date of the final prospectus relating to the IPO to purchase up to 3,000,000 additional units to cover over-allotments, if any, at $10.00 per unit, less underwriting discounts and commissions. On November 9, 2020, the underwriters partially exercised their over-allotment option and, on November 12, 2020, the underwriters purchased 2,572,502 units (the “Over-allotment Units), generating gross proceeds to $25,725,020. The remaining over-allotment option subsequently expired.

Simultaneously with the closing of the IPO, we completed the private sale of 6,000,000 private placement warrants at a purchase price of $1.00 per warrant to our Sponsor, our independent directors and WRG, generating gross proceeds to us of approximately $6,000,000. Simultaneously with the closing of the sale of the Over-allotment Units, our Sponsor and WRG purchased an additional 514,500 private placement warrants at a price of $1.00 per private placement warrant, generating gross proceeds of approximately $514,500.

Approximately $225,700,000 of the net proceeds from the IPO (including the Over-allotment Units) and certain of the proceeds of the private placements of the private placement warrants was placed in the Trust Account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities,” within the meaning set forth Section 2(a)(16) of the Investment Company Act of 1940, with a maturity of 185 days or less, or in market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of our Initial Business Combination and (ii) the distribution of the Trust Account as described below.

If we are unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the DCRB Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Results of Operations

Our only activities from inception through March 31, 2021 related to our formation and the IPO, as well as the pursuit of our acquisition plans. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as costs in the pursuit of our acquisition plans.

For the year ended December 31, 2019, we had a net loss of approximately $0.2 million, which consisted of approximately $0.2 million in expensed offering costs.

For the year ended December 31, 2020, we had a net loss of approximately $5.5 million, which consisted of approximately $5.5 million in general and administrative expenses, including due diligence costs incurred in the pursuit of our acquisition plans.

For the three months ended March 31, 2020, we had a net loss of approximately $0.9 thousand, which consisted of approximately $0.9 thousand in general and administrative expenses.

For the three months ended March 31, 2021, we had a net loss of approximately $1.1 million, which consisted of approximately $0.8 million in general and administrative expenses, including due diligence costs incurred in the pursuit of our acquisition plans, $0.3 million due to the change in the fair value of warrant liabilities, offset by interest earned on marketable securities held in the Trust Account of $3.3 thousand.

Liquidity and Capital Resources

Our liquidity needs up to the IPO were satisfied through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of Founder Shares to our Sponsor and a loan from our Sponsor for an aggregate amount of $300,000 to cover organizational expenses and expenses related to the IPO pursuant to a promissory note. On September 13, 2017, we drew down $300,000 on the promissory note. We repaid this promissory note in full to our Sponsor on October 21, 2020. Subsequent to the consummation of our IPO, our liquidity needs have been satisfied through the net proceeds of approximately $2.0 million from the private sale of 6,000,000 private placement warrants held outside of the Trust Account.

In addition, in order to finance transaction costs in connection with a business combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. As of March 31, 2021, there were no amounts outstanding under any working capital loans.

Contractual Obligations

Registration Rights

The holders of the Founder Shares, private placement warrants and warrants that may be issued upon conversion of working capital loans, if any, and any shares of Class A Common Stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares will be entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.0 million in the aggregate, paid upon closing of our IPO. An additional fee of approximately $514,500 in the aggregate was due in connection with the closing of the sale of the Over-allotment Units.

In addition, $0.35 per unit, or approximately, $7.90 million in the aggregate, will be payable to underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

Administrative Support Agreement

Commencing on the date that our securities were first listed on the Nasdaq Capital Market and continuing until the earlier of our consummation of an initial business combination or our liquidation, we have agreed to pay an affiliate of our Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. We recorded an aggregate of $30,000 for the three months ended March 31, 2021, in general and administrative expenses in connection with the related agreement in the accompanying condensed consolidated statements of operations.

As of March 31, 2021, we recorded an aggregate of approximately $30,000 in related party accrued expenses.

Critical Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary since its formation. All material intercompany balances and transactions have been eliminated.

Basis of Presentation

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and expenses during the periods reported. Actual results could materially differ from those estimates.

Warrant Liabilities

We account for the warrants issued in connection with our initial public offering in accordance with Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (“ASC 815”), under which the warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statements of Operations in the period of change.

Impact of COVID-19

Our Sponsor continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on our financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of March 31, 2021. The unaudited condensed interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

As of March 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Recent Accounting Pronouncements

We do not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and, under the JOBS Act, we are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

As an “emerging growth company,” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our Public Offering or until we otherwise no longer qualify as an “emerging growth company.”

INFORMATION ABOUT DCRB

Overview

DCRB is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting an Initial Business Combination. DCRB has neither engaged in any operations nor generated any revenue to date. Based on its business activities, it is a “shell company” as defined in the Exchange Act because it has no operations and nominal assets consisting solely of cash and/or cash equivalents.

In September 2017, our Sponsor purchased an aggregate of 11,500,000 shares of Class B Common Stock for an aggregate price of $25,000, or approximately $0.002 per share. In September and October 2020, our Sponsor returned to us at no cost an aggregate of 5,750,000 Founder Shares, which we cancelled. The Founder Shares will automatically convert into shares of our Class A Common Stock at the time of the Initial Business Combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights. In October 2020, our Sponsor transferred an aggregate of 1,042,198 Founder Shares to our independent directors and WRG at their original purchase price. In November 2020, our Sponsor transferred an additional 22,130 Founder Shares to one of our independent directors. In December 2020, our Sponsor and WRG forfeited an aggregate of 106,875 Founder Shares in connection with the underwriters’ partial exercise of their over-allotment option resulting in our Sponsor, our independent directors and WRG holding an aggregate of 5,643,125 Founder Shares.

On the IPO Closing Date, we consummated the IPO of 20,000,000 units. The units were sold at a price of $10.00 per unit, generating gross proceeds of $200,000,000. Each unit consists of one share of Class A Common Stock and one-half of one warrant. Each public warrant entitles the holder thereof to purchase one share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. The public warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of our Initial Public Offering and will expire five years after the completion of our Initial Business Combination or earlier upon redemption or liquidation.

Simultaneously with the consummation of the IPO, we completed the private sale of 6,000,000 private placement warrants at a purchase price of $1.00 per private placement warrant to our Sponsor, our independent directors and WRG, generating gross proceeds of approximately $6,000,000. Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share, subject to adjustment. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our Initial Business Combination.

In connection with the IPO, the underwriters were granted an option to purchase up to an additional 3,000,000 units. On November 9, 2020, the underwriters partially exercised their over-allotment option and, on November 12, 2020, the underwriters purchased 2,572,502 Over-allotment Units at an offering price of $10.00 per unit, generating gross proceeds of $25,725,020. Simultaneously with the closing of the sale of the Over-allotment Units, we completed a private placement with our Sponsor and WRG for an additional 514,500 warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $514,500.

Approximately $225,700,000 of the net proceeds from the IPO (including the Over-allotment Units) and the private placements with our Sponsor, our independent directors and WRG has been deposited in the Trust Account. The net proceeds held in the Trust Account includes approximately $7,900,000 of deferred underwriting discounts and commissions that will be released to the underwriters of the IPO upon completion of our Initial Business Combination. Of the gross proceeds from the IPO and the sale of the private placement warrants that were not deposited in the Trust Account, approximately $4,510,000 was used to pay underwriting discounts and commissions in the IPO, $300,000 was used to repay loans and advances from our Sponsor and the balance was reserved to pay accrued offering and formation costs, business, legal and accounting due diligence expenses on prospective acquisitions and continuing general and administrative expenses.

The shares of our Class B Common Stock that we issued prior to the IPO Closing Date will automatically convert into shares of our Class A Common Stock at the time of the business combination on a one-for-one basis. Concurrently with the execution and delivery of the Business Combination Agreement, DCRB, our Sponsor and the Founders Warrant Parties entered into an agreement pursuant to which they agreed that:

•

The Founders Warrant Parties shall not, with respect to an aggregate of 4,885,875 private placement warrants (or shares of Class A Common Stock issued upon exercise of private placement warrants), (a)(i) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, (ii) agree to dispose of, directly or indirectly, or (iii) establish or increase a “put equivalent position” or liquidation with respect to or decrease of a “call equivalent position” within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, in each case (i), (ii) and (iii), any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b), until the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (x) the date on which the last sale price of the Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of DCRB Class A Common Stock are then listed) equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) the date on which DCRB completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in the holders of DCRB Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property;

•

Upon and subject to the Closing, an aggregate of 814,313 private placement warrants shall become subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $12.00 Warrants, unless and until a $12.00 Triggering Event occurs. Prior to the occurrence of a $12.00 Triggering Event, each Founders Warrant Party shall not Transfer any of the $12.00 Warrants. In the event no $12.00 Triggering Event occurs during the five year period commencing on the one year anniversary of the Closing, the $12.00 Warrants shall immediately be forfeited to DCRB for no consideration as a contribution to the capital of DCRB and immediately cancelled.

•

Upon and subject to the Closing, an aggregate of 814,312 private placement warrants shall become subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $14.00 Warrants, unless and until a $14.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $14.00 Triggering Event, each Founders Warrant Party shall not Transfer any of the $14.00 Warrants. In the event no $14.00 Triggering Event occurs during the Warrant Earnout Period, the $14.00 Warrants shall immediately be forfeited to DCRB for no consideration as a contribution to the capital of DCRB and immediately cancelled.

On December 11, 2020, we announced that, commencing December 14, 2020, holders of the units may elect to separately trade the shares of Class A Common Stock and public warrants included in the units. The shares of Class A Common Stock and public warrants that are separated will trade on Nasdaq under the symbols “DCRB” and “DCRBW,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “DCRBU.”

Initial Business Combination

Our Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to elect to redeem their public shares for cash equal to a pro rata share of the aggregate amount then on deposit in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, upon the consummation of the business combination, subject to the limitations described herein. As of March 31, 2021, the amount in the Trust Account, including interest not previously released to us to pay our franchise and income taxes, is approximately $10.00 per public share. Our Sponsor, officers and directors and WRG have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the business combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price.

Submission of Initial Business Combination to a Stockholder Vote

The special meeting of DCRB stockholders to which this proxy statement relates is being held to solicit your approval of, among other things, the business combination. Unlike many other blank check companies, DCRB public stockholders are not required to vote against the business combination in order to exercise their redemption rights. If the business combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Sponsor, directors, officers and WRG have agreed to vote any shares of Class A Common Stock and Class B Common Stock owned by them in favor of the business combination.

Limitation on Redemption Rights

Notwithstanding the foregoing, our Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 20% of the shares of Class A Common Stock included in the units sold in the IPO.

Employees

DCRB currently has two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our Initial Business Combination. The amount of time that they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in.

Management

Executive Officers and Directors

Our current executive officers and directors are set forth below:

Name	Age	Position
Erik Anderson	62	Chief Executive Officer and Director
Peter Haskopoulos	45	Chief Financial Officer, Chief Accounting Officer and Secretary
Dr. Jennifer Aaker	53	Director
Jane Kearns	50	Director
Pierre Lapeyre, Jr.	58	Director
David Leuschen	69	Director
Robert Tichio	43	Director
Jim McDermott	51	Director
Jeffrey Tepper	54	Director
Michael Warren	53	Director

Erik Anderson has served as our Chief Executive Officer since September 21, 2020 and has served as a member of the DCRB Board since October 22, 2020. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation III since February 11, 2021 and will become a member of its board of directors following its initial public offering. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation II since January 14, 2021 and a member of its board of directors since February 2021. Mr. Anderson founded WRG, a collaboration of leading investment firms providing integrated capital solutions to the global innovation economy, in 2002 and has served as chief executive officer of WRG since its inception. In 2018, Mr. Anderson became executive chairman of Singularity University, a company that offers executive educational programs, a business incubator and innovation consultancy service. Mr. Anderson is also the executive chairman of Topgolf Entertainment Group, a global sports and entertainment company. Mr. Anderson has received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017, Mr. Anderson was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018, Mr. Anderson was ranked by Golf Inc.as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Vice-Chairman of ONEHOPE, a cause-centric consumer brand and technology company, and is the founder of America’s Foundation for Chess, currently serving 160,000 children in the United States with its First Move curriculum. Mr. Anderson serves on the Board of Play Magnus, an interactive chess app. In 2019, Mr. Anderson became a member of the board of Pro.com, a leader in the home improvement experience industry. His investment experience includes being partner at Frazier Healthcare Partners, chief executive officer of Matthew G Norton Co. and vice president at Goldman, Sachs & Co. Mr. Anderson was recognized early in his career as one of the top “40 under 40” young achievers and emerging leaders by Seattle’s Puget Sound Business Journal. Mr. Anderson holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.

Peter Haskopoulos has served as our Chief Financial Officer, Chief Accounting Officer and Secretary since August 2020. Mr. Haskopoulos has served as the chief financial officer, chief accounting officer and secretary of Decarbonization Plus Acquisition Corporation III since February 2021. Mr. Haskopoulous has served as the chief financial officer, chief accounting officer and secretary of Decarbonization Plus Acquisition Corporation II since December 2020. Mr. Haskopoulos is a managing director of Riverstone and serves as Riverstone’s chief financial officer. Prior to joining Riverstone in 2007, Mr. Haskopoulos served in several financial roles within Thomson Reuters Corporation (NYSE: TRI), most recently as the director of finance. Previously, he was a manager with Ernst & Young, where he worked with both public and private companies. Mr. Haskopoulos started his career at Arthur Andersen. Mr. Haskopoulos earned his M.B.A. and undergraduate degree from Rutgers University and is a certified public accountant.

Dr. Jennifer Aaker has served as a member of the DCRB Board since October 22, 2020. Dr. Aaker has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II since February 2021. Dr. Aaker has been the General Atlantic Professor at Stanford Graduate School of Business since 2001 and serves as the Coulter Family Faculty Fellow at Stanford Graduate School of Business. A behavioral scientist and author, Dr. Aaker is widely published in leading scientific journals and her work has been featured in The Economist, The New York Times, The Wall Street Journal, The Washington Post, BusinessWeek, Forbes, NPR, CBS MoneyWatch, Inc., and Science. Dr. Aaker is the coauthor of several books including the award-winning book, The Dragonfly Effect, which has been translated into over ten languages, as well as Power of Story, which drew on behavioral science to provide a hands-on tool putting The Dragonfly Effect model to work. Her professional areas of focus include artificial intelligence, digitization and brand value. Dr. Aaker currently serves on the board of directors of Codexis Inc. and on the board of directors and audit committee of the Stephen and Ayesha Curry Eat. Learn. Play. Foundation. Ms. Aaker served on the boards of Corporate Visions, Inc. from 2011 to 2016, California Casualty Insurance from 2009 to 2015, and Accompany from 2014 to 2018. She is the recipient of the Distinguished Scientific Achievement Award, Stanford Distinguished Teaching Award, Citibank Best Teacher Award, George Robbins Best Teacher Award, Robert Jaedicke Silver Apple Award, and the MBA Professor of the Year Award. Dr. Aaker completed her PhD degrees at Stanford University, and holds a BA from UC Berkeley.

We believe that Dr. Aaker’s expertise in behavioral science, artificial intelligence, digitization and brand value and significant experience on numerous boards of directors bring important and valuable skills to our board of directors.

Jane Kearns has served as a member of the DCRB Board since October 22, 2020. Ms. Kearns has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II since February 2021. Ms. Kearns is Vice President, Growth Services (since May 2019), and Senior Advisor, Cleantech (since October 2012), at MaRS Discovery District. MaRS is a launchpad for startups, a platform for researchers and a home to innovators, supporting over 1,200 Canadian science and technology companies tackling society’s greatest challenges in four core categories: cleantech, health, fintech and enterprise software. Ms. Kearns co-founded, grew and profitably sold a renewable energy company, and leverages over 20 years of experience in venture capital, cleantech and sustainability to help build businesses that matter. Ms. Kearns is a co-founder of the CanadaCleantech Alliance, sits on the board of Clear Blue Technologies International (TSXV: CBLU), is an advisory board member for StandUp Ventures and Amplify Ventures, and is a member of the Expert Panel on Clean Growth for the Canadian Institute for Climate Choices. She holds an MBA from Columbia University.

We believe that Ms. Kearns’s leadership in sustainable innovation and extensive experience growing successful companies at the intersection of business and sustainability bring important and valuable skills to our board of directors.

Pierre Lapeyre, Jr. has served as a member of the DCRB Board since October 22, 2020. Mr. Lapeyre has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II since February 2021. Mr. Lapeyre is the co-founder and senior managing director of Riverstone Holdings LLC. Mr. Lapeyre was a managing director of Goldman Sachs in its Global Energy & Power Group. Mr. Lapeyre joined Goldman Sachs in 1986 and spent his 14-year investment banking career focused on energy and power, and leading client coverage and execution of a wide variety of M&A, IPO, strategic advisory and capital markets financings for clients across all sectors of the industry. Mr. Lapeyre received his B.S. in Finance/Economics from the University of Kentucky and his M.B.A. from the University of North Carolina at Chapel Hill. Mr. Lapeyre serves on the boards of directors or equivalent bodies of a number of public and private Riverstone portfolio companies and their affiliates. In addition to his duties at Riverstone, Mr. Lapeyre serves on the Executive Committee of the Board of Visitors of the MD Anderson Cancer Center and is a Trustee and Treasurer of The Convent of the Sacred Heart.

We believe that Mr. Lapeyre’s considerable energy and power private equity and investment banking experience bring important and valuable skills to our board of directors.

David Leuschen has served as a member of the DCRB Board since October 22, 2020. Mr. Leuschen has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II since February 2021. Mr. Leuschen is the co-founder and senior managing director of Riverstone Holdings LLC. Prior to Riverstone, Mr. Leuschen was a partner and managing director at Goldman Sachs and founder and head of the Goldman Sachs Global Energy and Power Group. Mr. Leuschen was responsible for building the Goldman Sachs energy and power investment banking practice into one of the leading franchises in the global energy and power industry. Mr. Leuschen additionally served as chairman of the Goldman Sachs Energy Investment Committee, where he was responsible for screening potential direct investments by Goldman Sachs in the energy and power industry. In addition to his board roles at various Riverstone portfolio companies and investment vehicles, Mr. Leuschen has served as a director of Cambridge Energy Research Associates, Cross Timbers Oil Company (predecessor to XTO Energy) and J. Aron Resources. He is also president and sole owner of Switchback Ranch LLC and on the Advisory Board of Big Sky Investment Holdings LLC. David serves on a number of nonprofit boards of directors, including as a Trustee of United States Olympic Committee Foundation, a Director of Conservation International, a Director of the Peterson Institute for International Economics, a Founding Member of the Peterson Institute’s Economic Leadership Council, a Director of the Wyoming Stock Growers Association and a Director of the Montana Land Reliance. Mr. Leuschen received his A.B. from Dartmouth and his M.B.A. from Dartmouth’s Amos Tuck School of Business.

We believe that Mr. Leuschen’s considerable energy and power private equity and investment banking experience, as well as his experience on the boards of various Riverstone portfolio companies and investment vehicles, bring important and valuable skills to our board of directors.

Robert Tichio has served as a member of the DCRB Board since August 2020 and served as our chief executive until September 2020. Mr. Tichio has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation III since February 2021 and temporarily served as its chief executive officer in February 2021. Mr. Tichio has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II since December 2020 and served as its chief executive officer from December 2020 to January 2021. Mr. Tichio is a partner and managing director of Riverstone Holdings LLC. Mr. Tichio joined the firm in 2006 and has been focused on the firm’s Private Equity business. Prior to joining Riverstone, Mr. Tichio was in the Principal Investment Area (PIA) of Goldman Sachs, which manages the firm’s private corporate equity investments. Mr. Tichio began his career at J.P. Morgan in the Mergers & Acquisition Group, where he concentrated on assignments that included public company combinations, asset sales, takeover defenses, and leveraged buyouts. Mr. Tichio received his A.B. from Dartmouth College as a Phi Beta Kappa graduate, and later received his M.B.A. with Distinction from Harvard Business School. Mr. Tichio serves on a number of nonprofit and Riverstone portfolio company boards.

We believe that Mr. Tichio’s considerable investment experience, as well as his experience on the boards of Riverstone portfolio companies, bring important and valuable skills to our board of directors.

Jim McDermott has served as the lead independent director of the DCRB Board since October 22, 2020. Mr. McDermott has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II since February 2021. Mr. McDermott is the founder and chief executive officer of Rusheen Capital Management, a private equity firm that invests in growth-stage companies in the carbon capture and utilization, low-carbon energy and water sustainability sectors. As an investor and entrepreneur, Mr. McDermott has founded, run and invested in over 35 businesses over a 25 year career and has built an extensive professional network in the low-carbon energy, water and sustainability sectors. From 1996 to 2003, Mr. McDermott founded and ran Stamps.com (STMP:NASDAQ), Archive.com (sold to Cyclone Commerce) and Spoke.com. From 2003 to 2017, Mr. McDermott co-founded and served as Managing Partner of US Renewables Group, a private investment firm, where he raised and invested approximately $1 billion into clean energy businesses. Mr. McDermott was founder and board member of NanoH2O, is the founder and executive chairman of Fulcrum BioEnergy, investor and board observer of Moleaer, a board member of Carbon Engineering and the chief executive officer of 1PointFive. For five years, Mr. McDermott has been a board member of the Los Angeles Cleantech Incubator. Mr. McDermott holds a MBA from UCLA, and a BA in Philosophy from Colorado College.

We believe Mr. McDermott’s extensive investment and leadership experience brings important and valuable skills to our board of directors.

Jeffrey Tepper has served as a member of the DCRB Board since October 22, 2020. Mr. Tepper has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II since February 2021. Mr. Tepper is founder of JHT Advisors LLC, a mergers and acquisitions (“M&A”) advisory and investment firm. From 1990 to 2013, Mr. Tepper served in a variety of senior management and operating roles at the investment bank Gleacher & Company, Inc. and its predecessors and affiliates (“Gleacher”). Mr. Tepper was head of investment banking and a member of Gleacher’s Management Committee. Mr. Tepper is also Gleacher’s former chief operating officer overseeing operations, compliance, technology and financial reporting. In 2001, Mr. Tepper co-founded Gleacher’s asset management activities and served as president. Gleacher managed over $1 billion of institutional capital in the mezzanine capital and hedge fund areas. Mr. Tepper served on the investment committees of Gleacher Mezzanine and Gleacher Fund Advisors. Between 1987 and 1990, Mr. Tepper was employed by Morgan Stanley & Co. as a financial analyst in the M&A and merchant banking departments. Mr. Tepper served as a director of Silver Run I from its inception in November 2015 until the completion of its acquisition of Centennial in October 2016 and has served as a director of Centennial Resource Development, Inc. (NASDAQ: CDEV) since October 2016. Mr. Tepper is a former director of Alta Mesa Resources, Inc. (NASDAQ: AMR) and its predecessor, Silver Run II, between March 2017 and June 2020. Mr. Tepper received a Master of Business Administration from Columbia Business School and a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania with concentrations in finance and accounting.

We believe Mr. Tepper’s extensive M&A experience, including service on the boards of directors of two blank check companies, brings important and valuable skills to our board of directors.

Michael Warren has served as a member of the DCRB Board since November 18, 2020. Mr. Warren has served as a member of the board of directors of Decarbonization Plus Acquisition Corporation II since February 2021. Mr. Warren is the Managing Director of Albright Stonebridge Group (“ASG”). Mr. Warren served as ASG’s Managing Principal from 2013 to 2017 and as Principal from 2009 to 2013. Prior to ASG, Mr. Warren served as the Chief Operating Officer and Chief Financial Officer of Stonebridge International from 2004 to 2009, where he managed operations, business development, finance, and personnel portfolios. Mr. Warren served in various capacities in the Obama Administration, including as senior advisor in the White House Presidential Personnel Office and as co-lead for the Treasury and Federal Reserve agency review teams of the Obama-Biden Presidential Transition. Mr. Warren serves on the board of Brookfield Property Partners, the Board of Trustees and the risk & audit committees at Commonfund, the Board of Directors of Walker & Dunlop, Inc, and the Board of Directors of MAXIMUS. He serves as a Trustee of Yale University and is a member of the Yale Corporation Investment Committee. Mr. Warren formerly served as a Trustee of the District of Columbia Retirement Board and as a member of the Board of Directors of the United States Overseas Private Investment Corporation. Mr. Warren received degrees from Yale University and Oxford University where he was a Rhodes Scholar.

We believe Mr. Warren is well qualified to serve as a director due to his familiarity with strategic planning, investment, financial expertise, operations and government programs gained through his service on other boards, his current and prior positions in private industry and government.

Number and Terms of Office of Officers and Directors

DCRB has nine directors. The DCRB Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to DCRB’s first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Dr. Jennifer Aaker, Jane Kearns and Michael Warren, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Erik Anderson, Jim McDermott and Jeffrey Tepper, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Pierre Lapeyre, Jr., David Leuschen and Robert Tichio, will expire at the third annual meeting of stockholders.

Holders of our Founder Shares will have the right to elect all of our directors prior to the consummation of our Initial Business Combination and holders of our public shares will not have the right to vote on the election of directors during such time.

Approval of our Initial Business Combination will require the affirmative vote of a majority of the DCRB Board, which must include a majority of our independent directors and a majority of the non-independent directors nominated by our Sponsor.

DCRB’s officers are appointed by the DCRB Board and serve at the discretion of the DCRB Board, rather than for specific terms of office. The DCRB Board is authorized to appoint persons to the offices set forth in DCRB’s bylaws as it deems appropriate. DCRB’s bylaws provide that DCRB’s officers may consist of a Chairman of the Board, Chief Executive Officer, Presidents, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries and such other officers as may be determined by the board of directors.

Board Leadership Structure and Role in Risk Oversight

Robert Tichio serves as the Chairman of the DCRB Board. The Chief Executive Officer, who is also a director, is responsible for leading our management and operations. The DCRB Board believes that the current leadership structure is efficient for a company of our size, and promotes good corporate governance. However, the DCRB Board will continue to evaluate its leadership structure and may change it if, in the opinion of the DCRB Board, a change is required by the needs of our business and operations.

The DCRB Board is actively involved in overseeing our risk assessment and monitoring processes. The DCRB Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the DCRB Board include consideration of the challenges and risks of our businesses, and the DCRB Board and management actively engage in discussion on these topics. In addition, each of the DCRB Board’s committees considers risk within its area of responsibility.

Director Independence

Nasdaq listing standards require that a majority of the DCRB Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgement in carrying out the responsibilities of a director. The DCRB Board has determined that Dr. Jennifer Aaker, Jane Kearns, Jim McDermott, Jeffrey H. Tepper and Michael Warren are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the DCRB Board

The DCRB Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 under the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

The DCRB Board has established an audit committee of the board of directors. Jim McDermott, Jeffrey Tepper and Robert Tichio serve as members of our audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to the exception described below. Jim McDermott and Jeffrey Tepper are independent. Because we listed our securities on Nasdaq in connection with the IPO, we have one year from the effective date of our registration statement to have our audit committee be comprised solely of independent members. We intend to identify one additional independent director to serve on our audit committee within one year of the effective date of our registration statement, at which time Robert Tichio will resign from the committee. We expect such additional director to enter into a letter agreement substantially similar to the letter agreement signed by our Sponsor, officers and directors included as an exhibit to our registration statement.

Jeffrey Tepper serves as chair of the audit committee. All of the members of the audit committee are financially literate, and the DCRB Board has determined that Jeffrey Tepper qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The DCRB Board has adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

Compensation Committee

The DCRB Board has established a compensation committee of the board of directors. Dr. Jennifer Aaker and Jeffrey Tepper serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Dr. Jennifer Aaker and Jeffrey Tepper are independent. Dr. Jennifer Aaker serves as chair of the compensation committee.

The DCRB Board has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;

•	reviewing on an annual basis our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the $10,000 per month administrative fee payable to an affiliate of our sponsor and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the closing of a business combination. Accordingly, prior to the closing of an Initial Business Combination, the compensation committee is only responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such Initial Business Combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Committee Membership, Meetings and Attendance

During the fiscal year ended December 31, 2020, the DCRB Board held three meetings, our audit committee held one meeting and our compensation committee did not meet.

Each of our incumbent directors attended or participated in at least 75% of the meetings of the DCRB Board and the respective committees of which he or she is a member held during the period such incumbent director was a director during the fiscal year ended December 31, 2020, other than Jim McDermott and Jane Kearns. We encourage all of our directors to attend our annual meetings of stockholders.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The DCRB Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The DCRB Board also considers director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the DCRB Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Stockholder Communications

The DCRB Board welcomes communications from our stockholders. Our stockholders may send communications to the DCRB Board, any committee of the DCRB Board or any other director in particular to:

Decarbonization Plus Acquisition Corp.

2744 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Our stockholders should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. DCRB’s Chief Executive Officer will review each communication received from our stockholders and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (a) the communication complies with the requirements of any applicable policy adopted by the DCRB Board relating to the subject matter of the communication; and (b) the communication falls within the scope of matters generally considered by the DCRB Board. To the extent the subject matter of a communication relates to matters that have been delegated by the DCRB Board to a committee or to an executive officer of DCRB, then DCRB’s Chief Executive Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the DCRB Board or an executive officer does not imply or create any fiduciary duty of any DCRB Board member or executive officer to the person submitting the communications.

Code of Ethics and Committee Charters

We have adopted a Code of Ethics applicable to our directors, officers and employees. Our Code of Ethics and our audit and compensation committee charters are available on our website, www.dcrbplus.com, under the “DCRB I” tab. In addition, a copy of the Code of Ethics will be provided without charge upon request from us in writing at 2744 Sand Hill Road, Suite 100, Menlo Park, CA 94025 or by telephone at (212) 993-0076. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Riverstone manages several investment vehicles. A family of private equity funds in the energy and power industry that are managed by Riverstone (“Riverstone Funds”) or its affiliates may compete with us for acquisition opportunities. If these funds decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Riverstone may be suitable for both us and for a current or future Riverstone Fund and may be directed to such investment vehicle rather than to us. Neither Riverstone nor members of our management team who are also employed by Riverstone have any obligation to present us with any opportunity for a potential business combination of which they become aware. Riverstone and/or our management, in their capacities as officers or managing directors of Riverstone or in their other endeavors, may be required to present potential business combinations to the related entities, current or future investment vehicles, or third parties, before they present such opportunities to us.

Notwithstanding the foregoing, we may, at our option, pursue an acquisition opportunity jointly with our Sponsor, or one or more of its affiliates, which we refer to as an “Affiliated Joint Acquisition.” Such entity may co-invest with us in the target business at the time of our Initial Business Combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such fund or vehicle.

Each of our officers and directors presently has, and any of them in the future may have additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such other entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. In addition, we may pursue an Affiliated Joint Acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our Initial Business Combination, or we could raise additional proceeds to complete the acquisition by issuing to such entity a class of equity or equity-linked securities. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

In addition, Riverstone or its affiliates, including our officers and directors who are affiliated with Riverstone, may sponsor or form other blank check companies similar to ours during the period in which we are seeking an Initial Business Combination, and members of our management team may participate in such blank check companies. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among the management teams. However, we do not believe that any such potential conflicts would materially affect our ability to complete our Initial Business Combination.

Investors and potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our initial stockholders have agreed to waive their redemption rights with respect to any Founder Shares and any public shares held by them in connection with the consummation of our Initial Business Combination. Additionally, our initial stockholders have agreed to waive their redemption rights with respect to any Founder Shares held by them if we fail to consummate our Initial Business Combination by the deadline specified in our Charter. If we do not complete our Initial Business Combination within such time period, the proceeds of the sale of the private placement warrants held in the Trust Account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the Founder Shares are not transferrable, assignable or salable until the earlier of: (A) one year after the completion of our Initial Business Combination or (B) subsequent to our Initial Business Combination, (i) if the last sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our Initial Business Combination, or (ii) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, the private placement warrants and the Class A Common Stock underlying such warrants will not be transferable, assignable or salable until 30 days after the completion of our Initial Business Combination. Since our Sponsor and officers and directors directly or indirectly own common stock and warrants, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our Initial Business Combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our Initial Business Combination.

•

Our Sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our Sponsor or an affiliate of our Sponsor or any of our officers or directors to finance transaction costs in connection with an intended Initial Business Combination. Up to $1,500,000 of such loans may be convertible into warrants of the post combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Charter provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have.

We are not prohibited from pursuing an Initial Business Combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our Initial Business Combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such Initial Business Combination is fair to our company from a financial point of view.

In the event that we submit our Initial Business Combination to our public stockholders for a vote, our initial stockholders have agreed to vote any Founder Shares held by them and any public shares held by them in favor of our Initial Business Combination, and our officers and directors have also agreed to vote any public shares held by them in favor of our Initial Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our Charter provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Charter provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Charter. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against or obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE COMPENSATION

DCRB

None of our officers or directors has received any cash compensation for services rendered to us. Commencing on October 21, 2020, we have agreed to pay an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our Initial Business Combination or our liquidation, we will cease paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, will be paid to our Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our Initial Business Combination. However, these individuals will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

We do not intend to take and have not taken any action to ensure that members of our management team will be part of our management team after the business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after an Initial Business Combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

For more information about the interests of our Sponsor, directors and officers in the business combination, see the section entitled “Proposal No. 1—The Business Combination Proposal—Interests of Certain Persons in the Business Combination.”

Hyzon

Hyzon has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward qualified executives who share its philosophy and desire to work towards achieving Hyzon’s goals.

Hyzon believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its stockholders. As Hyzon’s needs evolve, Hyzon intends to continue to evaluate its philosophy and compensation programs as circumstances require.

This section provides an overview of Hyzon’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Hyzon’s board of directors, with input from its Executive Chairman, determines the compensation for Hyzon’s named executive officers. For the year ended December 31, 2020, Hyzon’s named executive officers were:

•	Craig Knight, Chief Executive Officer;

•	George Gu, Executive Chairman; and

•	Gary Robb, Chief Engineer and Vice President of Fuel Cell Powertrain.

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Craig Knight, Chief Executive Officer(2)	2020	$148,090	$0	$4,492,188	$0	$4,640,278

George Gu, Executive Chairman(3)	2020	$211,641	$0	$6,140,625	$15,397	$6,367,663

Gary Robb, Chief Engineer and Vice President of Fuel Cell Powertrain	2020	$119,289	$7,500	$1,378,000	$9,212	$1,514,001

(1)

Amounts this column to reflect the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation please see Note 7 to our consolidated and combined financial statements, entitled “Stock Compensation,” for the fiscal year ended December 31, 2020, which is included on page F-14 of this proxy statement.

(2)	Mr. Knight’s annual salary was paid by Horizon Fuel Cell Technologies and was reimbursed by Hyzon for that amount.
(3)	$101,722 of Mr. Gu’s annual salary was paid by Horizon Fuel Cell Technologies and reimbursed by Hyzon.

Narrative Disclosure to Summary Compensation Table

For 2020, the compensation program for Hyzon’s named executive officers consisted of base salary, cash bonus, incentive compensation delivered in the form of stock option awards and certain other compensation.

Base Salary

Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Hymas has entered into an employment agreement with Mr. Gu with respect to Mr. Gu’s role as executive chairman of Hyzon, and Hyzon has entered into an employment agreement with Mr. Robb and a consultancy agreement with Mr. Knight, each of which is described in more detail below, which set forth their annual base salaries.

Cash Bonus

Messrs. Knight’s and Gu’s consultancy and employment agreements, respectively, do not provide for a cash bonus opportunity. Mr. Robb’s employment agreement does provide for an annual cash bonus opportunity, which is described in more detail below.

Hyzon 2020 Stock Incentive Plan, Stock Option Awards and Treatment Upon Change in Control

In fiscal year 2020, Hyzon’s board of directors adopted, and Hyzon’s stockholders approved, the 2020 Stock Incentive Plan, which we refer to herein as the 2020 Plan. The 2020 Plan permits the grant of incentive options, non-qualified options, stock appreciation rights, restricted stock and restricted stock units.

Incentive options may be granted only to Hyzon’s employees and stock options and stock appreciation rights that are not subject to the fixed date requirements of Section 409A of the Code may be granted only to employees, officers, directors, consultants, or advisors of Hyzon or of an affiliate at least 50% of whose common stock or equivalent ownership interests is directly or indirectly owned by Hyzon.

All other awards may be granted to employees, officers, directors, consultants and advisors of Hyzon or any of its affiliates. Any consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of Hyzon or one of its affiliates, as applicable, in a capital raising transaction or as a market maker or promoter of that entity’s securities) to Hyzon or one of its affiliates is also eligible for awards under the 2020 Plan; provided, however, that any advisor or consultant may be eligible for awards under the 2020 Plan only if such person’s participation in the 2020 Plan would not adversely affect Hyzon’s ability to rely on the Rule 701 exemption from registration under the Securities Act, for the offering of shares issuable under the 2020 Plan by Hyzon, or Hyzon’s compliance with any other applicable laws.

A total of 16,250,000 shares of Hyzon Common Stock are reserved for grant under the 2020 Plan, of which no more than 16,250,000 shares may be issued upon the exercise of Incentive Options (both of these limits subject to adjustment as provided in the 2020 Plan).

Administration. Hyzon’s board of directors or a committee designated by the board of directors (the “2020 Plan Committee”) administers the 2020 Plan. Subject to the terms of the 2020 Plan, the 2020 Plan Committee has the power to, among other things: (i) determine eligibility and select the persons to whom awards will be granted, (ii) determine the number of shares to be covered by each award, (iii) determine the terms and conditions of each award (including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives, compliance with any restrictive covenants and such other factors as the 2020 Plan Committee may establish, and to determine whether the performance objectives and other terms and conditions of the award have been satisfied); (iv) amend the terms of any award, prospectively or retroactively (subject to the limits set forth in the 2020 Plan); and (v) subject to any restrictions imposed by Section 409A of the Code, substitute new stock options for previously granted stock options, or for options granted under other plans or agreements, in each case including previously granted options having higher exercise prices.

Options. The options granted to Messrs. Knight, Gu and Robb under the 2020 Plan were granted in the form of non-qualified options. The exercise price per share of non-qualified options granted under the 2020 Plan must be at least 100% of the fair market value per share of Hyzon Common Stock on the grant date. Subject to the provisions of the 2020 Plan, the 2020 Plan Committee determines the other terms of options, including the term, any vesting and exercisability requirements, the method of payment of the option exercise price and the period following termination of service during which options may remain exercisable.

Change in Control. In the event that Hyzon engages in, among other transactions, a reorganization, merger, or consolidation as a result of which Hyzon is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), the 2020 Plan Committee has the authority to, among other things: (i) accelerate the time when awards vest and/or may be exercised, (ii) cash out outstanding awards at or immediately prior to the date of such event (by payment of the fair market value of Hyzon Common Stock at the time in the case of restricted stock and restricted stock unit awards, and by payment of the amount, if any, by which the fair market value of Hyzon Common Stock at the time exceeds the exercise price or base price of the award in the case of stock options and stock appreciation rights), (iii) provide for the assumption of outstanding awards by surviving, successor or transferee corporations, (iv) provide that stock options shall vest and be exercisable for a period of at least ten business days from the date of receipt of a notice from Hyzon of such proposed event, following the expiration of which period any unexercised stock options shall terminate, and/or (v) make such other changes as it deems advisable, in its sole discretion. The 2020 Plan Committee has no obligation to take the same action or actions with respect to all awards or portions thereof or with respect to all award holders.

The business combination constitutes a transaction as a result of which Hyzon survives as a wholly-owned subsidiary of another corporation pursuant to the 2020 Plan, and Hyzon therefore expects to make appropriate adjustments to the outstanding Hyzon Options by providing for a rollover of the awards into awards based upon Class A Common Stock, as described below.

Each Hyzon Option that is outstanding immediately prior to the Effective Time will be converted into (A) an Exchanged Option equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Hyzon Common Stock subject to such Hyzon Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Hyzon Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio and (B) the contingent right to receive the Earnout Shares. Except as specifically provided in the Business Combination Agreement, following the Effective Time, each Exchanged Option will continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Hyzon Option immediately prior to the Effective Time.

Each Hyzon RSU that is outstanding immediately prior to the Effective Time will be converted into (A) a restricted stock unit denominated in shares of Class A Common Stock (such restricted stock unit, an “Exchanged RSU”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Hyzon Common Stock subject to such Hyzon RSU immediately prior to the Effective Time and (y) the Exchange Ratio and (B) the contingent right to receive Earnout Shares.

Plan Amendment or Termination. Hyzon’s board of directors may (i) discontinue or amend the 2020 Plan, in each case after consideration of the consequences under Section 409A of the Code and (ii) terminate the 2020 Plan and all outstanding awards, and distribute, pay or settle all outstanding awards, subject to compliance with any applicable requirements of Section 409A of the Code. The 2020 Plan Committee may amend the 2020 Plan and all outstanding awards to the extent the 2020 Plan Committee determines that such amendment is necessary or appropriate to exempt the 2020 Plan or an award from, or to comply with, Section 409A of the Code.

Benefits and Perquisites

Hyzon provides benefits to its named executive officers on the same basis as provided to all of its employees, including with respect to health, dental and vision insurance; life insurance; and access to a tax-qualified Section 401(k) plan. Hyzon does not maintain any executive-specific benefit or perquisite programs.

Agreements with Hyzon’s Named Executive Officers

Hymas has entered into an employment agreement with Mr. Gu with respect to Mr. Gu’s role as executive chairman of Hyzon, as summarized below. Hyzon has entered into an employment agreement with Mr. Robb and a consultancy agreement with Mr. Knight, as summarized below. Messrs. Knight, Gu and Robb also hold outstanding stock option awards pursuant to the 2020 Plan and individual award agreements.

Consultancy Agreement with Craig Knight

Hyzon entered into a consulting agreement with Mr. Knight on January 10, 2020 with respect to Mr. Knight’s service as chief executive officer of Hyzon. The consulting agreement provides Mr. Knight with an annual base compensation of $250,000. Mr. Knight receives allowances of (i) $2,000 per month to cover personal arrangements for healthcare and life insurance and (ii) an amount equal to five percent (5%) of his base salary as contribution to personal retirement plans. Mr. Knight also received 3,125,000 stock options in connection with his employment, all of which vested upon grant.

At any time, either Mr. Knight or Hyzon may terminate the consulting agreement, generally by giving at least one month’s notice in writing of termination; all outstanding monies are to be paid within fourteen days. Hyzon may terminate the consulting agreement without prior notice, however, upon the occurrence of certain specified conduct by Mr. Knight, including, but not limited to, any serious or persistent breach of the consulting agreement, grave misconduct or willful neglect of his duties under the consulting agreement or fraud or dishonesty. The consulting agreement provides for severance in the amount of one month of compensation for each year of service in the event of a termination of Mr. Knight’s service by Hyzon for any reason.

The consulting agreement also contains certain restrictions, including a covenant not to be engaged or interested in any trade, business or occupation other than the business of Hyzon and its affiliates, except for personal financial investments in publicly traded companies or mutual funds, or entirely unrelated private companies, during the period in which the consulting agreement is in effect. As a condition of entering into the consulting arrangement, Mr. Knight was required to sign a standard confidentiality agreement, which will remain in effect for two years after the termination of the consulting agreement.

Employment Agreement with George Gu

Hymas entered into an employment agreement with Mr. Gu on January 10, 2020 with respect to Mr. Gu’s service as executive chairman of Hyzon. Following the closing of the Preferred A round fundraising, Hyzon became the employing entity under the employment agreement. The employment agreement provides Mr. Gu with an annual base salary of $300,000. Under the employment agreement, Mr. Gu is provided with healthcare benefits and is eligible to participate in the 401(k) plan provided by Hyzon. Mr. Gu also received 6,250,000 stock options in connection with his employment, 3,125,000 of which vested upon grant.

Mr. Gu’s employment agreement provides for “at-will” employment. At any time, either Mr. Gu or Hymas may terminate the employment agreement, generally by giving at least three (3) months’ notice in writing of termination. Hymas may terminate the employment agreement without prior notice, however, upon the occurrence of certain specified conduct by Mr. Gu, including, but not limited to, any serious or persistent breach of the employment agreement, grave misconduct or willful neglect of his duties under the employment agreement or fraud or dishonesty. The employment agreement provides for severance in the amount of one month of continued compensation for each year of service in the event of a termination of Mr. Gu’s employment by Hyzon for any reason.

The employment agreement also contains certain restrictions, including a covenant not to be engaged or interested in any trade, business or occupation other than the business of Hymas and its affiliates, except for personal financial investments in publicly traded companies or mutual funds, during the period in which the employment agreement is in effect. As a condition to employment, Mr. Gu was required to sign a standard confidentiality agreement, which will remain in effect for two years after the termination of the employment agreement.

Employment Agreement with Gary Robb

Hymas entered into an employment agreement with Mr. Robb on January 20, 2020 with respect to Mr. Robb’s service as chief engineer and vice president of fuel cell powertrain of Hyzon. Following the closing of the Preferred A round fundraising, Hyzon became the employing entity under the employment agreement. The employment agreement provides Mr. Robb with an annual base salary of $200,000, which increases five percent (5%) each year. Under the employment agreement, Hyzon contributes an amount equal to five percent (5%) of Mr. Robb’s salary during each pay period to a 401(k) sponsored by Hyzon and provides Mr. Robb with healthcare and other benefits. Mr. Robb also received 1,000,000 stock options in connection with his employment, which vest in six equal tranches over five years, beginning on the grant date.

Mr. Robb is also eligible to receive (i) an annual performance bonus based on meeting documented objectives equal to 0-20% of base salary and (ii) a profit-sharing bonus based on the economic performance of the company equal to 0-20% of base salary.

Mr. Robb’s employment agreement with Hyzon is an “at-will” employment agreement. At any time, either Mr. Robb or Hyzon may terminate the employment agreement, generally by giving at least one month’s notice in writing of termination. Hyzon may terminate the employment agreement without prior notice, however, upon the occurrence of certain specified conduct by Mr. Robb, including, but not limited to, any serious or persistent breach of the employment agreement, grave misconduct or willful neglect of his duties under the employment agreement or fraud or dishonesty. The employment agreement provides for severance in the amount of one month of continued compensation for each year of service in the event of a termination of Mr. Robb’s employment by Hyzon for any reason.

The employment agreement also contains certain restrictions, including a covenant not to be engaged or interested in any trade, business or occupation other than the business of Hyzon and its affiliates, except for personal financial investments in publicly traded companies or mutual funds, or entirely unrelated private companies, during the period in which the consulting agreement is in effect. As a condition to employment, Mr. Robb was required to sign a standard confidentiality agreement, which will remain in effect for two years after the termination of the employment agreement.

Outstanding Equity Awards at 2020 Year End

The following table presents information regarding outstanding equity awards held by Hyzon’s named executive officers as of December 31, 2020.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Craig Knight	11/12/20	3,125,000	0	$2.00	11/12/35
George Gu	11/12/20	3,125,000	3,125,000	$2.00	11/12/35
Gary Robb	11/12/20	166,665	833,335	$2.00	11/12/25

(1)

The option awards reported in these columns granted to Mr. Knight were fully vested on the grant date. The option awards reported in this column granted to Mr. Gu vest as follows: 50% fully vested on the grant date and 50% on the occurrence of a Qualified HFCT Exit Event (as defined therein and described below under “Additional Narrative Disclosure—Potential Payments Upon a Termination or Change in Control.”). The option awards reported in these columns granted to Mr. Robb vest as follows: 1/6 on the grant date and 1/6 on each of the first five anniversaries of the grant date. The treatment of these awards upon the occurrence of certain termination and change in control events is described below under “Additional Narrative Disclosure—Potential Payments Upon a Termination or Change in Control.”

Additional Narrative Disclosure

Retirement Benefits

Hyzon provides a tax-qualified Section 401(k) plan for all employees, including the named executive officers. Hyzon does not provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Potential Payments Upon Termination or Change in Control

Unless an award agreement provides otherwise, the 2020 Plan provides that Hyzon’s board of directors has the authority to determine the treatment of awards under the 2020 Plan in the event of a change in control (as defined in the 2020 Plan) of Hyzon or an affiliate that employs the award holder. None of the award agreements for the named executive officers provide for a specific treatment of the options on a change in control, and, thus, in the event of a change in control that occurred on December 31, 2020, the board of directors would have the discretion to determine the treatment of both vested and unvested option awards held by the named executive officers.

Unless an award agreement provides otherwise, the 2020 Plan also provides that Hyzon’s board of directors has the authority and discretion to determine the treatment of awards upon an employee’s termination for cause or good reason (as defined in the 2020 Plan) or any other termination of employment. The award agreements for Messrs. Knight and Gu provide that, to the extent the option awards have vested, in the event the named executive officer’s employment is terminated, the option will remain outstanding and exercisable until the option expiration date. The award agreement for Mr. Robb provides as follows:

•

in the event of Mr. Robb’s termination of employment for Cause (as defined below), the unvested portion of the option will be forfeited and the vested portion of the option will immediately cease to be exercisable;

•

in the event of a termination of employment due to Mr. Robb’s death or Disability (as defined below), the unvested portion of the option will be forfeited and the vested portion of the option will remain outstanding and exercisable for six months following the date of termination (or the expiration date of the option, if earlier); and

•

in the event of Mr. Robb’s termination of employment other than due to his death or disability or for Cause, the unvested portion of the option will be forfeited and the vested portion of the option will remain outstanding and exercisable for thirty days following the date of termination (or the expiration date of the option, if earlier).

For purposes of Mr. Robb’s option award, “Cause” means conduct amounting to (1) fraud or dishonesty against Hyzon or an affiliate; (2) an award holder’s willful misconduct, repeated refusal or failure to follow the reasonable directions of Hyzon or an affiliate or the award holder’s direct supervisor, or knowing violation of law in the course of performance of the duties owed by an award holder to Hyzon or an affiliate; (3) repeated intoxication with alcohol or drugs while on Hyzon’s or an Affiliate’s premises during regular business hours; (4) a conviction of or plea of nolo contendere to a felony or a crime involving dishonesty; or (5) a material breach or violation of the terms of any employment or other agreement to which an award holder and Hyzon or an affiliate are parties, or a material violation of Hyzon’s or an Affiliate’s code of conduct or other written policy.

For purposes of Mr. Robb’s option award, “Disability” means the award holder is unable to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

The award agreement evidencing Mr. Gu’s option grant provides that 50% of the option vests in the event of a Qualified HFCT Exit Event (as defined below). The award agreement also provides that if Mr. Gu experiences a termination of employment for any reason prior to the occurrence of a Qualified HFCT Exit Event, then the portion of the option related to the Qualified HFCT Exit Event immediately terminates. Because a Qualified HFCT Exit Event had not occurred as of December 31, 2020, if Mr. Gu experienced a termination of employment on that date, he would have forfeited all 3,125,000 of the unvested option shares.

For purposes of Mr. Gu’s option grant, “Qualified HFCT Exit Event” means the occurrence of (x) a bona fide and enforceable obligation or obligations, by one or more related buyers pursuant to a single agreement or multiple related agreements, to purchase all of the issued and outstanding shares of Horizon Fuel Cell Technology that are outstanding on the date of grant of the option; provided that such obligation(s) and agreement(s) shall not be subject to any conditions to closing other than those that are usual and customary for transactions under similar circumstances (including legally required regulatory approvals), but for the avoidance of doubt excluding discretionary termination rights such as satisfactory completion of due diligence; or (y) an initial public offering of the equity securities of Horizon Fuel Cell Technology, in either case, subject to the achievement of certain performance metrics related to the valuation of Horizon Fuel Cell Technology.

In the event of any termination of employment, each of Messrs. Knight, Gu and Robb will receive one month of compensation for each year of service, beginning, in the case of Messer’s Knight and Gu, with their service at Horizon Fuel Cell Technologies. As of December 31, 2020, each of the named executive officers had completed less than one year of service. In addition, Mr. Robb’s employment agreement provides for guaranteed base salary for three years. If Mr. Robb experienced a termination of employment on December 31, 2020, he would be entitled to receive the base salary he would have otherwise been paid through April 1, 2023.

Director Compensation

In 2020, Hyzon provided equity compensation in the form of stock options to the one non-employee director, with a total value of $10,490 in connection with his service on Hyzon’s board of directors. Hyzon did not provide any other compensation to members of its board of directors in 2020.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Viktor Meng	$0	$10,490	$10,490

(1)	This amount reflects the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. As of December 31, 2020, Mr. Meng had 10,000 options outstanding.

Hyzon’s board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that Hyzon is able to recruit and retain qualified directors. Following the consummation of the business combination, New Hyzon intends to develop a board of directors’ compensation program that is designed to align compensation with New Hyzon’s business objectives and the creation of stockholder value, while enabling New Hyzon to attract, retain, incentivize and reward directors who contribute to the long-term success of New Hyzon.

New Hyzon Executive Officer and Director Compensation Following the Business Combination

Following the consummation of the business combination, Hyzon intends to develop an executive compensation program that is designed to align compensation with New Hyzon’s business objectives and the creation of stockholder value, while enabling New Hyzon to attract, retain, incentivize and reward individuals who contribute to the long-term success of New Hyzon. Decisions on the executive compensation program will be made by the Compensation Committee of the New Hyzon Board.

Executive Compensation

The policies of New Hyzon with respect to the compensation of its executive officers and following the business combination will be administered by the New Hyzon Board in consultation with its compensation committee. The compensation policies followed by New Hyzon will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of Hyzon and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

In addition to the guidance provided by its Compensation Committee, New Hyzon may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases or the engagement of independent compensation consultants. New Hyzon has negotiated the terms of, and entered into, new employment agreements with certain individuals that are expected to become the senior executive officers of New Hyzon, including Messrs. Knight and Gu.

Equity Compensation

It is anticipated that equity-based compensation will be an important foundation in executive compensation packages as New Hyzon believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. New Hyzon believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Formal guidelines for the allocations of cash and equity-based compensation have not yet been determined, but it is expected that the 2021 Plan described in Proposal No. 5 will be an important element of the New Hyzon compensation arrangements for both executive officers and directors.

Employment Agreements

In connection with the business combination, Hyzon agreed to enter into new employment agreements with Messrs. Knight and Gu pursuant to which each will continue his role as CEO and Executive Chairman, respectively, of New Hyzon.

Employment Agreement with Mr. Knight

Hyzon entered into an employment agreement with Mr. Knight on             , 2021 with respect to Mr. Knight’s service as CEO of New Hyzon. The employment agreement provides Mr. Knight with an annual base salary of $            . Mr. Knight will be eligible to receive an annual cash bonus with an annual target of not less than         % of his base salary. Mr. Knight with also be eligible to receive annual grants under the 2021 Plan with an aggregate grant date target value for 2021 not less than $            . Mr. Knight will also be entitled to participate in New Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Knight’s employment agreement provides for “at-will” employment and, at any time, either Mr. Knight or New Hyzon may terminate the employment agreement, generally upon              days’ notice. Upon a termination for any reason, Mr. Knight is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by New Hyzon without cause or by Mr. Knight for good reason (as such terms are defined in the employment agreement), Mr. Knight will also receive: (i) a lump sum payment equal to             x (in the case of a qualifying change in control termination, as defined in the employment agreement) or             x (if there is not a qualifying change in control termination) the sum of (y) base salary and (z) target bonus, (ii) a pro-rata bonus for the year of termination, (iii) continued medical benefits and (iv) vesting of outstanding equity awards under the 2021 Plan.

The employment agreement also contains certain restrictions, including not to disclose confidential information, as well as customary non-competition and non-solicitation covenants.

Employment Agreement with Mr. Gu

Hyzon entered into an employment agreement with Mr. Gu on             , 2021 with respect to Mr. Gu’s service as Executive Chairman of New Hyzon. The employment agreement provides Mr. Gu with an annual base salary of $            . Mr. Gu will be eligible to receive an annual cash bonus with an annual target of not less than         % of his base salary. Mr. Gu with also be eligible to receive annual grants under the 2021 Plan with an aggregate grant date target value for 2021 not less than $            . Mr. Gu will also be entitled to participate in New Hyzon employee health/welfare and retirement benefit plans and programs as are made available to senior-level executives or employees generally.

Mr. Gu’s employment agreement provides for “at-will” employment and, at any time, either Mr. Gu or New Hyzon may terminate the employment agreement, generally upon          days’ notice. Upon a termination for any reason, Mr. Gu is entitled to receive any earned, but unpaid base salary, any accrued and unused vacation and any owed reimbursements pursuant to the employment agreement. Upon a termination by New Hyzon without cause or by Mr. Gu for good reason (as such terms are defined in the employment agreement), Mr. Gu will also receive: (i) a lump sum payment equal to             x (in the case of a qualifying change in control termination, as defined in

the employment agreement) or             x (if there is not a qualifying change in control termination) the sum of (y) base salary and (z) target bonus, (ii) a pro-rata bonus for the year of termination, (iii) continued medical benefits and (iv) vesting of outstanding equity awards under the 2021 Plan.

The employment agreement also contains certain restrictions, including not to disclose confidential information, as well as customary non-competition and non-solicitation covenants.

Director Compensation

It is anticipated that the compensation committee of the New Hyzon Board will determine the annual compensation to be paid to the members of the New Hyzon Board upon completion of the business combination.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Executive Officers and Directors After the Business Combination

Upon the consummation of the business combination, the business and affairs of New Hyzon will be managed by or under the direction of the New Hyzon Board. DCRB and Hyzon are currently evaluating potential director nominees and executive officer appointments, but the following table sets forth the name, age and position of each of the expected directors if the Director Election Proposal is approved by DCRB’s stockholders at the special meeting, and the expected executive officers of New Hyzon upon consummation of the business combination.

Name	Age	Position
Executive Officers
George Gu	50	Executive Chairman
Craig Knight	52	Director and Chief Executive Officer
Adam Kroll	46	Chief Financial Officer
Gary Robb	48	Chief Technology Officer
John Zavoli	61	General Counsel & Chief Legal Officer
Max Holthausen	22	Managing Director of Hyzon Europe
Non-Employee Directors
Erik Anderson(2)	62	Director
Ivy Brown(1)	58	Director
Dennis Edwards(2)(3)	50	Director
Mark Gordon	50	Director
Viktor Meng(2)(3)	46	Director
Ki Deok (KD) Park(1)	52	Director
Elaine Wong(1)(3)	45	Director

(1)	Member of the audit committee, effective upon the consummation of the business combination.
(2)	Member of the compensation committee, effective upon the consummation of the business combination.
(3)	Member of the nominating and corporate governance committee, effective upon the consummation of the business combination.

Executive Officers

George Gu. Upon the consummation of the business combination, Mr. Gu will serve as Executive Chairman and a member of the New Hyzon Board. Mr. Gu has served as Executive Chairman of Hyzon August 2020. Prior to that, Mr. Gu served as Chief Executive Officer of Hyzon from January 2020 when he co-founded the company until August 2020. Mr. Gu co-founded Hyzon’s parent company Horizon, a leading international fuel cell producer, in 2003 and has served as Horizon’s Chairman since August 2019. Prior to that, Mr. Gu served as Horizon’s Chief Executive Officer from the company’s formation until August 2019. Mr. Gu served as the Chairman of Horizon Educational Group, an affiliate of Horizon focused on fuel cell education, from August 2019 to February 2021. From June 1999 to October 2003, Mr. Gu was the Digital Ventures Manager at Eastman Chemical Company, a specialty materials company primarily in the chemical industry, where he was responsible for clean technology and e-commerce. Mr. Gu holds an M.B.A. from the University of North Carolina (Chapel Hill) and a B.S. degree in Finance from Fudan University.

We believe Mr. Gu is qualified to serve on the New Hyzon Board due to his operational experience as Hyzon’s Executive Chairman and as a member of Hyzon’s board of directors, his historical knowledge of Hyzon and its strategic objectives as one of its co-founders, business leadership experience in the hydrogen mobility sector and his experience serving on the board of directors of a hydrogen-focused company.

Craig Knight. Upon the consummation of the business combination, Mr. Knight will serve as New Hyzon’s Chief Executive Officer and as a member of the New Hyzon Board. Mr. Knight has served as Chief Executive Officer of Hyzon since August 2020. From January 2020 when Mr. Knight co-founded Hyzon until August 2020, Mr. Knight served as Hyzon’s Chief Commercial Officer. Mr. Knight served as Chief Executive Officer of Hyzon’s parent company Horizon from September 2019 to August 2020, and as Horizon’s Chief Executive Officer from August 2006 to September 2019. Mr. Knight has been the Managing Director of Hymas, an affiliate of Hyzon, since its formation in May 2018. Mr. Knight holds an M.B.A. and a B.S. degree in Chemistry and Pure Mathematics from the University of Sydney.

We believe Mr. Knight is qualified to serve on the New Hyzon Board due to his operational experience as Hyzon’s Chief Executive Officer and a member of Hyzon’s board of directors, his historical knowledge of Hyzon and its strategic objectives as one of its co-founders, and extensive business leadership and professional experience in the hydrogen mobility and chemical sectors.

Adam Kroll. Following the consummation of the business combination, Mr. Kroll will succeed Mark Gordon as Chief Financial Officer. Mr. Kroll has served has Chief Administrative Officer of Hyzon since March 2021. From October 2020 to January 2021 Mr. Kroll served as Interim Chief Financial Officer of UPG Enterprises LLC, a family office founded to acquire steel services business. Prior to his tenure at UPG, Mr. Kroll spent five years from November 2015 until October 2020 at PASV, a global event technology services provider, in the roles of Treasurer, Head of Corporate Development and Senior Vice President – Finance. For ten years prior to his time at PSAV, Mr. Kroll was an investment banker, primarily at J.P. Morgan, an investment banking company, during which time he covered the automotive and commercial vehicle sectors. Prior to his time in investment banking, Mr. Kroll worked in commercial banking, providing primarily senior bank loans to companies across nearly every industry. Mr. Kroll holds an M.B.A. (honors) from the University of Chicago and a B.B.A. degree in Accounting and International Business from the University of Wisconsin.

Gary Robb. Upon the consummation of the business combination, Mr. Robb will serve as New Hyzon’s Chief Technology Officer. Mr. Robb helped co-found Hyzon in January 2020 and has served as Chief Technology Officer of Hyzon since April 2020. From August 2016 to April 2020 Mr. Robb served as President of Gary M. Robb Consulting, his private consulting company, which provided general chemical engineering consulting (focused on fuel cell systems and diesel exhaust emissions) and of which Hyzon was a client. Prior to that, Mr. Robb served as Director of Development at AirFlow Catalyst Systems, a developer, manufacturer and supplier of catalyzed exhaust treatment systems of diesel engines, from February 2013 to April 2016. Prior to his tenure at AirFlow Catalyst Systems, Mr. Robb served in various positions at General Motors from September 1997 to December 2012, including Development Team Leader for Fuel Cell System Durability and Program Manager of the Advanced Product Engineering Organization. Mr. Robb holds an M.S. degree in Chemical Engineering from the University of Cincinnati and a B.S. degree in Chemical Engineering from the University at Buffalo.

John Zavoli. Upon the consummation of the business combination, Mr. Zavoli will serve as New Hyzon’s General Counsel and Chief Legal Officer. Mr. Zavoli has served as General Counsel and Chief Legal Officer of Hyzon since February 2021. From January 2020 to February 2021, Mr. Zavoli served as General Counsel of Karma Automotive, an electric vehicle manufacturer and alternative energy mobility company. From January 2017 to May 2019, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel of Conduent Inc., a software company focused on delivering mission-critical services and solutions on behalf of businesses and governments. Prior to that, Mr. Zavoli served as Senior Vice President and Senior Corporate Counsel in the Law Department of Xerox Corporation, a print and digital document products and services provider, from August 2014 to January 2017, where he supported the StrataCare business unit and other Xerox services businesses.

Prior to that, Mr. Zavoli served as Chief Financial Officer and General Counsel of StrataCare, LLC from December 2007 to August 2014, when StrataCare, LLC was acquired by Xerox Corporation and eventually spun off into Conduent Inc. Mr. Zavoli holds an L.L.M. from Boston University, a J.D. from UIC John Marshall Law School and B.S. degree in Accounting from the University of Illinois at Chicago.

Max Holthausen. Upon the consummation of the business combination, Mr. Holthausen will serve as New Hyzon’s Managing Director of Hyzon Europe. Mr. Holthausen has served as Managing Director of Hyzon Europe since March 2020. Since January 2020, Mr. Holthausen has also served as Chief Executive Officer of Holthausen Clean Technology B.V., an affiliate of Hyzon co-founded by Mr. Holthausen that develops and produces hydrogen vehicles for the European market. Holthausen Clean Technology B.V. owns 49.5% of Hyzon Europe, a joint venture with Hyzon, who owns the remaining 50.5%. Prior to that Mr. Holthausen served as hydrogen engineer at Holthausen Clean Technology B.V. from July 2016 to January 2020. From November 2018 to January 2021, Mr. Holthausen served as Chief Financial Officer of Mission Zero Leasing B.V., a leasing company in the Netherlands for zero emission vehicles. Since 2018, Mr. Holthausen has also served as Chief Executive Officer of Holthausen Clean Technology Investments B.V., a financial company focused on making investments in clean energy companies. Mr. Holthausen holds a degree in Hydrogen Fuel Cell Technology from the Delft University of Technology.

Non-Employee Directors

Erik Anderson. Upon the consummation of the business combination, Mr. Anderson will serve as a member of the New Hyzon Board. Mr. Anderson has served as DCRB’s Chief Executive Officer since September 21, 2020 and has served as a member of the DCRB Board since October 22, 2020. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation III since February 11, 2021 and will become a member of its board of directors following its initial public offering. Mr. Anderson has served as the chief executive officer of Decarbonization Plus Acquisition Corporation II since January 14, 2021 and a member of its board of directors since February 2021. Mr. Anderson founded WRG, a collaboration of leading investment firms providing integrated capital solutions to the global innovation economy, in 2002 and has served as chief executive officer of WRG since its inception. In 2018, Mr. Anderson became executive chairman of Singularity University, a company that offers executive educational programs, a business incubator and innovation consultancy service. Mr. Anderson is also the executive chairman of Topgolf Entertainment Group, a global sports and entertainment company. Mr. Anderson has received numerous honors, including the Ernst & Young Entrepreneur of the Year Award. In 2018 and 2017, Mr. Anderson was honored by Goldman Sachs as one of their Top 100 Most Intriguing Entrepreneurs. In 2019 and 2018, Mr. Anderson was ranked by Golf Inc. as the No. 3 most powerful person in the golf industry after being ranked No. 8 in 2017. Mr. Anderson is Vice-Chairman of ONEHOPE, a cause-centric consumer brand and technology company, and is the founder of America’s Foundation for Chess, currently serving 160,000 children in the United States with its First Move curriculum. Mr. Anderson serves on the Board of Play Magnus, an interactive chess app. In 2019, Mr. Anderson became a member of the board of Pro.com, a leader in the home improvement experience industry. His investment experience includes being partner at Frazier Healthcare Partners, chief executive officer of Matthew G Norton Co. and vice president at Goldman, Sachs & Co. Mr. Anderson was recognized early in his career as one of the top “40 under 40” young achievers and emerging leaders by Seattle’s Puget Sound Business Journal. Mr. Anderson holds a master’s and bachelor’s degree in Industrial Engineering from Stanford University and a bachelor’s degree (Cum Laude) in Management Engineering from Claremont McKenna College.

We believe Mr. Anderson is qualified to serve on the New Hyzon Board due to his experience serving as DCRB’s Chief Executive Officer and member of the DCRB Board, and his financial, investing and management expertise.

Ivy Brown. Upon the consummation of the business combination, Ms. Ivy Brown will serve as a member of the New Hyzon Board. Ms. Brown was the President of United Parcel Service Northeast from April 2013 to January 2020. Ms. Brown’s career at UPS spanned 32 years, including positions as Package Division Manager from July 2006 to April 2013 and Director of Sales from August 2000 to July 2006. She has been a member of the board of directors of The Chef’s Warehouse (NASDAQ: CHEF), a specialty foods distributor, since November 2020. Ms. Brown holds an M.B.A. (Information Technology) from Golden Gate University and a B.A. degree (Industrial Engineering) from Southern Illinois University.

We believe Ms. Brown is qualified to serve on the New Hyzon Board based on her extensive executive and professional experience in the transportation and logistics industries and experience as a director of a public company.

Dennis Edwards. Upon the consummation of the business combination, Mr. Edwards will serve as a member of the New Hyzon Board. Mr. Edwards has been the President of Detroit Chassis, an assembler of rolling strip chassis, since November 2017 and has deep leadership experience overseeing global operations, program and launch management for major auto suppliers such as Lear Corporation, Advanced Engineered Products and Dura Automotive Regional plant responsibilities throughout Southeast Asia at Lear. From September 2015 to October 2017, Mr. Edwards served as Vice President of Program Management and Process Engineering at Dura Automotive Systems LLC, an automotive supplier. Prior to that, Mr. Edwards served as Vice President of Operations of Advanced Engineered Products from May 2013 to August 2015, and as Vice President of Operations of Lear Corporation from 1996 to 2012. Mr. Edwards holds an M.B.A. (Management) from Georgia State University and a B.A. degree from Oregon State University.

We believe Mr. Edwards is qualified to serve on the New Hyzon Board due to his extensive executive and senior management experience in the automotive industry, and his proficiencies in lean manufacturing, process engineering, capital/tooling acquisition, manufacturing, supply chain management and plant management.

Mark Gordon. Upon the consummation of the business combination, Mr. Gordon will serve as a member of the New Hyzon Board. Mr. Gordon served as Chief Financial Officer of Hyzon from August 2020 and will be succeeded by Adam Kroll as Chief Financial Officer following consummation of the business combination. Mr. Gordon served as the Chief Investment Officer of Ascent Fund, an energy transition investment platform, since January 2018. From January 2018 to October 2015 Mr. Gordon served as a senior portfolio manager at Janus Henderson, a leading global active asset manager, and its predecessor, where he managed the Alphagen Energy Funds. From December 2012 to December 2014, Mr. Gordon worked as a senior analyst at Paulson & Co, Inc., an investment management firm, where he was responsible for the energy sector. Prior to his tenure at Paulson, Mr. Gordon was a portfolio manager at Soros Fund Management, an investment management firm, from April 2009 to March 2012, where he ran an energy and natural resources fund. Mr. Gordon was a Managing Director of Goldman Sachs Asset Management from December 2007 to January 2009, and previously worked as a portfolio manager from September 2004 to January 2009. Prior to that, he worked as a research analyst from September 2000 to August 2004. Mr. Gordon holds an M.B.A. (honors) from the University of Chicago with concentrations in Analytic Finance and Economics, an M.A. degree from Stanford University and a B.A. degree from Brown University (honors). Mr. Gordon is a CFA charter holder.

We believe Mr. Gordon is qualified to serve on the New Hyzon Board due to his operational experience as Hyzon’s Chief Financial Officer, his historical knowledge of Hyzon and his extensive business and financial experience at various investment and asset management firms, particularly in the energy transition industry.

Viktor Meng. Upon the consummation of the business combination, Mr. Meng will serve as a member of the New Hyzon Board. Mr. Meng has served as member of Hyzon’s board of directors since August 2020. Mr. Meng has served as the Managing Director of Bscope Ltd., part of the Piëch-Nordhoff family office, which is focused on the management and execution of the long term strategic and sustainability interests of the Piëch-Nordhoff family, since March 2012 and Bscope Pte Ltd since 2017. One of the family office’s investment vehicles holds shares in Horizon Fuel Cell Technologies Pte. Ltd. Prior to co-founding Bscope, Mr. Meng prepared the entry of Porsche Holding GmbH, Europe’s largest automobile distribution and retailing company at the time, into the rapidly growing Chinese market as an independent consultant from 2002 to 2003. Mr. Meng worked as a Consultant at Haarmann Hemmelrath in Shanghai from 2001 to 2002 and at United Management Technologies in New York and London from 1999 to 2001, advising on corporate efficiency and alignment. Mr. Meng holds a B.S. summa cum laude in Business Administration from the State University of New York at Stony Brook and an MSc. in Management from the London School of Economics.

We believe Mr. Meng is qualified to serve on the New Hyzon Board due to his expertise gained from serving as a member of Hyzon’s board of directors, and his nearly two decades of experience in global direct and venture investment.

Ki Deok (KD) Park. Upon the consummation of the business combination, Mr. Park will serve as a member of the New Hyzon Board. Mr. Park has served as an Executive Managing Director of Korea Zinc Co., Ltd. since January 2020 and has over 28 years of experience with the company in strategy and planning. From January 2015 to December 2019, Mr. Park served as Managing Director of Strategies and Planning, after he served as Director for the same division from 2011 to 2014. Prior to that, Mr. Park was the Chief Financial Officer of Sun Metals Corporation Pty Ltd (Korea Zinc Australian Operations) from 2008 to 2010 and a member of the board of directors of Sun Metals Holding Ltd (Korea Zin Australian Holding Company) from 2006 to 2010. Mr. Park holds a B.A. in Economics from Busan National University in Korea.

We believe Mr. Park is qualified to serve on the New Hyzon Board based on his experience as an executive of a publicly traded company and because of his knowledge of strategy development in the non-ferrous metal industry, for use in steel, automobiles, electronics and construction materials.

Elaine Wong. Upon the consummation of the business combination, Ms. Wong will serve as a member of the New Hyzon Board. Ms. Wong is the co-founder and a partner of Hydrogen Capital Partners, which was formed in October 2019 to support the new hydrogen energy economy’s rapid growth, in which hydrogen is used as an emission free new energy source or fuel. Prior to co-founding Hydrogen Capital Partners, Ms. Wong co-founded HAO Capital in June 2006, a China-focused Growth Equity Fund that invests in healthcare, environmental technologies, FinTech and consumer companies. Ms. Wong worked at The Carlyle Group as an Associate in Washington, DC from July 1999 to August 2001 and as a Senior Associate in Hong Kong from June 2003 to June 2006. Prior to that, from August 1997 to July 1999, Ms. Wong worked as an Analyst at Arthur D. Little’s chemicals practice in Cambridge, MA. Ms. Wong holds an M.B.A. from Stanford Graduate School of Business and a B.S. (Chemical Engineering) from MIT.

We believe Ms. Wong is qualified to serve on the New Hyzon Board due to her over 20 years’ business experience in the private equity sector, her knowledge of the hydrogen energy economy and her experience serving on the boards of numerous companies that have gone on to become publicly listed companies.

Board Composition

New Hyzon’s business and affairs will be organized under the direction of the New Hyzon Board. We anticipate that the New Hyzon Board will consist of nine members upon the consummation of the business combination. George Gu will serve as Executive Chairman of the New Hyzon Board. The primary responsibilities of the New Hyzon Board will be to provide oversight, strategic guidance, counseling and direction to New Hyzon’s management. The New Hyzon Board will meet on a regular basis and additionally as required.

Pursuant to the Proposed Second A&R Charter is approved, the New Hyzon Board will be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The New Hyzon Board will be divided into the following classes:

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Class I, which Hyzon anticipates will consist of Dennis Edwards, Mark Gordon and Elaine Wong, whose terms will expire at New Hyzon’s first annual meeting of stockholders to be held after consummation of the business combination;

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Class II, which Hyzon anticipates will consist of Ivy Brown, Viktor Meng and KD Park, whose terms will expire at New Hyzon’s second annual meeting of stockholders to be held after consummation of the business combination; and

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Class III, which Hyzon anticipates will consist of Erik Anderson, George Gu and Craig Knight, whose terms will expire at New Hyzon’s third annual meeting of stockholders to be held after consummation of the business combination.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the New Hyzon Board may have the effect of delaying or preventing changes in New Hyzon’s control or management. Subject to the terms of any series of preferred stock that New Hyzon may issue in the future, any or all of New Hyzon’s directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of New Hyzon entitled to vote generally in the election of directors, voting together as a single class.

Director Independence; Controlled Company Exemption

Upon the consummation of the business combination, the New Hyzon Board is expected to determine that the New Hyzon Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, New Hyzon will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Following the completion of the business combination, Hymas and its affiliates will control a majority of the voting power of the Class A Common Stock. As a result, New Hyzon will be a “controlled company” under Nasdaq rules. As a controlled company, New Hyzon could elect not to comply with certain Nasdaq corporate governance requirements, including those that would require:

•	the New Hyzon Board to have a majority of independent directors;

•	that New Hyzon establish a compensation committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that New Hyzon have independent director oversight of New Hyzon’s director nominations.

While DCRB does not expect New Hyzon to rely on any of these exemptions (including with respect to the requirement for a majority of independent directors), New Hyzon will be entitled to do so for as long as it is considered a “controlled company,” and to the extent New Hyzon relies on one or more of these exemptions, holders of Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Upon the consummation of the business combination, the New Hyzon Board is expected to determine that each of the directors other than George Gu, Craig Knight and Mark Gordon will qualify as independent directors of the New Hyzon Board, as defined under the listing rules of the Nasdaq, and the New Hyzon Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, New Hyzon will not rely on the “controlled company” exemptions described above and will comply with the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of New Hyzon Board in Risk Oversight

Upon the consummation of business combination, one of the key functions of the New Hyzon Board will be informed oversight of New Hyzon’s risk management process. The New Hyzon Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the New Hyzon Board as a whole, as well as through various standing committees of the New Hyzon Board that address risks inherent in their respective areas of oversight. In particular, the New Hyzon Board will be responsible for monitoring and assessing strategic risk exposure and New Hyzon’s audit committee will have the responsibility to consider and discuss New Hyzon’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. New Hyzon’s compensation committee will also assess and monitor whether New Hyzon’s compensation plans, policies and programs comply with applicable legal and regulatory requirements, and New Hyzon’s nominating and corporate governance committee will provide oversight with respect to corporate governance and monitor the effectiveness of New Hyzon’s corporate governance policies and principles.

Board Committees

Effective upon the consummation of the business combination, the New Hyzon Board will establish an audit committee, a compensation committee, and a nominating and corporate governance committee. The New Hyzon Board will adopt a charter for each of these committees, which will comply with the applicable requirements of Nasdaq rules. New Hyzon intends to comply with future requirements to the extent they will be applicable to New Hyzon. Following the consummation of the business combination, copies of the charters for each committee will be available on the investor relations portion of New Hyzon’s website.

Audit Committee

New Hyzon’s audit committee will consist of Ivy Brown, KD Park and Elaine Wong. The New Hyzon Board is expected to determine that each of the members of the audit committee will satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the New Hyzon Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Ivy Brown will serve as the chair of the audit committee. The New Hyzon Board is expected to determine that KD Park qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the New Hyzon Board considered KD Park’s formal education and previous experience in financial roles. Both New Hyzon’s independent registered public accounting firm and management periodically will meet privately with New Hyzon’s audit committee.

The functions of this committee will include, among other things:

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evaluating the performance, independence and qualifications of New Hyzon’s independent auditors and determining their compensation and whether to retain New Hyzon’s existing independent auditors or engage new independent auditors;

•	reviewing New Hyzon’s financial reporting processes and disclosure controls;

•	reviewing and approving the engagement of New Hyzon’s independent auditors to perform audit services and any permissible non-audit services;

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reviewing the adequacy and effectiveness of New Hyzon’s internal control policies and procedures, including the agenda, responsibilities, priorities, plan and staffing of New Hyzon’s internal audit function;

•	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by New Hyzon;

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obtaining and reviewing at least annually a report by New Hyzon’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review or peer review of the auditors;

•	monitoring the rotation of partners of New Hyzon’s independent auditors on New Hyzon’s engagement team as required by law;

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prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of New Hyzon’s independent auditor;

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preparing any report of the audit committee required by the rules and regulations of the SEC for inclusion in New Hyzon’s annual proxy statement and reviewing New Hyzon’s annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with New Hyzon’s independent auditors and management;

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reviewing with New Hyzon’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of New Hyzon’s financial controls and critical accounting policies;

•	reviewing with management and New Hyzon’s auditors any earnings press releases and other public announcements regarding material developments;

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establishing procedures for the receipt, retention and treatment of complaints received by New Hyzon regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by New Hyzon’s employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and the treatment of any such complaints;

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reviewing and approving of any related party transactions that are required to be disclosed under SEC rules or that require such approval under New Hyzon’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including New Hyzon’s code of ethics;

•	reviewing New Hyzon’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	conducting and reviewing with the New Hyzon Board an annual self-assessment of the performance of the audit committee, and reviewing and assessing the audit committee charter at least annually; and

•	reporting to the New Hyzon Board on a regular basis.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. New Hyzon will seek to comply with future requirements to the extent they become applicable to New Hyzon.

Compensation Committee

New Hyzon’s compensation committee will consist of Erik Anderson, Dennis Edwards and Viktor Meng. Erik Anderson will serve as the chair of the compensation committee. The New Hyzon Board has determined that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq. The functions of the committee will include, among other things:

•	establishing New Hyzon’s general compensation philosophy and, in consultation with management, overseeing the development and implementation of compensation programs;

•	reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•	determining and approving the compensation and other terms of employment of New Hyzon’s executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of New Hyzon’s executive officers and assessing their performance against these goals and objectives;

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making recommendations to the New Hyzon Board regarding the adoption or amendment of equity and cash incentive plans and approving such plans or amendments thereto to the extent authorized by the New Hyzon Board;

•	overseeing the activities of the committee or committees administering New Hyzon’s retirement and benefit plans;

•	reviewing and making recommendations to the New Hyzon Board regarding the type and amount of compensation to be paid or awarded to New Hyzon non-employee board members;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering New Hyzon’s equity incentive plans, to the extent such authority is delegated by the New Hyzon Board;

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reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material agreements for New Hyzon’s executive officers;

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reviewing with management New Hyzon’s disclosures under the caption “Compensation Discussion and Analysis” in New Hyzon’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is required to be included in any such report or proxy statement;

•	preparing an annual report on executive compensation, to the extent such report is required to be included in New Hyzon’s annual proxy statement or Form 10-K;

•	reviewing and evaluating on an annual basis the performance of the compensation committee and recommending such changes as deemed necessary with the New Hyzon Board; and

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in consultation with management, overseeing regulatory compliance with respect to compensation matters including overseeing New Hyzon’s policies on structuring compensation programs to preserve tax deductibility.

The composition and function of the compensation committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. New Hyzon will seek to comply with future requirements to the extent they become applicable to New Hyzon.

Nominating and Corporate Governance Committee

New Hyzon’s nominating and corporate governance committee will consist of Dennis Edwards, Viktor Meng and Elaine Wong. Elaine Wong will serve as the chair of the nominating and corporate governance committee. The New Hyzon Board has determined that each of the members of New Hyzon’s nominating and corporate governance committee will satisfy the independence requirements of Nasdaq. The functions of this committee will include, among other things:

•	identifying, reviewing and making recommendations of candidates to serve on the New Hyzon Board;

•	evaluating the performance of the New Hyzon Board, committees of the New Hyzon Board and individual directors and determining whether continued service on the New Hyzon Board is appropriate;

•	evaluating nominations by stockholders and management of candidates for election to the New Hyzon Board;

•	evaluating the current size, composition and organization of the New Hyzon Board and its committees and making recommendations to the New Hyzon Board for approvals;

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evaluating the “independence” of directors and director nominees against the independence requirements under the Nasdaq Rules and regulations promulgated by the SEC and such other qualifications as may be established by the New Hyzon Board from time to time and make recommendations to the New Hyzon Board as to the independence of directors and nominees;

•	recommending to the New Hyzon Board directors to serve as members of each committee, as well as candidates to fill vacancies on any committee of the New Hyzon Board;

•	reviewing annually New Hyzon’s corporate governance policies and principles and recommending to the New Hyzon Board any changes to such policies and principles;

•	advising and making recommendations to the New Hyzon Board on corporate governance matters; and

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reviewing annually the nominating and corporate governance committee charter and recommending any proposed changes to the New Hyzon Board, including undertaking an annual review of its own performance.

The composition and function of the nominating and corporate governance committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. New Hyzon will seek to comply with future requirements to the extent they become applicable to New Hyzon.

Compensation Committee Interlocks and Insider Participation

None of New Hyzon’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the New Hyzon Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Proposed Second A&R Charter, which will be effective upon consummation of the business combination, limits New Hyzon’s directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended after the effectiveness of the Second A&R Charter to authorize the further elimination or limitation of the liability of directors, then the liability of New Hyzon’s directors will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Delaware law and New Hyzon’s amended and restated bylaws, which will be effective upon the consummation of the business combination, provide that New Hyzon will, in certain situations, indemnify New Hyzon’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, New Hyzon will enter into separate indemnification agreements with New Hyzon’s directors and officers. These agreements, among other things, require New Hyzon to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of New Hyzon’s directors or officers or any other company or enterprise to which the person provides services at New Hyzon’s request.

New Hyzon plans to maintain a directors’ and officers’ insurance policy pursuant to which New Hyzon’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Proposed Second A&R Charter, New Hyzon’s amended and restated bylaws, which will be effective upon the consummation of the business combination, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

The New Hyzon Board will adopt a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of New Hyzon’s employees, executive officers and directors. The Code of Conduct will be available on New Hyzon’s website at www.hyzonmotors.com. Information contained on or accessible through New Hyzon’s website is not a part of this proxy statement, and the inclusion of New Hyzon’s website address in this proxy statement is an inactive textual reference only. The nominating and corporate governance committee of the New Hyzon Board will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. New Hyzon expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Non-Employee Director Compensation

The New Hyzon Board expects to review director compensation periodically to ensure that director compensation remains competitive such that New Hyzon can recruit and retain qualified directors. Following the consummation of the business combination, New Hyzon intends to develop a board of directors’ compensation program that is designed to align compensation with New Hyzon’s business objectives and the creation of stockholder value, while enabling New Hyzon to attract, retain, incentivize and reward directors who contribute to the long-term success of New Hyzon.

DESCRIPTION OF SECURITIES

If the business combination is consummated, New Hyzon will replace its current Charter with the Proposed Second A&R Charter in the form attached to this proxy statement as Annex B, which, in the judgment of the DCRB Board, is necessary to adequately address the needs of the post-combination company.

The following table sets forth a summary of the principal proposed changes and the differences between DCRB’s stockholders’ rights under the existing Charter and the Proposed Second A&R Charter. This summary is qualified by reference to the complete text of the Proposed Second A&R Charter, a copy of which is attached to this proxy statement as Annex B. We urge you to read the Proposed Second A&R Charter in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the business combination.

For more information on the Charter Proposals, see the sections entitled “Proposal No. 2—The Authorized Share Charter Proposal” and “Proposal No. 3—The Additional Charter Proposal.”

	Existing Charter	Proposed Second A&R Charter
Number of Authorized Shares

The existing Charter provides that the total number of authorized shares of all classes of capital stock is 271,000,000 shares, consisting of (a) 270,000,000 shares of common stock, including (i) 250,000,000 shares of Class A Common Stock and (ii) 20,000,000 shares of Class B Common Stock and (b) 1,000,000 shares of Preferred Stock.

See Article IV of the existing Charter.

The Proposed Second A&R Charter increases the total number of authorized shares of all classes of capital stock to 410,000,000 shares, consisting of (a) 400,000,000 shares of Class A Common Stock and (b) 10,000,000 shares of Preferred Stock.

See Article IV of the Proposed Second A&R Charter.

Class B Common Stock

The existing Charter authorizes 20,000,000 shares of Class B Common Stock. Under the existing Charter, shares of Class B Common Stock will automatically convert into shares of Class A Common Stock on a one-to-one basis upon consummation of the business combination.

See Article IV of the of the existing Charter.

None. The Proposed Second A&R Charter eliminates authorization to issue shares of Class B Common Stock.

Preferred Stock	The existing Charter provides that shares of preferred stock may be issued from time to time in one or more series. The DCRB Board is authorized to fix the voting rights, if any, designations, powers, preferences, and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions, applicable to the shares of each series. The DCRB Board is able to,	The Proposed Second A&R Charter provides that shares of preferred stock may be issued from time to time in one or more series. The New Hyzon Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.

	Existing Charter	Proposed Second A&R Charter
	without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Class A Common Stock and Class B Common Stock and could have anti-takeover effects. The ability of the DCRB Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.	The New Hyzon Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A Common Stock and could have antitakeover effects. The ability of the New Hyzon Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of New Hyzon or the removal of New Hyzon’s management. New Hyzon will have no Preferred Stock outstanding at the date the Proposed Second A&R Charter becomes effective. Although the DCRB Board does not currently intend to issue any shares of preferred stock, we cannot assure you that the New Hyzon Board will not do so in the future.

Voting Power

Except as otherwise required by law, the Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock and Class B Common Stock possess all voting power for the election of our directors (subject to the limitation on director elections prior to an Initial Business Combination) and all other matters requiring stockholder action. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

See Article IV of the existing Charter.

Except as otherwise required by law, the Proposed Second A&R Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock will possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of Class A Common Stock will be entitled to one vote per share on matters to be voted on by stockholders.

See Article IV of the Proposed Second A&R Charter.

Director Elections	Currently, the DCRB Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected at each annual meeting by a plurality of the votes cast. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.	Under the Proposed Second A&R Charter, the New Hyzon Board will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

	Existing Charter	Proposed Second A&R Charter

Prior to the closing of an Initial Business Combination, the holders of Class B Common Stock have the exclusive right to elect, remove and replace any director, and the holders of Class A Common Stock have no such right to vote on the election, removal or replacement of any director.

See Article V and Article IX of the existing Charter.

See Article V of the Proposed Second A&R Charter.

Dividends

Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, holders of Class A Common Stock and Class B Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock) when, as and if declared thereon by the DCRB Board from time to time out of any assets or funds legally available therefor, and will share equally on a per share basis in such dividends and distributions. DCRB has not paid any cash dividends on its Class A Common Stock or Class B Common Stock to date and does not intend to pay cash dividends prior to the completion of the business combination.

The DCRB Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

Subject to applicable law and the rights, if any, of holders of outstanding Preferred Stock, holders of Class A Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock) when, as and if declared thereon by the New Hyzon Board from time to time out of any assets or funds legally available therefor, and will share equally on a per share basis in such dividends and distributions.

The payment of cash dividends by New Hyzon in the future will be dependent upon its revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination, and will subject to the discretion of the New Hyzon Board.

Exclusive Forum	Unless DCRB consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of DCRB, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of DCRB to DCRB or DCRB’s stockholders, (iii) any action asserting a claim against DCRB, its directors, officers or employees arising pursuant to any provision of the DGCL or the Charter or DCRB’s Bylaws, or	The Proposed Second A&R Charter will provide that, unless New Hyzon consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to (i) any

Existing Charter	Proposed Second A&R Charter

(iv) any action asserting a claim against DCRB, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim arising under the Securities Act or the Exchange Act, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, in which case, any such claim shall be brought in any other court located in the State of Delaware possessing subject matter jurisdiction.

If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the provisions described above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of New Hyzon’s directors, officers or other employees or stockholders to New Hyzon or its stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Proposed Second A&R Charter or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.

Notwithstanding the foregoing, the Proposed Second A&R Charter provides that, unless New Hyzon consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States); provided, however, that if the foregoing provisions are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) will be the Court of Chancery of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in New Hyzon’s shares of capital stock will be deemed to have notice of and consented to the forum provision in the Proposed Second A&R Charter.

	Existing Charter	Proposed Second A&R Charter

Although DCRB believes the forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

The Proposed Second A&R Charter will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Liquidation, Dissolution and Winding Up	Subject to applicable law and the rights, if any, of holders of outstanding Preferred Stock, in the event of DCRB’s voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of DCRB, the holders of the Common Stock will be entitled to receive all the remaining assets of DCRB available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.	Subject to applicable law and the rights, if any, of holders of outstanding Preferred Stock, in the event of New Hyzon voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of New Hyzon the holders of Class A Common Stock will be entitled to receive all the remaining assets of New Hyzon available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of our Initial Public Offering or 30 days after the completion of our Initial Business Combination. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrantholder. The warrants will expire five years after the completion of our Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a warrant unless the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our Initial Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash When the Price Per Share of Class A Common Stock Equals or Exceeds $18.00

Once the warrants become exercisable, we may call the warrants for redemption (except as described below with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•

if, and only if, the reported last sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

We will not redeem the warrants for cash unless a registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A Common Stock is available throughout the 30-day redemption period. Any such exercise would not be on a “cashless” basis and would require the exercising warrantholder to pay the exercise price for each warrant being exercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants When the Price Per share of Class A Common Stock Equals or Exceeds $10.00

Once the warrants become exercisable, we may call the warrants for redemption (except as described below with respect to the private placement warrants):

•	in whole and not in part;

•

at a price of $0.01 per warrant, provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Class A Common Stock determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Common Stock (as defined below) except as otherwise described below);

•	Upon a minimum of 30 days’ prior written notice;

•

if, and only if, the last sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading prior to the date on which we send the notice of redemption to the warrantholders; and

•

if the last sale price of our Class A Common Stock on the day prior to the date on which we send the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrantholder will receive upon a cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Class A Common Stock shall mean the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrantholders with the final fair market value no later than one business day after the ten-trading day period described above ends.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365-day year. For example, if the average reported last sale price of our Class A Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average reported last sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per whole warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are “out of the money” (i.e. the trading price of our Class A Common Stock is below the exercise price of the warrants) and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.

This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Common Stock is below the exercise price of the warrants. We have established this redemption feature to provide the warrants with an additional liquidity feature, which provides us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants, based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a Black-Scholes option pricing model with a fixed volatility input as of October 21, 2020. This redemption right provides us an additional mechanism by which to redeem all of the outstanding warrants and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed, and we will effectively be required to pay the redemption price to warrantholders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrantholders.

As stated above, we can redeem the warrants when the Class A Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrantholders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares of Class A Common Stock. If we choose to redeem the warrants when the Class A Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrantholders receiving fewer shares of Class A Common Stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Stock if and when such shares of Class A Common Stock were trading at a price higher than the exercise price of $11.50. No fractional shares of Class A Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Common Stock to be issued to the holder.

Redemption Procedures

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

The stock prices set forth in the column headings of the table above shall be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted pursuant to the following three paragraphs. The adjusted stock prices in the column headings shall equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table above shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) multiplied by (ii) 1 minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a proposed Initial Business Combination, (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to approve an amendment to our Charter (i) to modify the substance or timing of our obligation to redeem 100% of our Class A Common Stock if we do not complete an Initial Business Combination within the time period set forth in the Charter or (ii) with respect to any other provision relating to the rights of holders of our Class A Common Stock or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our Initial Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. If an amendment adversely affects the private placement warrants in a different manner than the public warrants or vice versa, then approval of holders of at least 65% of the then-outstanding public warrants and 65% of the then-outstanding private placement warrants, voting as separate classes, is required.

In addition, if we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our Initial Business Combination at a newly issued price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the DCRB Board and, in the case of any such issuance to our Sponsor or its affiliates, without taking into account any Founder Shares held by our Sponsor or such affiliates, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price, the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the newly issued price, and the $10.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to the newly issued price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Class A Common Stock or any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrantholder.

Private Placement Warrants

The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of our Initial Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor), and they will not be redeemable by us (except as described above under “—Redemption of Warrants When the Price Per Share of Class A Common Stock Equals or Exceeds $10.00”) so long as they are held by the initial purchasers of the private placement warrants or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in our Initial Public Offering, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units sold in our Initial Public Offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Proposed Second A&R Charter and Bylaws

Although we have opted out of Section 203 of the DGCL under the existing Charter, we will not opt out of Section 203 of the DGCL under the Proposed Second A&R Charter. Under Section 203 of the DGCL, New Hyzon will be prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock of New Hyzon (the “acquisition”), except if:

•	the New Hyzon Board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by the New Hyzon Board, and by a 2/3 majority vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with New Hyzon for a three-year period. This may encourage companies interested in acquiring New Hyzon to negotiate in advance with the New Hyzon Board because the stockholder approval requirement would be avoided if the New Hyzon

Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the New Hyzon Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Written Consent by Stockholders

Under the Proposed Second A&R Charter, subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of New Hyzon must be effected at a duly called annual or special meeting of stockholders of New Hyzon and may not be effected by any consent in writing by such stockholders.

Special Meeting of Stockholders

Under the Proposed Second A&R Charter, special meetings of stockholders of New Hyzon may be called only by the chairperson of the New Hyzon Board, the chief executive officer of New Hyzon or the New Hyzon Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Under the Proposed Second A&R Charter, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of New Hyzon shall be given in the manner and to the extent provided in New Hyzon’s Bylaws.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (a) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (b) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of such securities then-outstanding; or

•	the average weekly reported trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their Founder Shares pursuant to Rule 144 without registration one year after we have completed an Initial Business Combination.

Listing of Securities

We intend to apply to continue the listing of our Class A Common Stock and public warrants on Nasdaq under the symbols “HYZN” and “HYZNW” respectively, upon the Closing. Our units will automatically separate into the component securities upon consummation of the business combination and, as a result, will no longer trade as a separate security.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to DCRB regarding (a) the actual beneficial ownership of our voting common stock as of the record date (prior to the business combination and PIPE Financing) and (b) the expected beneficial ownership of our voting common stock immediately following consummation of the business combination and PIPE Financing, assuming that no public shares of DCRB are redeemed, and alternatively assuming maximum redemption of public shares, resulting in an aggregate payment of approximately $180.7 million out of the Trust Account, in each case, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	each of our named executive officers and directors;

•	each person who will become a named executive officer or director of New Hyzon post-business combination; and

•	all current executive officers and directors of DCRB, as a group pre-business combination and all executive officers and directors on the New Hyzon Board post-business combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our voting common stock prior to the business combination and PIPE Financing is based on 28,215,627 shares of Class A Common Stock and Class B Common Stock (including Founder Shares) issued and outstanding in the aggregate as of                 , 2021.

The expected beneficial ownership of shares of our voting common stock immediately following consummation of the business combination and PIPE Financing, both when assuming no redemptions and when assuming maximum redemptions, has been determined based upon the assumptions set forth under “Certain Defined Terms.”

Unless otherwise indicated and subject to applicable community property laws, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

Name and Address of Beneficial Owners	Prior to the business combination(1)			After the business combination
				Assuming No Redemption			Assuming Maximum Redemption
	Number of shares		%	Number of shares		%	Number of shares		%
Five Percent Holders of DCRB
Decarbonization Plus Acquisition Sponsor LLC(2)(3)	4,591,708		16.3	4,591,708		1.8	4,591,708		2.0
Luxor Capital Group, LP(4)	1,528,856		5.4	1,528,856		*	—		—
Adage Capital Partners GP, L.L.C.(5)	1,800,000		6.4	1,800,000		*	—		—
Directors and Named Executive Officers of DCRB
Erik Anderson(2)(6)	630,947		2.2	630,947		*	630,947		*
Peter Haskopoulos	—		—	—		—	—		—
Dr. Jennifer Aaker(2)(7)	22,130		*	22,130		*	22,130		*
Jane Kearns(2)(7)	22,130		*	22,130		*	22,130		*
Pierre Lapeyre, Jr.(2)(3)	4,591,708		16.3	4,591,708		1.8	4,591,708		2.0
David Leuschen(2)(3)	4,591,708		16.3	4,591,708		1.8	4,591,708		2.0
Robert Tichio	—		—	—		—	—		—
Jim McDermott(2)(8)	331,950		1.2	331,950		*	331,950		*
Jeffrey Tepper(2)(7).	22,130		*	22,130		*	22,130		*
Michael Warren(2)(7)	22,130		*	22,130		*	22,130		*
All Directors and Executive Officers of DCRB as a Group (10 Individuals)	5,643,125	(9)	20.0	5,643,125	(9)	2.3	5,643,125	(7)	2.4
Five Percent Holders of New Hyzon After Consummation of the Business Combination
Horizon Fuel Cell Technologies Pte. Ltd.(10)	—		—	156,284,868		62.6	156,284,868		67.5
Directors and Named Executive Officers of New Hyzon After Consummation of the Business Combination
George Gu(11)	—		—	5,760,676		2.3	5,760,676		2.4
Erik Anderson	630,947		2.2	630,947		*	630,947		*
Mark Gordon	—		—	—		—	—		—
Craig Knight(12)	—		—	5,716,312		2.2	5,716,312		2.4
Adam Kroll(13)	—		—	70,900		*	70,900		*
Elaine Wong(14)	—		—	781,607		*	781,607		*
Ivy Brown	—		—	—		—	—		—
Viktor Meng(13)	—		—	44,313		*	44,313		*
Dennis Edwards(14)	—		—	177,250		*	177,250		*
KD Park	—		—	—		—	—		—
Gary Robb(13)	—		—	295,414		*	295,414		*
John Zavoli(15)	1,000		*	18,725		*	17,725		*
Max Holthausen(13)	—		—	35,450		*	35,450		*
All Directors and Named Executive Officers of New Hyzon as a Group (13 Individuals)	631,947		2.2	13,460,643		5.3	13,459,643		5.7

*	Less than one percent.
(1)

This table is based on 28,215,627 shares of Common Stock outstanding at                 , of which 22,572,502 were shares of Class A Common Stock and 5,643,125 were shares of Class B Common Stock. Unless otherwise noted, the business address of each of the following entities or individuals is 2744 Sand Hill Road, Menlo Park, CA 94025.

(2)

Interests shown prior to the business combination consist solely of Founder Shares, classified as shares of Class B Common Stock. Such shares will automatically convert into shares of Class A Common Stock at the time of our Initial Business Combination on a one-for-one basis, subject to adjustment.

(3)

Interests shown exclude 5,283,879 shares of Class A Common Stock underlying private placement warrants currently held and 1,500,000 shares of Class A Common Stock underlying private placement warrants issuable upon conversion of up to $1,500,000 of any working capital loans the Sponsor may make to the Company. Except as described elsewhere in this proxy statement, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. The Sponsor is the record holder of the shares reported herein. David M. Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Holdings LLC and have shared voting and investment discretion with respect to the common stock held of record by our Sponsor. As such, each of Riverstone Holdings LLC, David M. Leuschen and Pierre F. Lapeyre, Jr. may be deemed to have or share beneficial ownership of the Class B Common Stock held directly by our Sponsor. Each such entity or person disclaims any such beneficial ownership. The business address of each of these entities and individuals is c/o Riverstone Holdings LLC, 712 Fifth Avenue, 36th Floor, New York, NY 10019.

(4)

Interests shown after the business combination exclude 764,428 shares of Class A Common Stock underlying public warrants that are not currently exercisable. Based solely on an Amendment No. 1 to Schedule 13G filed with the SEC on February 16, 2021 on behalf of Luxor Capital Partners, LP (the “Onshore Fund”), Luxor Capital Partners Offshore Master Fund, LP (the “Offshore Master Fund”), Luxor Capital Partners Offshore, Ltd. (the “Offshore Feeder Fund”), Lugard Road Capital Master Fund, LP (the “Lugard Master Fund”), Luxor Wavefront, LP (the “Wavefront Fund”), LCG Holdings, LLC (“LCG Holdings”), Lugard Road Capital GP, LLC (“Lugard GP”), Luxor Capital Group, LP (“Luxor Capital Group”), Luxor Management, LLC (“Luxor Management”), Jonathan Green (“Mr. Green”) and Christian Leone (“Mr. Leone”), the Onshore Fund beneficially owns 13,339 shares of Class A common stock. The Offshore Master Fund beneficially owns 9,199 shares of Class A common stock. The Offshore Feeder Fund, as the owner of a controlling interest in the Offshore Master Fund, may be deemed to beneficially own the shares of Class A common stock beneficially owned by the Offshore Master Fund. The Lugard Master Fund beneficially owns 1,502,591 shares of Class A common stock. The Wavefront Fund beneficially owns 3,727 shares of Class A common stock. LCG Holdings, as the general partner of the Onshore Fund, the Offshore Master Fund and the Wavefront Fund may be deemed to beneficially own the 26,265 shares of Class A common stock beneficially owned by the Onshore Fund, the Offshore Master Fund and the Wavefront Fund. Lugard GP, as the general partner of the Lugard Master Fund, may be deemed to beneficially own the 1,502,591 shares of Class A common stock beneficially owned by the Lugard Master Fund. Mr. Green, as a managing member of Lugard GP, may be deemed to have beneficially owned the 1,502,591 shares of Class A common stock beneficially owned by Lugard GP. Luxor Capital Group, as the investment manager of the Onshore Fund, the Offshore Feeder Fund, the Offshore Master Fund, the Lugard Master Fund and the Wavefront Fund (collectively, the “Funds”), may be deemed to beneficially own the 1,528,856 shares of Class A common stock beneficially owned by the Funds. Luxor Management, as the general partner of Luxor Capital Group, may be deemed to beneficially own the 1,528,856 shares of Class A common stock beneficially owned by Luxor Capital Group. Mr. Leone, as the managing member of Luxor Management, may be deemed to beneficially own the 1,528,856 shares of Class A common stock beneficially owned by Luxor Management. The principal address of each of the Onshore Fund, the Wavefront Fund, Luxor Capital Group, Luxor Management, Lugard GP, LCG Holdings, Mr. Green and Mr. Leone is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036. The principal business address of each of the Offshore Master Fund, the Offshore Feeder Fund and the Lugard Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(5)

Interests shown after the business combination exclude 900,000 shares of Class A Common Stock underlying public warrants that are not currently exercisable. Based solely on a Schedule 13G filed with the SEC on November 2, 2020 on behalf of Adage Capital Partners, L.P., a Delaware limited partnership (“ACP”), Adage Capital Partners GP, L.L.C., a Delaware limited liability company (“ACPGP”), Adage Capital Advisors, L.L.C., a Delaware limited liability company (“ACA”), Robert Atchinson and Phillip Gross, the shares reported herein are directly owned by ACP. ACPGP is the general partner of ACP, ACA is the managing member of ACPGP, and Messrs. Atchinson and Gross are managing members of ACA. ACP has the power to dispose of and the power to vote the shares of Class A Common Stock beneficially owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP’s operations. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the shares of Class A Common Stock beneficially owned by ACP. The business address of this stockholder is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(6)

Interests shown exclude 726,057 shares of Class A Common Stock underlying private placement warrants that are not currently exercisable. WRG DCRB Investors, LLC is the record holder of the shares reported herein. WestRiver Management, LLC is the managing member and majority owner of WRG DCRB Investors, LLC with 82% ownership. Erik Anderson is the sole member of WestRiver Management, LLC and has voting and investment discretion with respect to the common stock held of record by WRG DCRB Investors, LLC. As such, each of WestRiver Management, LLC and Erik Anderson may be deemed to have or share beneficial ownership of the Class B Common Stock held directly by WRG DCRB Investors, LLC. Each such entity or person disclaims any such beneficial ownership. The business address of each of these entities and Erik Anderson is 920 5th Ave, Ste 3450, Seattle, WA 98104.

(7)	Interests shown exclude 26,556 shares of Class A Common Stock underlying private placement warrants that are not currently exercisable.
(8)	Interests shown exclude 398,340 shares of Class A Common Stock underlying private placement warrants that are not currently exercisable.
(9)	These shares represent 100% of the Founder Shares.
(10)

Hymas Pte. Ltd. (“Hymas”) will be the record holder of the shares upon consummation of the Business Combination. Hymas is 79.62% owned indirectly by Horizon Fuel Cell Technologies Pte. Ltd. (“Horizon”), through its subsidiaries, including Jiangsu Qingneng New Energy Technologies Co., Ltd. (“JS-Horizon”) and Horizon Fuel Cell Technology (Hong Kong) Ltd. (“HFCT HK”). Horizon, by reason of its ownership of the voting securities of JS-Horizon, JS-Horizon’s ownership of the voting securities of HFCT HK, and HFCT HK’s ownership of the voting securities of Hymas, ultimately has the right to elect or appoint the members of the governing body of Hymas and, therefore, to direct the management and policies of Hymas. As a result, Horizon has voting and investment power over the shares of Class A Common Stock held of record by Hymas. Mr. Gu beneficially owns 17.6% of Horizon, consisting of 119,892 Ordinary Shares of Horizon, which is approximately 46.9% of the outstanding Ordinary Shares of Horizon, and 1 D-1 Preferred Share of Horizon, which is approximately 0.0% of the outstanding D-1 Preferred Shares of Horizon. Mr. Knight beneficially 2.4% of Horizon, consisting of 1,205 Ordinary Shares of Horizon, which is approximately 0.0% of the outstanding Ordinary Shares of Horizon, and 15,257 shares of A Preferred Shares of Horizon, which is approximately 19.9% of the outstanding A Preferred Shares of Horizon. Mr. Gu and Mr. Knight disclaim any beneficial ownership of Class A Common Stock by reason of their beneficial ownership of shares of Horizon. The address for Horizon and Hymas is Enterprise Hub, 48 Toh Guan Road East, Postal 608586, #05-124, Singapore. The address for JS-Horizon is 302-309 Building A, New Environmental Materials Industrial Park, Huada Road, Jingang Town, Zhangjiagang City, Jiangsu, People’s Republic of China. The address for HFCT HK is 11/F., Capital Centre, 151 Gloucester Road, Wanchai, Hong Kong.

(11)

Consists of 221,563 shares of Class A Common Stock issued in exchange for outstanding pre-merger Hyzon Common Stock, and 5,539,063 shares of Class A Common Stock issuable upon the exercise of New Hyzon options issued in exchange for outstanding pre-merger Hyzon Options within 60 days of                 , 2021, subject to the vesting conditions described in the section entitled “Executive Compensation” beginning on page 172 of this proxy statement.

(12)

Consists of 177,250 shares of Class A Common Stock issued in exchange for outstanding pre-merger Hyzon Common Stock, and 5,539,062 shares of Class A Common Stock issuable upon the exercise of New Hyzon options issued in exchange for outstanding pre-merger Hyzon Options within 60 days of                 , 2021.

(13)

Consists solely of shares of Class A Common Stock issuable upon the exercise of New Hyzon options or restricted stock units issued in exchange for outstanding pre-merger Hyzon Options or Hyzon RSUs within 60 days of             , 2021.

(14)	Consists solely of shares of Class A Common Stock issued in exchange for outstanding pre-merger Hyzon Common Stock.
(15)

Interests shown after the business combination exclude 500 shares of Class A Common Stock underlying public warrants that are not currently exercisable. Consists of 1,000 shares of Class A Common Stock held prior to the business combination, and 17,725 shares of Class A Common Stock issuable upon the exercise of New Hyzon options issued in exchange for outstanding pre-merger Hyzon RSUs within 60 days of                 , 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Founder Shares

On September 12, 2017, we issued an aggregate of 11,500,000 Founder Shares to our Sponsor for a capital contribution of $25,000, or approximately $0.002 per share. In September and October 2020, our Sponsor returned to us at no cost an aggregate of 5,750,000 Founder Shares, which we cancelled. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of our Initial Public Offering. In October 2020, our Sponsor transferred an aggregate of 1,042,198 Founder Shares to our independent directors and WRG at their original purchase price. In November 2020, our Sponsor transferred an additional 22,130 Founder Shares to one of our independent directors. In December 2020, our Sponsor and WRG forfeited an aggregate of 106,875 Founder Shares in connection with the underwriters’ partial exercise of their over-allotment option resulting in our initial stockholders holding an aggregate of 5,643,125 Founder Shares.

Founder Warrant Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, DCRB, our Sponsor and the Founders Warrant Parties entered into an agreement pursuant to which they agreed that:

•

The Founders Warrant Parties shall not, with respect to an aggregate of 4,885,875 private placement warrants (or shares of Class A Common Stock issued upon exercise of private placement warrants), (a)(i) sell or assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, (ii) agree to dispose of, directly or indirectly, or (iii) establish or increase a “put equivalent position” or liquidation with respect to or decrease of a “call equivalent position” within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, in each case (i), (ii) and (iii), any security, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b), until the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (x) the date on which the last sale price of the Class A Common Stock quoted on Nasdaq (or the exchange on which the shares of DCRB Class A Common Stock are then listed) equals or exceeds $11.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period or (y) the date on which DCRB completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in the holders of DCRB Class A Common Stock having the right to exchange their shares of Class A Common Stock for cash, securities or other property;

•

Upon and subject to the Closing, an aggregate of 814,313 private placement warrants shall become subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $12.00 Warrants, unless and until a $12.00 Triggering Event occurs. Prior to the occurrence of a $12.00 Triggering Event, each Founders Warrant Party shall not Transfer any of the $12.00 Warrants. In the event no $12.00 Triggering Event occurs during the five year period commencing on the one year anniversary of the Closing, the $12.00 Warrants shall immediately be forfeited to DCRB for no consideration as a contribution to the capital of DCRB and immediately cancelled.

•

Upon and subject to the Closing, an aggregate of 814,312 private placement warrants shall become subject to potential forfeiture, and each Founders Warrant Party agreed not to exercise such $14.00 Warrants, unless and until a $14.00 Triggering Event (as defined below) occurs. Prior to the occurrence of a $14.00 Triggering Event, each Founders Warrant Party shall not Transfer any of the $14.00 Warrants. In the event no $14.00 Triggering Event occurs during the Warrant Earnout Period, the $14.00 Warrants shall immediately be forfeited to DCRB for no consideration as a contribution to the capital of DCRB and immediately cancelled.

Private Placement Warrants

Our Sponsor, independent directors and WRG purchased an aggregate of 6,000,000 private placement warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of our Initial Public Offering. On November 12, 2020, we completed a private placement with our Sponsor and WRG for an additional 514,500 warrants at a price of $1.00 per warrant, generating gross proceeds of approximately $514,500. As such, the interest of our Sponsor, independent directors and WRG in this transaction is valued at approximately $6,514,500.

Each private placement warrant entitles the holder to purchase one share of our Class A Common Stock at $11.50 per share. The private placement warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our Initial Business Combination.

Administrative Support Agreement

On October 19, 2020, we entered into an administrative support agreement with an affiliate of our Sponsor, pursuant to which we pay an affiliate of our Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of our Initial Business Combination or our liquidation, we will cease paying these monthly fees.

Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Related Party Loans and Advances

Our liquidity needs up to the IPO were satisfied through receipt of a $25,000 capital contribution from our Sponsor in exchange for the issuance of Founder Shares to our Sponsor and a loan from our Sponsor for an aggregate amount of $300,000 to cover organizational expenses and expenses related to the IPO pursuant to a promissory note. On September 13, 2017, we drew down $300,000 on this promissory note. We repaid this promissory note in full to our Sponsor on October 21, 2020. Subsequent to the consummation of our Initial Public Offering, our liquidity needs have been satisfied through the net proceeds of approximately $2.0 million from the Private Placement held outside of the Trust Account.

In addition to the Note, our Sponsor paid certain costs related to our formation and offering. Costs in the amount of $219,022 were forgiven by the Sponsor in December 2019 and have been recorded within additional paid-in capital. As of October 22, 2020, we owed our Sponsor $135,941 for additional offering costs, which were subsequently paid back in November 2020.

As of October 22, 2020, the Sponsor and WRG advanced $600,000 to us to cover the purchase of additional Private Placement Warrants if the over-allotment were to be exercised in full. As of October 22, 2020, advances amounting to $600,000 were outstanding. Simultaneously with the closing of the sale of the Over-allotment Units, we utilized the advance from our Sponsor and WRG to issue an additional 514,500 private placement warrants at a price of $1.00 per private placement warrant.

In addition, in order to finance transaction costs in connection with an intended Initial Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an Initial Business Combination, we would repay such loaned amounts. In the event that our Initial Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our Initial Business Combination, we do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our Trust Account.

Registration Rights

The holders of the Founder Shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A Common Stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to the IPO Registration Rights Agreement, dated October 19, 2020, requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our Class A Common Stock). The holders of at least $25 million in value of these securities are entitled to demand that we file a registration statement covering such securities and to require us to effect up to an aggregate of three underwritten offerings of such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our Initial Business Combination.

In connection with the Closing, the IPO Registration Rights Agreement will be amended and restated and DCRB and the Reg Rights Holders will enter into the A&R Registration Rights Agreement. Pursuant to the A&R Registration Rights Agreement, DCRB will agree that, within 15 business days after the Closing, DCRB will file the Initial Registration Statement with the SEC (at DCRB’s sole cost and expense), and DCRB will use its reasonable best efforts to have the Initial Registration Statement become effective as soon as reasonably practicable after the filing thereof. Additionally, DCRB will agree that, as soon as reasonably practicable after DCRB is eligible to register the Reg Rights Holders’ securities on a registration statement on Form S-3, DCRB will file the Subsequent Registration Statement with the SEC (at DCRB’s sole cost and expense) and DCRB will use its reasonable best efforts to have the Subsequent Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Reg Rights Holders can demand up to three underwritten offerings in any 12-month period and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by DCRB if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

INDEPENDENT REGISTERED ACCOUNTING FIRM

Representatives of our independent registered public accounting firm, WithumSmith+Brown, PC, will be present at the special meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

HOUSEHOLDING INFORMATION

Unless DCRB has received contrary instructions, DCRB may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of DCRB’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of DCRB’s disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact DCRB at its offices at 2744 Sand Hill Road, Suite 100, Menlo Park, California 94025 or its telephone number at (212) 993-0076 to inform DCRB of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

The DCRB Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2021 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Such proposals must be received by New Hyzon at its offices at                 , within a reasonable time before New Hyzon begins to print and send its proxy materials for the meeting.

In addition, New Hyzon’s amended and restated bylaws, which will be effective upon the consummation of the business combination, provide notice procedures for stockholders to propose business (other than director nominations) to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of New Hyzon not later than                  the close of business on the                 . The Executive Chairman of the New Hyzon Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

Further, New Hyzon’s amended and restated bylaws, which will be effective upon the consummation of the business combination, provide notice procedures for stockholders to nominate a person as a director to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of New Hyzon (a) in the case of an annual meeting, not later than                 . The Executive Chairman of the New Hyzon Board may refuse to acknowledge the introduction of any stockholder nomination not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

DCRB files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read DCRB’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the business combination or the Proposals to be presented at the special meeting, you should contact DCRB’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

470 West Avenue

Stamford, Connecticut 06902

Telephone: (800) 662-5200

(banks and brokers call collect at (203) 658-9400)

Email: DCRB.info@investor.morrowsodali.com

If you are a DCRB stockholder and would like to request documents, please do so by                 , 2021, in order to receive them before the special meeting. If you request any documents from DCRB, DCRB will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to DCRB has been supplied by DCRB, and all such information relating to Hyzon has been supplied by Hyzon. Information provided by either DCRB or Hyzon does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of DCRB for the special meeting. DCRB has not authorized anyone to give any information or make any representation about the business combination, DCRB or Hyzon that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Hyzon Unaudited Condensed Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of March 31, 2021 and December 31, 2020	F-44
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2021 and for the period from January 21, 2020 (inception) through March 31, 2020	F-45

Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Three Months Ended March 31, 2021 and for the period from January 21, 2020 (inception) through March 31, 2020

F-46
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2021 and for the period from January 21, 2020 (inception) through March 31, 2020	F-48
Notes to Unaudited Condensed Financial Statements	F-49

Hyzon Audited Financial Statements

DECARBONIZATION PLUS ACQUISITION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS:
Current assets:
Cash	$—	$—

Total current assets	—	—
Investment held in Trust Account	225,731,056	225,727,721
Prepaid insurance	916,521	1,062,000

Total assets	$226,647,577	$226,789,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable—affiliate	$1,984,190	$1,324,257
Accrued offering costs	175,000	175,000
Accrued expenses	3,543,646	3,572,935

Total Current Liabilities	5,702,836	5,072,192
Warrant liabilities	33,938,854	33,600,270
Deferred underwriting fee payable	7,900,376	7,900,376

Total liabilities	47,542,066	46,572,838

COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption, 17,410,551 and 17,521,688 shares, respectively, at $10.00 per share	174,105,510	175,216,880

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 250,000,000 shares authorized; 5,161,951 and 5,050,814 shares, respectively, issued and outstanding (excluding 17,410,551 and 17,521,688 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	516	505
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 5,643,125 and 5,643,125 shares, respectively, issued and outstanding at March 31, 2021 and December 31, 2020, respectively	564	564
Additional paid-in capital	27,952,590	26,841,231
Accumulated deficit	(22,953,669)	(21,842,297)

Total stockholders’ equity	5,000,001	5,000,003

Total liabilities and stockholders’ equity	$226,647,577	$226,789,721

DECARBONIZATION PLUS ACQUISITION CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Period Ended March 31, 2021	For the Period Ended March 31, 2020
Operating expenses:
General and administrative expenses	$776,122	$859

Loss from operations	(776,122)	(859)
Other Income
Interest earned on marketable securities held in Trust Account	$3,334	$—
Change in fair value of warrant liabilities	(338,584)	—

Net loss	$(1,111,372)	$(859)

Weighted average shares outstanding of redeemable common stock, basic and diluted	22,572,502	—

Basic and diluted net income per common share, redeemable common stock	$0.00	$—

Weighted average shares outstanding of non-redeemable common stock, basic and diluted	5,643,125	5,643,125

Basic and diluted net loss per common share, non-redeemable common stock	$(0.20)	$(0.00)

DECARBONIZATION PLUS ACQUISITION CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from January 1, 2020 to March 31, 2020 and the period from January 1, 2021 to March 31, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balances, January 1, 2020	—	$—	5,750,000	$575	$243,447	$(219,422)	$24,600
Net loss	—	—	—	—	—	(859)	(859)

Balances as of March 31, 2020	—	$—	5,750,000	$575	$243,447	$(220,281)	$23,741

Balances, January 1, 2021	5,050,814	$505	5,643,125	$564	$26,841,231	$(21,842,297)	$5,000,003
Common stock subject to possible redemption	111,137	11	—	—	1,111,359	—	1,111,370
Net loss	—	—	—	—	—	(1,111,372)	(1,111,372)

Balances as of March 31, 2021	5,161,951	$516	5,643,125	$564	$27,952,590	$(22,953,669)	$5,000,001

DECARBONIZATION PLUS ACQUISITION CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Period Ended March 31, 2021	For the Period Ended March 31, 2020
Cash flow from operating activities:
Net loss	$(1,111,372)	$(859)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	338,584
Interest earned on marketable securities held in Trust Account	(3,334)	—
Changes in operating assets and liabilities:
Accounts payable	659,932	859
Accrued expenses	(29,289)	—
Prepaid insurance	145,479	—

Net cash used in operating activities	—	—

Net decrease in cash	—	—
Cash at beginning of period	—	315,600

Cash at end of period	$—	$315,600

Supplemental disclosure of non-cash financing activities:
Change in value of Class A common stock subject to possible redemption	$(1,111,370)	$—

DECARBONIZATION PLUS ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

Silver Run Acquisition Corporation III was incorporated in Delaware on September 7, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). On August 18, 2020, the Company changed its name from Silver Run Acquisition Corporation III to Decarbonization Plus Acquisition Corporation (the “Company”).

At March 31, 2021, the Company had not commenced any operations. All activity through March 31, 2021 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below, as well as the identification and evaluation of prospective acquisition targets for an Initial Business Combination and ongoing administrative and compliance matters. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Initial Public Offering was declared effective on October 19, 2020. On October 22, 2020, the Company consummated the Initial Public Offering of 22,572,502 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the partial exercise by the underwriters of their over-allotment option in the amount of 2,572,502 units (the “Over-allotment Units”) on November 12, 2020, at $10.00 per Unit, generating gross proceeds of $225,725,020, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale of 6,514,500 warrants (the “Private Placement Warrants”), including 514,500 warrants as a result of the underwriters’ partial exercise of their over-allotment option on November 12, 2020, at a price of $1.00 per Private Placement Warrant in a private placement to Decarbonization Plus Acquisition Sponsor, LLC (the “Sponsor”), the Company’s independent directors and an affiliate of the Company’s chief executive officer, generating gross proceeds of $6,514,500, which is described in Note 4.

Transaction costs amounted to $12,969,969, consisting of $4,514,500 of underwriting fees, $7,900,376 of deferred underwriting fees and $555,093 of other offering costs. In addition, at March 31, 2021, there was no cash held outside of the Trust Account (as defined below) available for working capital purposes, but the Company has access to working capital loans from the Sponsor, which is described in Note 4.

Following the closing of the Initial Public Offering on October 22, 2020 and the partial exercise of the underwriters’ over-allotment option on November 12, 2020, an amount of $225,725,020 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States. The proceeds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any Public Shares being sold in the Initial Public Offering that have been properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of its obligation to redeem 100% of Public Shares if it does not complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to the rights of holders of Public Shares or pre-Initial Business Combination activity; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under the Nasdaq Capital Market rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholder’s rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s independent directors and an affiliate of the Company’s chief executive officer have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Going Concern and Liquidity

As of March 31, 2021, the Company had no cash balance, but the Company has access to working capital loans from the Sponsor, which is described in Note 4, to partially cover the working capital deficit of $5.7 million as of March 31, 2021. This excludes interest income of approximately $3,334 from the Company’s investment in the Trust Account which is available to the Company for tax obligations. Through March 31, 2021, the Company has not withdrawn any interest income from the Trust Account to pay its income and franchise taxes.

Until the consummation of an Initial Business Combination, the Company will be using funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Initial Business Combination.

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to an Initial Business Combination. Moreover, the Company may need to obtain additional financing either to complete an Initial Business Combination or because it becomes obligated to redeem a significant number of its public shares upon completion of an Initial Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Initial Business Combination.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, which is described in Note 4, and the Sponsor has the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Business Combination and one year from the date of issuance of these financial statements.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2—Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary since its formation. All material intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021 or any future period.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The accompanying unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Amendment No. 1 of the Form 10-K/A filed by the Company with the SEC on May 13, 2021.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, excluding shares of common stock subject to forfeiture, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At March 31, 2021 and 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

The Company’s statements of operations include a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account (net of applicable franchise and income taxes for the period ended March 31, 2021), by the weighted average number of redeemable common stock outstanding for the period or since original issuance. Net loss per common share, basic and diluted for non-redeemable common stock is calculated by dividing the net income (loss), less income attributable to redeemable common stock, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Non-redeemable common stock includes the Founder Shares (as defined below) as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	Period Ended March 31, 2021	Period Ended March 31, 2020
Redeemable Common Stock
Numerator: Earnings allocable to Redeemable Common Stock
Interest Income	$3,334	$—
Income and Franchise Tax	$(3,334)	$—

Net Loss	$(0)	$—
Denominator: Weighted Average Redeemable Common Stock
Redeemable Common Stock, Basic and Diluted	22,572,502	—
Loss/Basic and Diluted Redeemable Common Stock	$0.00	$—

Non-Redeemable Common Stock
Numerator: Net Loss minus Redeemable Net Loss
Net Loss	$(1,111,372)	$(859)
Redeemable Net Loss	$—	$—

Non-Redeemable Net Loss	$(1,111,372)	$(859)
Denominator: Weighted Average Non-Redeemable Common Stock
Non-Redeemable Common Stock, Basic and Diluted	5,643,125	5,000,000
Loss/Basic and Diluted Non-Redeemable Common Stock	$(0.20)	$(0.00)

Note: As of March 31, 2021 and 2020, basic and diluted shares are the same as there are no securities that are dilutive to the Company’s common stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The Company utilized a Monte Carlo simulation model to value the warrant liabilities that are categorized within Level 1 at the date of the Initial Public Offering and utilizes a Black-Scholes model to value the warrant liabilities that are categorized within Level 3 at each reporting period, with changes in fair value recognized in the Statements of Operations (see Note 7).

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets, primarily due to their short term nature. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. See Note 7 for the levels within the valuation hierarchy, as well as additional information on assets and liabilities measured at fair value.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of expenses during the reporting periods. Accordingly, the actual results could differ from those estimates.

Cash and cash equivalents

Cash includes amounts held at banks with an original maturity of less than three months. As of March 31, 2021, and December 31, 2020, the Company held $0 and $0, respectively, in cash.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021 and December 31, 2020, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. The Company incurred offering costs amounting to $11,555,093 upon the completion of the Initial Public Offering. In connection with the sale of the Over-allotment Units, the Company incurred an additional $514,500 of underwriting fees and $900,376 of deferred underwriting fees.

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—Expenses of Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company recorded $12,315,313 of offering costs as a reduction of equity in connection with the Public Shares included in the Units. The Company immediately expensed $654,656 of offering costs in connection with the Public Warrants included in the Units that were classified as liabilities.

As of March 31, 2021 and December 31, 2020, the Company had no deferred offering costs on the accompanying balance sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between these financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits, deferred tax assets or valuations against them as of

March 31, 2021 and December 31, 2020, respectively. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2021 and March 31, 2020, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company had no tax liability as of March 31, 2021 and December 31, 2020, respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3—Public Offering

Pursuant to the Initial Public Offering, the Company sold 22,572,502 Units, at a purchase price of $10.00 per Unit, which includes the partial exercise by the underwriters of their over-allotment option in the amount of 2,572,502 Over-allotment Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On September 12, 2017, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.002 per share. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Public Shares except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. On September 18, 2020, the Sponsor agreed to return 2,875,000 Founder Shares to the Company at no cost. In October 2020, the Sponsor agreed to return an additional 2,875,000 Founder Shares to the Company at no cost. The Sponsor and an affiliate of the Company’s chief executive officer agreed to forfeit up to an aggregate of 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ partial exercise their over-allotment option on November 12, 2020, 643,125 Founder Shares are no longer subject to forfeiture. The over-allotment option expired on December 3, 2020, resulting in the forfeiture of 106,875 Founder Shares to the Company at no cost.

The Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have waived their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of an Initial Business Combination. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them.

The Company’s initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business

Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the Company’s independent directors and an affiliate of the Company’s chief executive officer purchased 6,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,000,000. The Sponsor and an affiliate of the Company’s chief executive officer agreed to purchase up to an additional 600,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, or an aggregate additional $600,000, to the extent the underwriter’s over-allotment option was exercised in full. Simultaneously with the closing of the sale of the Over-allotment Units, the Sponsor and the affiliate of the Company’s chief executive officer purchased an additional 514,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of approximately $514,500 (see Note 2 for further information regarding the accounting treatment of the Private Placement Warrants).

Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, the proceeds of the sale of the Private Placement Warrants held in the Trust Account will be used to partially fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants and all underlying securities will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees.

The Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

Pursuant to a Registration Rights Agreements entered into on October 19, 2020, the holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of Working Capital Loans (as defined below), if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans

On September 12, 2017, the Company and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of December 31, 2020 (as amended) or the completion of the Initial Public Offering (the “Maturity Date”). On September 13, 2017, the Company drew down $300,000 on this Note. On October 21, 2020, the Company paid back the Sponsor for the full amount of the outstanding Note.

In addition to the Note, the Sponsor paid certain costs related to formation and offering for the Company. Costs in the amount of $219,022 were forgiven by the Sponsor in December 2019 and have been recorded within additional paid-in capital.

As of March 31, 2021, and December 31, 2020, the Company owed the Sponsor $1,984,190 and $1,324,257, respectively, for additional expenses paid on its behalf, which are unrelated to the Note or Working Capital Loans.

Advance from Related Party

As of October 22, 2020, the Sponsor and affiliate of the Company’s chief executive officer advanced $600,000 to the Company to cover the purchase of additional Private Placement Warrants if the over-allotment is exercised in full. Simultaneously with the closing of the sale of the Over-allotment Units, the Company utilized the advance from the Sponsor and the affiliate of the Company’s chief executive officer to issue an additional 514,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (see Note 2 for further information regarding the accounting treatment of the Private Placement Warrants). The over-allotment option expired on December 3, 2020, resulting in the return of $85,500 of the advancement not utilized. As of March 31, 2021 and December 31, 2020, there were no advances outstanding.

Administrative Support Agreement

The Company has agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the period ended March 31, 2021, the Company had accrued $30,000 of monthly fees to the affiliate of the Sponsor, which remained outstanding at March 31, 2021.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes an Initial Business Combination, the Company would repay the Working Capital Loans. In the event that an Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the Sponsor makes any working capital loans, up to $1,500,000 of such loans may be converted into warrants of the post business combination entity at the price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. As of March 31, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.

Note 5—Commitments and Contingencies

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $7,900,376 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement.

Business Combination Agreement

On February 8, 2021, the Company entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”) with DCRB Merger Sub Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), and Hyzon Motors, Inc., a Delaware corporation (“Hyzon”), pursuant to which Merger Sub will be merged with and into Hyzon (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with Hyzon surviving the Merger as our wholly owned subsidiary. The parties expect the Proposed Transactions to be completed in the second quarter of 2021, subject to, among other things, the approval of the Proposed Transactions by the Company’s stockholders, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions. Please see the Form 8-K filed with the SEC on February 9, 2021 for additional information.

Risks and Uncertainties

The Sponsor continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6—Stockholders’ Equity

Common Stock

On October 19, 2020, the Company amended and restated its certificate of incorporation to, among other things, increase the number of authorized shares of Class A common stock from 200,000,000 to 250,000,000. The authorized common stock of the Company includes up to 250,000,000 shares of Class A common stock with a par value of $0.0001 per share and 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At March 31, 2021, and December 31, 2020, there were 22,572,502 and 22,572,502 shares, respectively, of Class A common stock issued and outstanding, of which 17,410,551 and 17,521,688 shares, respectively, were subject to possible redemption. At March 31, 2021 and December 31, 2020, there were 5,643,125 and 5,643,125 shares, respectively, of Class B common stock issued and outstanding, which reflects that on September 18, 2020, October 7, 2020, October 8, 2020 and December 3, 2020, the Sponsor returned 2,875,000, 1,437,500, 1,437,500 and 106,875 Founder Shares, respectively, to the Company at no cost.

The Sponsor and an affiliate of the Company’s chief executive officer agreed to forfeit up to an aggregate of 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option, 106,875 Founder Shares were forfeited.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Warrants

Each whole Warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus for the Initial Public

Offering. Only whole Warrants are exercisable. The Warrants will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation, as described in the prospectus for the Initial Public Offering. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade.

The exercise price of each Warrant is $11.50 per share, subject to adjustment as described in the prospectus for the Initial Public Offering. In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.

The Warrants will become exercisable on the later of:

•	30 days after the completion of the Initial Business Combination or,

•	12 months from the closing of the Initial Public Offering.

provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the Warrant agreement).

The Company has not registered the shares of Class A common stock issuable upon exercise of the Warrants. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of the Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Warrants will expire at 5:00 p.m., New York City time, five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. On the exercise of any Warrant, the Warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants for cash (except as described in the prospectus for the Initial Public Offering with respect to the Private Placement Warrants):

•	In whole and not in part;

•	At a price of $0.01 per Warrant;

•	Upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

•

if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrantholders.

The Company will not redeem the Warrants for cash unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Except as described in the prospectus for the Initial Public Offering, none of the Private Placement Warrants will be redeemable by the Company so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described in the prospectus for the Initial Public Offering with respect to the Private Placement Warrants):

•	in whole and not in part;

•

at a price of $0.10 per Warrant, provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to the table set forth in the warrant agreement based on the redemption date and the “fair market value” of the Company’s Class A common stock (as defined below) except as otherwise described in the warrant agreement;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders; and

•

if the last sale price of the Company’s Class A common stock on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Warrants, as described above.

The “fair market value” of the Company’s Class A common stock shall mean the average reported last sale price of the Company’s Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number the number of shares of Class A common stock to be issued to the holder.

As of March 31, 2021, there were 11,286,251 Public Warrants and 6,514,500 Private Placement Warrants outstanding. The Company classifies the outstanding Public Warrants and Private Placement Warrants as warrant liabilities on the Balance Sheet in accordance with the guidance contained in ASC 815-40.

The Warrant liabilities are initially measured at fair value upon the closing of the Initial Public Offering and subsequently re-measured at each reporting period using a Monte-Carlo model. The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value. The Company recognized gains (losses) in connection with changes in the fair value of Warrant liabilities of $338,584 within change in fair value of Warrant liabilities in the Statements of Operations during the period ended March 31, 2021.

Note 7—Fair Value Measurements

At March 31, 2021, assets held in the Trust Account were comprised of $225,731,056 in money market funds which are invested in U.S. Treasury Securities. Through March 31, 2021, the Company has not withdrawn any interest earned on the Trust Account to pay its franchise and income tax obligations.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
March 31, 2021
Assets:
Marketable securities held in Trust Account—U.S. Treasury Securities Money Market Fund	$225,731,056	$225,731,056	$—	$—
Liabilities:
Warrant liability—Public Warrants	$21,105,289	$21,105,289	$—	$—
Warrant liability—Private Placement Warrants	$12,833,565	$—	$—	$12,833,565
December 31, 2020
Assets:
Marketable securities held in Trust Account—U.S. Treasury Securities Money Market Fund	$225,727,721	$225,727,721	$—	$—
Liabilities:
Warrant liability—Public Warrants	$20,766,705	$20,766,705	$—	$—
Warrant liability—Private Placement Warrants	$12,833,565	$—	$—	$12,833,565

The Company utilized a Monte Carlo simulation model to value the warrant liabilities that are categorized within Level 1 at the date of the Initial Public Offering and utilizes a Black-Scholes model to value the warrant liabilities that are categorized within Level 3 at each reporting period, with changes in fair value recognized in the Statements of Operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The significant unobservable inputs used in the Black-Scholes model to measure the warrant liabilities that are categorized within Level 3 of the fair value hierarchy are as follows:

	As of December 31, 2020	As of March 31, 2021
Stock price	$10.60	$10.49
Strike price	$11.50	$11.50
Term (in years)	5.4	5.2
Volatility	27.8%	25.5%
Risk-free rate	0.4%	1.0%
Dividend yield	0.0%	0.0%
Fair value of warrants	$1.97	$1.97

The following table provides a summary of the changes in fair value of the warrant liabilities that are measured at fair value on a recurring basis:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2020	$12,833,565	$20,766,705	$33,600,270
Change in valuation inputs or other assumptions	—	338,584	338,584

Fair value as of March 31, 2021	$12,833,565	$21,105,289	$33,938,854

There were no transfers between Levels 1, 2 or 3 during the period ended March 31, 2021.

Note 8—Subsequent Events

Management has evaluated the impact of subsequent events through the date these financial statements were available to be issued. All subsequent events required to be disclosed are included in these financial statements.

In connection with the Proposed Transactions with Hyzon, certain of our purported stockholders have filed lawsuits alleging breaches of fiduciary duty against the Company and its directors related to the proposed business combination and the preliminary proxy statement filed in connection therewith. Lanctot v. Decarbonization Plus Acquisition Corp. et al., Index No. 652070/2021 (N.Y. Sup. Ct., N.Y. Cnty.); Pham v. Decarbonization Plus Acquisition Corp. et al., Case No. 21-CIV-01928 (Cal. Sup., San Mateo Cnty.). We have also received demand letters making similar allegations. We believe that these pending and threatened lawsuits are without merit.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Decarbonization Plus Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Decarbonization Plus Acquisition Corporation (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

May 12, 2021

DECARBONIZATION PLUS ACQUISITION CORPORATION

BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS:	As Restated
Current assets:
Cash	$—	$315,600

Total Current Assets	—	315,600
Investment held in Trust Account	225,727,721	—
Deferred offering costs	—	23,000
Prepaid insurance	1,062,000	—

Total assets	$226,789,721	$338,600

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable—offering costs (affiliate)	$—	$14,000
Accrued offering costs	175,000	—
Accounts payable—affiliate	1,324,257	—
Accrued expenses	3,572,935	—
Sponsor Note Payable	—	300,000

Total Current Liabilities	5,072,192	314,000
Warrant liabilities	33,600,270
Deferred underwriting fee payable	7,900,376	—

Total liabilities	46,572,838	314,000

COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption, 17,521,688 and 0 shares, respectively, at $10.00 per share	175,216,880	—
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 250,000,000 shares authorized; 5,050,814 and 0 shares, respectively, issued and outstanding (excluding 17,521,688 and no shares subject to possible redemption) at December 31, 2020 and 2019, respectively	505	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 5,643,125 and 5,750,000 shares, respectively, issued and outstanding at December 31, 2020 and 2019, respectively	564	575
Additional paid-in capital	26,841,231	243,447
Retained earnings (accumulated deficit)	(21,842,297)	(219,422)

Total stockholders’ equity	5,000,003	24,600

Total liabilities and stockholders’ equity	$226,789,721	$338,600

The accompanying notes are an integral part of these financial statements.

DECARBONIZATION PLUS ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Operating expenses:	As Restated
General and administrative expenses	$5,479,699	$1,780

Loss from operations	(5,479,699)	(1,780)
Other Income
Interest earned on marketable securities held in Trust Account	$2,701	$—
Expensed offering costs	654,656	215,180
Change in fair value of warrant liabilities	(15,491,221)	—

Net loss	$(21,622,875)	$(216,960)

Weighted average shares outstanding of Class A redeemable common stock, basic and diluted	21,826,849	—

Basic and diluted net income per common share, Class A redeemable common stock	$0.00	$—

Weighted average shares outstanding of Class B non-redeemable common stock, basic and diluted	5,123,002	5,000,000

Basic and diluted net loss per common share, Class B non-redeemable common stock	$(4.22)	$(0.04)

The accompanying notes are an integral part of these financial statements.

DECARBONIZATION PLUS ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 1, 2019 TO DECEMBER 31, 2020

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balances, January 1, 2019	—	$—	5,750,000	$575	$24,425	$(2,462)	$22,538
Net loss	—	—	—	—	—	(216,960)	(216,960)
Expense forgiveness from sponsor	—	—	—	—	219,022	—	219,022

Balances as of December 31, 2019	—	$—	5,750,000	$575	$243,447	$(219,422)	$24,600

Balances, January 1, 2020	—	$—	5,750,000	$575	$243,447	$(219,422)	$24,600
Sale of Class A Common Stock to Public, net of underwriting discounts, offering costs and initial classification of warrant liabilities, as restated	22,572,502	2,257	—	—	201,812,901	—	201,815,158
Forfeiture of Founder Shares	—	—	(106,875)	(11)	11	—	—
Common stock subject to possible redemption, as restated	(17,521,688)	(1,752)	—	—	(175,215,128)	—	(175,216,880)
Net loss, as restated	—	—	—	—	—	(21,622,875)	(21,622,875)

Balances as of December 31, 2020, as restated	5,050,814	$505	5,643,125	$564	$26,841,231	$(21,842,297)	$5,000,003

The accompanying notes are an integral part of these financial statements.

DECARBONIZATION PLUS ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019
Cash flow from operating activities:	As Restated
Net loss	$(21,622,875)	$(216,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	15,491,221	—
Expensed offering costs	654,656	—
Interest earned on marketable securities held in Trust Account	(2,701)	—
Changes in operating assets and liabilities:
Accounts payable	1,324,257	212,960
Accrued expenses	3,572,935	—
Prepaid expenses	(1,062,000)	—

Net cash used in operating activities	(1,644,507)	(4,000)

Cash flows from investing activities:
Investment of cash in Trust Account	(225,725,020)	—

Net cash used in investing activities	(225,725,020)	—

Cash flows from financing activities:
Proceeds from sale of Units, net of underwriting discounts paid	221,210,520	—
Proceeds from sale of Private Placement Warrants	6,514,500	—
Payment of offering costs	(371,093)	—
Payment of Sponsor note	(300,000)	—

Net cash provided by financing activities	227,053,927	—

Net decrease in cash	(315,600)	(4,000)
Cash at beginning of year	315,600	319,600

Cash at end of year	$—	$315,600

Supplemental disclosure of non-cash financing activities:
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	$18,109,049	$—
Initial classification of Class A common stock subject to possible redemption	173,086,620	—
Change in initial value of Class A common stock subject to possible redemption	2,130,260	—
Accrued offering costs	$175,000	$14,000
Forgiveness of debt—sponsor	$—	$219,022

The accompanying notes are an integral part of these financial statements.

DECARBONIZATION PLUS ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization and Business Operations

Organization and General

Silver Run Acquisition Corporation III was incorporated in Delaware on September 7, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). On August 18, 2020, the Company changed its name from Silver Run Acquisition Corporation III to Decarbonization Plus Acquisition Corporation (the “Company”).

At December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Initial Public Offering was declared effective on October 19, 2020. On October 22, 2020, the Company consummated the Initial Public Offering of 22,572,502 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the partial exercise by the underwriters of their over-allotment option in the amount of 2,572,502 units (the “Over-allotment Units”) on November 12, 2020, at $10.00 per Unit, generating gross proceeds of $225,725,020, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private sale of 6,514,500 warrants (the “Private Placement Warrants”), including 514,500 warrants as a result of the underwriters’ partial exercise of their over-allotment option on November 12, 2020, at a price of $1.00 per Private Placement Warrant in a private placement to Decarbonization Plus Acquisition Sponsor, LLC (the “Sponsor”), the Company’s independent directors and an affiliate of the Company’s chief executive officer, generating gross proceeds of $6,514,500, which is described in Note 5.

Transaction costs amounted to $12,969,969, consisting of $4,514,500 of underwriting fees, $7,900,376 of deferred underwriting fees and $555,093 of other offering costs. In addition, at December 31, 2020, there was no cash held outside of the Trust Account (as defined below) available for working capital purposes, but the Company has access to working capital loans from the Sponsor, which is described in Note 5.

Following the closing of the Initial Public Offering on October 22, 2020 and the partial exercise of the underwriters’ over-allotment option on November 12, 2020, an amount of $225,725,020 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States. The proceeds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the Initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the Initial Business Combination; (ii) the redemption of any Public Shares being sold in the Initial Public Offering that have been properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of its obligation to redeem 100% of Public Shares if it does not complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to the rights of holders of Public Shares or pre-Initial Business Combination activity; and (iii) the redemption of 100% of the Public Shares if the Company is unable to complete an Initial Business Combination within 24 months from the closing of the Initial Public Offering (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an Initial Business Combination. The Initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an Initial Business Combination.

The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) seek stockholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under the Nasdaq Capital Market rules. If the Company seeks stockholder approval, it will complete its Initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related Initial Business Combination, and instead may search for an alternate Initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest but less taxes payable. As a result, such shares of Class A common stock will be recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the Initial Business Combination within 24 months from the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholder’s rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s independent directors and an affiliate of the Company’s chief executive officer have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Initial Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an Initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the Initial Business Combination, subject to the limitations described herein.

Going Concern and Liquidity

As of December 31, 2020, the Company had no cash balance, but the Company has access to working capital loans from the Sponsor, which is described in Note 5. This excludes interest income of approximately $2,701 from the Company’s investment in the Trust Account which is available to the Company for tax obligations. Through December 31, 2020, the Company has not withdrawn any interest income from the Trust Account to pay its income and franchise taxes.

Until the consummation of an Initial Business Combination, the Company will be using funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the Initial Business Combination.

If the Company’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to an Initial Business Combination. Moreover, the Company may need to obtain additional financing either to complete an Initial Business Combination or because it becomes obligated to redeem a significant number of its public shares upon completion of an Initial Business Combination, in which case the Company may issue additional securities or incur debt in connection with such Initial Business Combination.

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor, which is described in Note 5, and the Sponsor has the financial ability to provide such funds, that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Business Combination and one year from the date of issuance of these financial statements.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2—Restatement of Previously Issued Financial Statements

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing the Company’s warrants. As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 11,286,251 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in Initial Public Offering and (ii) the 6,514,500 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the Initial Public Offering (together with the Public Warrants, the “Warrants”). The Company previously accounted for the Warrants as components of equity.

In further consideration of the guidance in ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with FASB ASC 820, “Fair Value Measurement”, (“ASC 820”) with changes in fair value recognized in the Statements of Operations in the period of change.

In accordance with ASC Topic 340, Other Assets and Deferred Costs, as a result of the classification of the Warrants as derivative liabilities, the Company expensed a portion of the offering costs originally recorded as a reduction in equity. The portion of offering costs that was expensed was determined based on the relative fair value of the Public Warrants and Public Shares included in the Units.

The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported cash flows or cash. Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued financial statements as of and for the period ended December 31, 2020 and October 22, 2020 (the “Affected Periods”) should be restated because of a misapplication in the guidance around accounting for certain of our outstanding Warrants and should no longer be relied upon.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:

	As Previously Reported	Adjustment	As Restated
Balance Sheet as of October 22, 2020
Warrant liabilities	$—	$16,280,000	$16,280,000
Total liabilities	8,210,525	16,280,000	24,490,525
Class A common stock subject to possible redemption	189,366,620	(16,280,000)	173,086,620
Class A common stock	106	163	269
Additional paid-in capital	5,222,185	588,097	5,810,282
Retained earnings (accumulated deficit)	(222,860)	(588,260)	(811,120)

Balance Sheet as of December 31, 2020 (audited)
Warrant liabilities	$—	$33,600,270	$33,600,270
Total liabilities	12,972,568	33,600,270	46,572,838
Class A common stock subject to possible redemption	208,817,150	(33,600,270)	175,216,880
Class A common stock	169	336	505
Additional paid-in capital	10,695,690	16,145,541	26,841,231
Retained earnings (accumulated deficit)	(5,696,420)	(16,145,877)	(21,842,297)

Statement of Operations for the Year Ended December 31, 2020 (audited)
Expensed offering costs	$—	$654,656	$654,656
Change in fair value of warrant liabilities	—	(15,491,221)	(15,491,221)
Net loss	(5,476,998)	(16,145,877)	(21,622,875)
Basic and diluted net loss per common share, Class B non-redeemable common stock	(1.06)	(3.16)	(4.22)

Statement of Cash Flows for the Year Ended December 31, 2020 (audited)
Cash flow from operating activities:
Net loss	$(5,476,998)	$(16,145,877)	$(21,622,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liabilities	—	15,491,221	15,491,221
Expensed offering costs	—	654,656	654,656
Supplemental disclosure of non-cash investing and financing activities:
Initial measurement of warrants issued in connection with the Initial Public Offering accounted for as liabilities	—	16,280,000	16,280,000

Note 3—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period, excluding shares of common stock subject to forfeiture, plus, to the extent dilutive, the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. Weighted average shares were reduced for the effect of an aggregate of 106,875 of Class B shares of common stock that were forfeited as the over-allotment option for the Initial Public Offering was not exercised in full or in part by the underwriters (see Note 4). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

The Company’s statements of operations include a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account (net of applicable franchise and income taxes of approximately $2,701 for the year ended December 31, 2020), by the weighted average number of redeemable common stock outstanding for the period or since original issuance. Net loss per common share, basic and diluted for non-redeemable common stock is calculated by dividing the net income (loss), less income attributable to redeemable common stock, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Non-redeemable common stock includes the Founder Shares (as defined below) as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):

	Year Ended December 31, 2020	Year Ended December 31, 2019
Redeemable Common Stock
Numerator: Earnings allocable to Redeemable Common Stock
Interest Income	$2,701	$—
Income and Franchise Tax	$(2,701)	$—

Net Loss	$(0)	$—
Denominator: Weighted Average Redeemable Common Stock
Redeemable Common Stock, Basic and Diluted	21,826,849	—
Loss/Basic and Diluted Redeemable Common Stock	$0.00	$—

Non-Redeemable Common Stock
Numerator: Net Loss minus Redeemable Net Loss
Net Loss	$(21,622,875)	$(216,960)
Redeemable Net Loss	$—	$—

Non-Redeemable Net Loss	$(21,622,875)	$(216,960)
Denominator: Weighted Average Non-Redeemable Common Stock
Non-Redeemable Common Stock, Basic and Diluted	5,123,002	5,000,000
Loss/Basic and Diluted Non-Redeemable Common Stock	$(4.22)	$(0.04)

Note: As of December 31, 2020, and 2019, basic and diluted shares are the same as there are no securities that are dilutive to the Company’s common stockholders.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the warrants was estimated using a Monte Carlo simulation approach (see Note 9).

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, approximates the carrying amounts represented in the balance sheets, primarily due to their short term nature. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. See Note 9 for the levels within the valuation hierarchy, as well as additional information on assets and liabilities measured at fair value.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of expenses during the reporting periods. Accordingly, the actual results could differ from those estimates.

Cash and cash equivalents

Cash includes amounts held at banks with an original maturity of less than three months. As of December 31, 2020, and December 31, 2019, the Company held $0 and $315,600, respectively, in cash. Additionally, as of December 31, 2020 and December 31, 2019, the Company held cash equivalents of $225,727,721 and $0, respectively, in the Trust Account.

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Offering Costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. The Company incurred offering costs amounting to $11,555,093 upon the completion of the Initial Public Offering. In connection with the sale of the Over-allotment Units, the Company incurred an additional $514,500 of underwriting fees and $900,376 of deferred underwriting fees.

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—Expenses of Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. The Company recorded $12,315,313 of offering costs as a reduction of equity in connection with the Public Shares included in the Units. The Company immediately expensed $654,656 of offering costs in connection with the Public Warrants included in the Units that were classified as liabilities.

As of December 31, 2020, and December 31, 2019, the Company had $0 and $23,000, respectively, of deferred offering costs on the accompanying balance sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between these financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits, deferred tax assets or valuations against them as of December 31, 2020 and December 31, 2019, respectively. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2020 and December 31, 2019, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company had no tax liability as of December 31, 2020 and December 31, 2019, respectively.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4—Public Offering

Pursuant to the Initial Public Offering, the Company sold 22,572,502 Units, at a purchase price of $10.00 per Unit, which includes the partial exercise by the underwriters of their over-allotment option in the amount of 2,572,502 Over-allotment Units at $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Note 5—Related Party Transactions

Founder Shares

On September 12, 2017, the Sponsor purchased 11,500,000 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000, or approximately $0.002 per share. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Public Shares except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s Initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. On September 18, 2020, the Sponsor agreed to return 2,875,000 Founder Shares to the Company at no cost. In October 2020, the Sponsor agreed to return an additional 2,875,000 Founder Shares to the Company at no cost. The Sponsor and an affiliate of the Company’s chief executive officer agreed to forfeit up to an aggregate of 750,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ partial exercise their over-allotment option, 643,125 Founder Shares are no longer subject to forfeiture. The over-allotment option expired on December 3, 2020, resulting in the forfeiture of 106,875 Founder Shares to the Company at no cost.

The Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have waived their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of an Initial Business Combination. If the Initial Business Combination is not completed within 24 months from the closing of the Initial Public Offering, the Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them.

The Company’s initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination or (B) subsequent to the Initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Sponsor and the Company’s independent directors and an affiliate of the Company’s chief executive officer purchased 6,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,000,000. The Sponsor and an affiliate of the Company’s chief executive officer agreed to purchase up to an additional 600,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, or an aggregate additional $600,000, to the extent the underwriter’s over-allotment option was exercised in full. Simultaneously with the closing of the sale of the Over-allotment Units, the Sponsor and the affiliate of the Company’s chief executive officer purchased an additional 514,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, generating gross proceeds of approximately $514,500 (see Note 2 for further information regarding the accounting treatment of the Private Placement Warrants).

Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, the proceeds of the sale of the Private Placement Warrants held in the Trust Account will be used to partially fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants and all underlying securities will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees.

The Sponsor and the Company’s officers, directors and an affiliate of the Company’s chief executive officer have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.

Registration Rights

Pursuant to a Registration Rights Agreements entered into on October 19, 2020, the holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of Wokring Capital Loans (as defined below), if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock). These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans

On September 12, 2017, the Company and the Sponsor entered into a loan agreement, whereby the Sponsor agreed to loan the Company an aggregate of $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable on the earlier of December 31, 2020 (as amended) or the completion of the Initial Public Offering (the “Maturity Date”). On September 13, 2017, the Company drew down $300,000 on this Note. On October 21, 2020, the Company paid back the Sponsor for the full amount of the outstanding Note.

In addition to the Note, the Sponsor paid certain costs related to formation and offering for the Company. Costs in the amount of $219,022 were forgiven by the Sponsor in December 2019 and have been recorded within additional paid-in capital.

As of December 31, 2020, the Company owed the Sponsor $1,324,257 for additional expenses paid on its behalf.

Advance from Related Party

As of October 22, 2020, the Sponsor and affiliate of the Company’s chief executive officer advanced $600,000 to the Company to cover the purchase of additional Private Placement Warrants if the over-allotment is exercised in full. Simultaneously with the closing of the sale of the Over-allotment Units, the Company utilized the advance from the Sponsor and the affiliate of the Company’s chief executive officer to issue an additional 514,500 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (see Note 2 for further information regarding the accounting treatment of the Private Placement Warrants). The over-allotment option expired on December 3, 2020, resulting in the return of $85,500 of the advancement not utilized. As of December 31, 2020, there were no advances outstanding.

Administrative Support Agreement

The Company has agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2020, the Company had accrued and paid $23,871 of monthly fees to the affiliate of the Sponsor and no amounts payable were outstanding at December 31, 2020.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an Initial Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes an Initial Business Combination, the Company would repay the Working Capital Loans. In the event that an Initial Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. If the Sponsor makes any working capital loans, up to $1,500,000 of such loans may be converted into warrants of the post business combination entity at the price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. As of December 31, 2020 and December 31, 2019, the Company had no borrowings under the Working Capital Loans.

Note 6—Commitments and Contingencies

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $7,900,376 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an Initial Business Combination, subject to the terms of the underwriting agreement.

Business Combination Agreement

On February 8, 2021, the Company entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement”) with DCRB Merger Sub Inc., a Delaware corporation and our wholly owned subsidiary (“Merger Sub”), and Hyzon Motors Inc., a Delaware corporation (“Hyzon”), pursuant to which Merger Sub will be merged with and into Hyzon (the “Merger,” together with the other transactions related thereto, the “Proposed Transactions”), with Hyzon surviving the Merger as our wholly owned subsidiary. The parties expect the Proposed Transactions to be completed in the second quarter of 2021, subject to, among other things, the approval of the Proposed Transactions by the Company’s stockholders, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions. Please see the Form 8-K filed with the SEC on February 9, 2021 for additional information.

Risks and Uncertainties

The Sponsor continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 7—Stockholders’ Equity

Common Stock

On October 19, 2020, the Company amended and restated its certificate of incorporation to, among other things, increase the number of authorized shares of Class A common stock from 200,000,000 to 250,000,000. The authorized common stock of the Company includes up to 250,000,000 shares of Class A common stock with a par value of $0.0001 per share and 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. If the Company enters into an Initial Business Combination, it may (depending on the terms of such an Initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the Initial Business Combination to the extent the Company seeks stockholder approval in connection with the Initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock. At December 31, 2020, and December 31, 2019, there were 22,572,502 and 0 shares, respectively, of Class A common stock issued and outstanding, of which 20,881,715 and 0 shares, respectively, were subject to possible redemption. At December 31, 2020 and December 31, 2019, there were 5,643,125 and 5,750,000 shares, respectively, of Class B common stock issued and outstanding, which reflects that on September 18, 2020, October 7, 2020, October 8, 2020 and December 3, 2020, the Sponsor returned 2,875,000, 1,437,500, 1,437,500 and 106,875 Founder Shares, respectively, to the Company at no cost.

The Sponsor and an affiliate of the Company’s chief executive officer agreed to forfeit up to an aggregate of 750,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture would be adjusted to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option, 643,125 Founder Shares were forfeited.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants

Each whole Warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as described in the prospectus for the Initial Public Offering. Only whole Warrants are exercisable. The Warrants will become exercisable on the later of 30 days after the completion of an Initial Business Combination or 12 months from the closing of the Initial Public Offering, and will expire five years after the completion of the Initial Business Combination or earlier upon redemption or liquidation, as described in the prospectus for the Initial Public Offering. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade.

The exercise price of each Warrant is $11.50 per share, subject to adjustment as described in the prospectus for the Initial Public Offering. In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price.

The Warrants will become exercisable on the later of:

•	30 days after the completion of the Initial Business Combination or,

•	12 months from the closing of the Initial Public Offering;

provided in each case that we have an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement).

The Company has not registered the shares of Class A common stock issuable upon exercise of the Warrants. However, the Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of an Initial Business Combination, the Company will use its best efforts to file with the

SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Company’s Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of the Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but the Company will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The Warrants will expire at 5:00 p.m., New York City time, five years after the completion of an Initial Business Combination or earlier upon redemption or liquidation. On the exercise of any Warrant, the Warrant exercise price will be paid directly to the Company and not placed in the Trust Account.

Once the Warrants become exercisable, the Company may redeem the outstanding Warrants for cash (except as described in the prospectus for the Initial Public Offering with respect to the Private Placement Warrants):

•	In whole and not in part;

•	At a price of $0.01 per Warrant;

•	Upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

•

if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrantholders.

The Company will not redeem the Warrants for cash unless a registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Except as described in the prospectus for the Initial Public Offering, none of the Private Placement Warrants will be redeemable by the Company so long as they are held by the initial purchasers of the Private Placement Warrants or their permitted transferees.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described in the prospectus for the Initial Public Offering with respect to the Private Placement Warrants):

•	in whole and not in part;

•

at a price of $0.10 per Warrant, provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock determined by reference to the table set forth in the warrant agreement based on the redemption date and the “fair market value” of the Company’s Class A common stock (as defined below) except as otherwise described in the warrant agreement;

•	upon a minimum of 30 days’ prior written notice of redemption;

•

if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like)

on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders; and

•

if the last sale price of the Company’s Class A common stock on the trading day prior to the date on which the Company sends the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Warrants, as described above.

The “fair market value” of the Company’s Class A common stock shall mean the average reported last sale price of the Company’s Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number the number of shares of Class A common stock to be issued to the holder.

As of December 31, 2020, there were 11,286,251 Public Warrants and 6,514,500 Private Placement Warrants outstanding. The Company classifies the outstanding Public Warrants and Private Placement Warrants as warrant liabilities on the Balance Sheet in accordance with the guidance contained in ASC 815-40.

The warrant liabilities are initially measured at fair value upon the closing of the Initial Public Offering and subsequently re-measured at each reporting period using a Monte-Carlo model. The Public Warrants were allocated a portion of the proceeds from the issuance of the Units equal to its fair value. The Company recognized losses in connection with changes in the fair value of warrant liabilities of $15,491,221 within change in fair value of warrant liabilities in the Statements of Operations during the year ended December 31, 2020.

Note 8—Income Tax

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax asset
Organizational costs/Startup expenses	$5,476,998

Total deferred tax asset	5,476,998
Valuation allowance	(5,476,998)

Deferred tax asset, net of allowance	$—

The income tax provision consists of the following:

December 31, 2020
Federal
Current	$—
Deferred	(5,476,998)
State
Current	$—
Deferred	—
Change in valuation allowance	5,476,998

Income tax provision	$—

As of December 31, 2020, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2020, the change in the valuation allowance was $5,476,998.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:

Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrant liabilities	(15.0)%
Non-deductible transaction costs	(0.6)%
Change in valuation allowance	(5.4)%

Income tax provision	0.0%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

Note 9—Fair Value Measurements

At December 31, 2020, assets held in the Trust Account were comprised of $225,727,721 in money market funds which are invested in U.S. Treasury Securities. Through December 31, 2020, the Company has not withdrawn any interest earned on the Trust Account to pay its franchise and income tax obligations.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
Assets:
Marketable securities held in Trust Account—U.S. Treasury Securities Money Market Fund	$225,727,721	$225,727,721	$—	$—
Liabilities:
Warrant liability—Public Warrants	$20,766,705	$20,766,705	$—	$—
Warrant liability—Private Placement Warrants	$12,833,565	$—	$—	$12,833,565

The Company utilized a Monte Carlo simulation model to value the warrant liabilities that are categorized within Level 1 at the date of the Initial Public Offering and utilizes a Black-Scholes model to value the warrant liabilities that are categorized within Level 3 at each reporting period, with changes in fair value recognized in the Statements of Operations. The estimated fair value of the warrant liability is determined using Level 3 inputs. Inherent in a binomial options pricing model are assumptions related to expected share-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero.

The significant unobservable inputs used in the Monte Carlo simulation model and the Black-Scholes model to measure the warrant liabilities that are categorized within Level 3 of the fair value hierarchy are as follows:

	At October 22, 2020 (Initial Measurement)	As of December 31, 2020
Stock price	$9.50	$10.60
Strike price	$11.50	$11.50
Term (in years)	5.6	5.4
Volatility	23.0%	27.8%
Risk-free rate	0.5%	0.4%
Dividend yield	0.0%	0.0%
Fair value of warrants	$1.03	$1.97

The following table provides a summary of the changes in fair value of the Company’s Level 3 financial instruments that are measured at fair value on a recurring basis:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2019	$—	$—	$—
Initial measurement at October 22, 2020	6,180,000	10,100,000	16,280,000
Initial measurement of over-allotment warrants	529,935	1,299,114	1,829,049
Change in valuation inputs or other assumptions	6,123,630	9,367,591	15,491,221

Fair value as of December 31, 2020	$12,833,565	$20,766,705	$33,600,270

There were no transfers between Levels 1, 2 or 3 during the year ended December 31, 2020.

Note 10—Subsequent Events

Management has evaluated the impact of subsequent events through the date these financial statements were available to be issued. All subsequent events required to be disclosed are included in these financial statements.

On February 8, 2021, we entered into the Business Combination Agreement with Merger Sub and Hyzon, pursuant to which Merger Sub will be merged with and into Hyzon, with Hyzon surviving the Merger as our wholly owned subsidiary. The parties expect the Proposed Transactions to be completed in the second quarter of 2021, subject to, among other things, the approval of the Proposed Transactions by our stockholders, satisfaction of the conditions stated in the Business Combination Agreement and other customary closing conditions.

In connection with our proposed business combination with Hyzon, certain of our purported stockholders have filed lawsuits alleging breaches of fiduciary duty against the company and its directors related to the proposed business combination and the preliminary proxy statement filed in connection therewith. Lanctot v. Decarbonization Plus Acquisition Corp. et al., Index No. 652070/2021 (N.Y. Sup. Ct., N.Y. Cnty.); Pham v. Decarbonization Plus Acquisition Corp. et al., Case No. 21-CIV-01928 (Cal. Sup., San Mateo Cnty.). We have also received demand letters making similar allegations. We believe that these pending and threatened lawsuits are without merit.

HYZON MOTORS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$47,773	$17,139
Accounts receivable	191	—
Inventory	626	—
Prepaid expenses and other current assets	7,830	848

Total current assets	56,420	17,987
Property, plant, and equipment, net	4,313	418
Right-of-use assets	1,507	1,656
Deferred transaction costs	3,465	732
Restricted cash and other assets	736	212

Total Assets	$66,441	$21,005

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$591	$215
Accrued professional fees and other current liabilities	3,622	1,062
Related party payables	1,371	560
Horizon license agreement payable	10,000	—
Contract liabilities	2,905	2,608
Current portion of lease liabilities	434	618

Total current liabilities	18,923	5,063

Long term liabilities
Lease liabilities, net of current portion	1,257	1,181
Convertible debt, net	49,441	—

Total liabilities	$69,621	$6,244

Commitments and contingencies (Note 8)
Stockholders’ Equity (Deficit)
Common stock, $0.001 par value; 150,000,000 shares authorized, 93,815,005 and 93,750,000 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively.	94	94
Additional paid-in capital	19,522	29,045
Accumulated deficit	(22,418)	(14,271)
Accumulated other comprehensive loss	(54)	(16)

Total Hyzon Motors Inc. stockholders’ equity (deficit)	(2,856)	14,852
Noncontrolling interest	(324)	(91)

Total Stockholders’ Equity (Deficit)	(3,180)	14,761

Total Liabilities and Stockholders’ Equity (Deficit)	$66,441	$21,005

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYZON MOTORS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	For the three Months Ended March 31, 2021 (unaudited)	For the period January 21, 2020 (Inception) - March 31, 2020 (unaudited)
Operating expense:
Research and development	627	45
Selling, general and administrative	3,146	79

Total operating expenses	$3,773	$124

Loss from operations	(3,773)	(124)

Other income (expense):
Foreign currency exchange loss	(28)	—
Interest income	2	—
Interest expense	(4,590)	—

Total other expense	(4,616)	—

Net loss	$(8,389)	$(124)
Net loss attributable to noncontrolling interest	(242)	—

Net loss attributable to Hyzon	(8,147)	(124)

Comprehensive loss:
Net loss	$(8,389)	$(124)
Foreign currency translation adjustment	(29)	—

Comprehensive loss	$(8,418)	(124)

Comprehensive loss attributable to noncontrolling interest	(233)	—

Comprehensive loss attributable to Hyzon	$(8,185)	(124)

Net loss per share attributable to Hyzon:
Basic and diluted	$(.09)	$(.00)

Weighted average common shares outstanding:
Basic and diluted	93,793,115	83,750,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYZON MOTORS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Hyzon Motors Inc. stockholders’ Equity (Deficit)	Noncontrolling Interest	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of December 31, 2020	93,750,000	$94	29,045	(14,271)	(16)	14,852	(91)	$14,761
Exercise of stock options	65,005	—	187	—	—	187	—	187
Stock-based compensation	—	—	290	—	—	290	—	290
IP transaction – deemed distribution	—	—	(10,000)	—	—	(10,000)	—	(10,000)
Net loss attributable to Hyzon	—	—	—	(8,147)	—	(8,147)	—	(8,147)
Net loss attributable to noncontrolling interest	—	—	—	—	—	—	(242)	(242)
Foreign currency translation loss	—	—	—	—	(38)	(38)	9	(29)

Balance at March 31, 2021	93,815,005	$94	19,522	(22,418)	(54)	(2,856)	(324)	$(3,180)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FOR THE PERIOD JANUARY 21, 2020 (INCEPTION) TO MARCH 31, 2020

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Hyzon Motors Inc. stockholders’ Equity (Deficit)	Noncontrolling Interest	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of January 21, 2020 (inception)	83,750,000	$84	—	—	—	84	—	$84
Net loss attributable to Hyzon	—	—	—	(124)	—	(124)	—	(124)

Balance at March 31, 2020	83,750,000	$84	—	(124)	—	(40)	—	$(40)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYZON MOTORS, INC. AND SUBSIDIARIES

STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the three months ended March 31, 2021 (unaudited)	For the period January 21, 2020 (Inception) - March 31, 2020 (unaudited)
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(8,389)	$(124)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	55	—
Reduction in the carrying amount of right of use assets	74
Stock-based compensation	290	—
Noncash interest expense	4,500	—
Changes in:
Accounts Receivable	(191)	—
Inventory	(626)	—
Prepaid expenses and other current assets	(6,982)	—
Accounts payable	375	—
Accrued expenses and other current liabilities	316	—
Related party payables	811	124
Contract liabilities	297	—

Net cash used in operating activities	(9,470)	—

Cash Flows from Investing Activities:
Purchases of property and equipment	(3,950)	—
Investment in equity securities	(123)	—

Net cash used in investing activities	(4,073)	—

Cash Flows from Financing Activities:
Exercise of stock options	187	—
Payment of finance lease liability	(38)	—
Debt issuance costs	(59)	—
Proceeds from issuance of convertible notes	45,000	—
Deferred transaction costs	(487)	—

Net cash provided by financing activities	44,603	—

Effect of exchange rate changes on cash	(26)	—

Net change in cash and restricted cash	31,034	—
Cash—Beginning	17,139	—

Cash and restricted cash —Ending	$48,173	$—

Supplemental schedule of non-cash investing activities and financing activities:
Transaction costs included in accrued expenses	$2,978	—
Accrual for Horizon license agreement	$10,000	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

HYZON MOTORS, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2021

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Hyzon Motors, Inc. (“Hyzon” or “the Company”), headquartered in Honeoye Falls, New York, was incorporated in the State of Delaware on January 21, 2020 as a wholly owned subsidiary of Hymas Pte. Ltd. (“Hymas”). Hymas is a wholly owned subsidiary of Horizon Fuel Cell Technologies (“Horizon”). Hyzon was formed to focus on accelerating the energy transition through the manufacturing and supply of hydrogen fuel cell-powered commercial vehicles across the North American, European, and Australasian regions. Since its inception, the Company has devoted substantially all of its efforts in research and development activities, including recruiting management and technical staff, raising capital, building the infrastructure to support the future production of Hydrogen Fuel Cell trucks and buses and supply of hydrogen fuel cell systems for forklift, truck, bus, aircraft, train, and marine applications, and has not yet generated any revenue.

On October 30, 2020, Hyzon entered into a joint venture agreement (the “JV Agreement”) with Holthausen Clean Technology Investment B.V. (“Holthausen”) (together referred to as the “Shareholders”) to establish a venture in the Netherlands called Hyzon Motors Europe B.V. (“Hyzon Europe”). The Shareholders will combine their resources in accordance with the JV Agreement, with the intention to mass commercialize fuel cell trucks within the European Union and nearby markets such as the United Kingdom, the Nordic countries and Switzerland through Hyzon Europe. Hyzon and Holthausen have 50.5% and 49.5% ownership interest in the equity of Hyzon Europe, respectively.

On February 8, 2021, the Company entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) with Decarbonization Plus Acquisition Corporation (“DCRB”) to affect a business combination between DCRB and the Company with the Company surviving the merger and DCRB ceasing to exist. The consummation of the proposed business combination is subject to receipt of the requisite approval of the stockholders of each DCRB and Hyzon and the fulfillment of other closing conditions stated in the Business Combination Agreement.

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements and related disclosures have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) pursuant to the requirements and rules of the Securities and Exchange Commission (“SEC”). Any reference in these notes to applicable guidance refers to US GAAP as found in US Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

Principles of Consolidation

The Company’s condensed consolidated financial statements include the accounts of Hyzon Motors, Inc. and our subsidiaries and consolidated affiliates, Hyzon Motors Australia and Hyzon Europe. All intercompany accounts and transactions are eliminated in consolidation. Hyzon Europe has been determined to be a variable-interest entity, and the Company has determined that it is the primary beneficiary, and accordingly, the results are included in the Company’s consolidated financial statements. The 49.5% interest not owned by the Company is accounted for as a noncontrolling interest.

Unaudited Condensed Interim Financial Information

The condensed consolidated balance sheet as of December 31, 2020 was derived from the Company’s audited financial statements but does not include all disclosures required by GAAP. The accompanying unaudited condensed consolidated financial statements as of March 31, 2021 and for the periods ended March 31, 2021 and 2020, have been prepared by the Company, pursuant to the rules and regulations of the SEC, for interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the period from inception to December 31, 2020 included in the section entitled “Hyzon Audited Financial Statements” beginning on page F-56 of this proxy statement. In the opinion of management, all adjustments, including those of a normal recurring nature necessary for a fair presentation of the Company’s consolidated financial position as of March 31, 2021 and consolidated results of operations for the periods ended March 31, 2021 and 2020 and consolidated cash flows for the periods ended March 31, 2021 and 2020 have been made. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2021. The December 31, 2020 balance sheet information was derived from the audited consolidated financial statements as of that date.

Liquidity

As a startup company with significant growth plans, the Company’s ability to access capital is critical. Management plans to continue to raise capital through a combination of private and public equity, and debt financing. The Company’s ability to access capital when needed is not assured, and if unavailable may require the Company to delay or abandon development programs and/or operations.

In accordance with ASC Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, the Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Through March 31, 2021, the Company has funded its operations primarily with cash flows from proceeds from the sale of its common stock and proceeds from issuance of convertible notes. However, the Company has recognized net losses since inception and has an accumulated deficit of $32.4 million as of March 31, 2021.

Following the issuance of convertible notes resulting in $45 million in proceeds (see Note 6), the Company has $47.8 million in unrestricted cash on hand as of March 31, 2021. Management expects that the Company’s cash will be sufficient to meet its liquidity requirements for at least one year from the issuance date of these consolidated financial statements.

Risks and Uncertainties

The Company is subject to a variety of risks and uncertainties common to early stage companies that have not yet commenced principle operations including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and the ability to secure additional capital to fund operations.

NOTE 2: Summary of Significant Accounting Policies

SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies are described in Note 2, Summary of Significant Accounting Policies, to the Company’s consolidated annual financial statements for the year ended December 31, 2020.

There have been no material changes to the significant accounting policies during the three-month period ended March 31, 2021 except for the new or updated policies noted.

Restricted Cash

Restricted cash consists of funds that are contractually restricted as to usage or withdrawal due to a contractual agreement with the landlord of a leased property. The Company has presented restricted cash separately from cash on the consolidated balance sheet as of March 31, 2021. Restricted cash of $400 thousand is related to the Company’s lease in greater Chicago and is included in restricted cash and other assets.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out method (FIFO) for all inventories.

Fair Value Measurements

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

—	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

—

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

—

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

NOTE 3: Revenues

Contract balances

Contract balances relate to the advance consideration received from customers for products and services prior to satisfying a performance obligation or in excess of amounts allocated to a previously satisfied performance obligation. These amounts are included within contact liabilities in the accompanying condensed consolidated balance sheet.

The carrying amount of contract liabilities included in the accompanying condensed consolidated balance sheet was $2.9 million and $2.6 million at March 31, 2021 and December 31, 2020, respectively.

The transaction price associated with remaining performance obligations related to binding orders for commercial vehicles and other contracts with customers was $19.7 million and $10.0 million as of March 31, 2021 and December 31, 2020, respectively. The Company expects to recognize substantially all its remaining performance obligations as revenue over the next 12 months.

NOTE 4: Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following at March 31, 2021 and December 31, 2020:

(In thousands)	At March 31, 2021	As December 31, 2020
Deposit for fuel cell components (see Note 10)	5,000	—
Other vehicle inventory deposits	1,336	577
Production equipment deposits	1,236	—
Other current assets	258	271

Total prepaid expenses and other current assets	7,830	848

NOTE 5: Property, Plant, and Equipment

Property, plant, and equipment consisted of the following at March 31, 2021 and December 31, 2020:

(In thousands)	At March 31, 2021	At December 31, 2020
Property, plant & equipment	2,639	243
Software & machinery	1,376	128
Leasehold improvements	286	—
Construction in progress	79	60

	4,380	431
Less: Accumulated depreciation and amortization	(68)	(13)

Property and equipment, net	4,312	418

Depreciation and amortization expense totaled $55 thousand for the fiscal quarter ended March 31, 2021. There was no depreciation and amortization expense for the period ended March 31, 2020.

In January 2021, the Company purchased a facility for $2.3 million in cash. The facility houses certain administrative functions and planned manufacturing of engines and hydrogen fuel cell storage systems.

NOTE 6: Convertible Notes

In February 2021, the Company entered into a Convertible Notes Purchase Agreement with certain investors for the purchase and sale of $45 million in Convertible Notes (the “Convertible Notes”). The Convertible Notes mature on February 1, 2023 and automatically convert to common stock upon the closing of the business combination with DCRB or another similar qualified financing at a ratio based on 90% of the price per share paid by external investors in the Transaction with DCRB or another similar qualified financing.

The Convertible Notes accrue interest at an annual rate of 1% commencing upon issuance and compounding semi-annually on each August 1 and February 1. Interest shall be payable by increasing the principal amount of the Convertible Notes (with such increased amount accruing interest as well) on each interest payment due date.

As the Convertible Notes contain various settlement outcomes, the Company evaluated each scenario for accounting purposes. The conversion features settled at discounts upon certain financing events were determined to be redemption features and were evaluated as embedded derivatives and bifurcated from the Convertible Notes due to the substantial premium to be paid upon redemption. At issuance, option-based features were determined to have a de minimis fair value, and non-option-based features were bifurcated assuming the issuance fair value was zero. Changes in the derivative liability fair values are reported in operating results each reporting period.

As of March 31, 2021, the Company valued the bifurcated embedded derivative associated with the automatic conversion triggered by the business combination with DCRB at $4.5 million, based on the probability weighted average of possible outcomes related to the feature (a Level 3 input). Based on the inclusion of the bifurcated embedded derivative in the carrying value of convertible notes payable, the Company has determined that the carrying value of the notes approximates fair value as of March 31, 2021.

During the three months ended March 31, 2021, the Company recorded $69 thousand of interest expense related to the stated interest for the Convertible Notes and $4.5 million related to the change in the value of the bifurcated embedded derivative within interest expense.

NOTE 7: Income Taxes

The Company did not record a provision for income taxes for the three months ended March 31, 2021 because it expects to generate a loss for the year ending December 31, 2021 and the Company’s net deferred tax assets continue to be fully offset by a valuation allowance.

As of March 31, 2021, and December 31, 2020, the Company had deferred tax assets of approximately $6.9 million and $3.1 million, respectively, each of which was fully offset by a valuation allowance. During the periods ended March 31, 2021 and 2020, the Company did not record an income tax benefit (expense) as a result of the full valuation allowances recorded against its deferred tax assets.

There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its positions.

NOTE 8: Commitments and Contingencies

Legal Proceedings

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies. However, the outcome of litigation is inherently uncertain. There is no material pending or threatened litigation against the Company as of March 31, 2021.

NOTE 9: Stock Compensation

During the period ended March 31, 2021, the Company granted 76,000 stock options with a weighted average grant date fair value of $2.98 per share and vest over five years. In addition, 65,005 options were exercised resulting in proceeds of $187 thousand, and 6,000 options were forfeited during the period ended March 31, 2021. There was no option activity in the prior period ended March 31, 2020. The Company granted 492,000 restricted stock units during the quarter ended March 31, 2021. These restricted stock units have a weighted average grant date fair value of $7.67 per share and vest over a period ranging from four to five years. The Company did not grant restricted stock units in the period ended March 31, 2020.

As of March 31, 2021, there were 11,377,500 options with a weighted average exercise value of $2.01, and 492,000 restricted stock units outstanding. There were no stock options or restricted stock units outstanding as of March 31, 2020. The Company recognized stock-based compensation costs of $290 thousand during the period ended March 31, 2021 related to the vesting of stock options and restricted stock units granted in the current and prior periods.

NOTE 10: Related Party Transactions

Horizon License Agreement

In January 2021, the Company entered into an intellectual property agreement (the “Horizon IP Agreement”) with Jiangsu Qingneng New Energy Technologies Co., Ltd. and Shanghai Qingneng Horizon New Energy Ltd. (together, “JS Horizon”) both of which are affiliates of the Company’s ultimate parent, Horizon. Under the Horizon IP Agreement, JS Horizon assigned to the Company a joint ownership interest in certain intellectual property rights previously developed by JS Horizon (“Background IP”), and each of Hyzon and JS Horizon granted to the other, within such other party’s field of use, exclusive licenses under their respective joint ownership rights in the Background IP, as well as their rights in improvements made in the future with respect to such Background IP. Under that agreement, the Company also grants JS Horizon a perpetual non-exclusive license under certain provisional patent applications (and any patents issuing therefrom), as well as improvements thereto.

The Horizon IP Agreement revised and clarified the intellectual property arrangements existing as of the Company’s inception, as set forth under two previous agreements. Under a License Agreement made effective at the time of the Company’s inception (the “License Agreement”), the Company received an exclusive license under certain of the Background IP. That agreement was later terminated and replaced with a Partial Assignment Agreement of Fuel Cell Technology, dated November 19, 2020 (the “Partial Assignment Agreement”), which contemplated a joint ownership structure with respect to certain of the Background IP similar to the structure set forth under the now existing Horizon IP Agreement. Both the original License Agreement and Partial Assignment Agreement have been superseded by the Horizon IP Agreement.

Under the terms of the Horizon IP Agreement, the Company will pay Horizon fixed payments of $10 million in 2021 as consideration for the rights it receives under the Background IP and improvements thereto, which is recorded as a liability at March 31, 2021. Because the Company is under common control with Horizon and JS Horizon, the cost of the intellectual property transferred should equal the historical cost of the Company’s ultimate parent, Horizon. Due to the creation of the Background IP through research and development over a long period of time, the historical cost of the intellectual property acquired is zero. As such, no asset was recorded for the Background IP on the Company’s balance sheet. The difference between the fixed amounts payable to JS Horizon and the historical cost are treated as a deemed distribution to Horizon, given the common control.

Related Party Accounts Payable

Horizon Fuel Cell Technologies and Related Subsidiaries

Hyzon utilizes Horizon Fuel Cell Technologies to supply certain fuel cell components. During the three months ended March 31, 2021, the Company made a deposit payment to Horizon in the amount of $5 million to secure fuel cell components. This payment is included in prepaid expenses as none of the components have yet been received.

Certain employees of Horizon and its affiliates provide services to the Company. Based on an analysis of the compensation costs incurred by Horizon and an estimate of the proportion of effort spent by such employees on each entity, an allocation of approximately $93 thousand and $124 thousand was recorded in the Company’s consolidated statement of operations and comprehensive loss related to such services for the three month period ended March 31, 2021 and from inception (January 21, 2020) through March 31, 2020, respectively. While the Company routinely settles intercompany activity in cash, the related party liability to Horizon and affiliates is $1.0 million as of March 31, 2021.

Holthausen

The Company entered into a joint venture agreement to create Hyzon Europe with Holthausen. Holthausen funded various setup costs including legal fees, and vehicle design work before the joint venture agreement was signed on October 30, 2020. The Company has a related party payable in the amount of $322 thousand due to Holthausen for its share of expenses related to Hyzon Europe, which were paid for by Holthausen.

NOTE 11: Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operating results by the different operating segments. As of March 31, 2021, the Company is composed of three operating segments representing its operations in the U.S., Australia and Europe. Based on the limited nature of the Australia and Europe operating segments for the period, the Company has determined that only the U.S. qualifies as a reportable segment as defined by ASC Topic 280.

NOTE 12: Net Loss per Share

The Company computes basic net loss per share using net loss attributable to Hyzon common stockholders and the weighted-average number of common shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive. The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders for the periods ended March 31, 2021 and 2020 (in thousands, except share and per share data):

	For the three months ended March 31, 2021	For the period January 21, 2020 (Inception) - March 31, 2020
Net loss attributable to Hyzon	$(8,147)	$(124)
Weighted average shares outstanding	93,793,115	83,750,000

Earnings per common share – basic and diluted	$(0.09)	$(0.00)

For the period ended March 31, 2021 the effect of dilutive securities, including stock options and restricted stock units were excluded from the denominator for the calculation of diluted net loss per share because the Company recognized a net loss for the period and their inclusion would be antidilutive. Anti-dilutive securities excluded were approximately 11.9 million shares. There were no potentially dilutive securities for the period ended March 31, 2020.

NOTE 13: Subsequent Events

Management has evaluated subsequent events through June 3, 2021, which is the date which the condensed consolidated financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Hyzon Motors Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Hyzon Motors Inc. and subsidiaries (the Company) as of December 31, 2020, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the period from January 21, 2020 (inception) to December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from January 21, 2020 (inception) to December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2020.

Rochester, New York

March 17, 2021

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2020

(in thousands, except share and per share data)

ASSETS
Current assets:
Cash	$17,139
Prepaid expenses and other current assets	848

Total current assets	17,987
Property and equipment, net	418
Right-of-use assets	1,656
Deferred transaction costs	732
Other assets	212

Total assets	$21,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$215
Accrued professional fees and other current liabilities	1,062
Related party payables	560
Contract liabilities	2,608
Current portion of lease liabilities	618

Total current liabilities	5,063
Lease liabilities, net of current portion	1,181

Total liabilities	$6,244

Commitments and contingencies (Note 9)

Stockholders’ equity
Common stock, $0.001 par value; 150,000,000 shares authorized, 93,750,000 shares issued and outstanding	$94
Additional paid-in capital	29,045
Accumulated deficit	(14,271)
Accumulated other comprehensive loss	(16)

Total Hyzon Motors Inc. stockholders’ equity	14,852

Noncontrolling interest	(91)

Total stockholders’ equity	14,761

Total liabilities and stockholders’ equity	$21,005

The accompanying notes are an integral part of these consolidated financial statements.

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE PERIOD JANUARY 21, 2020 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2020

(in thousands, except share and per share data)

Operating expenses:
Research and development	$1,446
Selling, general, and administrative	12,785

Total operating expenses	$14,231

Loss from operations	$(14,231)

Other expense:
Loss on consolidation of variable interest entity	(100)
Interest expense	(37)
Foreign currency loss, net	(8)

Total other expense	$(145)

Net loss	$(14,376)

Net loss attributable to noncontrolling interest	(105)

Net loss attributable to Hyzon	$(14,271)

Comprehensive loss:
Net loss	$(14,376)

Foreign currency translation adjustment	(20)

Comprehensive loss	$(14,396)

Comprehensive loss attributable to noncontrolling interest	(109)

Comprehensive loss attributable to Hyzon	$(14,287)

Net loss per share attributable to Hyzon:
Basic and diluted	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	86,145,594

The accompanying notes are an integral part of these consolidated financial statements.

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD JANUARY 21, 2020 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2020

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Hyzon Motors Inc. stockholders’ equity	Noncontrolling Interest	Total Stockholders’ Equity
	Shares	Amount
Issuance of common stock upon inception	83,750,000	$84	—	—	—	84	—	84
Issuance of common stock,
net of issuance costs of $1,024	9,750,000	10	18,466	—	—	18,476	—	18,476
Conversion of convertible notes	250,000	—	500	—	—	500	—	500
Stock-based compensation	—	—	10,079	—	—	10,079	—	10,079
Noncontrolling interest capital contribution	—	—	—	—	—	—	18	18
Net loss attributable to Hyzon	—	—	—	(14,271)	—	(14,271)	—	(14,271)
Net loss attributable to
noncontrolling interest	—	—	—	—	—	—	(105)	(105)
Foreign currency translation loss	—	—	—	—	(16)	(16)	(4)	(20)

Balance at December 31, 2020	93,750,000	$94	29,045	(14,271)	(16)	14,852	(91)	14,761

The accompanying notes are an integral part of these consolidated financial statements.

HYZON MOTORS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD JANUARY 21, 2020 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2020

(in thousands)

Cash Flows from Operating Activities:
Net loss	$(14,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13
Reduction in the carrying amount of right of use assets	172
Stock-based compensation	9,983
Noncash lease expense	5
Changes in:
Prepaid expenses and other current assets	(824)
Accounts payable	215
Accrued expenses and other current liabilities	467
Related party payables	560
Contract liabilities	2,608

Net cash used in operating activities	(1,177)

Cash flows from investing activities:
Purchases of property and equipment	(431)
Investment in equity securities	(122)

Net cash used in investing activities	(553)

Cash flows from financing activities:
Proceeds from issuance of common stock	19,584
Common stock issuance transaction costs	(1,024)
Payment of finance lease liability	(29)
Proceeds from issuance of convertible notes	500
Deferred transaction costs	(137)

Net cash provided by financing activities	18,894

Effect of exchange rate changes on cash	(25)

Increase in cash	17,139

Cash, date of inception	—

Cash, end of period	$17,139

NOTE 1: NATURE OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Hyzon Motors Inc. (“Hyzon” or “the Company”), headquartered in Rochester, New York, was incorporated in the State of Delaware on January 21, 2020 as a wholly owned subsidiary of Hymas Pte. Ltd. (“Hymas”). Hymas is a wholly owned subsidiary of Horizon Fuel Cell Technologies (“Horizon”). Hyzon was formed to focus on accelerating the energy transition through the manufacturing and supply of hydrogen fuel cell-powered commercial vehicles across the North American, European, and Australasian regions. Since its inception, the Company has devoted substantially all of its efforts in research and development activities, including recruiting management and technical staff, raising capital, building the infrastructure to support the future production of Hydrogen Fuel Cell trucks and buses and supply of hydrogen fuel cell systems for forklift, truck, bus, aircraft, train, and marine applications, and has not yet generated any revenue.

On October 30, 2020, Hyzon entered into a joint venture agreement (the “JV Agreement”) with Holthausen Clean Technology Investment B.V. (“Holthausen”) (together referred to as the “Shareholders”) to establish a venture in the Netherlands called Hyzon Motors Europe B.V. (“Hyzon Europe”). The Shareholders will combine their resources in accordance with the JV Agreement, with the intention to mass commercialize fuel cell trucks within the European Union and nearby markets such as the United Kingdom, the Nordic countries and Switzerland through Hyzon Europe. Hyzon and Holthausen have 50.5% and 49.5% ownership interest in the equity of Hyzon Europe, respectively.

As described in further detail in Note 14, on February 8, 2021, the Company entered into a Business Combination Agreement and Plan of Reorganization (the “Business Combination Agreement”) with Decarbonization Plus Acquisition Corporation (“DCRB”) to affect a business combination between DCRB and the Company with the Company surviving the merger and DCRB ceasing to exist. The consummation of the proposed business combination is subject to receipt of the requisite approval of the stockholders of each DCRB and Hyzon and the fulfillment of other closing conditions stated in the Business Combination Agreement.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance refers to US GAAP as found in US Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) of the Financial Accounting Standards Board (FASB).

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of Hyzon Motors Inc. and our subsidiaries and consolidated affiliates, Hyzon Motors Australia and Hyzon Europe. All intercompany accounts and transactions are eliminated in consolidation. Hyzon Europe has been determined to be a variable-interest entity, and the Company has determined that it is the primary beneficiary, and accordingly, the results are included in the Company’s consolidated financial statements. The 49.5% interest not owned by the Company is accounted for as a noncontrolling interest.

Liquidity

As a startup company with significant growth plans, the Company’s ability to access capital is critical. Management plans to raise capital through a combination of private and public equity, and debt financing. The Company’s ability to access capital when needed is not assured, and if unavailable may require the Company to delay or abandon development programs and/or operations.

In accordance with ASC Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, the Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

Through December 31, 2020, the Company has funded its operations primarily with cash flows from proceeds from the sale of its common stock and proceeds from issuance of convertible notes. However, the Company recognized a net loss of $14.4 million for the period from January 21, 2020 (date of inception) to December 31, 2020 and has an accumulated deficit of $14.3 million as of December 31, 2020.

As described in further detail in Note 14, in February 2021, the Company issued convertible notes to an investor and received $45 million in proceeds. Management expects that the Company’s cash will be sufficient to meet its liquidity requirements for at least one year from the issuance date of these consolidated financial statements.

Risks and Uncertainties

The Company is subject to a variety of risks and uncertainties common to early stage companies that have not yet commenced principle operations including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, and the ability to secure additional capital to fund operations.

NOTE 2: Summary of Significant Accounting Policies

Revenue

The Company accounts for revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”). Revenue is measured based on the transaction price specified in a contract with a customer, subject to the allocation of the transaction price to distinct performance obligations. The Company recognizes revenue when it satisfies a performance obligation by transferring control of product or service to a customer.

The Company accounts for each distinct performance obligation within its arrangements as a distinct unit of account if the items under the performance obligation have value to the customer on a standalone basis. The Company considers a performance obligation to be distinct and have a standalone value if the customer can benefit from the good or service either on its own or together with other resources readily available to the customer and the Company’s promise to transfer the goods or service to the customer is separately identifiable from other promises in the contract. The Company allocates revenue to each distinct performance obligation based on relative standalone selling prices.

Payment terms for sales of vehicles and fuel cell systems to customers to date have included certain installments to fund working capital requirements. The Company does not adjust the transaction price for a significant financing component when the performance obligation is expected to be fulfilled within a year as the amount is not material. The Company does not include a right of return on its products other than rights related to standard warranty provisions that permit repair or replacement of defective goods.

The Company is still in pre-revenue stage but has entered into certain contracts to manufacture heavy duty fuel cell trucks and buses and standalone fuel cell systems for mobility applications. As of December 31, 2020, substantive work has not commenced on these contracts but certain payments have been received during 2020. Revenue in these cases has been deferred as the relevant performance obligations under the arrangements have not been met, as further disclosed in Note 3, which includes further details on contract liabilities.

Nature of goods and services

The following is a description of principal activities from which the Company expects to generate future revenue.

(i)	Sales of Fuel Cell Vehicles

The Company plans to offer products in four distinct categories of fuel cell vehicles: Heavy Truck, Medium Truck, Delivery Truck/Van, and City Bus. To set pricing, the Company considers comparable vehicle pricing, the cost of diesel fuel in local markets, available government incentives, and material and labor costs. Revenue is generally expected to be recognized at a point in time when transfer of control occurs, which is expected to occur when vehicles are delivered to the customer.

(ii)	Sales of Fuel Cell Systems

Anticipated revenue from fuel cell systems will be generated from sales to customers who desire to install the Company’s fuel cell engines into their own applications. These applications may range in a variety of forms including vehicle, train, aircraft, and marine.

Pricing is determined through analysis of material cost and analysis of development work required to fit the customer’s application. Since each application is unique, pricing can vary considerably depending on customer requirements.

Similar to the Company’s vehicle sales, revenue is generally expected to be recognized at a point in time when control transfers to the customer at the time of system delivery. However, the criteria for recognizing revenue over time under ASC Topic 606 will be analyzed for each contract depending on specific terms and conditions of each arrangement.

Contract costs

The Company recognizes the incremental costs of obtaining contracts, including commissions, as an expense when incurred as the contractual period of our arrangements are expected to be one year or less.

Leases

The Company is a lessee in a noncancelable finance lease for its headquarters and certain research and development space and a noncancelable operating lease for Hyzon Europe’s office, warehouse, and production space.

The Company accounts for leases in accordance with ASC Topic 842, Leases (“ASC Topic 842”). The Company determines if an arrangement is or contains a lease at contract inception. The Company recognizes a right of use (ROU) asset and a lease liability (i.e. finance obligation) at the lease commencement date. For operating and finance leases, the lease liability is initially measured at the present value of the unpaid lease payments at the lease commencement date and is subsequently measured at amortized cost using the effective interest method.

Under ASC Topic 842, arrangements meeting the definition of a lease are classified as operating or financing leases. For finance leases, lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset results in straight-line rent expense over the lease term.

ASC Topic 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms.

The lease term for all of the Company’s leases includes the noncancelable period of the lease, plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

Lease payments included in the measurement of the lease liability comprise fixed payments, and the exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

The Company has lease agreements with lease and non-lease components, which are accounted for as a single lease component. Variable lease costs are expensed as incurred and are based on facility overhead charges paid to the Company’s lessors. The Company has elected not to recognize leases with original lease terms of 12 months or less (short-term leases) on the Company’s consolidated balance sheet.

Cash

Cash includes cash held in banks. The Company deposits its cash with high credit quality institutions to minimize credit risk exposure.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Repair and maintenance costs are expensed as incurred. The cost of properties sold or otherwise disposed of and the related accumulated depreciation and amortization are eliminated from the balance sheet accounts at the time of disposal and resulting gains and losses are included as a component of operating income. Depreciation is recorded on a straight-line basis over the following estimated useful lives.

Office and Lab Equipment	3 - 10 years
Vehicles	5 years

Investment in Equity Securities

The Company owns common shares, participation rights, and options to purchase additional common shares in a certain private company. The Company does not have control and does not have the ability to exercise significant influence over operating and financial policies of this entity. The investment does not have a readily determinable fair value and thus the investment is measured at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment. The Company’s investment totaled $122 thousand at December 31, 2020, which is included in other assets in the consolidated balance sheet. No impairment of the investment, or adjustments for observable transactions were recorded during the period from January 21, 2020 (date of inception) to December 31, 2020.

Fair Value Measurements

Financial assets and liabilities are categorized, based on the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities and lowest priority to unobservable inputs. Observable market data, when available, is required to be used in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurement.

The Company’s financial assets and liabilities include cash, accounts payable, and accrued expenses. The carrying amount of the Company’s financial assets and liabilities approximate fair value.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the assets from expected undiscounted future cash flows from operations. An impairment charge would be recognized equal to the amount by which the carrying amount exceeds the estimated fair value of the asset. The Company did not record any impairment loss during the period from January 21, 2020 (date of inception) to December 31, 2020.

Deferred Transaction Costs

The Company capitalizes deferred transaction costs, which consist of direct, incremental legal, professional, accounting and other third-party fees relating to the anticipated business combination with DCRB. The deferred transaction costs will be offset against proceeds upon the consummation of the business combination. Should the planned business combination be abandoned, the deferred transaction costs will be expensed immediately as a charge to operating expenses in the consolidated statement of operations and comprehensive loss.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets if it is more likely than not that such assets will not be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740, Income Taxes (“ASC Topic 740”), which clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognizes in its financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company has elected to classify interest and penalties related to unrecognized tax benefits, if and when required, as part of income tax expense in the consolidated statement of operations and comprehensive loss.

Foreign Currency Translation and Transactions

The determination of the functional currency for the Company’s foreign subsidiaries is made based on the appropriate economic factors. The functional currency of foreign subsidiaries is the Australian Dollar (AUD) for Hyzon Motors Australia and the Euro (EUR) for Hyzon Europe. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate for the period. The resulting translation adjustments are recognized as a component of accumulated other comprehensive loss.

For all transactions denominated in a currency other than a subsidiary’s functional currency, exchange rate gains and losses are included in income for the period in which the exchange rates changed. Net losses of $9 thousand for foreign currency transaction activity were recorded for the period from January 21, 2020 (date of inception) to December 31, 2020. These amounts were recorded in other expense in the consolidated statement of operations and comprehensive loss.

Stock Based Compensation

Employees

The Company recognizes the cost of share-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. Share-based compensation expense is generally recognized on a straight-line basis over the service period, which is generally the vesting period of the award. The Company recognizes stock-based compensation cost and reverses previously recognized costs for unvested options in the period forfeitures occur. The Company determines the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the fair value of common stock, expected price volatility of common stock, expected term, risk-free interest rates, and expected dividend yield.

Non-Employees

The Company recognizes the cost of share-based awards granted to non-employees based on grant-date fair value as determined by the Black-Scholes option pricing model. The Company believes that the fair value of the stock options is more reliably measured than the fair value of the services received. Compensation expense is recognized as services are performed and vesting conditions are met.

Research and Development

Costs related to research and development activities by the Company are expensed as incurred.

Selling, General and Administrative Expense

Selling, general, and administrative expense consist of personnel costs, depreciation and amortization, travel, and marketing costs. These costs are recognized when incurred.

Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive loss. The foreign currency translation gain or loss resulting from translation of the financial statements expressed in AUD or EUR to USD is reported in other comprehensive loss in the consolidated statement of operations and comprehensive loss.

Variable Interest Entity

The Company analyzes its variable interests, including loans, guarantees, and equity investments, to determine if the Company has any variable interests in variable interest entities. This analysis includes both qualitative and quantitative reviews. Qualitative analysis is based on an evaluation of the design of the entity, its organizational structure including decision making ability, and financial agreements. Quantitative analysis is based on the entity’s forecasted cash flows. US GAAP requires a reporting entity to consolidate a variable interest entity when the reporting entity has a variable interest that provides it with a controlling financial interest in the variable interest entity. The entity that consolidates a variable interest entity is referred to as the primary beneficiary of that variable interest entity. The Company uses qualitative and quantitative analyses to determine if it is the primary beneficiary of variable interest entities.

The Company has an equity investment in Hyzon Europe, which was determined to be a variable interest entity. The Company determined that it is the primary beneficiary of Hyzon Europe because it serves as the manager of the Hyzon Europe ’s operations, for which it owns 50.5%, thereby giving the Company the power to direct activities of the Hyzon Europe that most significantly impact its economic performance. The Company also has exposure to the losses of the entity and the right to receive benefits from the entity that could potentially be significant to the entity as a result of its equity interest. As a result, the results of operations of Hyzon Europe are included in the Company’s consolidated results of operations. The noncontrolling interest represents Holthausen’s ownership interest in Hyzon Europe.

At December 31, 2020, the carrying amount of assets included in the accompanying consolidated balance sheet relative to this variable interest entity were $983 thousand. Further, at December 31, 2020, the carrying amount of liabilities included in the accompanying consolidated balance sheet relating to this variable interest entity were $1.2 million. While the Company has no contractual obligation to do so, it may voluntarily elect to provide the entity with additional direct or indirect financial support based on its business objectives. The creditors of Hyzon Europe do not have general recourse to credit of the Company. Upon formation of Hyzon Europe, the Company recognized a loss on consolidation of $100 thousand primarily related to initial design work and other costs incurred by Holthausen prior to the formation of Hyzon Europe which was reimbursable to Holthausen. The loss is included in other expense in the accompanying consolidated statement of operations and comprehensive loss.

Net Loss Per Share

Basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to shareholders by the weighted average number of common shares outstanding during the reporting period.

Diluted earnings per share attributable to common stockholders adjusts basic earnings per share for the potentially dilutive impact of stock options.

Use of Estimates

The consolidated financial statements of the Company have been prepared in conformity with US GAAP, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3: Revenues

Contract balances

Contract balances relate to the advance consideration received from customers for products and services prior to satisfying a performance obligation or in excess of amounts allocated to a previously satisfied performance obligation. These amounts are included within contact liabilities in the accompanying consolidated balance sheet.

Significant changes in the contract liabilities balances during the period from January 21, 2020 (date of inception) through December 31, 2020 are as follows:

Contract liabilities

In thousands
Contract liability at January 21, 2020 (date of inception)	$—
Increases due to cash received	2,608

Net change in contract liabilities	$2,608

Remaining performance obligations

The transaction price associated with remaining performance obligations as of December 31, 2020 is $10.0 million. The Company expects to recognize substantially all of its remaining performance obligations as revenue over the next twelve months.

NOTE 4: Property and Equipment

Property and equipment consisted of the following at December 31, 2020:

In thousands
Office equipment	$79
Vehicles	243
Lab equipment	49
Construction in progress	60

431
Less: Accumulated depreciation and amortization	(13)

Property and equipment, net	$418

Depreciation and amortization expense totaled $13 thousand for the period from January 21, 2020 (date of inception) to December 31, 2020.

NOTE 5: Convertible Notes

On August 24, 2020, Hyzon entered into two Convertible Note Purchase Agreements (the “Agreements”), each with a separate purchaser. Each agreement authorized the issuance and sale of convertible promissory notes (the “Notes”). The Notes issued on August 24, 2020 had a combined principal amount of $500 thousand and each bore an interest rate of 10%, payable semi-annually in cash or in the form of the Notes. The Notes were set to mature one year after the issuance date (i.e. August 24, 2021), unless converted at a prior date.

Upon the consummation of an initial closing of a Qualified Financing, as defined, the Notes are convertible into a variable number of shares of the series or class of capital stock sold in the Qualified Financing equal to the par value of the Notes, either automatically or at the option of the Company. A Qualified Financing is defined as a private round of equity financing consummated by the Company resulting in aggregate proceeds of at least $10 million including the aggregate principal balance of the Notes as converted, with a minimum pre-money valuation equal to at least $175 million.

On October 19, 2020 the Company closed a Qualified Financing and the Notes were converted into 250,000 common shares, as more fully described in Note 7.

NOTE 6: Capital Structure

The Company has one class of common stock, par value $0.001 per share. As of December 31, 2020, the Company had authorized 150,000,000 shares of common stock. The holders of common stock are entitled to one vote per common share. As of December 31, 2020, there were 93,750,000 shares of common stock issued and outstanding.

On September 16, 2020, Hyzon entered into a purchase agreement (“Purchase Agreement”) with the purchasers named therein (collectively the “Purchasers”) to sell up to 10,000,000 common shares (“Round A Transaction”). The Round A Transaction closed on various dates between October 7, 2020 and November 12, 2020. The Company raised $20 million and issued 10,000,000 common shares upon the close of the Round A Transaction. The Company incurred $1.0 million in costs that were both direct and incremental to the issuance of these common shares, which has been recorded as a reduction of the proceeds received in additional paid-in capital. The Company also granted 274,000 equity instruments with an estimated fair value of approximately $309 thousand to certain individuals as compensation for facilitating the Round A Transaction which was recorded within additional paid-in capital.

On July 27, 2020, Hyzon entered into an agreement (the “Option Agreement”) with Ascent Funds Management LLC (“Ascent”) to induce Ascent to make an initial purchase of $3 million of Hyzon common stock as part of a subscription in the Round A Transaction by granting Ascent an option to purchase up to 4.6 million shares of Hyzon common stock at an exercise price of $2.73 per share. The option expires at the earlier of the nine-month anniversary of the final closing of the Round A Transaction or the three-month anniversary of the closing of the business combination with DCRB or another similar qualified financing and remains outstanding at December 31, 2020. The Option Agreement does not meet any of the liability classification criteria and accordingly is classified in equity, and not subsequently remeasured.

NOTE 7: Stock Compensation

Stock Option Plan

The Company has adopted a Stock Incentive Plan (the Plan) pursuant to which both incentive and non-qualified options for its common stock may be granted to employees, directors and consultants of the Company. At

December 31, 2020, there were 16,250,000 reserved shares of common stock subject to the Plan. Shares of common stock issued under the Plan may be either authorized but unissued shares or reacquired common stock of the Company. Under the Plan, the exercise period of options is determined when granted, and options expire no later than fifteen years from the date of grant, subject to terms and limitations relative to termination of service and ownership percentages of the voting power of all classes of the Company’s stock.

On November 12, 2020, 6,250,000 options were granted to a certain employee which vest in two equal tranches and have a contractual term of 15 years. The first tranche vested on the grant date, are immediately exercisable, have an exercise price of $2.00 per share, and resulted in $4.9 million of compensation expense during 2020. The second tranche contains performance and market conditions for vesting which require an exit event of Horizon at escalating minimum equity values each year, within six years. The exercise price for the second tranche is initially $2.00 per share but increases by $1.00 per share each year during which the award remains outstanding. The fair value of the second tranche was estimated as of the grant date using a Monte Carlo simulation with key assumptions beyond those typical of option pricing models described below including the probability of achieving a Horizon exit at the required valuation in each year of the six year period. The grant date fair value of the second tranche is estimated to be $1.2 million which may or may not be recognized in the future depending on the outcome the conditions for vesting.

Additionally, on November 12, 2020, 3,125,000 options were granted to a certain employee which have a contractual term of 15 years, are immediately exercisable, and have an exercise price of $2.00 per share. Half of this award is subject to a two-year transferability restriction for the underlying shares of common stock, which resulted in a discount on the fair value of common stock assumption used in the determination of the fair value of this portion of the award. The grant date fair value of this award was determined using a Black Scholes option pricing model and resulted in $4.5 million of compensation expense during the period.

For the awards described above which vested immediately, the following table discloses the assumptions utilized in the Black Scholes option pricing model:

Expected volatility	90%
Expected dividend	$0.00
Weighted average expected term (in years)	7.5
Risk-free rate	.68%

For all other employees, option awards are generally granted with an exercise price equal to the fair value of the Company’s stock at the date of the grant. The awards generally have a five-year contractual term. The option period and provisions for each option granted are determined at the time of the grant, but generally vest a portion on the date of grant and then ratably each anniversary after issuance over a 5-year period of continuous service.

The fair value of these stock option awards are estimated as of the grant date using an Black Scholes option-pricing model and the following assumptions: a risk-free interest rate based on the U.S. Treasury yield curve at the date of grant; an expected or contractual term; and expected volatility based on an evaluation of comparable public companies’ measures of volatility. The Company does not anticipate declaring dividends on common shares now or in the near future and has therefore assumed no dividend rate.

The following table discloses the assumptions, or range of assumptions, utilized for stock options granted during the period from January 21, 2020 (date of inception) to December 31, 2020:

Expected volatility	90%
Expected dividend	$0.00
Weighted average expected term (in years)	.4-5.0
Risk-free rate	.1-.4%

The Company also granted equity awards to non-employee contractors during the period, which resulted in the recognition of $67 thousand of compensation expense during 2020. Additionally, there was a non-employee award granted which contains a performance condition that, if achieved, would result in the vesting of 100,000 options and $254 thousand of compensation expense.

The grant-date fair value of all stock options granted in 2020 under the methods and assumptions described above totaled $13.3 million with a weighted average grant date fair value of $1.17 per option. The Company recognized stock-based compensation costs totaling $10 million during the period from January 21, 2020 (date of inception) to December 31, 2020, related to its issued stock options.

As of December 31, 2020, there was $3.0 million of total unrecognized compensation cost, related to the non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of approximately 5 years.

Aggregate stock options outstanding at December 31, 2020 had an aggregate intrinsic value of $27.7 million.

The following table summarizes the changes in options during the period from January 21, 2020 (date of inception) to December 31, 2020:

	Number of Options	Weighted Average Exercise Price	Range of Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding as of January 21, 2020	—	—	—
Granted	11,372,505	$2.01	2.00-2.73	9.0
Exercised	—	—		—
Forfeited	—	—		—

Outstanding as of December 31, 2020	11,372,505	$2.01	2.00-2.73	9.0

Exercisable as of December 31, 2020	7,040,670	$2.01	2.00-2.73	7.0

NOTE 8: Income Taxes

There was no provision for income taxes required for the period January 21, 2020 (date of inception) to December 31, 2020. A reconciliation of the expected income tax expense (benefit) computed using the federal statutory income tax rate to the Company’s effective income tax rate is as follows:

Federal tax at a statutory rate	21.0%
Earnings taxed at other than Federal statutory rate	0.3
Change in valuation allowance	(21.3)

Income tax provision	0.0%

Deferred income tax assets and liabilities resulting from temporary differences are summarized as follows:

In thousands
Deferred income tax assets:
Net operating loss carryforward	$931
Stock based compensation	2,097
Lease liabilities	378

Deferred income tax assets—total	3,406

Deferred income tax liabilities:
Property and equipment	(4)
Right of use assets	(348)
Deferred income tax liabilities—total	(352)
Less: Valuation allowance	3,054

Deferred income taxes, net	$—

At December 31, 2020, the Company had U.S. Federal and Foreign net operating loss carryforwards (NOLs) of $3.8 million and $512 thousand, respectively, to be used to offset future taxable income. The entire $3.8 million of U.S Federal losses and $299 thousand of Foreign losses can be carried forward indefinitely; the remaining $213 thousand of Foreign losses expire in 2026.

In assessing the realizability of deferred tax assets, management considers, within each taxing jurisdiction, whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the consideration of the weight of both positive and negative evidence, management has determined it is more likely than not that the deferred tax assets as of December 31, 2020 will not be realized. As such, a valuation allowance has been provided.

Under the provisions of Section 382 of the Internal Revenue Code (“IRC”), net operating loss and credit carryforwards and other tax attributes may be subject to limitation if there has been a significant change in ownership of the Company, as defined by the IRC. Future equity shifts could result in limitations on net operating loss carryforwards.

NOTE 9: Commitments and Contingencies

Legal Proceedings

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies. However, the outcome of litigation is inherently uncertain. There is no material pending or threatened litigation against the Company as of December 31, 2020.

NOTE 10: Leases

In May 2020, the Company entered into a lease agreement for a headquarters and R&D facility in Honeoye Falls, NY. The non-cancelable term of the lease is 3 years and it was determined to be a finance lease.

In November 2020, Hyzon Europe entered into a lease agreement for a warehouse and office space in the Netherlands. The non-cancelable term of the lease is 5 years and it was determined to be an operating lease.

The components of the lease expense for the period from inception (January 21, 2020) to December 31, 2020 are as follows:

In thousands
Operating lease cost	19
Variable lease cost	30
Finance lease cost:
Amortization of right-of-use assets	172
Interest on lease liabilities	35

Total lease cost	256

Supplemental cash flow information related to leases for the period from inception (January 21, 2020) to December 31, 2020 was as follows:

In thousands
Cash paid for amount included in the measurement of lease liabilities:
Operating cash flows from operating leases	$19
Operating cash flows from finance leases	$35
Financing cash flows from finance leases	$29

In thousands
Right-of-use assets obtained in exchange for new lease liabilities:
Operating leases	$780
Finance leases	$886

Supplemental balance sheet information related to leases as of December 31, 2020 was as follows:

Operating leases:
Operating lease right-of-use assets	$942
Operating lease liabilities	$(942)

Finance leases:
Finance lease right-of-use assets	$713
Finance lease liabilities	$(857)

Weighted average remaining lease term:
Operating leases	4.9 years
Finance leases	2.4 years

Weighted average discount rate:
Operating leases	7.1%
Finance leases	6.9%

Maturities of lease liabilities are as follows:

Year Ending December 31,	Operating Leases	Finance Leases
2021	226	256
2022	226	448
2023	226	240
2024	226	—
2025 and thereafter	205	—

Total minimum lease payments	1,109	944

Less: imputed interest	(167)	(87)

Total lease liabilities	942	857

NOTE 11: Related Party Transactions

Horizon IP Agreement

In January 2021, the Company entered into the Horizon IP Agreement with JS Horizon, part of the Horizon group of Companies, pursuant to which each of Hyzon and JS Horizon conveys to the other certain rights in intellectual property relating to Hyzon’s core fuel cell and mobility product technologies, and under which the Company will pay Horizon two fixed payments in 2021 totaling $10 million.

Related Party Accounts Payable

Horizon Fuel Cell Technologies and Related Subsidiaries

During 2020, certain employees of Horizon and its affiliates provided services to the Company. Based on an analysis of the compensation costs incurred by Horizon and an estimate of the proportion of effort spent by such employees on each entity, an allocation of approximately $518 thousand was recorded in the Company’s consolidated statement of operations and comprehensive loss related to such services. Additionally, there was routine intercompany activity, including funding for operations of the Company provided by Horizon until the Round A fundraising was completed. While some of this intercompany activity has been settled in cash, the remaining related party liability to Horizon and affiliates is $372 thousand as of December 31, 2020.

Holthausen

The Company entered into a joint venture agreement to create Hyzon Europe with Holthausen. Holthausen funded various setup costs including legal fees, and vehicle design work before the joint venture agreement was signed on October 30, 2020. The Company has recorded a related party payable of $187 thousand due to Holthausen for its share of expenses related to Hyzon Europe, which were paid for by Holthausen.

NOTE 12: Segment Reporting

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operating results by the different operating segments. As of December 31, 2020, the Company is composed of three operating segments representing its operations in the U.S., Australia and Europe. Based on the limited nature of the Australia and Europe operating segments for the period, the Company has determined that only the U.S. qualifies as a reportable segment as defined by ASC Topic 280.

NOTE 13: Net Loss per Share

The Company computes basic net loss per share using net loss attributable to Hyzon common stockholders and the weighted-average number of common shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive. The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders for the period from January 21, 2020 (date of inception) to December 31, 2020 (in thousands, except share and per share data):

Net loss attributable to Hyzon	(14,271)
Weighted average shares outstanding	86,145,594

Earnings per common share—basic and diluted	(0.17)

For the period January 21, 2020 (date of inception) to December 31, 2020 the effect of dilutive securities, including stock options and awards was excluded from the denominator for the calculation of diluted net loss per share because the Company recognized a net loss for the period and their inclusion would be antidilutive. Anti-dilutive securities excluded were approximately 16 million shares.

NOTE 14: Subsequent Events

The Company evaluated events occurring after the date of the consolidated financial statements (subsequent events) through March 17, 2021, the date the consolidated financial statements are available to be issued. The following events for which the Company believes disclosure is required were identified:

Merger with Decarbonization Plus Acquisition Corporation

On February 8, 2021, the Company entered into the Business Combination Agreement with DCRB to affect a business combination between DCRB and the Company with the Company surviving the merger and DCRB ceasing to exist (the “Transaction”). Upon closing of the Transaction, the combined operating company will be named Hyzon Motors Inc. and will continue to be listed on the Nasdaq and trade under the ticker symbol “HYZN.” Cash proceeds of the Transaction will be funded through a combination of DCRB’s $225.7 million of cash held in trust (assuming no redemptions) and an aggregate of $355.0 million in fully committed common stock transactions at $10.00 per share. The consummation of the proposed Transaction is subject to receipt of the requisite approval of the stockholders of each DCRB and the Company and the fulfillment of other closing conditions stated in the Business Combination Agreement.

Convertible Notes

In February 2021, the Company received proceeds of $45 million relating to convertible notes sold to an investor. The notes mature on February 1, 2023 and automatically convert to Hyzon Common Stock upon the closing of the business combination with DCRB or another similar qualified financing at a ratio based on 90% of the price per share paid by external investors in the Transaction with DCRB or another similar qualified financing.

Purchase of Facility

On January 19, 2021, the Company purchased a facility for $2.3 million in cash. The facility is intended to house certain administrative functions, as well as function as a location for the manufacturing of fuel cell stacks and engines.

Annex A

Execution Version

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION

by and among

DECARBONIZATION PLUS ACQUISITION CORPORATION,

DCRB MERGER SUB INC.,

and

HYZON MOTORS INC.

Dated as of February 8, 2021

A-i

A-ii

EXHIBIT A	Form of Amended and Restated Registration Rights Agreement
EXHIBIT B	Form of Second Amended and Restated Certificate of Incorporation of Surviving Corporation
EXHIBIT C	Form of Amended and Restated Bylaws of Surviving Corporation
EXHIBIT D	Form of Second Amended and Restated Certificate of Incorporation of DCRB
EXHIBIT E	Directors and Officers of the Surviving Corporation and DCRB
EXHIBIT F	Form of Written Consent
SCHEDULE A	Lock-Up Parties
SCHEDULE B	Company Knowledge Parties

A-iii

BUSINESS COMBINATION AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 8, 2021 (this “Agreement”), by and among Decarbonization Plus Acquisition Corporation, a Delaware corporation (“DCRB”), DCRB Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Hyzon Motors Inc., a Delaware corporation (the “Company”).

Background

Merger Sub is a wholly owned direct subsidiary of DCRB.

Upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), DCRB and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of DCRB.

DCRB and the Company intend, for U.S. federal and applicable state income Tax purposes, that the Merger will be treated as qualifying as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), intend for this Agreement to constitute, and hereby adopt as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and intend to file the statement required by Treasury Regulations Section 1.368-3(a).

The Board of Directors of the Company (the “Company Board”) has unanimously (a) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) has recommended the approval and adoption of this Agreement and the Merger by the stockholders of the Company.

The Board of Directors of DCRB (the “DCRB Board”) has (a) determined that the Merger is fair to, and in the best interests of, DCRB and its stockholders, (b) approved and adopted this Agreement and declared its advisability and approved the payment of the Per Share Merger Consideration to stockholders of the Company pursuant to this Agreement and the other transactions contemplated by this Agreement, and (c) recommended the approval and adoption of this Agreement and the transactions contemplated by this Agreement by the stockholders of DCRB.

The Board of Directors of Merger Sub (the “Merger Sub Board”) has (a) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder and has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (b) recommended the approval and adoption of this Agreement and the Merger by the sole stockholder of Merger Sub.

Promptly following the execution and delivery of this Agreement (and in any event within one (1) Business Day of the execution of this Agreement), the Company shall (i) seek the Company Stockholder Approval and deliver a copy of the Written Consent to DCRB and (ii) deliver Lock-Up Agreements, dated as of the date hereof, signed by the Persons listed on Schedule A hereto (each, a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”), setting forth their agreement with respect to the transfer of certain shares of DCRB Class A Common Stock after Closing.

DCRB, Sponsor and certain other stockholders of DCRB, concurrently with the execution and delivery of this Agreement, are entering into a Founder Warrant Agreement, dated as of the date hereof (the “Founder Warrant Agreement”), setting forth their agreement with respect to such person’s DCRB Warrants acquired in a private placement in connection with DCRB’s initial public offering.

DCRB, concurrently with the execution and delivery of this Agreement, is entering into subscription agreements (the “Subscription Agreements”) with certain investors pursuant to which such investors, upon the terms and subject to the conditions set forth therein, have agreed to purchase shares of DCRB Class A Common Stock at a purchase price of $10.00 in a private placement or placements (the “Private Placements”) to be consummated concurrently with the consummation of the transactions contemplated hereby.

Concurrently with the Closing, DCRB and certain stockholders of the Company and DCRB, shall enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit A.

Agreement

In consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Certain Definitions. For purposes of this Agreement:

“Accredited Investor” means a stockholder that (a) is an “accredited investor”, as such term is defined in Rule 501(a) under the Securities Act, and (b) has properly completed and delivered an investor questionnaire in the form prepared by DCRB and reasonably satisfactory to the Company that certifies, to the reasonable satisfaction of DCRB, that such stockholder is an Accredited Investor.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Ancillary Agreements” means the Lock-Up Agreements, Founder Warrant Agreement, Registration Rights Agreement and all other agreements, certificates and instruments executed and delivered by DCRB, Merger Sub or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, (iii) anti-bribery legislation promulgated by the European Union and implemented by its member states, (iv) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (v) similar legislation applicable to the Company or any Company Subsidiary from time to time.

“Applicable Earnout Share” means the percentage set forth opposite each Eligible Company Equityholder’s name in the Payment Schedule (for the avoidance of doubt, the sum of all percentages set forth opposite each Eligible Company Equityholder’s name in the Payment Schedule shall be equal to 100%); provided that any amounts that would have been due to an Eligible Company Equityholder on a Triggering Event in respect of an unexercised Company Option or unvested Company RSU that was outstanding as of the Effective Date but which is forfeited without having been exercised or settled in full prior to such a Triggering Event shall not be allocated to such Eligible Company Equityholder on such Triggering Event and shall instead be allocated pro-rata among the remaining Eligible Company Equityholders on such Triggering Event and any subsequent Triggering Events.

“Ascent Letter Agreement” means that certain Amended & Restated Side Letter Agreement, dated as of August 12, 2020 and amended as of the date hereof, by and between the Company and Ascent Funds Management LLC.

“Ascent Options” means the options to purchase outstanding shares of Company Common Stock held by Ascent Funds Management LLC.

“Business Data” means all business information and data, including that which constitutes Personal Information (whether of employees, contractors, consultants, customers, consumers, or other persons and whether in electronic or any other form or medium), that is collected, used, stored, shared, distributed, transferred, disclosed, or otherwise processed in the course of the conduct of the business of the Company or any Company Subsidiaries.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY; provided that banks shall not be deemed to be required or authorized to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any Governmental Authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processors, databases, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, and any Software and systems provided via the cloud or “as a service”, that are, in each case, owned or used in the conduct of business by the Company or any Company Subsidiaries.

“Change of Control” means any transaction or series of transactions (a) following which a person or “group” (within the meaning of Section 13(d) of the Exchange Act) of persons (other than DCRB, the Surviving Corporation or any of their respective subsidiaries), has direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing 50% or more of the voting power of or economic rights or interests in DCRB, the Surviving Corporation or any of their respective subsidiaries, (b) constituting a merger, consolidation, reorganization or other business combination, however effected, following which either (i) the members of the board of directors of DCRB immediately prior to such merger, consolidation, reorganization or other business combination do not constitute at least a majority of the board of directors of the company surviving the combination or, if the surviving company is a subsidiary, the ultimate parent thereof or (ii) the voting securities of DCRB, the Surviving Corporation or any of their respective subsidiaries immediately prior to such merger, consolidation, reorganization or other business combination do not continue to represent or are not converted into 50% or more of the combined voting power of the then outstanding voting securities of the person resulting from such combination or, if the surviving company is a subsidiary, the ultimate parent thereof, or (c) the result of which is a sale of all or substantially all of the assets of DCRB or the Surviving Corporation to any person.

“Company Certificate of Incorporation” means the Certificate of Incorporation of the Company dated January 21, 2020, as amended by the Certificate of Amendment of the Certificate of Incorporation dated August 19, 2020.

“Company Common Stock” means the shares of the Company’s Common Stock, par value $0.001 per share.

“Company Convertible Notes” means the convertible notes issued pursuant to the Convertible Notes Purchase Agreement, dated January 11, 2021, by and among the Company and the purchasers named therein.

“Company-Licensed IP” means all Intellectual Property rights owned by a third party and licensed to the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any event, circumstance, change or effect (collectively “Effect”) that, individually or in the aggregate with all other Effects, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or operations of the Company and the Company Subsidiaries taken as a whole or (ii) would prevent, materially delay or materially impede the performance by the Company of its obligations under this Agreement or the consummation of the Merger or any of the other Transactions, in each case by the Outside Date; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which the Company and the Company Subsidiaries operate; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics, COVID-19 Measure or other force majeure events (including any escalation or general worsening thereof); (e) any actions taken or not taken by the Company or the Company Subsidiaries as required by this Agreement or any Ancillary Agreement; (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transactions (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities) (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the transactions contemplated hereby); (g) any failure to meet any projections, forecasts, guidance, estimates, milestones, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (g) shall not prevent a determination that any Effect underlying such failure has resulted in a Company Material Adverse Effect to the extent permitted by this definition; or (h) any actions taken, or failures to take action, or such other changes or events, in each case, which DCRB has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (a) through (c), to the extent that the Company and the Company Subsidiaries, taken as a whole, are materially disproportionately affected thereby as compared with other participants in the industries and geographical regions in which the Company and the Company Subsidiaries operate.

“Company Merger Shares” means a number of shares equal to the quotient determined by dividing (a) the Company Valuation by (b) $10.00.

“Company Options” means all options to purchase shares of Company Common Stock, whether or not exercisable and whether or not vested, outstanding immediately prior to the Effective Time under the Company Stock Plan or otherwise. For the avoidance of doubt, no options have been granted to, or are outstanding in respect of, Hydrogen Technology Ventures, LLC as of the date hereof.

“Company Outstanding Shares” means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, expressed on a fully-diluted and as-converted to Company Common Stock basis, and including, without limitation or duplication, (i) the number of shares of Company Common Stock issuable upon conversion of the Ascent Options, (ii) the number of shares of Company Common Stock that are issuable upon the net exercise of Company Options that are unexpired, issued and outstanding as of immediately prior to the Effective Time, assuming that the fair market value of one Option Share equals (x) the Exchange Ratio multiplied by (y) $10.00, (iii) the number of shares of Company Common Stock issuable upon the net exercise of Company Warrants that are unexpired, issued and outstanding as of immediately prior to the Effective Time (as calculated pursuant to the Warrant Subscription Agreement), assuming that the fair market value of one Warrant Share equals the (x) Exchange Ratio multiplied by (y) $10.00 and (iv) the number of shares of Company Common Stock issuable upon settlement of the Company RSUs. For the avoidance of doubt, “Company Outstanding Shares” shall not include the number of shares of Company Common Stock issuable upon conversion of the Company Convertible Notes pursuant to Section 3.01(a).

“Company-Owned IP” means all Intellectual Property rights that (i) are owned by the Company or any of the Company Subsidiaries or (ii) the Company or any Company Subsidiary, through public investor presentations or marketing materials prepared by, or in consultation with, the Company on or prior to the date of this Agreement and distributed in connection with the Transactions, purports to own, including the Intellectual Property identified in Section 4.13(a) of the Company Disclosure Schedule and, in any case, whether solely or jointly with any other person.

“Company RSUs” means all restricted stock units, whether or not vested, outstanding immediately prior to the Effective Time under the Company Stock Plan or otherwise.

“Company Stock Plan” means the Hyzon Motors Inc. 2020 Stock Incentive Plan.

“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

“Company Subsidiary” means each subsidiary of the Company.

“Company Transaction Costs” means all out-of-pocket fees, costs and expenses of the Company or the Company Subsidiaries incurred prior to and on the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents and the consummation of the Transactions, including, without duplication, the sum of all outstanding deferred, unpaid or contingent underwriter, transaction, deal, brokerage, financial, accounting or legal advisory, auditor or SEC filing fees or any similar fees, commissions or expenses owed by the Company or the Company Subsidiaries (to the extent the Company or the Company Subsidiaries are responsible for or obligated to reimburse or repay any such amounts) to financial advisors, investment banks, data room administrators, financial printers, attorneys, accountants and other similar advisors, service providers and the SEC, but excluding, for the avoidance of doubt, (y) any accounting, legal or other advisory or any similar fees, commissions or expenses incurred in the ordinary course of business consistent with past practice and not in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents or the consummation of the Transactions and (z) the portion of the filing fee for the Notification and Report Forms filed under the HSR Act payable by DCRB. For the avoidance of doubt, the Private Placement Transaction Costs incurred by the Company and the Company Subsidiaries shall be Company Transaction Costs.

“Company Transaction Costs Cap” means $15,000,000.

“Company Valuation” means (i) $2,000,000,000, plus (ii) the aggregate amount of DCRB Transaction Costs in excess of the DCRB Transaction Costs Cap and minus the aggregate amount of Company Transaction Costs in excess of the Company Transaction Costs Cap.

“Company Warrants” means the warrants to purchase outstanding shares of Company Common Stock held by Ardour Capital Investments LLC.

“Confidential Information” means any information, knowledge or data concerning the businesses or affairs of (i) the Company or the Company Subsidiaries that is not already generally available to the public, or (ii) any Suppliers or customers of the Company or any Company Subsidiaries or DCRB or its subsidiaries (as applicable) that is bound by any written confidentiality agreements.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“COVID-19 Measure” means (a) any applicable quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester or any other applicable Law, order or recommendations of a

Governmental Authority, or policy or requirement of any supplier or customer, or (b) any commercially reasonable measures adopted by the Company or any of the Company Subsidiaries (i) for the protection of the health and safety of the Company’s employees, customers, vendors, service providers or any other persons who physically interact with representatives of the Company or visit any location over which the Company exercises any control, (ii) to preserve the assets utilized in connection with the business of the Company and the Company Subsidiaries or (iii) otherwise substantially consistent with actions taken by others in the industries and geographic regions in which affected businesses of the Company and the Company Subsidiaries operate, in each case in connection with or in response to the COVID-19 pandemic or any other global or regional health event, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).

“DCRB Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of DCRB dated October 19, 2020.

“DCRB Class A Common Stock” means DCRB’s Class A Common Stock, par value $0.0001 per share.

“DCRB Common Stock” means DCRB Class A Common Stock and the DCRB Founders Stock.

“DCRB Founders Stock” means DCRB’s Class B Common Stock, par value $0.0001 per share.

“DCRB Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other Effects, (i) is or would reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of DCRB, or (ii) would prevent, materially delay or materially impede the performance by DCRB or Merger Sub of their respective obligations under this Agreement or the consummation of the Merger or any of the other Transactions; in each case by the Outside Date, provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a DCRB Material Adverse Effect: (a) any change or proposed change in or change in the interpretation of any Law or GAAP; (b) events or conditions generally affecting the industries or geographic areas in which DCRB operates; (c) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (d) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics, COVID-19 Measure or other force majeure events (including any escalation or general worsening thereof); (e) any actions taken or not taken by DCRB as required by this Agreement or any Ancillary Agreement; (f) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Merger or any of the other Transaction (provided that this clause (f) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the transactions contemplated hereby); or (g) any actions taken, or failures to take action, or such other changes or events, in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement, except in the cases of clauses (a) through (d), to the extent that DCRB is materially disproportionately affected thereby as compared with other participants in the industry and geographical regions in which DCRB operates.

“DCRB Organizational Documents” means the DCRB Certificate of Incorporation, the bylaws of DCRB, and Trust Agreement.

“DCRB Transaction Costs” means all out-of-pocket fees, costs and expenses of DCRB or Merger Sub incurred prior to and on the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents and the consummation of the Transactions, including, without duplication, (i) the sum of all outstanding deferred, unpaid or contingent underwriting, transaction, deal, brokerage, financial, accounting or legal advisory, auditor or SEC filing fees or any similar fees, commissions or expenses owed by DCRB or Merger Sub (to the extent DCRB or Merger Sub is responsible for or obligated to reimburse or repay any such amounts) to financial advisors, investment banks, data room administrators, financial printers, attorneys, accountants and other similar advisors, service providers and the SEC and (ii) the cash portion of any loan payable to the Sponsor, the proceeds from which are used by DCRB to pay any of the fees, costs or expenses set forth in clause (i), but excluding, without duplication, for the avoidance of doubt, (x) any accounting, legal or other advisory or any similar fees, commissions or expenses incurred in the ordinary course of business consistent with past practice and not in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents or the consummation of the Transactions, (y) the portion of the filing fee for the Notification and Report Forms filed under the HSR Act payable by the Company and (z) the cash portion of any loan payable to the Sponsor, the proceeds from which are used by DCRB to pay any of the fees, costs or expenses set forth in clauses (x) and (y). For the avoidance of doubt, the Private Placement Transaction Costs incurred by DCRB and Merger Sub shall be DCRB Transaction Costs.

“DCRB Transaction Costs Cap” means $40,000,000.

“DCRB Units” means one share of DCRB Class A Common Stock and one-half of one DCRB Warrant.

“DCRB Warrant Agreement” means the warrant agreement dated October 19, 2020, by and between DCRB and the Trustee.

“DCRB Warrants” means whole warrants to purchase shares of DCRB Class A Common Stock as contemplated under the DCRB Warrant Agreement, with each whole warrant exercisable for one share of DCRB Class A Common Stock at an exercise price of $11.50.

“Disabling Devices” means Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner, other than those incorporated intentionally for servicing purposes or to protect against misuse.

“Earnout Period” means the time period between the Closing Date and the five-year anniversary of the Closing Date.

“Eligible Company Equityholder” means a holder of (a) a share of Company Common Stock, (b) an unexercised Company Option, (c) an unexercised Company Warrant, or (d) a Company RSU, in each case immediately prior to the Effective Time.

“Employee Benefit Plan” means any plan that is an “employee benefit plan” as defined in Section 3(3) of ERISA, any nonqualified deferred compensation plan subject to Section 409A of the Code, any bonus, stock option, stock purchase, restricted stock, other equity-based compensation arrangement, performance award, incentive, deferred compensation, retiree medical or life insurance, death or disability benefit, supplemental retirement, severance, retention, change in control, employment, consulting, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements, whether written or unwritten.

“Environmental Laws” means any United States federal, state or local or non-United States Laws relating to: (i) releases or threatened releases of, or exposure of any person to, Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, natural resources or human health and safety as it relates to Hazardous Substance exposure, including all laws intended to limit or put a price on greenhouse gas emissions.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer, and import controls, including but not limited to the U.S. Export Administration Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, the EU Dual Use Regulation, and similar Laws of any Governmental Authority with jurisdiction over the Company or any Company Subsidiary from time to time.

“Exchange Ratio” means the following ratio (rounded to four decimal places): the quotient obtained by dividing (i) the Company Merger Shares by (ii) the Company Outstanding Shares.

“Government Official” means any officer or employee of a Governmental Authority, a public international organization or any department, agency or instrumentality thereof, including state-owned or – controlled entities, or any person acting in an official capacity for or on behalf of any such government, department, agency, entity, or instrumentality or on behalf of any such public organization, including: (i) a foreign official as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, (ii) a foreign public official as defined in the U.K. Bribery Act 2010, and (iii) any non-U.S. political party or party official or any candidate for foreign political office.

“Hazardous Substance(s)” means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas, and any fractions or mixtures thereof, (iv) polychlorinated biphenyls, per- and polyfluoroalkyl substances, asbestos and radon, and (v) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, including as amended by the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means all intellectual property, industrial property and proprietary rights, including with respect to (i) patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (ii) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing, (iii) copyrights, and other works of authorship (whether or not copyrightable), and moral rights, and registrations and applications for registration, renewals and extensions thereof, (iv) trade secrets, proprietary confidential know-how (including proprietary confidential ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), and database rights, and (v) Internet domain names.

“knowledge” or “to the knowledge” of a person shall mean in the case of the Company, the actual knowledge of the persons listed on Schedule B after reasonable inquiry, and in the case of DCRB, the actual knowledge of Erik Anderson, Peter Haskopoulos and Robert Tichio after reasonable inquiry (it being understood that such “reasonable inquiry” does not require any such individuals to conduct (or have conducted) any Intellectual Property searches, analyses (including clearance or prior art searches) or legal opinions (including freedom-to-operate opinions), or scans or audits with respect to Business Systems or Personal Information).

“Law” means any federal, national, state, county, municipal, provincial, local, foreign or multinational, statute, constitution, common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Leased Real Property” means the real property leased by the Company or Company Subsidiaries as tenant, together with, to the extent leased by the Company or Company Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of the Company or Company Subsidiaries relating to the foregoing.

“Letter Agreement” means the letter agreement dated October 19, 2020, by and among DCRB, the Sponsor and DCRB’s directors and officers.

“Lien” means any lien, security interest, mortgage, pledge, adverse claim or other encumbrance of any kind, in each case, that secures the payment or performance of an obligation (other than those created under applicable securities laws).

“Merger Sub Organizational Documents” means the certificate of incorporation and bylaws of Merger Sub.

“Open Source Software” means any Software in source code form that is licensed pursuant to (i) any license that is approved by the open source initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), or (ii) any license to Software that is considered “free” or “open source software” by the open source foundation, the free software foundation, or other widely recognized members of the open source community.

“Option Shares” means the shares of Company Common Stock issuable pursuant to a Company Option in accordance with terms of such Company Option.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Permitted Liens” means (i) such imperfections of title, easements, encumbrances, Liens or restrictions that do not materially impair the current use of the Company’s or any Company Subsidiary’s assets that are subject thereto, (ii) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens, (iii) Liens for Taxes not yet due and payable or for Taxes which are being contested in good faith through appropriate actions and for which appropriate reserves have been established in accordance with GAAP, (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities, (v) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) affecting title to any assets of the Company or any of the Company Subsidiaries and other title defects that do not materially interfere with the present uses of such real property, (vi) Liens identified in the Unaudited Financial Statements, (vii) Liens created by or arising under leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest, (viii) customary Liens of lessors, lessees, sublessors, sublessees, licensors or licensees arising under leases and licenses and permitted thereunder, (ix) with respect to all Leased Real Property, all Liens which are suffered or incurred by the fee owner, any superior lessor, sublessors or licensor, or any inferior lessee, sublessee or licensee, and (x) non-monetary Liens in respect of all matters set forth on title policies or surveys made available by the Company to DCRB prior to the date of this Agreement that do not materially impair the use or occupancy of such assets in the operation of the business of the Company and its subsidiaries taken as a whole.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means (i) information that identifies or could reasonably be used to identify an identifiable individual or household (e.g., name, address, telephone number, email address, financial account number, government-issued identifier), and (ii) any other similar information or data regulated by data privacy or data security Laws.

“PRC” means the People’s Republic of China, and for purposes of this Agreement, excluding Hong Kong, Taiwan and Macau.

“Privacy/Data Security Laws” means all Laws governing the receipt, collection, use, storage, processing, sharing, security, disclosure, or transfer of Personal Information or the security of Company’s Business Systems, including, to the extent applicable to the operations of the Company and the Company Subsidiaries, the following Laws and their implementing regulations: HIPAA, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act, state data security Laws, state data breach notification Laws, state consumer protection Laws, the General Data Protection Regulation (EU) 2016/679, China’s Personal Information Security Specification (GB/T 35273-2020), Singapore’s Personal Data Protection Act of 2012, other applicable Laws relating to the transfer of Personal Information, and any other applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing).

“Private Placement Transaction Costs” means all out-of-pocket fees, costs and expenses of the Company, DCRB or Merger Sub incurred on or before the Closing Date in connection with the Private Placements, including the sum of all outstanding deferred, unpaid or contingent underwriting, transaction, deal, brokerage, financial, accounting or legal advisory, auditor or SEC filing fees or any similar fees, commissions or expenses owed by the Company, DCRB or Merger Sub (to the extent the Company, DCRB or Merger Sub is responsible for or obligated to reimburse or repay any such amounts) to financial advisors, investment banks, data room administrators, financial printers, attorneys, accountants and other similar advisors, service providers and the SEC.

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of the Company or any Company Subsidiary, from which the Company or any Company Subsidiary has derived previously, is currently deriving or is scheduled to derive, revenue from the sale or provision thereof.

“Reciprocal License” means a license of an item of Open Source Software that conditions any rights to use such Open Source Software upon (i) the disclosure, distribution or licensing of any other Software (other than such item of Open Source Software as provided by a third party in its unmodified form), (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Open Source Software in its unmodified form) be at no charge, (iii) a requirement that any other licensee of such Open Source Software be permitted to access the source code of, modify, make derivative works of, or reverse-engineer any such other Software (other than such item of Open Source Software as provided by a third party in its unmodified form), (iv) a requirement that such other Software (other than such item of Open Source Software as provided by a third party in its unmodified form) be redistributable by other licensees, or (v) the grant of any patent rights (other than patent rights in such item of Open Source Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Open Source Software).

“Redemption Rights” means the redemption rights provided for in Sections 9.2 and 9.7 of Article IX of the DCRB Certificate of Incorporation.

“Registered Intellectual Property” means all Company-Owned IP that is registered with, issued by, or the subject of a pending application before any Governmental Authority or internet domain name registrar, including domain names.

“Sanctioned Person” means at any time any person (i) listed on any Sanctions-related list of designated or blocked persons, including but not limited to the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, (ii) the government of, resident in, or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region), or (iii) 50% or more owned or controlled, directly or indirectly, by one or more of the foregoing.

“Sanctions” means those trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures administered or enforced by (i) the United States (including without limitation the U.S. Department of the Treasury Office of Foreign Assets Control, U.S. Department of State, and U.S. Department of Commerce), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury, or (v) any other similar Governmental Authority with jurisdiction over the Company or any Company Subsidiary from time to time.

“Software” means all computer software (in object code or source code format), and related documentation and materials.

“Sponsor” means Decarbonization Plus Acquisition Sponsor, LLC, a Delaware limited liability company.

“subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, DCRB or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies inventory or other materials or personal property, components, or other goods or services (including, design, development and manufacturing services) that comprise or are utilized in, including in connection with the design, development, manufacture or sale of, the Products of the Company or any Company Subsidiary.

“Tax” or “Taxes” means any and all taxes, duties, levies or other similar governmental assessments, charges and fees in the nature of a tax imposed by any Governmental Authority, including, but not limited to, income, estimated, business, occupation, corporate, capital, gross receipts, transfer, stamp, registration, employment, payroll, unemployment, withholding, occupancy, license, severance, capital, production, ad valorem, excise, windfall profits, customs duties, real property, personal property, sales, use, turnover, value added and franchise taxes, whether disputed or not, together with all interest, penalties, and additions to tax imposed with respect thereto by a Governmental Authority.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case provided or required to be provided to a Governmental Authority.

“Trading Day” means any day on which shares of DCRB Class A Common Stock are actually traded on the principal securities exchange or securities market on which shares of DCRB Class A Common Stock are then traded.

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by DCRB, Merger Sub or the Company in connection with the Transaction and specifically contemplated by this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Triggering Event I” means the date on which the last reported sales price of one share of DCRB Class A Common Stock quoted on the NASDAQ Capital Market (or the exchange on which the shares of DCRB Class A Common Stock are then listed) for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period is greater than or equal to $18.00.

“Triggering Event II” means the date on which the last reported sales price of one share of DCRB Class A Common Stock quoted on the NASDAQ Capital Market (or the exchange on which the shares of DCRB Class A Common Stock are then listed) for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period is greater than or equal to $20.00.

“Triggering Event III” means the date on which the last reported sales price of one share of DCRB Class A Common Stock quoted on the NASDAQ Capital Market (or the exchange on which the shares of DCRB Class A Common Stock are then listed) for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period within the Earnout Period is greater than or equal to $35.00.

“Triggering Events” means Triggering Event I, Triggering Event II and Triggering Event III, collectively.

“Trustee” means Continental Stock Transfer & Trust Company.

“Virtual Data Room” means the virtual data room established by the Company, access to which was given to DCRB in connection with its due diligence investigation of the Company relating to the transactions contemplated hereby.

“Warrant Shares” means the shares of Company Common Stock issuable pursuant to a Company Warrant in accordance with the terms of the Warrant Subscription Agreement.

“Warrant Subscription Agreement” means that certain Subscription Agreement, dated as of the date hereof, by and among DCRB, Ardour Capital Investments LLC and the Company.

SECTION 1.02 Further Definitions. The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Action	§ 4.09
Agreement	Preamble
Alternative Transaction	§ 7.06
2020 Financial Statements	§ Section 7.17
Antitrust Laws	§ 7.13(a)
Assumed Warrant	§ 3.01(c)(iv)
Blue Sky Laws	§ 4.05(b)
Certificate of Merger	§ 2.02(a)
Certificates	§ 3.02(b)(i)
Change in Recommendation	§ 7.02(a)
Claims	§ 6.03
Closing	§ 2.02(b)
Closing Date	§ 2.02(b)
Code	§ 3.02(h)
Company	Preamble

Defined Term	Location of Definition
Company Board	Recitals
Company Disclosure Schedule Company Interested Party Transaction	Article IV § 4.20
Company Permits	§ 4.06
Confidentiality Agreement	§ 7.05(b)
Continuing Employees	§ 7.07(c)
Contracting Parties	§ 10.11
DCRB	Preamble
DCRB Board	Recitals
DCRB Closing Statement	§ 3.04
DCRB Preferred Stock	§ 5.03(a)
DCRB Proposals	§ 7.01(a)
DCRB SEC Reports	§ 5.07(a)
DCRB Stockholders’ Meeting	§ 7.01(a)
D&O Insurance	§ 7.08(b)
Data Security Requirements	§ 4.13(i)
DGCL	Recitals
Earnout Shares	§ 3.03(a)
Effective Time	§ 2.02(a)
Employment Agreements	§ 7.07(f)
Environmental Permits	§ 4.15(d)
ERISA Affiliate	§ 4.10(c)
Exchange Act	§ 3.01(c)(v)
Exchange Agent	§ 3.02(a)
Exchange Fund	§ 3.02(a)
Exchanged Option	§ 3.01(c)(v)
Exchanged RSU	§ 3.01(c)(vi)
Founder Warrant Agreement	Recitals
GAAP	§ 4.07(a)
Governmental Authority	§ 4.05(b)
Health Plan	§ 4.10(k)
Intended Tax Treatment	Recitals
IRS	§ 4.10(b)
Lease	§ Section 4.12(g)
Lease Documents	§ Section 4.12(g)
Letter of Transmittal	§ 3.02(b)(i)
Lock-Up Agreement	Recitals
Material Contracts	§ 4.16(a)
Maximum Annual Premium	§ 7.08(b)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Board	Recitals
Merger Sub Common Stock	§ 5.03(b)
Nonparty Affiliates	§ 10.11
Outside Date	§ 9.01(b)
Owned Real Property	§ Section 4.12(a)
Payment Schedule	§ 3.05
Per Share Merger Consideration	§ 3.01(c)(i)
Plans	§ 4.10(a)
PPACA	§ 4.10(k)
Private Placements	Recitals

Defined Term	Location of Definition
Proxy Statement	§ 7.01(a)
Real Property	§ Section 4.12(a)
Registration Rights Agreement	Recitals
Remedies Exceptions	§ 4.04
Representatives	§ 7.05(a)
SEC	§ 5.07(a)
Securities Act	§ 4.05(b)
Subscription Agreements	Recitals
Surviving Corporation	§ 2.01
Terminating Company Breach	§ 9.01(f)
Terminating DCRB Breach	§ 9.01(g)
Trust Account	§ 5.13
Trust Agreement	§ 5.13
Trust Fund	§ 5.13
Unaudited Financial Statements	§ 4.07(a)
Written Consent	§ 7.03

SECTION 1.03 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Article,” “Section,” “Schedule” and “Exhibit” refer to the specified Article, Section, Schedule or Exhibit of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (ix) references to any Law shall include all rules and regulations promulgated thereunder and references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law and (x) except as set forth in Section 1.03(a)(x) of the Company Disclosure Schedule, the phrase “made available” when used in this Agreement with respect to the Company means that the information or materials referred to have been posted to the Virtual Data Room in each case, on or prior to February 6, 2021.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law). If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(e) Unless otherwise specified in this Agreement, all references to currency, “Dollars”, “dollars”, “$” and monetary values set forth herein shall mean United States dollars and all payments hereunder shall be made in United States dollars.

ARTICLE II.

AGREEMENT AND PLAN OF MERGER

SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

SECTION 2.02 Effective Time; Closing.

(a) As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (a “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and mutually agreed by the parties (the date and time of the filing of such Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in such Certificate of Merger) being the “Effective Time”).

(b) Immediately prior to such filing of a Certificate of Merger in accordance with Section 2.02(a), a closing (the “Closing”) shall be held by electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VIII. The date on which the Closing shall occur is referred to herein as the “Closing Date”.

SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 2.04 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Company Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth on Exhibit B attached hereto and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation (subject to Section 7.08).

(b) At the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read as set forth on Exhibit C attached hereto and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the certificate of incorporation and such bylaws (subject to Section 7.08).

(c) At the Closing, DCRB shall amend and restate, effective as of the Effective Time, the DCRB Certificate of Incorporation to be as set forth on Exhibit D.

SECTION 2.05 Directors and Officers.

(a) The parties will take all requisite actions such that the initial directors of the Surviving Corporation and the initial officers of the Surviving Corporation immediately after the Effective Time shall be the individuals set forth on Exhibit E hereto, or as otherwise agreed in writing by the parties prior to the Closing, each to hold office in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation and until their respective successors are, in the case of the initial directors, duly elected or appointed and qualified and, in the case of the initial officers, duly appointed.

(b) The parties shall cause the DCRB Board and the officers of DCRB as of immediately following the Effective Time to be comprised of the individuals set forth on Exhibit E, or as otherwise agreed in writing by the parties prior to the Closing, each to hold office in accordance with the DGCL and the DCRB Certificate of Incorporation and the bylaws of DCRB and until their respective successors are, in the case of the directors, duly elected or appointed and qualified and, in the case of the officers, duly appointed.

ARTICLE III.

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01 Conversion of Securities.

(a) Immediately prior to the Effective Time, all outstanding principal and accrued and unpaid interest on the Company Convertible Notes as of such time shall be automatically converted into a number of shares of Company Common Stock at the per share conversion price set forth in the section entitled “Automatic Conversion” of the Company Convertible Notes. All of the Company Convertible Notes converted into shares of Company Common Stock shall no longer be outstanding and shall cease to exist and each holder of Company Convertible Notes shall thereafter cease to have any rights with respect to such securities.

(b) Immediately prior to the Effective Time, the Ascent Options will be automatically converted into that number of shares of Company Common Stock as provided in Section 2.5 of the Ascent Letter Agreement. The Ascent Options shall no longer be outstanding and shall cease to exist and each holder of Ascent Options shall thereafter cease to have any rights with respect to such securities.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of DCRB, Merger Sub, the Company or the holders of any of the following securities:

(i) (A) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including shares of Company Common Stock resulting from the conversion of Ascent Options described in Section 3.01(b), but excluding shares of Company Common Stock resulting from the conversion of the Company Convertible Notes described in Section 3.01(a)) shall be canceled and converted into the right to receive (x) the number of shares of DCRB Class A Common Stock equal to the Exchange Ratio and (y) the contingent right to receive the Earnout Shares in accordance with Section 3.03, in each case without interest, and (B) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time resulting from the conversion of the Company Convertible Notes described in Section 3.01(a) shall be canceled and converted into the right to receive (x) one share of DCRB Class A Common Stock and (y) the contingent right to receive the Earnout Shares in accordance with Section 3.03, in each case without interest (collectively, the “Per Share Merger Consideration”);

(ii) all shares of Company Common Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(iii) each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation;

(iv) effective as of the Effective Time, each Company Warrant, to the extent then outstanding and unexercised, shall automatically, without any action on the part of the holder thereof, be converted into that number of New Warrants (as defined in the Warrant Subscription Agreement) as described in the Warrant Subscription Agreement (each such resulting warrant, an “Assumed Warrant”);

(v) each Company Option that is outstanding immediately prior to the Effective Time shall be converted into (A) an option to purchase a number of shares of DCRB Class A Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (i) the exercise price per share of such Company Option immediately prior to the Effective Time divided by (ii) the Exchange Ratio; provided, however, that the exercise price and the number of shares of DCRB Class A Common Stock purchasable pursuant to the Exchanged Options shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Exchanged Option to which Section 422 of the Code applies, the exercise price and the number of shares of DCRB Class A Common Stock purchasable pursuant to such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code and (B) the contingent right to receive the Earnout Shares in accordance with Section 3.03. Except as specifically provided above, following the Effective Time, each Exchanged Option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable to the corresponding former Company Option immediately prior to the Effective Time except as provided in Section 3.01(c)(v) of the Company Disclosure Schedule. At or prior to the Effective Time, the parties and their boards, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Options pursuant to this subsection, or to cause any disposition or acquisition of equity securities of DCRB pursuant to this Section 3.01(c)(v) by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to DCRB or who will (or is reasonably expected to) become subject to such reporting requirements with respect to DCRB to be exempt under Rule 16b-3 under the Exchange Act. Effective as of the Effective Time or as soon thereafter as permitted under applicable Law, DCRB shall file an appropriate registration statement or registration statements with respect to the shares of DCRB Class A Common Stock subject to such Exchanged Options and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such awards remain outstanding; and

(vi) each Company RSU that is outstanding immediately prior to the Effective time shall be converted into (A) a restricted stock unit denominated in shares of DCRB Class A Common Stock (such restricted stock unit, an “Exchanged RSU”) equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (y) the Exchange Ratio and (B) the contingent right to receive Earnout Shares in accordance with Section 3.03.

(d) Pursuant to the terms of the DCRB Certificate of Incorporation, each share of DCRB Founders Stock will convert into one share of DCRB Class A Common Stock at the Closing. All of the shares of DCRB Founders Stock converted into shares of DCRB Class A Common Stock shall no longer be outstanding and shall cease to exist, and each holder of DCRB Founders Stock shall thereafter cease to have any rights with respect to such securities.

SECTION 3.02 Exchange of Certificates.

(a) Exchange Agent. On the Closing Date, DCRB shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by DCRB and is reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of the Company Common Stock, for exchange in accordance with this Article III, the number of shares of DCRB Class A Common Stock sufficient to deliver the aggregate

Per Share Merger Consideration payable pursuant to this Agreement (such shares of DCRB Class A Common Stock together with any dividends or distributions with respect thereto pursuant to Section 3.02(c), being hereinafter referred to as the “Exchange Fund”). DCRB shall cause the Exchange Agent, pursuant to irrevocable instructions, to pay the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. Except as contemplated by Section 3.02(c) hereof, the Exchange Fund shall not be used for any other purpose.

(b) Exchange Procedures.

(i) As promptly as practicable after the date hereof, DCRB shall use its reasonable best efforts to cause the Exchange Agent to mail to each holder of Company Common Stock evidenced by certificates (the “Certificates”) entitled to receive the Per Share Merger Consideration pursuant to Section 3.01: a letter of transmittal, which shall be in a form reasonably acceptable to DCRB and the Company (the “Letter of Transmittal”) and shall specify (A) that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and (B) instructions for use in effecting the surrender of the Certificates pursuant to the Letter of Transmittal. Within two (2) Business Days (but in no event prior to the Effective Time) after the surrender to the Exchange Agent of all Certificates held by such holder for cancellation, together with a Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor, and DCRB shall cause the Exchange Agent to deliver the Per Share Merger Consideration (other than any Earnout Shares) in accordance with the provisions of Section 3.01, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.02, each Certificate entitled to receive the Per Share Merger Consideration in accordance with Section 3.01 shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that such holder is entitled to receive in accordance with the provisions of Section 3.01.

(ii) Within two (2) Business Days (but in no event prior to the Effective Time), DCRB shall cause the Exchange Agent to deliver to each holder of the Company Common Stock, as of immediately prior to the Effective Time, represented by book-entry (including shares of Company Common Stock resulting from the conversion of Company Convertible Notes described in Section 3.01(a) and the Ascent Options described in Section 3.01(b)), the Per Share Merger Consideration (other than any Earnout Shares) in accordance with the provisions of Section 3.01, and such Company Common Stock shall forthwith be cancelled.

(iii) Notwithstanding the foregoing, in the event that DCRB determines in good faith, that any stockholder of the Company is not an Accredited Investor, then DCRB may elect to satisfy such stockholder’s right to receive the Per Share Merger Consideration deliverable at Closing by delivering or causing to be delivered to such stockholder an amount of cash equal to the Per Share Merger Consideration (other than any Earnout Shares) multiplied by $10.00.

(c) Distributions with Respect to Unexchanged Shares of DCRB Class A Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the DCRB Class A Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of DCRB Class A Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with Section 3.02(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, DCRB shall pay or cause to be paid to the holder of the shares of DCRB Class A Common Stock issued in exchange therefor, without interest, (i) promptly, but in any event within five (5) Business Days of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such shares of DCRB Class A Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of DCRB Class A Common Stock.

(d) No Further Rights in Company Common Stock. The Per Share Merger Consideration payable upon conversion of the Company Common Stock (including shares of Company Common Stock resulting from the conversion of Company Convertible Notes described in Section 3.01(a) and Ascent Options described in Section 3.01(b)) in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Company Common Stock.

(e) Adjustments to Per Share Merger Consideration. The Per Share Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to DCRB Class A Common Stock occurring on or after the date hereof and prior to the Effective Time.

(f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for one year after the Effective Time shall be delivered to DCRB, upon demand, and any holders of Company Common Stock who have not theretofore complied with this Section 3.02 shall thereafter look only to DCRB for the Per Share Merger Consideration. Any portion of the Exchange Fund remaining unclaimed by holders of Company Common Stock as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable law, become the property of DCRB free and clear of any claims or interest of any person previously entitled thereto.

(g) No Liability. None of the Exchange Agent, DCRB or the Surviving Corporation shall be liable to any holder of Company Common Stock (including shares of Company Common Stock resulting from the conversion of Company Convertible Notes described in Section 3.01(a) and Ascent Options described in Section 3.01(b)) for any DCRB Class A Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law in accordance with this Section 3.02.

(h) Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of the Company, the Surviving Corporation, Merger Sub, DCRB, and the Exchange Agent shall be entitled to deduct and withhold from amounts (including shares, warrants, options or other property) otherwise payable, issuable or transferable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to such payment, issuance or transfer under the United States Internal Revenue Code of 1986 (the “Code”) or any provision of state, local or non-U.S. Tax Law; provided that, except with respect to (i) withholding or deducting on compensatory amounts or (ii) a failure by the Company to deliver to DCRB at the Closing the deliverable contemplated in Section 8.02(h), if the applicable withholding agent determines that any payment, issuance or transfer to any stockholder of the Company or any Eligible Company Equityholders hereunder is subject to deduction and/or withholding, then such withholding agent shall (i) use reasonable best efforts to provide notice to the applicable recipient as soon as reasonably practicable after such determination and (ii) reasonably cooperate with the applicable recipient to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority. To the extent that amounts are so deducted or withheld and timely paid to the applicable Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid, issued or transferred to the person in respect of which such deduction and withholding was made.

(i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration that such holder is otherwise entitled to receive pursuant to, and in accordance with, the provisions hereof.

(j) Fractional Shares. No certificates or scrip or shares representing fractional shares of DCRB Class A Common Stock shall be issued upon the exchange of Company Common Stock and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of DCRB or a holder of shares of DCRB Class A Common Stock. In lieu of any fractional share of DCRB Class A Common Stock to which any holder of Company Common Stock would otherwise be entitled, the Exchange Agent shall round up or down to the nearest whole share of DCRB Class A Common Stock, as applicable, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

SECTION 3.03 Earnout.

(a) Following the Closing, as additional consideration for the Merger, within five (5) Business Days after the occurrence of a Triggering Event, DCRB shall issue or cause to be issued to the Eligible Company Equityholders (in accordance with their Applicable Earnout Share), the following number of shares of DCRB Class A Common Stock (which number shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to DCRB Class A Common Stock occurring on or after the Closing and prior to the date of such payment (other than the conversion of the DCRB Founders Stock into DCRB Class A Common Stock at the Closing), the “Earnout Shares”), upon the terms and subject to the conditions set forth in this Agreement and the Ancillary Agreements:

(i) upon the occurrence of Triggering Event I, a one-time issuance of 9,000,000 Earnout Shares;

(ii) upon the occurrence of Triggering Event II, a one-time issuance of 9,000,000 Earnout Shares; and

(iii) upon the occurrence of a Triggering Event III, a one-time issuance of 5,250,000 Earnout Shares.

(b) For the avoidance of doubt, the Eligible Company Equityholders shall be entitled to receive Earnout Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Eligible Company Equityholders be entitled to receive more than an aggregate of 23,250,000 Earnout Shares; provided, further, that in no event shall the issuance of Earnout Shares upon the occurrence of a Triggering Event III occur prior to the one (1) year anniversary of the Closing Date.

(c) If, during the Earnout Period, there is a Change of Control pursuant to which DCRB or its stockholders have the right to receive consideration implying a value per share of DCRB Class A Common Stock (as agreed in good faith by the Sponsor and the DCRB Board) of:

(i) less than $18.00, then this Section 3.03 shall terminate and no Earnout Shares shall be issuable hereunder;

(ii) greater than or equal to $18.00 but less than $20.00, then, only in the event that no other Earnout Shares have been issued prior to the date of such Change of Control, (A) immediately prior to such Change of Control, DCRB shall issue 9,000,000 shares of DCRB Class A Common Stock to the Eligible Company Equityholders in accordance with each Eligible Company Equityholders’ Applicable Earnout Share and (B) thereafter, this Section 3.03 shall terminate and no further Earnout Shares shall be issuable hereunder;

(iii) greater than or equal to $20.00 but less than $35.00, then, only in the event that fewer than 18,000,000 Earnout Shares have been issued prior to the date of such Change of Control, (A) immediately prior to such Change of Control, DCRB shall issue a number of shares of DCRB Class A Common Stock to the Eligible Company Equityholders in accordance with each Eligible Company Equityholders’ Applicable Earnout Share equal to 18,000,000 less the number of Earnout Shares previously issued, if any, and (B) thereafter, this Section 3.03 shall terminate and no further Earnout Shares shall be issuable hereunder;

(iv) greater than or equal to $35.00, then, only in the event that fewer than 23,250,000 Earnout Shares have been issued prior to the date of such Change of Control, (A) immediately prior to such Change of Control, DCRB shall issue a number of shares of DCRB Class A Common Stock to the Eligible Company Equityholders in accordance with each Eligible Company Equityholders’ Applicable Earnout Share equal to 23,250,000 less the number of Earnout Shares previously issued, if any, and (B) thereafter, this Section 3.03 shall terminate and no further Earnout Shares shall be issuable hereunder.

(d) The DCRB Class A Common Stock price targets set forth in the definitions of Triggering Event I, Triggering Event II and Triggering Event III and in clauses (i), (ii), (iii) and (c)(iv) of Section 3.03(c), shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to DCRB Class A Common Stock occurring on or after the Closing (other than the conversion of the DCRB Founders Stock into DCRB Class A Common Stock at the Closing). Notwithstanding the foregoing, in the event that DCRB determines in good faith that any Eligible Company Equityholder is not an Accredited Investor, then DCRB may elect to satisfy such stockholder’s right to receive its Applicable Earnout Share of the Earnout Shares by delivering to such stockholder an amount of cash equal to such Eligible Company Equityholder’s Applicable Earnout Share multiplied by either (i) in the case of rights to receive consideration upon the occurrence of Triggering Event I, Triggering Event II or Triggering Event III, the last reported sales price of one share of DCRB Class A Common Stock quoted on the NASDAQ Capital Market (or the exchange on which the shares of DCRB Class A Common Stock are then listed) for the twenty (20) Trading Days ending on the date of occurrence of the relevant Triggering Event, or (ii) in the case of rights to receive consideration under clauses (i), (ii), (iii) and (iv) of Section 3.03(c), the implied value per share of DCRB Class A Common Stock in such Change of Control (as determined in good faith by the DCRB Board) pursuant to the Change of Control.

(e) No certificates or scrip or shares representing fractional shares of DCRB Class A Common Stock shall be issued in respect of Earnout Shares to an Eligible Company Equityholder and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of DCRB or a holder of shares of DCRB Class A Common Stock. In lieu of any fractional share of DCRB Class A Common Stock to which any Eligible Company Equityholder would otherwise be entitled in respect of Earnout Shares, the Exchange Agent shall round up or down to the nearest whole share of DCRB Class A Common Stock, as applicable, with a fraction of 0.5 rounded up. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

(f) The Eligible Company Equityholders are intended third party beneficiaries of this Section 3.03, and each Eligible Company Equityholder shall be entitled to enforce the same.

(g) All Earnout Shares to be issued and delivered in connection with this Section 3.03 to the Eligible Company Equityholders shall be, upon issuance and delivery of such Earnout Shares, duly authorized and validly issued and fully paid and non-assessable, free and clear of all Liens.

(h) Notwithstanding the foregoing, any Earnout Shares that are payable to an Eligible Company Equityholder in respect of a Company Option or Company RSU that is unvested as of the applicable Triggering Date shall be held back by the Company and released and paid to the Eligible Company Equityholder promptly following vesting (but in all events within thirty (30) days following vesting) of the applicable Company Option or Company RSU. If such Company Option or Company RSU is forfeited prior to vesting, any Earnout Shares held back by the Company in connection with this provision shall be returned to the Company.

SECTION 3.04 Transaction Costs. No later than two (2) Business Days prior to the Closing, each of DCRB and the Company shall deliver to the other a written notice setting forth the amount of estimated DCRB Transaction Costs or Company Transaction Costs, as applicable, as of the Closing (including separate line items for the Private Placement Transaction Costs) and all relevant supporting documentation used by such party in calculating such amounts as reasonably requested by the other party. Subsequently, DCRB shall prepare and deliver to the Company a statement (the “DCRB Closing Statement”) setting forth DCRB’s good faith estimate of: (i) the amount of DCRB Transaction Costs; (ii) the amount of Company Transaction Costs; (iii) the final Company Valuation; and (iv) the final Company Merger Shares. From and after delivery of the DCRB Closing Statement until the Closing, DCRB shall (x) use reasonable best efforts to cooperate with and provide the Company and its Representatives all information reasonably requested by the Company or any of its Representatives and within DCRB’s or its Representatives’ possession or control in connection with the Company’s review of the DCRB Closing Statement and (y) consider in good faith any comments to the DCRB Closing Statement provided by the Company, which comments the Company shall deliver to DCRB no later than one (1) Business Day prior to the Closing Date, and DCRB shall revise such DCRB Closing Statement to incorporate any changes DCRB determines are reasonably necessary or appropriate given such comments. On the Closing Date following the Closing, DCRB shall pay or cause to be paid by wire transfer of immediately available funds (i) all Private Placement Transaction Costs that remain unpaid as of such time and (ii) all other DCRB Transaction Costs and Company Transaction Costs that remain unpaid as of such time.

SECTION 3.05 Payment Schedule. At least three (3) Business Days prior to the Closing, the Company shall deliver to DCRB and Merger Sub a schedule setting forth with respect to each holder of Company Outstanding Shares (the “Payment Schedule”): (a) the name and address of record of such holder, (b) whether such holder is a current or former employee of the Company or any of its affiliates, (c) the total number of Company Outstanding Shares held by such holder as of immediately prior to the Effective Time (including shares of Company Common Stock resulting from the conversion of Ascent Options described in Section 3.01(b)) and the total number of Company Outstanding Shares subject to Company Warrants, Company Options and Company RSUs as of immediately prior to the Effective Time, (d) the total number of shares of Company Common Stock issuable upon conversion of the Company Convertible Notes described in Section 3.01(a), (e) the Per Share Merger Consideration and shares of DCRB Class A Common Stock subject to Assumed Warrants, Exchanged Options and Exchanged RSUs for each such Company Outstanding Share and share of Company Common Stock issuable upon conversion of the Company Convertible Notes described in Section 3.01(a) and (f) the Applicable Earnout Share. The Payment Schedule shall be prepared and determined in accordance with Company’s organizational documents and any other applicable, agreement, instrument or other document governing the Company Outstanding Shares. DCRB and Merger Sub shall be entitled to rely fully on the Payment Schedule for purposes of this Agreement and all payments required to be made hereunder, and none of DCRB, the Surviving Corporation or any of their respective affiliates shall have any liability to any person for any payment made in accordance with the calculations set forth in the Payment Schedule or any other payment made to the Exchange Agent for the benefit of the holders of Company Outstanding Shares pursuant to this Article III based on the Payment Schedule (including with respect to any claim that the Payment Schedule or such other written instruction is incomplete or inaccurate). All payments to be made to the holders of Company Outstanding Shares pursuant to this Agreement shall be made in accordance with the Payment Schedule.

SECTION 3.06 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Common Stock, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or DCRB for any reason shall be converted into the Per Share Merger Consideration in accordance with the provisions hereof.

SECTION 3.07 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, the shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal rights for such Company Common Stock in accordance with Section 262 of the DGCL, and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of appraisal rights, shall not be converted into, and such stockholders shall have no right to receive, the Per Share Merger Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such shares of Company Common Stock under Section 262 of the DGCL, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, upon surrender, if applicable, in the manner provided in Section 3.02, of the Certificate or Certificates that formerly evidenced such shares of Company Common Stock.

(b) Prior to the Closing, the Company shall give DCRB (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of DCRB (which consent shall not be unreasonably withheld), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company’s disclosure schedule delivered by the Company in connection with this Agreement (the “Company Disclosure Schedule”) (provided that any matter required to be disclosed for purposes of Section 4.01, Section 4.02, Section 4.03, or Section 4.04 shall only be disclosed by specific disclosure in the corresponding section of the Company Disclosure Schedules), the Company hereby represents and warrants to DCRB and Merger Sub as of the date hereof and as of the Closing (or in the case of representations and warranties that speak of a specified date, as of such specified date) as follows:

SECTION 4.01 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation or other organization duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power to carry on its business as it is now being conducted. Each Company Subsidiary is a corporation or other organization duly organized, validly existing and, to the extent such concept is applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or other organizational power to carry on its business as it is now being conducted. The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not individually or in the aggregate be expected to have a Company Material Adverse Effect.

(b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owed by the Company and each other Company Subsidiary, is set forth in Section 4.01(b) of the Company Disclosure Schedule. Except for the Company Subsidiaries, the Company does not directly or indirectly own, and has never owned, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any other corporation, partnership, joint venture or business association or other entity.

SECTION 4.02 Certificate of Incorporation and Bylaws. The Company has prior to the date of this Agreement made available to DCRB a complete and correct copy of the certificate of incorporation and the bylaws or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect.

SECTION 4.03 Capitalization.

(a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock. As of the date hereof, (i) 93,805,000 shares of Company Common Stock are issued and outstanding, (ii) 0 shares of Company Common Stock are held in the treasury of the Company, (iii) 16,250,000 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Options granted pursuant to the Company Stock Plan, (iv) 4,583,333 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Ascent Options, (v) 2,835,619 shares of Company Common Stock are reserved for future issuance pursuant to the Company Convertible Notes and (vi) 184,000 shares of Company Common Stock are reserved for future issuance pursuant to the Company Warrants.

(b) Other than the Company Options, the Ascent Options, the Company Convertible Notes, the Company Warrants and the Company RSUs, there are no options, warrants, preemptive rights, calls, convertible securities, conversion rights or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable or exercisable for shares of capital stock, or other equity or other voting interests in, the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, and neither the Company nor any Company Subsidiary has granted, any equity appreciation rights, participations, phantom equity, restricted shares, restricted share units, performance shares, contingent value rights or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company or any Company Subsidiary. There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements to which the Company or any Company Subsidiary is a party, or to the Company’s knowledge, among any holder of Company Common Stock or any other equity interests or other securities of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is not a party, with respect to the voting or transfer of the Company Common Stock or any of the equity interests or other securities of the Company. The Company does not own any equity interests in any person.

(c) Section 4.03(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding: (i) the name of the Company Option recipient; (ii) the Company Stock Plan pursuant to which such Company Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise or purchase price of such Company Option; (v) the date on which such Company Option was granted; and (vi) the date on which such Company Option expires. The Company has made available to DCRB accurate and complete copies of the Company Stock Plan pursuant to which the Company has granted the Company Options that are currently outstanding and the form of all stock and stock-based award agreements evidencing such Company Options. No Company Option was granted with an exercise price per share less than the fair market value of the underlying Company Common Stock as of the date such Company Option was granted. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(d) Section 4.03(d) of the Company Disclosure Schedule sets forth the following information with respect to each Ascent Option outstanding: (i) the name of the Ascent Option recipient; (ii) the number of shares of Company Common Stock subject to such Ascent Option; (iii) the exercise or purchase price of such Ascent Option; (iv) the date on which such Ascent Option was granted; and (v) the date on which such Ascent Option expires. The Company has made available to DCRB accurate and complete copies of the Ascent Option. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

(e) There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of the Company or any capital stock of any Company Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person other than a Company Subsidiary.

(f) All outstanding Company Common Stock, all outstanding Company Options, all outstanding Ascent Options, all outstanding Company Convertible Notes, all outstanding Company Warrants, all outstanding Company RSUs and all outstanding shares of capital stock of each Company Subsidiary have been issued and granted in compliance with (i) all applicable securities laws and other applicable laws and (ii) all preemptive rights and other requirements set forth in applicable contracts to which the Company or any Company Subsidiary is a party and the organizational documents of the Company and the Company Subsidiaries.

(g) Each outstanding share of Company Common Stock is duly authorized, validly issued, fully paid and nonassessable, and each such share is free and clear of all Liens, options, rights of first refusal and limitations on the Company’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(h) Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned 100% by the Company or another Company Subsidiary free and clear of all Liens, options, rights of first refusal and limitations on the Company’s or any Company Subsidiary’s voting rights, other than transfer restrictions under applicable securities laws and their respective organizational documents.

(i) Except for the Company Common Stock, the Company Options, the Company Convertible Notes, the Ascent Options, the Company Warrants and the Company RSUs, no shares or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such shares or other equity or voting interest, of the Company are authorized or issued and outstanding. The Company has made available to DCRB accurate and complete copies of the Company Convertible Notes and the Warrant Subscription Agreement.

SECTION 4.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receiving the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the Company Stockholder Approval, which the Written Consent shall satisfy, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by DCRB and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”). The Company Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger, this Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other Transactions.

SECTION 4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and subject to receipt of the filing and recordation of appropriate merger documents as required by the DGCL and of the consents, approvals, authorizations or permits, filings and notifications, expiration or termination of waiting periods after filings and other actions contemplated by Section 4.05(b) and assuming all other required filings, waivers, approvals, consents, authorizations and notices disclosed in Section 4.05(a) of the Company Disclosure Schedule, including the Written Consent, and other notifications provided in the ordinary course of business have been made, obtained or given, the performance of this Agreement by the Company will not (i) conflict with or violate the certificate of incorporation or bylaws or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any material property or asset of the Company or any Company Subsidiary pursuant to, any Material Contract, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body or arbitration authority (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933 (the “Securities Act”), state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have or would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 4.06 Permits; Compliance. Each of the Company and the Company Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”). No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing. Neither the Company nor any Company Subsidiary is in material conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any Material Contract or Company Permit.

SECTION 4.07 Financial Statements.

(a) The Company has made available to DCRB true and complete copies of the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2020, and the related unaudited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for the period from the Company’s inception through December 31, 2020 (collectively, the “Unaudited Financial Statements”), which are attached as Section 4.07(a) of the Company Disclosure Schedule. Each of the Unaudited Financial Statements (including the notes thereto) (i) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (ii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal and recurring year-end adjustments and the absence of notes.

(b) Except as and to the extent set forth on the Unaudited Financial Statements, the Company does not have any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business since the date of such Unaudited Financial Statements, (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party, (iii) such other liabilities and obligations which are not, individually or in the aggregate, expected to result, individually or in the aggregate, in a Company Material Adverse Effect, or (iv) permitted or contemplated in connection with the preparation, negotiation and consummation of the transactions contemplated by this Agreement.

(c) Since its formation, (i) neither the Company nor any Company Subsidiary, nor to the Company’s knowledge, no director, officer, employee, auditor, accountant or Representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices and (ii) there have been no internal material investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Company Board or any committee thereof.

SECTION 4.08 Absence of Certain Changes or Events. Since its formation, and on and prior to the date of this Agreement, except as otherwise reflected in the Unaudited Financial Statements, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to any COVID-19 Measure, (b) the Company and the Company Subsidiaries have not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of their respective material assets, (c) there has not been a Company Material Adverse Effect, and (d) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement without DCRB’s consent, would constitute a material breach of any of the covenants set forth in Section 6.01.

SECTION 4.09 Absence of Litigation. There is no material litigation, suit, claim, action, proceeding, arbitration or investigation by or before any Governmental Authority (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is, subject to any material continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, all employment and consulting contracts or agreements to which the Company or any Company Subsidiary is a party or bound, with respect to which the Company or any Company Subsidiary has any obligation (other than customary employee, director or officer (or similar) indemnification obligations under employment and consulting agreements that have terminated and as to which no indemnity claim is presently outstanding or unpaid). Section 4.10(a) of the Company Disclosure Schedule also lists, as of the date of this Agreement, each Employee Benefit Plan that is maintained, contributed to, required to be contributed to, or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director and/or consultant, or under which the Company or any Company Subsidiary has or could reasonably be expected to incur any liability (contingent or otherwise) (collectively, whether or not material, the “Plans”), which is material to the Company or any Company Subsidiary.

(b) With respect to each Plan, the Company has made available to DCRB, if applicable, (i) a true and complete copy of the current plan document and all amendments thereto and each trust or other funding arrangement, (ii) copies of the most recent summary plan description and any summaries of material modifications, (iii) a copy of the 2020 filed Internal Revenue Service (“IRS”) Form 5500 annual report and accompanying schedules (or, if not yet filed in respect of 2020, the most recent draft thereof), (iv) copies of the most recently received IRS determination, opinion or advisory letter for each such Plan, and (v) any material non-routine correspondence from any Governmental Authority with respect to any Plan since its formation. Neither the Company nor any Company Subsidiary has any express commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code, or other applicable Law.

(c) None of the Plans is or was since the formation of the Company, nor does the Company nor any ERISA Affiliate have or reasonably expect to have any liability or obligation under, (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA), (ii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) subject to Section 412 of the Code and/or Title IV of ERISA, (iii) a multiple employer plan subject to Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement under ERISA. For purposes of this Agreement, “ERISA Affiliate” shall mean any entity that together with the Company would be deemed a “single employer” for purposes of Section 4001(b)(1) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

(d) Neither the Company nor any Company Subsidiary is nor will be obligated, whether under any Plan or otherwise, to pay separation, severance, termination or similar benefits to any person directly as a result of any Transaction contemplated by this Agreement together with any other event (including a termination of employment), nor will any such transaction together with any other event (including a termination of employment) accelerate the time of payment or vesting, require funding, forgive indebtedness, or increase the amount, of any benefit or other compensation due to any individual. The Transactions together with any other event (including a termination of employment) shall not be the direct cause of any amount paid or payable by the Company or any Company Subsidiary being classified as an “excess parachute payment” under Section 280G of the Code, nor will the Transactions together with any other event (including a termination of employment) be the direct cause of any amount received by any current or former employee, officer, director or consultant of the Company or any Company Subsidiary being classified as an “excess parachute payment” under Section 280G of the Code. No current or former employee, officer, director of the Company or any Company Subsidiary is entitled to receive any gross-up or additional payment by reason of any tax being imposed on such person, including any tax required by Section 409A or 4999 of the Code.

(e) None of the Plans provides, nor does the Company nor any Company Subsidiary have or reasonably expect to have any obligation to provide, retiree medical to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder or any analogous law.

(f) Each Plan is, and has been since the formation of the Company, in compliance, in all material respects, with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Company Subsidiaries have performed, in all material respects, all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation in any material respect by any party to, any Plan. No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Action.

(g) Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has (i) timely received a favorable determination letter from the IRS covering all of the provisions applicable to the Plan for which determination letters are currently available that the Plan is so qualified and each trust established in connection with such Plan is exempt from federal income taxation under Section 501(a) of the Code or (ii) is entitled to rely on a favorable opinion letter from the IRS, and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

(h) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan that could reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries. There have been no acts or omissions by the Company or any Company Subsidiary that have given or could reasonably be expected to give rise to any material fines, penalties, Taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company or any ERISA Affiliate may be liable.

(i) All contributions, premiums or payments required to be made with respect to any Plan have been timely made to the extent due or properly accrued on the consolidated financial statements of the Company and the Company Subsidiaries, except as would not result in material liability to the Company and the Company Subsidiaries.

(j) The Company and each ERISA Affiliate have each complied in all material respects with the notice and continuation coverage requirements, and all other requirements, of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and the regulations thereunder, with respect to each Plan that is, or was during any Tax year for which the statute of limitations on the assessment of federal income Taxes remains open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code.

(k) The Company and each Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA (each, a “Health Plan”) is and has been in compliance, in all material respects, with the Patient Protection and Affordable Care Act of 2010 (“PPACA”), and no event has occurred, and to the knowledge of the Company, no condition or circumstance exists, that could reasonably be expected to subject the Company, any ERISA Affiliate or any Health Plan to any material liability for penalties or excise Taxes under Code Section 4980D or 4980H or any other provision of the PPACA.

(l) Each Plan that constitutes a nonqualified deferred compensation plan subject to Section 409A of the Code has been administered and operated, in all material respects, in compliance with the provisions of Section 409A of the Code and the Treasury Regulations thereunder, and no additional Tax under Section 409A(a)(1)(B) of the Code has been or could reasonably be expected to be incurred by a participant in any such Plan.

SECTION 4.11 Labor and Employment Matters.

(a) Schedule 4.11(a)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list of all employees of the Company or any Company Subsidiary as of the date hereof, including any employee who is on a leave of absence of any nature, authorized or unauthorized, and sets forth for each such individual the following: (i) name and employing entity; (ii) title or position (including whether full- or part-time) and location of employment; (iii) hire date and service date (if different); (iv) current annualized base salary or (if paid on an hourly basis) hourly rate of pay, and status as exempt or non-exempt under the Fair Labor Standards Act; (v) commission, bonus or other incentive-based compensation eligibility; (vi) details of any visa or work permit; and (vii) leave status. As of the date hereof, all compensation, including wages, commissions and bonuses, due and payable to all present and former employees of the Company and any Company Subsidiary for services performed on or prior to the date hereof have been paid in full (or accrued in full in the Company’s financial statements) in all material respects.

(b) No employee of the Company or any Company Subsidiary is represented by a labor union, works council, trade union, or similar representative of employees and neither the Company nor any Company Subsidiary is a party to, subject to, or bound by, a collective bargaining agreement, collective agreement or any other contract or agreement with a labor union, works council, trade union, or similar representative of employees. There are no, and since the formation of the Company there have never been any, strikes, lockouts or work stoppages existing or, to the Company’s knowledge, threatened, with respect to any employees or the Company or any Company Subsidiaries or any other individuals who have provided services with respect to the Company or any Company Subsidiaries. Since the formation of the Company, there have been no union certification or representation petitions or demands with respect to the Company or any Company Subsidiaries or any of their employees and, to the Company’s knowledge, no union organizing campaign or similar effort is pending or threatened with respect to the Company, any Company Subsidiaries, or any of their employees.

(c) There are no material Actions pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary by any of their respective current or former employees.

(d) The Company and the Company Subsidiaries are and have been since their formation, in compliance in all material respects with all applicable Laws relating to labor and employment, including all such Laws regarding employment practices, employment discrimination, terms and conditions of employment, mass layoffs and plant closings (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any similar state or local Laws), immigration, meal and rest breaks, pay equity, workers’ compensation, family and medical leave and all other employee leave, recordkeeping, classification of employees and independent contractors, wages and hours, pay checks and pay stubs, employee seating, anti-harassment and anti-retaliation (including all such Laws relating to the prompt and thorough investigation and remediation of any complaints properly submitted to the Company) and occupational safety and health requirements, and neither the Company nor any Company Subsidiary is liable for any arrears of wages, penalties or other sums for failure to comply with any of the foregoing. As of the Closing, each employee of the Company and each Company Subsidiary will have been paid in all material respects all wages, bonuses, compensation, and other sums owed and due to such individual as of such date, except for any amount that is payable, in accordance with its terms or the Company’s or Company Subsidiary’s ordinary course practice, in the payroll cycle immediately following the Closing.

SECTION 4.12 Real Property; Title to Assets.

(a) Section 4.12(a) of the Company Disclosure Schedule sets forth a correct and complete list of all real property owned by the Company (the “Owned Real Property” and together with the Leased Real Property, the “Real Property”). Except as set forth in Section 4.12(a) of the Company Disclosure Schedule, (i) the Company has good and marketable title to the Owned Real Property, free and clear of all Liens except for Permitted Liens, (ii) no Owned Real Property is subject to any outstanding options or rights of first refusal to purchase any Owned Real Property, or any portion of any Owned Real Property or interest therein, (iii) no Owned Real Property is subject to any lease, sublease, concession, license, occupancy agreement, outstanding option or right of first refusal to lease, or other contracts or arrangement granting to any person other than the Company the right to occupy any Owned Real Property, or any portion of any Owned Real Property, and (iv) there are no persons other than the Company in possession thereof.

(b) The Company is not in breach or default of any restrictive covenant affecting the Real Property, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default under any such restrictive covenant, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(c) To the Company’s Knowledge, there are no pending or threatened condemnation, expropriation or eminent domain proceedings with respect to any Real Property.

(d) No damage or destruction has occurred with respect to any of the Real Property that would have a Company Material Adverse Effect, whether or not covered by an enforceable insurance policy.

(e) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) the use by the Company of the land, buildings, structures and improvements on the Real Property are in conformity with all applicable Laws, including, without limitation, all applicable zoning Laws, and with all registered deeds, restrictions of record or other agreements of record affecting such Real Property, (ii) there exists no conflict or dispute with any Governmental Authority, regulatory authority or other person relating to any Real Property or the activities thereon or the occupancy or use thereof of which the Company has received written notice, and (iii) all requisite certificates of occupancy and other permits or approvals required with respect to the land, buildings, structures and improvements on any of the Owned Real Property and the occupancy and use thereof have been obtained and are currently in effect.

(f) There are currently in effect such insurance policies for the Owned Real Property as are customarily maintained with respect to similar properties utilized for comparable purposes.

(g) Section 4.12(b) of the Company Disclosure Schedule lists the street address of each parcel of Leased Real Property, and sets forth a list of each lease, sublease, and license pursuant to which the Company or any Company Subsidiary leases, subleases or licenses any real property (each, a “Lease”), with the name of the lessor and the date of the Lease in connection therewith and each material amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to DCRB. (i) There are no leases, subleases, sublicenses, concessions or other contracts granting to any person other than the Company or Company Subsidiaries the right to occupy any real property, and (ii) all such Leases are in full force and effect, are valid and enforceable in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such Leases, any existing default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such Leases, except as would not have a Company Material Adverse Effect.

SECTION 4.13 Intellectual Property.

(a) Section 4.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all Registered Intellectual Property, showing for each item, as applicable, the filing date, date of issuance, and registration or application number, and applicable jurisdiction.

(b) The Company or one of the Company Subsidiaries (i) solely owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company-Owned IP and (ii) has a valid right to use all other Intellectual Property used in and material to the operation of the Company’s and the Company Subsidiaries’ business. All Registered Intellectual Property is subsisting and, to the knowledge of the Company, valid and, other than Registered Intellectual Property constituting applications, enforceable.

(c) The Company and each of its applicable Company Subsidiaries have taken and take reasonable actions to maintain and protect Intellectual Property rights, including the secrecy, confidentiality and value of its trade secrets and other Confidential Information. Neither the Company nor any Company Subsidiaries has disclosed any of their material trade secrets or other material Confidential Information relating to the Products or which is otherwise material to the business of the Company and any applicable Company Subsidiaries to any other person other than pursuant to a written confidentiality agreement under which such other person agrees to maintain the confidentiality of such Confidential Information.

(d) In the three (3) year period preceding the date of this Agreement, (i) there have been no claims filed and served or threatened in writing, against the Company or any Company Subsidiary, by any person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any Company-Owned

IP, or (B) alleging any infringement or misappropriation of, or other violation of, any Intellectual Property rights of other persons by the Company or any Company Subsidiaries (including any unsolicited demands or offers to license any Intellectual Property rights from any other person); (ii) except as would not reasonably be expected to result in material liability to the Company or Company Subsidiaries or disrupt their respective businesses, the operation of the business of the Company and the Company Subsidiaries has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons; and (iii) except as would not reasonably be expected to be material to the businesses of the Company or the Company Subsidiaries, to the Company’s knowledge, no other person has infringed, misappropriated or violated any of the Company-Owned IP.

(e) Since the formation of the Company, all employees and contractors of the Company and the Company Subsidiaries who have contributed, developed or conceived, or who have been hired or engaged to contribute, develop or conceive, any material Company-Owned IP have executed valid and enforceable written agreements with the Company or one of the Company Subsidiaries, each substantially consistent with a form agreement made available to DCRB, pursuant to which such persons assigned to the Company or the applicable Company Subsidiary all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such person in the course of and within the scope of his, her or its employment by or engagement with the Company or the applicable Company Subsidiary, without further consideration or any restrictions or obligations on the Company’s or the applicable Company Subsidiary’s use or other disposition or ownership of such Intellectual Property. No current or former director, officer, or employee of the Company or any Company Subsidiary will, after giving effect to each of the transactions contemplated herein, own or retain any ownership rights in or to, or have the right to receive any royalty or other payment with respect to, any of Company-Owned IP.

(f) Section 4.13(f) of the Company Disclosure Schedule sets forth a list of all Open Source Software that has been incorporated into, integrated with or linked to proprietary software material to the operation of any Products, and for each such item of Open Source Software: (i) the name and version number of the applicable license and (ii) the manner in which such Open Source Software is used in, incorporated into, integrated or bundled with any Products (including the applicable Product or Products and the manner and extent to which such item of Open Source Software interoperates with any Products, such as by static or dynamic linking, inheritance, pipes, files, APIs, function calls, etc.).

(g) The Company and Company Subsidiaries do not use and have not used any Open Source Software that is subject to any Reciprocal License in a manner that actually requires that the Company or any Company Subsidiary (i) disclose (in source code format), distribute or license any of their material proprietary Software (other than the unmodified Open Source Software), (ii) make any disclosure (in source code format), distribution or licensing of any of their material proprietary Software (other than the unmodified Open Source Software) be at no charge, (iii) permit licensees of their material proprietary Software to access the source code of, modify, make derivative works of, or reverse-engineer any such material proprietary Software (other than the unmodified Open Source Software), (iv) permit licensees of their material proprietary Software to redistribute such material proprietary Software (other than the unmodified Open Source Software), or (v) grant any license or similar right (including a covenant not to sue) with respect to patents constituting Company-Owned IP (other than with respect to the unmodified Open Source Software).

(h) To the Company’s knowledge, since the date of its formation, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects. The Company and each of the Company Subsidiaries have purchased a sufficient number of licenses for the operation of any third-party Business Systems that are needed to operate the business of the Company and the Company Subsidiaries as currently conducted.

(i) Section 4.13(i) of the Company Disclosure Schedule sets forth the Company’s good faith projections for its commercialization timeline based upon the actual knowledge of the Company as of the date of this Agreement, taking into account any actually known defects, technical concerns, or similar problems in existence as of the date of this Agreement.

(j) Except as would not be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, the Company and each of the Company Subsidiaries have, since the Company’s formation, complied with (i) all Privacy/Data Security Laws applicable to the Company or a Company Subsidiary, (ii) any applicable public-facing privacy or other policies of the Company and/or the Company Subsidiary, respectively, concerning the collection, dissemination, storage or use of Personal Information or other confidential Business Data, including any policies or disclosures posted to websites or other media maintained or published by the Company or a Company Subsidiary, (iii) industry standards to which the Company or any Company Subsidiary is bound or purports to adhere, and (iv) all contractual commitments that the Company or any Company Subsidiary has entered into, or by which it is otherwise bound with respect to privacy and/or data security (collectively, the “Data Security Requirements”). The Company and the Company Subsidiaries have each implemented reasonable data security safeguards designed to protect the security and integrity of their respective Business Systems and confidential Business Data, including where applicable, implementing procedures designed to prevent unauthorized access and the introduction of Disabling Devices, and the taking and storing back-up copies of critical data. To the Company’s knowledge, there is no material Disabling Device in any of the Business Systems controlled by the Company or any Company Subsidiary, or in any of the Products. Since their formation, neither the Company nor any of the Company Subsidiaries has (x) to the Company’s knowledge, experienced any data security breaches, unauthorized access or use of any of the Business Systems constituting Company-Owned IP, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any confidential Business Data; or (y) to the Company’s knowledge, been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Information, or the violation of any applicable Data Security Requirements, and, to the Company’s knowledge, there is no reasonable basis for any such claim or complaint.

(k) The Company and the Company Subsidiaries are not subject to any contractual requirements, privacy policies, or other legal obligations, including based on the Transactions contemplated hereunder, that would prohibit the Company from retaining or using any Personal Information or other material Business Data after the Closing Date, in the manner in which the Company and the Company Subsidiaries use such Personal Information and other applicable Business Data prior to the Closing Date, or result in material liabilities in connection with Data Security Requirements.

(l) Neither the Company nor any Company Subsidiary is, nor has it ever been, a member or promoter of, or a contributor to, any industry standards body or similar standard setting organization, in each case, in a manner that requires or would reasonably be expected to require the Company or any Company Subsidiary to grant or offer to any other person any license or similar right to any Company-Owned IP.

SECTION 4.14 Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and the Company Subsidiaries: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns they are required to file as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that they are otherwise obligated to pay, except with respect to current Taxes that are not yet due and payable or otherwise being contested in good faith or that are described in clause (a)(v) below, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to them; (iii) with respect to all material Tax Returns filed by or with respect to them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which such waiver or extension remains in effect; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending, asserted or proposed or threatened in writing by a Governmental Authority; and (v) have provided adequate reserves in accordance with GAAP in the Unaudited Financial Statements for any material Taxes of the Company or any Company Subsidiary as of the date of the Unaudited Financial Statements that have not been paid.

(b) Neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation to any Governmental Authority or other person (other than the Company or any Company Subsidiary) under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person (other than the Company or any Company Subsidiary) after the Closing as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481(a) or Section 482 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) by reason of a change in method of accounting or otherwise prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; or (iv) prepaid amount received prior to the Closing outside the ordinary course of business.

(d) Each of the Company and the Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes.

(e) Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return (other than a group of which the Company or Horizon Fuel Cell Technologies PTE LTD, or an affiliate of Horizon Fuel Cell Technologies PTE LTD, is or was the common parent).

(f) Neither the Company nor any Company Subsidiary has any material liability for the Taxes of any person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor or by contract other than, in each case, pursuant to any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements).

(g) Neither the Company nor any Company Subsidiary has been either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(h) Neither the Company nor any Company Subsidiary has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i) Neither the IRS nor any other U.S. or non-U.S. Taxing authority or agency has asserted in writing or, to the knowledge of the Company or any Company Subsidiary, has threatened to assert against the Company or any Company Subsidiary any deficiency or claim for any Taxes.

(j) There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except for Permitted Liens.

(k) Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Company Subsidiary has received written notice from a non-United States Tax authority that it has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(l) Neither the Company nor any Company Subsidiary has received written notice of any claim from a Tax authority in a jurisdiction in which the Company or such Company Subsidiary does not file Tax Returns stating that the Company or such Company Subsidiary is or may be subject to Tax in such jurisdiction.

(m) The Company has not taken or agreed to take any action not contemplated by this Agreement that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

SECTION 4.15 Environmental Matters.

(a) Since their formation, neither the Company nor any of the Company Subsidiaries has violated, nor is it in violation of, applicable Environmental Law, except as has been resolved to the satisfaction of the applicable Governmental Authority;

(b) to the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws, or which could reasonably be expected to give rise to a liability of the Company or any Company Subsidiary under Environmental Laws;

(c) to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries has released Hazardous Substances at any property and, to the knowledge of the Company, neither the Company nor any of the Company Subsidiaries is actually, potentially or allegedly liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances;

(d) each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required of the Company under applicable Environmental Law (“Environmental Permits”);

(e) each of the Company and each Company Subsidiary is in compliance with Environmental Laws and Environmental Permits;

(f) neither the Company nor any Company Subsidiary is the subject of any pending or, to the knowledge of the Company threatened, Action alleging any violation of, or liability under, Environmental Laws, except in each case as would not have a Company Material Adverse Effect; and

(g) the Company has provided DCRB and Merger Sub with copies of all environmental site assessments, reports and studies in its possession relating to environmental compliance or the environmental condition of any properties currently or formerly owned, leased or operated by the Company or any Company Subsidiary.

SECTION 4.16 Material Contracts.

(a) Section 4.16(a) of the Company Disclosure Schedule lists, as of the date of this Agreement, the following types of contracts and agreements to which the Company or any Company Subsidiary is a party, excluding for this purpose, any purchase orders submitted by customers (such contracts and agreements as are required to be set forth in Section 4.16(a) of the Company Disclosure Schedule, excluding any Plan, being the “Material Contracts”):

(i) each contract and agreement with consideration paid or payable to the Company or any of the Company Subsidiaries of more than $500,000, in the aggregate, over any 12-month period;

(ii) each contract and agreement with Suppliers to the Company or any Company Subsidiary, including those relating to the design, development, manufacture or sale of Products of the Company or any Company Subsidiary for expenditures paid or payable by the Company or any Company Subsidiary of more than (A) in respect of contracts or agreements for materials used in the manufacture of Products of the Company, $1,000,000, or (B) in all other cases, $500,000, in the aggregate, over any 12-month period, in each case, other than purchase orders on the form of such purchase order made available in the Virtual Data Room;

(iii) each contract and agreement between the Company and Horizon Fuel Cell Technologies PTE LTD., or any of their respective affiliates (other than contracts and agreements among the Company and the Company Subsidiaries);

(iv) each contract and agreement related to the Company’s formation, including but not limited to any contract or agreement related to the Company’s formation in order to commercialize fuel cell technology of Horizon Fuel Cell Technologies PTE LTD and Hymas PTE LTD;

(v) all broker, distributor, dealer, manufacturer’s representative, franchise and agency contracts and agreements to which the Company is a party that are material to the business of the Company;

(vi) all contracts or agreements involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any Product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(vii) all contracts and agreements evidencing indebtedness for borrowed money in an amount greater than $500,000, and any pledge agreements, security agreements or other collateral agreements in which the Company or any Company Subsidiary granted to any person a security interest in or lien on any of the property or assets of the Company or any Company Subsidiary, and all contracts or instruments guarantying the debts or other obligations of any person;

(viii) all partnership, joint venture or similar agreements;

(ix) all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permits;

(x) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time, excluding customary confidentiality agreements and agreements that contain customary confidentiality clauses;

(xi) all contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective business;

(xii) all leases or master leases of personal property reasonably likely to result in annual payments of $500,000 or more in a 12-month period;

(xiii) all Lease Documents;

(xiv) all contracts and agreements pursuant to which the Company or any Company Subsidiary (A) receives a license to use material Company-Licensed IP, other than non-exclusive licenses granted with respect to commercially available Software or information technology services on standardized terms and involving annual payments of less than $100,000, or (B) grants to a third party a material license to Company-Owned IP, other than non-exclusive licenses granted to (x) any third-party manufacturer or service provider for the purpose of providing services to or on behalf of the Company or any Company Subsidiary, or (y) customers for the purpose of using Products sold by or on behalf of the Company;

(xv) all contracts and agreements that relate to the direct or indirect acquisition or disposition of any securities or business (whether by merger, sale of stock, sale of assets or otherwise);

(xvi) all contracts and agreements relating to a Company Interested Party Transaction;

(xvii) all contracts and agreements involving any resolution or settlement of any actual or threatened Action or other dispute which require payment in excess of $250,000 or impose continuing obligations on the Company or any Company Subsidiary, including injunctive or other non-monetary relief;

(xviii) all contracts and agreements under which the Company has agreed to purchase goods or services from a vendor, Supplier or other person on a preferred supplier or “most favored supplier” basis; and

(xix) all contracts and agreements governing the Company’s or any Company Subsidiary’s joint ownership of Company-Owned IP, or the development of material Company-Owned IP by a third party for the benefit of the Company (excluding, for the avoidance of doubt, employee invention assignment and confidentiality agreements entered into on terms consistent with a standard form made available to DCRB).

(b) (i) each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party; (ii) to the Company’s knowledge, no other party is in breach or violation of, or default under, any Material Contract; and (iii) the Company and the Company Subsidiaries have not received any written, or to the knowledge of the Company, oral claim of default under any such Material Contract, except for any such conflicts, violations, breaches, defaults or other occurrences which would not be expected to result, individually or in the aggregate, in a Company Material Adverse Effect. The Company has, in all material respects, furnished or made available to DCRB true and complete copies of all Material Contracts, including amendments thereto that are material in nature.

SECTION 4.17 Insurance.

(a) Section 4.17(a) of the Company Disclosure Schedule sets forth, with respect to each material insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium most recently charged.

(b) With respect to each such insurance policy, except as would not be expected to result, individually or in the aggregate, in a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

SECTION 4.18 Board Approval; Vote Required. The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, or by unanimous written consent, has duly (a) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (b) approved this Agreement and the Merger and declared their advisability, and (c) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that this Agreement and the Transactions (including the Merger) be submitted for consideration by the Company’s stockholders. The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and approve the Transactions. The Written Consent, if executed and delivered, would qualify as the Company Stockholder Approval and no additional approval or vote from any holders of any class or series of capital stock of the Company would then be necessary to adopt this Agreement and approve the Transactions.

SECTION 4.19 Certain Business Practices.

(a) The Company, the Company Subsidiaries, the Company’s parent (solely in connection with the Company, the Company Subsidiaries and their respective operations), and any of their respective directors, officers, or employees, and to the Company’s knowledge, their agents, have not in the last five (5) years, violated any Anti-Corruption Law, nor have they directly or indirectly given, offered, promised, or authorized or agreed to give any money, commission, reward, gift, hospitality, entertainment, inducement (including any facilitation payments), advantage or any other thing of value to: (i) any Government Official; (ii) any person acting for or on behalf of any Government Official; (iii) any other person; or (iv) any non-U.S. political party, representative of a non-U.S. political party or candidate for non-U.S. public office, for the purpose of obtaining or retaining business or favorable governmental action or to otherwise secure any improper advantage in violation of applicable Anti-Corruption Laws.

(b) The Company, the Company Subsidiaries, the Company’s parent (in connection with the Company, the Company Subsidiaries, or their operations), and any of their respective directors, officers, or employees, and to the Company’s knowledge, their agents: (i) are not now and have not been in the last (5) years a Sanctioned Person; (ii) have not in the last five (5) years transacted business with or for the benefit of any Sanctioned Person or otherwise violated any applicable Sanctions; or (iii) have not in the last five (5) years violated any applicable Ex-Im Laws.

(c) There are not now and have not been in the last five (5) years any proceedings or investigations by or before any Governmental Authority involving the Company, the Company Subsidiaries, the Company’s parent (in connection with the Company, the Company Subsidiaries, or their operations), or any of their respective directors, officers, or employees, or to the Company’s knowledge, their agents relating to the Anti-Corruption Laws, Sanctions, or Ex-Im Laws, nor to the Company’s or the Company Subsidiaries’ knowledge is such a proceeding or investigation threatened.

SECTION 4.20 Interested Party Transactions. Except for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business or pursuant to any Plan, no director, officer or other affiliate of the Company or any Company Subsidiary, to the Company’s knowledge, has or has had, directly or indirectly: (a) an economic interest in any person that has furnished or sold, or furnishes or sells, services or Products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell; (b) an economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services; (c) a beneficial interest in any contract or agreement disclosed in Section 4.16(a) of the Company Disclosure Schedule; or (d) any contractual or other arrangement with the Company or any Company Subsidiary, other than customary indemnity arrangements

(each, a “Company Interested Party Transaction”); provided, however, that ownership of no more than 5% of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 4.20. The Company and the Company Subsidiaries have not, since their formation, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company, or (ii) materially modified any term of any such extension or maintenance of credit. Section 4.20 of the Company Disclosure Schedule sets forth a list of all Company Interested Party Transactions.

SECTION 4.21 Exchange Act. Neither the Company nor any Company Subsidiary is currently (nor has it previously been) subject to the requirements of Section  12 of the Exchange Act.

SECTION 4.22 Brokers. Except for Goldman Sachs & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has provided DCRB with a true and complete copy of all contracts, agreements and arrangements including its engagement letter, between the Company and Goldman Sachs & Co. LLC, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.

SECTION 4.23 Accredited Investors. To the knowledge of the Company, each stockholder of the Company is an “accredited investor” (as defined under Regulation D promulgated under the Securities Act).

SECTION 4.24 Sexual Harassment and Misconduct. Except as would not reasonably be expected to result in material liability to the Company or any of the Company Subsidiaries, (a) none of the Company or the Company Subsidiaries has entered into a settlement agreement with a current or former officer, director or employee of the Company or any of the Company Subsidiaries resolving allegations of sexual harassment or misconduct in writing by an executive officer, director or employee of the Company or any of the Company Subsidiaries, and (b) there are no, and since the formation of the Company and the Company Subsidiaries, there have not been any Actions pending or, to the knowledge of the Company, threatened in writing, against the Company or any of the Company Subsidiaries, in each case, involving allegations of sexual harassment or misconduct by an officer, director or employee of the Company or any of the Company Subsidiaries. Since their formation, the Company and the Company Subsidiaries have complied with all applicable Laws with respect to investigating all material sexual harassment or other material discrimination allegations with respect to current or former employees of which the Company has or had knowledge.

SECTION 4.25 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV (as modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company, its affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to DCRB, its affiliates or any of their respective Representatives in any form by, or on behalf of, Company, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement, neither the Company nor any other person on behalf of the Company has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to DCRB, its affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to DCRB, its affiliates or any of their respective Representatives or any other person in any form, and any such representations or warranties are expressly disclaimed.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF DCRB AND MERGER SUB

Except as set forth in the DCRB SEC Reports filed prior to the date hereof (to the extent the qualifying nature of such disclosure is readily apparent from the content of such DCRB SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) (it being acknowledged that nothing disclosed in such a DCRB SEC Report will be deemed to modify or qualify the representations and warranties set forth in Section 5.01 (Corporate Organization), Section 5.03 (Capitalization) and Section 5.04 (Authority Relative to This Agreement)), DCRB hereby represents and warrants to the Company as of the date hereof and as of the Closing (or in the case of representations and warranties that speak of a specified date, as of such specified date) as follows:

SECTION 5.01 Corporate Organization.

(a) Each of DCRB and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not be a DCRB Material Adverse Effect.

(b) Merger Sub is the only subsidiary of DCRB. Except for Merger Sub, DCRB does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or business association or other person.

SECTION 5.02 Organizational Documents. Each of DCRB and Merger Sub has furnished to the Company complete and correct copies of the DCRB Organizational Documents and the Merger Sub Organizational Documents. The DCRB Organizational Documents and the Merger Sub Organizational Documents are in full force and effect. Neither DCRB nor Merger Sub is in violation of any of the provisions of the DCRB Organizational Documents and the Merger Sub Organizational Documents.

SECTION 5.03 Capitalization.

(a) The authorized capital stock of DCRB consists of (i) 250,000,000 shares of DCRB Class A Common Stock, (ii) 20,000,000 shares of DCRB Founders Stock and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“DCRB Preferred Stock”). As of the date of this Agreement, (i) 22,572,502 shares of DCRB Class A Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) 5,643,125 shares of DCRB Founders Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (iii) no shares of DCRB Class A Common Stock or DCRB Founders Stock are held in the treasury of DCRB, (iv) 17,800,751 DCRB Warrants are outstanding, and (v) 17,800,751 shares of DCRB Class A Common Stock are reserved for future issuance pursuant to the DCRB Warrants. As of the date of this Agreement, there are no shares of DCRB Preferred Stock issued and outstanding. Each DCRB Warrant is exercisable for one share of DCRB Class A Common Stock at an exercise price of $11.50, subject to the terms of such DCRB Warrant and the DCRB Warrant Agreement. The DCRB Founders Stock will convert into DCRB Class A Common Stock at the Closing pursuant to the terms of the DCRB Certificate of Incorporation.

(b) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 10,000 shares of common stock, par value $0.0001 per share (the “Merger Sub Common Stock”). As of the date hereof, 10,000 shares of Merger Sub Common Stock are issued and outstanding. All outstanding shares of

Merger Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by DCRB free and clear of all Liens, other than transfer restrictions under applicable securities laws and the Merger Sub Organizational Documents.

(c) All outstanding DCRB Units, shares of DCRB Class A Common Stock, shares of DCRB Founders Stock and DCRB Warrants have been granted in compliance with all applicable securities laws and other applicable Laws and were issued free and clear of all Liens other than transfer restrictions under applicable securities laws and the DCRB Organizational Documents.

(d) The Per Share Merger Consideration being delivered by DCRB hereunder shall be duly and validly issued, fully paid and nonassessable, and each such share or other security shall be issued free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities laws and the DCRB Organizational Documents. The Per Share Merger Consideration will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s rights therein or with respect thereto.

(e) Except for the Subscription Agreements, this Agreement, the DCRB Warrants and the DCRB Founders Stock, DCRB has not issued any options, warrants, preemptive rights, calls, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of DCRB or obligating DCRB to issue or sell any shares of capital stock of, or other equity interests in, DCRB. All shares of DCRB Class A Common Stock subject to issuance as described above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. Neither DCRB nor any subsidiary of DCRB is a party to, or otherwise bound by, and neither DCRB nor any subsidiary of DCRB has granted, any equity appreciation rights, participations, phantom equity or similar rights. Except for the Letter Agreement, DCRB is not a party to any voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of DCRB Common Stock or any of the equity interests or other securities of DCRB or any of its subsidiaries. Except with respect to the Redemption Rights and the DCRB Warrants, there are no outstanding contractual obligations of DCRB to repurchase, redeem or otherwise acquire any shares of DCRB Common Stock. There are no outstanding contractual obligations of DCRB to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

SECTION 5.04 Authority Relative to This Agreement. Each of DCRB and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each of DCRB and Merger Sub and the consummation by each of DCRB and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of DCRB or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than (a) with respect to the Merger and the Private Placements, the approval and adoption of this Agreement and the issuance of the Per Share Merger Consideration and the shares in the Private Placements by the holders of a majority of the outstanding shares of DCRB Common Stock entitled to vote and actually cast thereon at the DCRB Stockholders’ Meeting and by the holders of a majority of the outstanding shares of Merger Sub Common Stock, and the filing and recordation of appropriate merger documents as required by the DGCL, and (b) with respect to the amendment and restatement of the DCRB Certificate of Incorporation, which shall be required to authorize the issuance of the Per Share Merger Consideration and the shares in the Private Placement, the approval of a majority of the outstanding shares of DCRB Common Stock). This Agreement has been duly and validly executed and delivered by DCRB and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of DCRB or Merger Sub, enforceable against DCRB or Merger Sub in accordance with its terms subject to the Remedies Exceptions. The DCRB Board has approved this Agreement and the Transactions, and such approvals are sufficient so that the restrictions on business combinations set forth in the DCRB Certificate of Incorporation shall not apply to the Merger, this Agreement, any Ancillary Agreement or any of the other Transactions. To the knowledge of DCRB, no other state takeover statute is applicable to the Merger or the other Transactions.

SECTION 5.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of DCRB and Merger Sub do not, and the performance of this Agreement by each of DCRB and Merger Sub will not, (i) conflict with or violate the DCRB Organizational Documents or the Merger Sub Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expiration or termination of waiting periods and other actions described in Section 5.05(b) have been obtained and all filings and obligations described in Section 5.05(b) have been made, conflict with or violate any Law applicable to each of DCRB or Merger Sub or by which any of their property or assets is bound or affected, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of each of DCRB or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which each of DCRB or Merger Sub is a party or by which each of DCRB or Merger Sub or any of their property or assets is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have or reasonably be expected to have a DCRB Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of DCRB and Merger Sub do not, and the performance of this Agreement by each of DCRB and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, or expiration or termination of any waiting period by, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, Blue Sky Laws and state takeover laws, the pre-merger notification requirements of the HSR Act, and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the Transactions or otherwise prevent DCRB or Merger Sub from performing its material obligations under this Agreement.

SECTION 5.06 Compliance. Neither DCRB nor Merger Sub is or has been in conflict with, or in default, breach or violation of, (a) any Law applicable to DCRB or Merger Sub or by which any property or asset of DCRB or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which DCRB or Merger Sub is a party or by which DCRB or Merger Sub or any property or asset of DCRB or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a DCRB Material Adverse Effect. Each of DCRB and Merger Sub is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for DCRB or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 5.07 SEC Filings; Financial Statements; Sarbanes-Oxley.

(a) DCRB has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since October 19, 2020, together with any amendments, restatements or supplements thereto (collectively, the “DCRB SEC Reports”). DCRB has furnished to the Company true and correct copies of all amendments and modifications that have not been filed by DCRB with the SEC to all agreements, documents and other instruments that previously had been filed by DCRB with the SEC and are currently in effect. As of their respective dates, the DCRB SEC Reports (i) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the case of any DCRB SEC Report that is a registration statement, or include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any other DCRB SEC Report. Each director and executive officer of DCRB has filed with the SEC on a timely basis all documents required with respect to DCRB by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the DCRB SEC Reports was prepared in accordance with GAAP (applied on a consistent basis) and Regulation S-X and Regulation S-K, as applicable, throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations, changes in stockholders equity and cash flows of DCRB as at the respective dates thereof and for the respective periods indicated therein, (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to individually or in the aggregate be material). DCRB has no off-balance sheet arrangements that are not disclosed in the DCRB SEC Reports. No financial statements other than those of DCRB are required by GAAP to be included in the consolidated financial statements of DCRB.

(c) Except as and to the extent set forth in the DCRB SEC Reports, neither DCRB nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of DCRB’s and Merger Sub’s business.

(d) DCRB is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Capital Market.

(e) DCRB has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to DCRB and other material information required to be disclosed by DCRB in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to DCRB’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting DCRB’s principal executive officer and principal financial officer to material information required to be included in DCRB’s periodic reports required under the Exchange Act.

(f) DCRB maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that DCRB maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. DCRB has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of DCRB to DCRB’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of DCRB to record, process, summarize and report financial data. DCRB has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of DCRB. Since September 30, 2020, there have been no material changes in DCRB’s internal control over financial reporting.

(g) There are no outstanding loans or other extensions of credit made by DCRB to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of DCRB, and DCRB has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h) Neither DCRB (including any employee thereof) nor DCRB’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by DCRB, (ii) any fraud, whether or not material, that involves DCRB’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by DCRB or (iii) any claim or allegation regarding any of the foregoing.

(i) As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the DCRB SEC Reports. To the knowledge of DCRB, none of the DCRB SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

SECTION 5.08 Absence of Certain Changes or Events. Since October 22, 2020 and prior to the date of this Agreement, except as expressly contemplated by this Agreement, (a) DCRB has conducted its business in all material respects in the ordinary course and in a manner consistent with past practice, other than due to any actions taken due to any COVID-19 Measure, (b) DCRB has not sold, assigned, transferred, permitted to lapse, abandoned, or otherwise disposed of any right, title, or interest in or to any of its material assets, (c) there has not been a DCRB Material Adverse Effect, and (d) DCRB has not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.02.

SECTION 5.09 Absence of Litigation. There is no Action pending or, to the knowledge of DCRB, threatened against DCRB, or any property or asset of DCRB, before any Governmental Authority. Neither DCRB nor any material property or asset of DCRB is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of DCRB, continuing investigation by, any Governmental Authority.

SECTION 5.10 Board Approval; Vote Required.

(a) The DCRB Board, by resolutions duly adopted by majority vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of DCRB and its stockholders, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the stockholders of DCRB approve and adopt this Agreement and the Merger, and directed that this Agreement and the Merger be submitted for consideration by the stockholders of DCRB at the DCRB Stockholders’ Meeting.

(b) The only vote of the holders of any class or series of capital stock of DCRB necessary to approve the Merger is the affirmative vote of the holders of a majority of the outstanding shares of DCRB Common Stock entitled to vote and actually cast thereon at the DCRB Stockholders’ Meeting.

(c) The Merger Sub Board, by resolutions duly adopted by written consent and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the sole stockholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the sole stockholder of Merger Sub.

(d) The only vote of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Merger Sub Common Stock.

SECTION 5.11 No Prior Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations or incurred any obligation or liability, other than as contemplated by this Agreement.

SECTION 5.12 Brokers. Except for Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets, Inc. and Credit Suisse Securities (USA) LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of DCRB or Merger Sub. DCRB has provided the Company with a true and complete copy of all contracts, agreements and arrangements, including its engagement letters, with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Citigroup Global Markets, Inc. and Credit Suisse Securities (USA) LLC, other than those that have expired or terminated and as to which no further services are contemplated thereunder to be provided in the future.

SECTION 5.13 DCRB Trust Fund. As of the date of this Agreement, DCRB has no less than $225,700,000 in the trust fund established by DCRB for the benefit of its public stockholders (the “Trust Fund”) (including an aggregate of approximately $7,900,375 of deferred underwriting discounts and commissions being held in the Trust Fund) maintained in a trust account at JP Morgan Chase Bank, N.A. (the “Trust Account”). The monies of such Trust Account are invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by the Trustee pursuant to the Investment Management Trust Agreement, dated as of October 19, 2020, between DCRB and the Trustee (the “Trust Agreement”). The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions. DCRB has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by DCRB or the Trustee. There are no separate contracts, agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied): (i) between DCRB and the Trustee that would cause the description of the Trust Agreement in the DCRB SEC Reports to be inaccurate in any material respect; or (ii) that would entitle any person (other than stockholders of DCRB who shall have elected to redeem their shares of DCRB Class A Common Stock pursuant to the DCRB Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise Taxes from any interest income earned in the Trust Account; and (B) upon exercise of Redemption Rights in accordance with the provisions of the DCRB Organizational Documents. As of the date of this Agreement, following the Effective Time, no stockholder of DCRB shall be entitled to receive any amount from the Trust Account except to the extent such stockholder is exercising its Redemption Rights. There are no Actions pending or, to the knowledge of DCRB, threatened in writing with respect to the Trust Account. DCRB has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to DCRB at the Effective Time.

SECTION 5.14 Employees. Other than any officers as described in the DCRB SEC Reports, DCRB and Merger Sub have never employed any employees or retained any contractors, other than consultants and advisors in the ordinary course of business. Other than reimbursement of any out-of-pocket expenses incurred by DCRB’s officers and directors in connection with activities on DCRB’s behalf in an aggregate amount not in excess of the amount of cash held by DCRB outside of the Trust Account, DCRB has no unsatisfied material liability with respect to any officer or director. DCRB and Merger Sub have never and do not currently maintain, sponsor or contribute to, and have never been required to contribute to, or incurred any liability (contingent or otherwise) under, or have any direct or material liability under, any Employee Benefit Plan.

SECTION 5.15 Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a DCRB Material Adverse Effect:

(a) DCRB and Merger Sub (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns they are required to file as of the date hereof and all such filed Tax

Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that they are otherwise obligated to pay, except with respect to current Taxes that are not yet due and payable or otherwise being contested in good faith or that are described in clause (a)(v) below, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to them; (iii) with respect to all material Tax Returns filed by or with respect to them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which such waiver or extension remains in effect; (iv) do not have any deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending, asserted or proposed or threatened in writing by a Governmental Authority; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of DCRB for any material Taxes of DCRB as of the date of such financial statements that have not been paid.

(b) Neither DCRB nor Merger Sub is a party to, is bound by or has any obligation to any Governmental Authority or other person (other than DCRB or Merger Sub) under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person (other than DCRB or Merger Sub) after the Closing as a result of or pursuant to any such agreement, contract, arrangement or commitment, in each case other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c) Neither DCRB nor Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) adjustment under Section 481(a) or Section 482 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) by reason of a change in method of accounting or otherwise prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law) executed prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) entered into or created prior to the Closing; or (v) prepaid amount received prior to the Closing outside the ordinary course of business.

(d) Each of DCRB and Merger Sub has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes.

(e) Neither DCRB nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return (other than a group of which DCRB is the common parent).

(f) Neither DCRB nor Merger Sub has any material liability for the Taxes of any person (other than DCRB and Merger Sub) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) as a transferee or successor or by contract other than, in each case, pursuant to any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements).

(g) Neither DCRB nor Merger Sub has been either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(h) Neither DCRB nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i) Neither the IRS nor any other U.S. or non-U.S. Taxing authority or agency has asserted in writing or, to the knowledge of DCRB or Merger Sub, has threatened to assert against DCRB or Merger Sub any deficiency or claim for any Taxes.

(j) There are no Tax liens upon any assets of DCRB or Merger Sub except for Permitted Liens.

(k) Neither DCRB nor Merger Sub has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l) Neither DCRB nor Merger Sub has received written notice of any claim from a Tax authority in a jurisdiction in which DCRB or Merger Sub does not file Tax Returns stating that DCRB or Merger Sub is or may be subject to Tax in such jurisdiction.

(m) Neither DCRB nor Merger Sub has taken or agreed to take any action not contemplated by this Agreement that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

SECTION 5.16 Registration and Listing. The issued and outstanding DCRB Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ Capital Market under the symbol “DCRBU”. The issued and outstanding shares of DCRB Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ Capital Market under the symbol “DCRB”. The outstanding DCRB Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ Capital Market under the symbol “DCRBW.” As of the date of this Agreement, there is no Action pending or, to the knowledge of DCRB, threatened in writing against DCRB by the NASDAQ Capital Market or the SEC with respect to any intention by such entity to deregister the DCRB Units, the shares of DCRB Class A Common Stock, or DCRB Warrants or terminate the listing of DCRB on the NASDAQ Capital Market. None of DCRB or any of its affiliates has taken any action in an attempt to terminate the registration of the shares of DCRB Class A Common Stock or the DCRB Warrants under the Exchange Act.

SECTION 5.17 Private Placements. DCRB has made available to the Company true, correct and complete copies of the Subscription Agreements. As of the date of this Agreement, the Subscription Agreements (a) are in full force and effect without amendment or modification, (b) are the valid, binding and enforceable obligations of DCRB (or its applicable affiliate) and, to the knowledge of DCRB, each other party thereto (other than the Company and except, in any case, as may be limited by Remedies Exception) and (c) have not been withdrawn, terminated or rescinded in any respect. There are no contracts or agreements between DCRB and any other party to a Subscription Agreement relating to any Subscription Agreement that would reasonably be expected to affect the obligations of the such investors to contribute to DCRB the applicable portion of the Private Placements set forth in the Subscription Agreements, and, to the knowledge of DCRB, no facts or circumstances exist that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Private Placements not being available to DCRB, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of DCRB under any material term or condition of any Subscription Agreement and, as of the date hereof, DCRB has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of Closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in this Agreement or the Transaction Documents) to the obligations of the parties thereto to contribute to DCRB the applicable portion of the Private Placements set forth in the Subscription Agreements on the terms therein.

SECTION 5.18 DCRB’s and Merger Sub’s Investigation and Reliance. Each of DCRB and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and any Company Subsidiary and the Transactions, which investigation, review and analysis were conducted by DCRB and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose. DCRB, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and any Company Subsidiary and other information that they have requested in connection with their investigation of the Company and the Company Subsidiaries and the Transactions. Neither DCRB nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any Company Subsidiary or any of their respective Representatives, except as expressly set forth in Article IV (as modified by the Company Disclosure Schedule) or in any certificate delivered by the Company pursuant to this Agreement. Neither the Company nor any of its respective stockholders, affiliates or Representatives shall have any liability to DCRB, Merger Sub or any of their respective stockholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to DCRB or Merger Sub or any of their Representatives, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions. DCRB and Merger Sub acknowledge that neither the Company nor any of its stockholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and/or any Company Subsidiary.

ARTICLE VI.

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01 Conduct of Business by the Company Pending the Merger.

(a) The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law or any COVID-19 Measure (including as may be requested or compelled by any Governmental Authority), unless DCRB shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) the Company shall, and shall cause the Company Subsidiaries to, conduct their business in the ordinary course of business and in a manner consistent with past practice; and

(ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, key employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations (provided that neither the Company nor any Company Subsidiaries shall be required to amend or otherwise change any Plan for purposes of this Section 6.01(a)(ii)).

(b) By way of amplification and not limitation, except as (1) expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, (2) as set forth in Section 6.01 of the Company Disclosure Schedule, and (3) as required by applicable Law (including as may be requested or compelled by any Governmental Authority), the Company shall not, and shall cause each Company Subsidiary not to, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of DCRB (which consent shall not be unreasonably withheld, conditioned or delayed):

(i) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

(ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

(iii) issue, sell, pledge, dispose of, grant any Lien (other than a Permitted Lien) on, or authorize the issuance, sale, pledge, disposition, grant of any Lien (other than a Permitted Lien) on, (A) any shares of any class of capital stock of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary, provided that (x) the exercise of, and issuance of shares of Company Common Stock pursuant to, any Company Options outstanding and in effect on the date of this Agreement, and (y) the issuance of shares of Company Common Stock pursuant to the terms of the Company Convertible Notes, Company Warrants and the Ascent Options, in each case, in effect on the date of this Agreement shall not require the consent of DCRB; or (B) any material assets of the Company or any Company Subsidiary;

(iv) form any subsidiary or acquire any equity interest or other interest in any other entity or enter into a joint venture with any other entity;

(v) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(vi) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock, other than redemptions of equity securities from former employees upon the terms set forth in the underlying agreements governing such equity securities;

(vii) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or substantially all of the assets or any other business combination) any corporation, partnership, other business organization or any division thereof; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or intentionally grant any security interest in any of its assets;

(viii) enter into, renew or amend in any material respect any Company Interested Party Transaction (or any contractual or other arrangement, that if existing on the date of this Agreement, would have constituted a Company Interested Party Transaction);

(ix) (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any current or former director, officer, employee or consultant; (B) enter into any new or amend any existing, employment, retention, bonus, change in control, severance or termination agreement with any current or former director, officer, employee or consultant; (C) accelerate or commit to accelerate the funding, payment, or vesting of any compensation or benefits to any current or former director, officer, employee or consultant; (D) establish or become obligated under any collective bargaining agreement, collective agreement, or other contract or agreement with a labor union, trade union, works council, or other representative of employees; (E) hire any new employees unless (1) necessary to replace an employee whose employment has ended, as permitted hereunder (and in which case such hiring shall be on terms substantially similar to the terms applicable to the employment of the employee being replaced) or (2) such employees are hired on an at-will basis with (I) an annualized base salary or total wage rate (excluding overtime) below $250,000 on an annualized basis, and (II) employment terms that permit(s) termination of employment: (x) by the Company or a Company Subsidiary with no more than one (1) day’s advance notice, and (y) without severance or other payment or penalty obligations of the Company or any Company Subsidiary; or (F) transfer any employee or terminate the employment or service of any employee other than any such termination for cause; except in each of clauses (A) through (F) that the Company may (1) take action as required under any Plan or other employment or consulting agreement in effect on the date of this Agreement, (2) change the title of its employees in the ordinary course of business consistent with past practice and (3) make annual or quarterly bonus or commission payments in the ordinary course of business and as required by the bonus or commission plans existing on the date of this Agreement;

(x) adopt, amend and/or terminate any Plan except as may be required by applicable Law, is necessary in order to consummate the Transactions, or health and welfare plan renewals in the ordinary course of business;

(xi) materially amend other than reasonable and usual amendments in the ordinary course of business, with respect to accounting policies or procedures, other than as required by GAAP;

(xii) (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make, change or rescind any material election relating to Taxes, or (D) settle or compromise any material U.S. federal, state, local or non-U.S. Tax audit, assessment, Tax claim or other controversy relating to Taxes;

(xiii) (A) materially amend, or modify or consent to the termination (excluding any expiration in accordance with its terms) of any Material Contract or amend, waive, modify or consent to the termination (excluding any expiration in accordance with its terms) of the Company’s or any Company Subsidiary’s material rights thereunder, in each case in a manner that is adverse to the Company or any Company Subsidiary, taken as a whole, except in the ordinary course of business or (B) enter into any contract or agreement that would have been a Material Contract had it been entered into prior to the date of this Agreement, other than in the ordinary course of business;

(xiv) enter into any contract, agreement or arrangement that obligates the Company or any Company Subsidiary to develop any Intellectual Property related to the business of the Company or the Products in a manner whereby such developed Intellectual Property would be owned by the counterparty to such contract, agreement or arrangement, other than a counterparty that is itself the Company or a Company Subsidiary;

(xv) intentionally (A) permit any material item of Company-Owned IP to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or (B) fail to perform or make any applicable filings, or recordings, or fail to pay all required fees and Taxes, in each case, that would result in the invalidation, unenforceability, loss or abandonment of any material Company-Owned IP, in each case, other than in the ordinary course of business as part of the Company’s prosecution and maintenance of its Intellectual Property portfolio, provided that the foregoing exclusion shall not permit the abandonment of any material item of Registered Intellectual Property;

(xvi) waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that are solely monetary in nature and do not exceed $200,000 individually or $500,000 in the aggregate; or

(xvii) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require the Company to obtain consent from DCRB to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.01 shall give to DCRB, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company or any of the Company Subsidiaries prior to the Closing Date. Prior to the Closing Date, each of DCRB and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

SECTION 6.02 Conduct of Business by DCRB and Merger Sub Pending the Merger. Except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements) and except as required by applicable Law (including as may be requested or compelled by any Governmental Authority), DCRB agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the businesses of DCRB and Merger Sub shall be conducted in the ordinary course of business and in a manner consistent with past practice. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement (including entering into various Subscription Agreements and consummating the Private Placements) and as required by applicable Law (including as may be requested or compelled by any Governmental Authority), neither DCRB nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed:

(a) amend or otherwise change the DCRB Organizational Documents or the Merger Sub Organizational Documents or form any subsidiary of DCRB other than Merger Sub;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than redemptions from the Trust Fund that are required pursuant to the DCRB Organizational Documents (including pursuant to the Redemption Rights);

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the DCRB Common Stock or DCRB Warrants except for redemptions from the Trust Fund and conversions of the DCRB Founders Stock that are required pursuant to the DCRB Organizational Documents;

(d) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of DCRB or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of DCRB or Merger Sub, except in connection with conversion of the DCRB Founders Stock pursuant to the DCRB Organizational Documents and in connection with a loan from the Sponsor or an affiliate thereof or certain of DCRB’s officers and directors to finance DCRB’s transaction costs in connection with the transactions contemplated hereby;

(e) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into any strategic joint ventures, partnerships or alliances with any other person;

(f) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of DCRB, as applicable, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, in each case, except in the ordinary course of business consistent with past practice or except a loan from the Sponsor or an affiliate thereof or certain of DCRB’s officers and directors to finance DCRB’s transaction costs in connection with the transactions contemplated hereby;

(g) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(h) (A) amend any material Tax Return, (B) change any material method of Tax accounting, (C) make, change or rescind any material election relating to Taxes, or (D) settle or compromise any material U.S. federal, state, local or non-U.S. Tax audit, assessment, Tax claim or other controversy relating to Taxes;

(i) liquidate, dissolve, reorganize or otherwise wind up the business and operations of DCRB or Merger Sub;

(j) amend the Trust Agreement or any other agreement related to the Trust Account;

(k) hire any employees, engage any consultants or adopt, becoming obligated to contribute to, enter into or incur incremental liability (contingent or otherwise) under any Employee Benefit Plan; or

(l) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

Nothing herein shall require DCRB to obtain consent from the Company to do any of the foregoing if obtaining such consent might reasonably be expected to violate applicable Law, and nothing contained in this Section 6.02 shall give to the Company, directly or indirectly, the right to control or direct the ordinary course of business operations of DCRB prior to the Closing Date. Prior to the Closing Date, each of DCRB and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

SECTION 6.03 Claims Against Trust Account. The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and DCRB on the other hand, this Agreement, any Ancillary Agreement, the Transactions or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.03 as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit the Company from pursuing a claim against DCRB, Merger Sub or any other person (a) for legal relief against monies or other assets of DCRB or Merger Sub held outside of the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or for specific performance or other equitable relief in connection with the Transactions (including a claim for DCRB to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Redemption Rights)) or for fraud or (b) for damages for breach of this Agreement against DCRB (or any successor entity) or Merger Sub in the event this Agreement is terminated for any reason and DCRB consummates a business combination transaction with another party. In the event that the Company commences any action or proceeding against or involving the Trust Fund in violation of the foregoing, DCRB shall be entitled to recover from the Company the associated reasonable legal fees and costs in connection with any such action, in the event DCRB prevails in such action or proceeding.

ARTICLE VII.

ADDITIONAL AGREEMENTS

SECTION 7.01 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, subject to the terms of this Section 7.01, DCRB (with the assistance and cooperation of the Company as reasonably requested by DCRB) shall prepare and file with the SEC a proxy statement (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of DCRB relating to the meeting of DCRB’s stockholders (including any adjournment or postponement thereof, the “DCRB Stockholders’ Meeting”) to be held to consider (i) approval and adoption of this Agreement and the Merger, (ii) approval of the issuance of DCRB Class A Common Stock as contemplated by this Agreement and the Subscription Agreements, (iii) the second amended and restated DCRB Certificate of Incorporation as set forth on Exhibit D and (iv) any other proposals the parties jointly, in writing, deem necessary to effectuate the Merger (collectively, the “DCRB Proposals”). The Company shall furnish all information concerning the Company as DCRB may reasonably request in connection with such actions and the preparation of the Proxy Statement. DCRB and the Company each shall use their reasonable best efforts to (x) cause the Proxy Statement, when filed with the SEC, to comply in all material respects with all legal requirements applicable thereto and (y) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement. As promptly as practicable after the date on which the SEC confirms orally or in writing, that it has no further comments on the Proxy Statement or that it does not intend to review the Proxy Statement, DCRB shall mail the Proxy Statement to its stockholders. Each of DCRB and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement.

(b) No filing of, or amendment or supplement to the Proxy Statement will be made by DCRB without the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed). DCRB will advise the Company, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of DCRB and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned, or delayed) any response to comments of the SEC with respect to the Proxy Statement and any amendment to the Proxy Statement filed in response thereto.

(c) DCRB represents that the information supplied by DCRB for inclusion in the Proxy Statement shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of DCRB, (ii) the time of the DCRB Stockholders’ Meeting and (iii) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to DCRB or Merger Sub, or their respective officers or directors, should be discovered by DCRB which should be set forth in an amendment or a supplement to the Proxy Statement, DCRB shall promptly inform the Company. All documents that DCRB is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(d) The Company represents that the information supplied by the Company for inclusion in the Proxy Statement shall not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of DCRB, (ii) the time of the DCRB Stockholders’ Meeting and (iii) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary or its officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform DCRB. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

SECTION 7.02 DCRB Stockholders’ Meeting; and Merger Sub Stockholder’s Approval.

(a) DCRB shall call and hold the DCRB Stockholders’ Meeting as promptly as practicable following the clearance of the Proxy Statement by the SEC for the purpose of voting solely upon the DCRB Proposals, and DCRB shall use its reasonable best efforts to hold the DCRB Stockholders’ Meeting as soon as practicable following the clearance of the Proxy Statement by the SEC; provided that DCRB may postpone or adjourn the DCRB Stockholders’ Meeting on one or more occasions for up to 30 days in the aggregate upon the good faith determination by the DCRB Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the DCRB Proposals or otherwise take actions consistent with DCRB’s obligations pursuant to Section 7.10 of this Agreement. DCRB shall use its reasonable best efforts to obtain the approval of the DCRB Proposals at the DCRB Stockholders’ Meeting, including by soliciting from its stockholders proxies as promptly as possible in favor of the DCRB Proposals, and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders. The DCRB Board shall recommend to its stockholders that they approve the DCRB Proposals and shall include such recommendation in the Proxy Statement. Notwithstanding the foregoing, if the DCRB Board, after consultation with its outside legal counsel and financial advisors, determines in good faith that failure to withdraw or modify its recommendation would be inconsistent with its fiduciary duties to DCRB’s stockholders under applicable Law, then the DCRB Board may withdraw or modify its recommendation in the Proxy Statement so long as DCRB (to the extent lawful and reasonably practicable) first provides the Company with at least 48 hours’ advance written notice of such withdrawal or modification (any such action, a “Change in Recommendation”); provided, however, that the DCRB Board shall not be entitled to exercise its rights to make a Change in Recommendation pursuant to this sentence unless DCRB has provided to the Company three (3) Business Days’ prior written notice advising the Company that the DCRB Board intends to take such action and specifying the reasons therefor in reasonable detail. For the avoidance of doubt, a Change in Recommendation will not (x) change the approval of this Agreement or any other approval of the DCRB Board or (y) affect DCRB’s obligations pursuant to this Section 7.02(a) (other than as set forth in the immediately preceding sentence) or elsewhere in this Agreement.

(b) Promptly following the execution of this Agreement, DCRB shall approve and adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement, as the sole stockholder of Merger Sub.

SECTION 7.03 Company Stockholders’ Written Consent. Promptly following the execution of this Agreement (and in any event within one (1) Business Day), the Company shall seek the irrevocable written consent, substantially in the form attached hereto as Exhibit F, of holders of the Company Stockholder Approval in favor of the approval and adoption of this Agreement and the Transactions, including the Merger (the “Written Consent”), and deliver a copy of the Written Consent to DCRB.

SECTION 7.04 Lock-Up Agreements. Promptly following the execution of this Agreement (and in any event within one (1) Business Day), the Company shall deliver to DCRB the Lock-Up Agreements.

SECTION 7.05 Access to Information; Confidentiality.

(a) From the date of this Agreement until the Effective Time, the Company and DCRB shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request to consummate the Transactions. Notwithstanding the foregoing, neither the Company nor DCRB shall be required to provide access to or disclose information where the access or disclosure would result in the disclosure of any trade secret, jeopardize the protection of attorney-client privilege, or contravene applicable Law or COVID-19 Measures (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention) or permit any invasive environmental testing or sampling.

(b) All information obtained by the parties pursuant to this Section 7.05 shall be kept confidential in accordance with the confidentiality agreement, dated November 2, 2020 (the “Confidentiality Agreement”), between DCRB and the Company.

(c) Notwithstanding anything in this Agreement to the contrary, each party (and its respective Representatives) may consult any Tax advisor as is reasonably necessary regarding the Tax treatment and Tax structure of the Transactions and may disclose to such advisor as is reasonably necessary, the intended Tax treatment and Tax structure of the Transactions and all materials (including any Tax analysis) that are provided relating to such treatment or structure, in each case in accordance with the Confidentiality Agreement.

SECTION 7.06 Exclusivity. From the date of this Agreement and ending on the earlier of (a) the Closing and (b) the termination of this Agreement, the parties shall not, and shall cause their respective subsidiaries and its and their respective Representatives not to, directly or indirectly, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, concerning any sale of any material assets of such party or any of the outstanding capital stock or any conversion, consolidation, liquidation, dissolution or similar transaction involving such party or any of such party’s subsidiaries other than with the other parties to this Agreement and their respective Representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise knowingly participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction, (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of the Company Subsidiaries, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Transaction, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, confidentiality agreement, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other written arrangement relating to any Alternative Transaction or any proposal or offer that could reasonably be expected to lead to an Alternative Transaction, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives acting on its behalf to take any such action; provided that the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby, including the Private Placement, shall not be deemed a violation of this Section 7.06. Each party shall, and shall cause its subsidiaries and its and their respective affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted with respect to any Alternative Transaction. Each party also agrees that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of an Alternative Transaction to return or destroy all Evaluation Information or Transaction Information (as such terms are defined in the Confidentiality Agreement) furnished to such person by or on behalf of it prior to the date hereof (to the extent so permitted under, and in accordance with the terms of, such confidentiality agreement). If a party or any of its subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then such party shall promptly (and in no event later than twenty-four (24) hours after such party becomes aware of such inquiry or proposal) notify such person in writing that such party is subject to an exclusivity agreement with respect to the Transaction that prohibits such party from considering such inquiry or proposal. Without limiting the foregoing, the parties agree that any violation of the restrictions set forth in this Section 7.06 by a party or any of its subsidiaries or its or their respective affiliates or Representatives shall be deemed to be a breach of this Section 7.06 by such party.

SECTION 7.07 Employee Benefits Matters.

(a) The parties shall cooperate to establish, prior to the filing of the definitive Proxy Statement, an equity incentive award plan that will allow the parties to effectuate the actions set forth in Section 3.01(c)(v), which may include DCRB assuming the Company Stock Plan or establishing a new equity incentive award plan. In the event that DCRB determines to assume the Company Stock Plan, DCRB, Merger Sub and the Company shall cooperate to take all actions necessary for the adoption to take place prior to the Effective Time.

(b) The Company shall cause all notices to be timely provided to each participant under the Company Stock Plan as required by the Company Stock Plan.

(c) DCRB shall, or shall cause the Surviving Corporation or its applicable subsidiary to use reasonable best efforts to provide the employees of the Company and the Company Subsidiaries who remain employed immediately after the Effective Time (the “Continuing Employees”) credit for purposes of eligibility to participate, vesting and determining the level of benefits, as applicable, under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries (excluding any retiree health plans or programs, or defined benefit retirement plans or programs) for service accrued or deemed accrued prior to the Effective Time with the Company or any Company Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, subject to the terms of all governing documents, DCRB shall use reasonable best efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under each of the employee benefit plans established or maintained by the Surviving Corporation or any of its subsidiaries that cover the Continuing Employees or their dependents, and (ii) cause any eligible expenses incurred by any Continuing Employee and his or her covered dependents, during the portion of the plan year in which the Closing occurs, under those health and welfare benefit plans in which such Continuing Employee currently participates to be taken into account under those health and welfare benefit plans in which such Continuing Employee participates subsequent to the Closing Date for purposes of satisfying all deductible, coinsurance, and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year. Following the Closing, the Surviving Corporation will honor all accrued but unused vacation and other paid time off of the Continuing Employees that existed immediately prior to the Closing with respect to the calendar year in which the Closing occurs.

(d) DCRB shall, or shall cause the Surviving Corporation or its applicable subsidiary to, during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, provide to Continuing Employees: (i) base salary or base wage that is no less favorable than the base salary or base wage provided by the Company and the Company Subsidiaries to each such Continuing Employee immediately prior to the Effective Time; (ii) target annual cash bonus opportunities that are no less favorable than the target annual cash bonus opportunities provided by the Company and the Company Subsidiaries to each such Continuing Employee immediately prior to the Effective Time; (iii) pension and welfare benefits that are no less favorable in the aggregate than those provided by the Company and the Company Subsidiaries to such Continuing Employees immediately prior to the Effective Time; and (iv) severance benefits that are no less favorable than the severance benefits provided by the Company and the Company Subsidiaries to each such Continuing Employee immediately prior to the Effective Time.

(e) Prior to the filing of the definitive Proxy Statement, DCRB will adopt a customary equity incentive plan that is reasonably acceptable to the Company.

(f) Prior to the filing of the definitive Proxy Statement, the Company will amend and restate the employment agreements, or enter into new employment agreements, with each of the Company’s current executive chairman and chief executive officer (the “Employment Agreements”), which Employment Agreements shall be in a form reasonably acceptable to DCRB and shall contain market terms for a public company of similar size and industry to the Company.

(g) The provisions of this Section 7.07 are solely for the benefit of the parties to the Agreement, and nothing contained in this Agreement, express or implied, shall confer upon any Continuing Employee or legal representative or beneficiary or dependent thereof, or any other person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, whether as a third-party beneficiary or otherwise, including, without limitation, any right to employment or continued employment for any specified period, or level of compensation or benefits. Nothing contained in this Agreement, express or implied, shall constitute an amendment or modification of any employee benefit plan of the Company or any of the Company Subsidiaries or shall require the Company, any of the Company Subsidiaries, DCRB, the Surviving Corporation or any of its subsidiaries to continue any Plan or other employee benefit arrangements, or prevent their amendment, modification or termination.

SECTION 7.08 Directors’ and Officers’ Indemnification.

(a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement or expense reimbursement than are set forth in the certificate of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. For a period of six (6) years from the Effective Time, DCRB agrees that it shall indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law, the Company Certificate of Incorporation or the bylaws of the Company in effect on the date of this Agreement to indemnify such person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

(b) For a period of six (6) years from the Effective Time, DCRB shall maintain in effect directors’ and officers’ liability insurance (“D&O Insurance”) covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (true, correct and complete copies of which have been made available to DCRB) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall DCRB be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company for such insurance policy for the year ended December 31, 2020 (the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then DCRB will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy prior to the Effective Time, (i) DCRB will maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder and (ii) if any claim is asserted or made within such six-(6) year period, any insurance required to be maintained under this Section 7.08(b) shall be continued in respect of such claim under this final disposition thereof. If the Company is unable to obtain the “tail” policy and DCRB is unable to obtain the insurance described in this Section 7.08(b) for an amount less than or equal to the Maximum Annual Premium, DCRB will instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Annual Premium.

(c) On the Closing Date, DCRB shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and DCRB with the post-Closing directors and officers of DCRB, which indemnification agreements shall continue to be effective following the Closing.

SECTION 7.09 Notification of Certain Matters. The Company shall give prompt notice to DCRB, and DCRB shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article IX), the occurrence or non-occurrence of which causes or would reasonably be expected to cause any of the conditions set forth in Article VIII to fail.

SECTION 7.10 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, appropriate action, and to do, or cause to be done, such things as are necessary, proper or advisable under applicable Laws or otherwise, and each shall cooperate with the other, to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of, and the expiration or termination of waiting periods by, Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as set forth in Section 4.05 necessary for the consummation of the Transactions and to fulfill the conditions to the Merger. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party shall use their reasonable best efforts to take all such action. The Company shall use good faith efforts to complete the matters set forth on Schedule 7.10 (a) of the Company Disclosure Schedule prior to the Effective Time.

(b) Each of the parties shall keep each other apprised of the status of matters relating to the Transactions, including promptly notifying the other parties of any communication it or any of its affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permitting the other parties to review in advance, and to the extent practicable consult about, any proposed communication by such party to any Governmental Authority in connection with the Transactions. No party to this Agreement shall agree to participate in any meeting, or video or telephone conference, with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting or conference. Subject to the terms of the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing. Subject to the terms of the Confidentiality Agreement, the parties will provide each other with copies of all material correspondence, filings or communications, including any documents, information and data contained therewith, between them or any of their Representatives, on the one hand, and any Governmental Authority, on the other hand, with respect to this Agreement and the Transactions contemplated hereby. No party shall take or cause to be taken any action before any Governmental Authority that is inconsistent with or intended to delay its action on requests for a consent or the consummation of the Transactions.

(c) Notwithstanding the generality of the foregoing, DCRB shall use its reasonable best efforts to consummate the Private Placement in accordance with the Subscription Agreements, and the Company shall cooperate with DCRB in such efforts. DCRB shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), permit or consent to any amendment, supplement or modification to any Subscription Agreement that would reasonably be expected to delay or prevent the consummation of the Private Placement. Without limiting the generality of the foregoing, DCRB shall give the Company, prompt (and, in any event within three Business Days) written notice: (i) of any amendment to any Subscription Agreement (together with a copy of such amendment); (ii) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to DCRB; (iii) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (iv) if DCRB does not expect to receive all or any portion of the Private Placements on the terms, in the manner or from the sources contemplated by the Subscription Agreements.

SECTION 7.11 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of DCRB and the Company. Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article IX) unless otherwise prohibited by applicable Law or the requirements of the NASDAQ Capital Market, each of DCRB and the Company shall use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements (including through social media platforms) with respect to this Agreement, the Merger or any of the other Transactions, and shall not issue any such press release or make any such public statement (including through social media platforms) without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned or delayed. Nothing contained in this Section 7.11 shall prevent DCRB or the Company and/or its respective affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other party in accordance with this Section 7.11.

SECTION 7.12 Stock Exchange Listing. DCRB will use its reasonable best efforts to cause the DCRB Class A Common Stock issued in connection with the Transactions to be approved for listing on the NASDAQ Capital Market at Closing. During the period from the date hereof until the Closing, DCRB shall use its reasonable best efforts to keep the DCRB Units, DCRB Class A Common Stock and DCRB Warrants listed for trading on the NASDAQ Capital Market.

SECTION 7.13 Antitrust.

(a) To the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable, and no later than ten (10) Business Days after the date of this Agreement, the Company and DCRB each shall file (or cause to be filed) with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission a Notification and Report Form as required by the HSR Act. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

(b) DCRB and the Company each shall, in connection with its efforts to obtain all requisite approvals and expiration or termination of waiting periods for the Transactions under any Antitrust Law, use its reasonable best efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions, and promptly furnish the other with copies of all such written communications; (iii) permit the other to review in advance any written communication to be given by it to, and consult with each other in advance of any meeting or video or telephonic conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give the other the opportunity to attend and participate in such in person, video or telephonic meetings and conferences; (iv) in the event a party is prohibited from participating in or attending any in person, video or telephonic meetings or conferences, the other shall keep such party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority; provided that materials required to be provided pursuant to this Section 7.13(b) may be restricted to outside counsel and may be redacted (i) to remove references concerning the valuation of the Company and (ii) as necessary to comply with contractual arrangements.

(c) No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period under Antitrust Laws, including by agreeing to merge or acquire any other person or acquire a substantial portion of the assets of or equity in any other person. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties to consummate the Transactions, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

SECTION 7.14 Trust Account.

(a) As of the Effective Time, the obligations of DCRB to dissolve or liquidate within a specified time period as contained in the DCRB Certificate of Incorporation will be terminated and DCRB shall have no obligation whatsoever to dissolve and liquidate the assets of DCRB by reason of the consummation of the Merger or otherwise and no stockholder of DCRB shall be entitled to receive any amount from the Trust Account other than upon the exercise of their Redemption Rights. At least 48 hours prior to the Effective Time, DCRB shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to, transfer all funds held in the Trust Account as promptly as practicable to DCRB (to be held as available cash for immediate use on the balance sheet of DCRB, and to be used (a) to satisfy the exercise of any Redemption Rights, (b) to pay the Company’s and DCRB’s unpaid transaction expenses in connection with this Agreement and the Transactions and (c) thereafter, for working capital and other general corporate purposes of the business following the Closing) and thereafter shall cause the Trust Account and the Trust Agreement to terminate; provided, however that the liabilities and obligations of DCRB due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of DCRB who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurred in accordance with the Trust Agreement and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to DCRB in connection with its efforts to effect the Merger.

SECTION 7.15 Tax Matters. This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Except with respect to the matters, if any, disclosed in Section 4.14(m) of the Company Disclosure Schedule and Section 5.15(m) of the DCRB and Merger Sub Disclosure Schedule, each of DCRB, Merger Sub and the Company shall (a) use its respective reasonable best efforts to: (i) cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) not (and not permit or cause any of their affiliates, subsidiaries or Representatives to) take any action which to its knowledge could reasonably be expected to materially prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and (b) report the Merger as a reorganization within the meaning of Section 368(a) of the Code unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Merger.

SECTION 7.16 Directors. DCRB shall take all necessary action so that immediately after the Effective Time, the board of directors of DCRB is comprised of the individuals designated on Exhibit E.

SECTION 7.17 2020 Financial Statements. The Company shall use reasonable best efforts to deliver true and complete copies of the audited consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2020, and the related audited consolidated statements of operations and cash flows of the Company and the Company Subsidiaries for the period from inception of the Company through December 31, 2020, each audited in accordance with the auditing standards of the PCAOB (collectively, the “2020 Financial Statements”) not later than 30 days from the date of this Agreement.

SECTION 7.18 Termination of Certain Agreements. The Company shall use reasonable best efforts to, and shall cause the Company Subsidiaries to use reasonable best efforts to, terminate the agreements in Section 7.19 of the Company Disclosure Schedule at or prior to the Closing.

ARTICLE VIII.

CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to the Obligations of Each Party. The obligations of the Company, DCRB and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following conditions:

(a) Written Consent. The Written Consent shall have been delivered to DCRB.

(b) DCRB Stockholders’ Approval. The DCRB Proposals shall have been approved and adopted by the requisite affirmative vote of the stockholders of DCRB in accordance with the Proxy Statement, the DGCL, the DCRB Organizational Documents and the rules and regulations of the NASDAQ Capital Market.

(c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(d) HSR. All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

(e) Stock Exchange Listing. The shares of DCRB Class A Common Stock shall be listed on the NASDAQ Capital Market, or another national securities exchange mutually agreed to by the parties, as of the Closing Date.

SECTION 8.02 Conditions to the Obligations of DCRB and Merger Sub. The obligations of DCRB and Merger Sub to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in (i) Section 4.01, Section 4.03 (other than clauses (a), (b), (c), (d), (h) and Section 4.03(i) thereof, which is subject to clause (iii) below), Section 4.04 and Section 4.22 shall each be true and correct in all material respects as of the date hereof and the Effective Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 4.08(c) shall be true and correct in all respects as of the date hereof and the Effective Time, (iii) Section 4.03(a), Section 4.03(b), Section 4.03(c),Section 4.03(d), Section 4.03(h) and Section 4.03(i) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and at the Effective Time as though made on and as of such date and time (except to the extent of any changes that reflect actions permitted in accordance with Section 6.01 of this Agreement and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in more than de minimis additional cost, expense or liability to the Company, DCRB, Merger Sub or their affiliates and (iv) the other provisions of Article IV shall be true and correct in all respects (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to DCRB a certificate, dated the date of the Closing, signed by an officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(d).

(d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred between the date of this Agreement and the Effective Time.

(e) Resignation. Other than those persons identified as continuing directors on Exhibit E, all members of the Company Board and the Board of Directors of the Company Subsidiaries shall have executed written resignations effective as of the Effective Time.

(f) Registration Rights Agreement. All parties to the Registration Rights Agreement (other than DCRB and the DCRB stockholders party thereto) shall have delivered, or caused to be delivered, to DCRB copies of the Registration Rights Agreement duly executed by all such parties.

(g) Lock-Up Agreements. The Lock-Up Agreements shall have been executed and delivered to DCRB.

(h) FIRPTA Tax Certificates. At least two (2) days prior to the Closing, the Company shall deliver to DCRB, in a form reasonably acceptable to DCRB, a properly executed certification that shares of Company Common Stock are not “U.S. real property interests” in accordance with Treasury Regulation Section 1.1445-2(c)(3), together with a notice to the IRS (which shall be filed by DCRB with the IRS at or following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations.

(i) Financial Statements. The Company shall have delivered to DCRB the 2020 Financial Statements.

SECTION 8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to Closing of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of DCRB and Merger Sub contained in (i) Section 5.01, Section 5.03 (other than clauses (a) and (e) thereof, which is subject to clause (iii) below), Section 5.04 and Section 5.12 shall each be true and correct in all material respects as of the date hereof and the Effective Time (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 5.08(c) shall be true and correct in all respects as of the date hereof and the Effective Time,

(iii) Section 5.03(a) and Section 5.03(e) shall be true and correct in all respects except for de minimis inaccuracies as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent of any changes that reflect actions permitted in accordance with Section 6.02 of this Agreement and except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in more than de minimis additional cost, expense or liability to the Company, DCRB, Merger Sub or their affiliates, and (iv) the other provisions of Article V shall be true and correct in all respects (without giving effect to any “materiality,” “DCRB Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a DCRB Material Adverse Effect.

(b) Agreements and Covenants. DCRB and Merger Sub shall have performed or complied in all material respects with all other agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. DCRB shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President of DCRB, certifying as to the satisfaction of the conditions specified in Section 8.03(a), Section 8.03(b) and Section 8.03(d).

(d) Material Adverse Effect. No DCRB Material Adverse Effect shall have occurred between the date of this Agreement and the Effective Time.

(e) Registration Rights Agreement. DCRB shall have delivered a copy of the Registration Rights Agreement duly executed by DCRB and the DCRB stockholders party thereto.

(f) Trust Fund. DCRB shall have made all necessary and appropriate arrangements with the Trustee to have all of the Trust Funds disbursed to DCRB immediately prior to the Effective Time, and all such funds released from the Trust Account shall be available for immediate use to DCRB in respect of all or a portion of the payment obligations set forth in Section 7.14 and the payment of DCRB’s fees and expenses incurred in connection with this Agreement and the Transactions.

(g) Minimum Cash. As of the Closing, after consummation of the Private Placements and distribution of the Trust Fund pursuant to Section 7.14, deducting all amounts to be paid pursuant to the exercise of Redemption Rights, DCRB shall have cash on hand equal to or in excess of $400,000,000 (without, for the avoidance of doubt, taking into account any transaction fees, costs and expenses paid or required to be paid in connection with the Transactions or the Private Placements).

ARTICLE IX.

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company or DCRB, as follows:

(a) by mutual written consent of DCRB and the Company; or

(b) by either DCRB or the Company if the Effective Time shall not have occurred prior to the date that is 180 days after the date hereof (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the principal cause of the failure of a condition set forth in Article VIII on or prior to the Outside Date; and provided, further, that if on the Outside Date at least one of the conditions set forth in Section 8.01(c) or 8.01(d) shall not have been satisfied, but all the other conditions to Closing set forth in Article VIII have been satisfied (other than those conditions that by their nature cannot be satisfied until the Closing Date), then DCRB or the Company may by written election extend the Outside Date no more than three (3) times in the aggregate, each by a period of two (2) months (and in the case of such extension, any reference to the Outside Date in any other provision of this Agreement shall be a reference to the Outside Date, as extended); or

(c) by either DCRB or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions and the Merger; or

(d) by either DCRB or the Company if any of the DCRB Proposals shall fail to receive the requisite vote for approval at the DCRB Stockholders’ Meeting; or

(e) by DCRB if the Company shall have failed to deliver the Written Consent to DCRB within one (1) Business Day of execution of this Agreement; or

(f) by DCRB upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Sections 8.02(a) and 8.02(b) would not be satisfied (“Terminating Company Breach”); provided that DCRB has not waived such Terminating Company Breach and DCRB and Merger Sub are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, further that, if such Terminating Company Breach is curable by the Company, DCRB may not terminate this Agreement under this Section 9.01(f) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by DCRB to the Company;

(g) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of DCRB and Merger Sub set forth in this Agreement, or if any representation or warranty of DCRB and Merger Sub shall have become untrue, in either case such that the conditions set forth in Sections 8.03(a) and 8.03(b) would not be satisfied (“Terminating DCRB Breach”); provided that the Company has not waived such Terminating DCRB Breach and the Company are not then in material breach of their representations, warranties, covenants or agreements in this Agreement; provided, however, that, if such Terminating DCRB Breach is curable by DCRB and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(g) for so long as DCRB and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to DCRB; or

(h) by DCRB if the Company shall have failed to deliver the 2020 Financial Statements to DCRB within thirty (30) days of the execution of this Agreement.

SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in Article X, and any corresponding definitions set forth in

Article I, or in the case of termination subsequent to a willful material breach of this Agreement by a party hereto.

SECTION 9.03 Expenses. Except as set forth in this Section 9.03 or elsewhere in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated; provided that if the Closing shall occur, DCRB shall pay or cause to be paid, (i) the unpaid expenses of the Company incurred in connection with this Agreement and the Transactions, and (ii) any expenses of Merger Sub or its affiliates incurred in connection with this Agreement and the Transactions; it being understood that any payments to be made (or to cause to be made) by DCRB under this Section 9.03 shall be paid as soon as reasonably practicable upon consummation of the Merger and release of proceeds from the Trust Account; provided, further that DCRB and the Company shall each pay one-half of the filing fee for the Notification and Report Forms filed under the HSR Act.

SECTION 9.04 Amendment. This Agreement may be amended in writing by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.05 Waiver. At any time prior to the Effective Time, (i) DCRB may (a) extend the time for the performance of any obligation or other act of the Company, (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered by the Company pursuant hereto and (c) waive compliance with any agreement of the Company or any condition to its own obligations contained herein and (ii) the Company may (a) extend the time for the performance of any obligation or other act of DCRB or Merger Sub, (b) waive any inaccuracy in the representations and warranties of DCRB or Merger Sub contained herein or in any document delivered by DCRB and/or Merger pursuant hereto and (c) waive compliance with any agreement of DCRB or Merger Sub or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X.

GENERAL PROVISIONS

SECTION 10.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to DCRB or Merger Sub:

Decarbonization Plus Acquisition Corporation

2744 Sand Hill Road

Menlo Park, CA

(212) 993-0076

Attention: Erik Anderson, Peter Haskopoulos and Robert Tichio

Email: erik@wrg.vc, phaskopoulos@riverstonellc.com, rtichio@riverstonellc.com with a copy to:

Vinson & Elkins L.L.P.

1114 Avenue of the Americas

32nd Floor

New York, NY 10036

Attention: Dan Komarek

Email: dkomarek@velaw.com

and

Vinson & Elkins L.L.P.

2801 Via Fortuna

Suite 100

Austin, TX 78746

Attention: Milam Newby

Email: mnewby@velaw.com

if to the Company:

Hyzon Motors Inc.

85 East Street

Honeoye Falls, NY 14472

Attention: Craig Knight, George Gu

Email: craig.knight@hyzonmotors.com, gg@hyzonmotors.com

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Robert Downes, Scott Miller

Email: downesr@sullcrom.com, millersc@sullcrom.com

SECTION 10.02 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article X and any corresponding definitions set forth in Article I.

SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.04 Entire Agreement; Assignment. This Agreement and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and, except as set forth in Section 7.05(b), supersede all prior agreements and undertakings (whether written and oral) among the parties, with respect to the subject matter hereof, except for the Confidentiality Agreement. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) by any party without the prior express written consent of the other parties hereto.

SECTION 10.05 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 3.03, Section 7.08 and Section 10.11 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 10.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 10.07 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.07.

SECTION 10.08 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Specific Performance.

(a) The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger) in any Delaware Chancery Court, or, if that court does not have jurisdiction, in any federal court located in the State of Delaware or any other Delaware state court without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity as expressly permitted in this Agreement. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

(b) Notwithstanding anything to the contrary in this Agreement, if prior to the Outside Date any party initiates an Action to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, then the Outside Date will be automatically extended by: (A) the amount of time during which such Action is pending plus 20 Business Days; or (B) such other time period established by the court presiding over such Action.

SECTION 10.11 No Recourse. All claims, obligations, liabilities or causes of action (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the other Transaction Documents, or the negotiation, execution, or performance or non-performance of this Agreement or the other Transaction Documents (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or the other Transaction Documents), may be made only against (and such representations and warranties are those solely of) the persons that are expressly identified as parties to this Agreement or the applicable Transaction Document (the “Contracting Parties”) except as set forth in this Section 10.11. In no event shall any Contracting Party have any shared or vicarious liability for the actions or omissions of another person, other than DCRB and Merger Sub in respect of the other. No person who is not a Contracting Party, including, without limitation, any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, financing source, attorney or Representative or assignee of any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, financing source, attorney or Representative or assignee of any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the other Transaction Documents or for any claim based on, in respect of, or by reason of this Agreement or the other Transaction Documents or their negotiation, execution, performance, or breach, except with respect to willful misconduct or common law fraud against the person who committed such willful misconduct or common law fraud, and, to the maximum extent permitted by applicable Law; and each party hereto waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. The parties acknowledge and agree that the Nonparty Affiliates are intended third-party beneficiaries of this Section 10.11. Notwithstanding anything to the contrary herein, no Nonparty Affiliate shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the Transaction Documents or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder, or the termination or abandonment of any of the foregoing.

[Signature Page Follows.]

DCRB, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DECARBONIZATION PLUS ACQUISITION CORPORATION

By	/s/ Peter Haskopoulos
Name:	Peter Haskopoulos
Title:	Chief Financial Officer, Chief Accounting Officer and Secretary

DCRB MERGER SUB INC.

By	/s/ Robert Tichio
Name:	Robert Tichio
Title:	Chief Executive Officer and President

[Signature Page to Business Combination Agreement and Plan of Reorganization]

HYZON MOTORS INC.

By	/s/ Craig Knight
Name:	Craig Knight
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement and Plan of Reorganization]

Annex B

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DECARBONIZATION PLUS ACQUISITION CORPORATION

[●], 2021

Decarbonization Plus Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.    The name of the Corporation is “Decarbonization Plus Acquisition Corporation”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 7, 2017, under the name of Silver Run Acquisition Corporation III, and was amended by the Certificate of Amendment, which was filed with the Secretary of State of the State of Delaware on August 18, 2020 (the “Original Certificate”).

2.    The Corporation amended and restated the Original Certificate on October 19, 2020 (as amended and restated, the “First Amended and Restated Certificate”).

3.    This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the First Amended and Restated Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of the Corporation’s stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

4.    The First Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Hyzon Motors Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III

REGISTERED AGENT

The street address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1    Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 410,000,000 shares, consisting of (a) 400,000,000 shares of Class A common stock (the “ “Common Stock”) and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2    Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3    Common Stock.

(a)    Voting.

(i)    Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii)    Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii)    Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b)    Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)    Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 4.4    Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1    Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2    Number, Election and Term.

(a)    The number of directors of the Corporation shall be fixed from time to time in the manner provided in the Bylaws.

(b)    Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of Common Stock. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c)    Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d)    Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3    Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4    Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5    Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1    Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3    Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1    Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless he or she violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her action as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. If the DGCL is amended after the effectiveness of this Second Amended and Restated Certificate to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended.

Section 8.2    Indemnification and Advancement of Expenses.

(a)    To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)    The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)    Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)    This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

AMENDMENT OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article IX.

ARTICLE X

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 10.1    Forum.

(a)    Subject to Section 10.1(b), unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, shall be a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

(b)    Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933 or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States); provided, however, that if the foregoing provisions of this Section 10.1(b) are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933 or any rule or regulation promulgated thereunder (in each case, as amended) shall be the Court of Chancery of the State of Delaware.

(c)    Notwithstanding anything to the contrary in this Second Amended and Restated Certificate, the foregoing provisions of this Section 10.1 shall not apply to any action seeking to enforce any liability, obligation or duty created by the Securities Exchange Act of 1934 or any rule or regulation promulgated thereunder (in each case, as amended).

(d)    To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 10.1.

Section 10.2    Severability. If any provision or provisions (or any part thereof) of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, Decarbonization Plus Acquisition Corporation has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

DECARBONIZATION PLUS ACQUISITION CORPORATION

By:
Name:
Title:

[Signature Page to Second Amended and Restated Certificate of Incorporation]

Annex C

HYZON MOTORS INC.

2021 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: [●], 2021

APPROVED BY THE STOCKHOLDERS: [●], 2021

ARTICLE I

GENERAL

1.1    Plan Purpose. The purpose of the Hyzon Motors Inc. 2021 Equity Incentive Plan is to help the Company to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

1.2    Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

ARTICLE II

DEFINITIONS

2.1    As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)    “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Change in Control.

(b)    “Adoption Date” means the date the Plan is first approved by the Board or the Committee.

(c)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d)    “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e)    “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).

(f)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement may also include a separate Grant Notice and an agreement containing a written summary of the general terms and conditions applicable to the Award, in addition to those set forth under the Plan, and which may be provided to a Participant along with the Grant Notice.

(g)    “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants

(h)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i)    “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s conviction of or plea of no contest to any felony or any crime involving fraud, embezzlement or moral turpitude; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company, of any statutory duty owed to the Company or of any code of ethics or material policies of the Company (including, without limitation, policies relating to sexual harassment or other prohibited discrimination); (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) the refusal or willful omission by such Participant, other than due to Disability, to perform any duties required of the Participant, which continues after a period of thirty (30) days following the Participant’s receipt of notice from the Company that it deems such conduct Cause for termination of employment; or (vi) such Participant’s gross misconduct.

(j)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any of the following events:

(i)    during any period of not more than 24 months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(ii)    any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur on account of the ownership or acquisition of securities of the Company: (A) by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) of this Section 2.1(j));

(iii)    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (directly or indirectly) that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) the stockholders of the Company immediately prior to such Business Combination Own, directly or indirectly, either (1) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such Business Combination (the “Surviving Entity”) or (2) more than 50% of the combined outstanding voting power of the parent of the Surviving Entity, in each case in substantially the same proportion as their Ownership of the outstanding voting securities of the Company immediately prior to such Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (iii) will be deemed to be a “Non-Qualifying Transaction”);

(iv)    the consummation of a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries (taken as a whole) to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or

(v)    the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and (B) a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company as a result of the acquisition of outstanding voting securities of the Company by the Company which reduces the number of outstanding voting securities of the Company; provided that if after such acquisition by the Company described in the preceding clause (B) such person becomes the beneficial owner of additional voting securities of the Company that increases the percentage of outstanding voting securities of the Company beneficially owned by such person, a Change in Control will then occur.

(k)     “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder and successor provisions, guidance and regulations thereto.

(l)    “Committee” means the Compensation Committee of the Board and any other committee of two or more Directors to whom authority has been delegated by the Board or Compensation Committee of the Board in accordance with the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.

(m)    “Common Stock” means the common stock of the Company.

(n)    “Company” means Hyzon Motors Inc., Delaware corporation.

(o)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(p)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the

Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(q)    “Director” means a member of the Board.

(r)    “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(s)    “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(t)    “Effective Date” means [•], 2021.

(u)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v)    “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(w)    ”Entity” means a corporation, partnership, limited liability company or other entity.

(x)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(y)    “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported by a source the Board deems reliable.

(ii)    If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(z)    “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(aa)    “Grant Notice” means a notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(bb)    “Incentive Stock Option” means an option granted pursuant to ARTICLE VI of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(cc)    “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(dd)    “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ee)    “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.

(ff)    “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Non-Employee Director on the applicable grant date.

(gg)    “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(hh)    “Nonstatutory Stock Option” means any option granted pursuant to ARTICLE VI of the Plan that does not qualify as an Incentive Stock Option.

(ii)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(jj)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(kk)    “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes any Grant Notice for the Option and any additional agreement containing a written summary of the general terms and conditions applicable to the Option and which may be provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ll)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(mm)    “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Option, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

(nn)    “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(oo)    “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(pp)    “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(qq)    “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 7.2 pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards.

(rr)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be, but is not required to be, based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

(ss)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board [may] appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period, which [may] include the following actions: (1) exclude restructuring and/or other nonrecurring charges; (2) exclude exchange rate effects; (3) exclude the effects of changes to generally accepted accounting principles; (4) exclude the effects of any statutory adjustments to corporate tax rates; (5) exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) exclude the dilutive effects of acquisitions or joint ventures; (7) assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to increase, reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(tt)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(uu)    “Plan” means this Hyzon Motors Inc. 2021 Equity Incentive Plan.

(vv)    “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(ww)    “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 6.8.

(xx)    “Prospectus” means the document containing the Plan information specified in Section 10(a) of the Securities Act.

(yy)    “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(zz)    “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7.1.

(aaa)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes any Grant Notice for the Restricted Stock Award and any agreement containing a written summary of the general terms and conditions applicable to the Restricted Stock Award and which may be provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb)    “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7.1.

(ccc)    “RSU Award Agreement” means a written agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award. The RSU Award Agreement includes any Grant Notice for the RSU Award and any agreement containing a written summary of the general terms and conditions applicable to the RSU Award and which may be provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(ddd)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(eee)    “Rule 405” means Rule 405 promulgated under the Securities Act.

(fff)    “Section 409A” means Section 409A of the Code, as amended from time to time, and the regulations and other guidance thereunder and successor provisions, guidance and regulations thereto.

(ggg)    “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.

(hhh)    “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 4.1.

(iii)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of ARTICLE VI.

(jjj)    “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes any Grant Notice for the SAR and any agreement containing a written summary of the general terms and conditions applicable to the SAR and which may be provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(kkk)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(lll)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(mmm)    “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

ARTICLE III

ADMINISTRATION

3.1    Administration by Board. The Board will administer the Plan.

3.2    Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a)    To determine from time to time: (i) which of the persons eligible under the Plan will be granted Awards; (ii) when and how each Award will be granted; (iii) what type or combination of types of Award will be granted; (iv) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (v) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (vi) the Fair Market Value applicable to an Award; and (vii) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(b)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(c)    To settle all controversies regarding the Plan and Awards granted under it.

(d)    To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(e)    To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Change in Control, for reasons of administrative convenience.

(f)    To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(g)    To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(h)    To submit any amendment to the Plan for stockholder approval.

(i)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(j)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(k)    To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(l)    To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (i) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (ii) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (iii) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that any such action that constitutes a repricing under then-applicable stock exchange rules and listing standards shall be subject to the approval of the Company’s stockholders.

3.3    Delegation to Committee.

(a)    General. The Board may delegate some or all of the administration of the Plan to the Committee, subject to Section 3.3(b) below. If administration of the Plan is delegated to the Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(b)    Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

3.4    Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.5    Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

3.6    Available Awards. The Plan provides for the grant of the following Awards:

(a)    Incentive Stock Options;

(b)    Nonstatutory Stock Options;

(c)    SARs;

(d)    Restricted Stock Awards;

(e)    RSU Awards;

(f)    Performance Awards; and

(g)    Other Awards.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1    Share Reserve. Subject to adjustment in accordance with Section 4.3 and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed [●] shares.

4.2    Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 4.1 and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is [●] shares.

4.3    Share Reserve Operation.

(a)    Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)    Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (i) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (ii) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (iii) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (iv) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award .

(c)    Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (i) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (ii) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (iii) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

ARTICLE V

ELIGIBILITY AND LIMITATIONS

5.1    Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Common Stock.

5.2    Specific Award Limitations.

(a)    Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(b)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(c)    Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

5.3    Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 4.2.

5.4    Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $[•] in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $[•] in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

5.5    Minimum Vesting Conditions. The Board or Plan Administrator, as applicable, may impose such restrictions on or conditions to the vesting (and/or exercisability with respect to an Option or SAR) as it determines, subject to a minimum vesting period for any Award of one year from the date of grant; provided, however, that vesting may be accelerated (in whole or in part) upon the occurrence of a Change in Control or a qualifying separation from service, as set forth in the Plan or the individual Award Agreement; and provided further, however, that up to 5% of the share reserve set forth in Section 4.1 above may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements, so long as such Awards are granted by the Board or Compensation Committee of the Board and not any designee of either the Board or Compensation Committee of the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Awards will cease upon termination of the Participant’s Continuous Service.

ARTICLE VI

OPTIONS AND STOCK APPRECIATION RIGHTS

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

6.1    Term. Subject to Section 5.2(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

6.2    Exercise or Strike Price. Subject to Section 5.2(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Change in Control and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

6.3    Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.

The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(a)    by cash or check, bank draft or money order payable to the Company;

(b)    pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(c)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (i) at the time of exercise the Common Stock is publicly traded, (ii) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (iii) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (iv) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (v) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(d)    if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (i) such shares used to pay the exercise price will not be exercisable thereafter and (ii) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(e)    in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

6.4    Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

6.5    Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(a)    Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(b)    Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

6.6    Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

6.7    Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 6.9, if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 6.1):

(a)    three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(b)    12 months following the date of such termination if such termination is due to the Participant’s Disability;

(c)    18 months following the date of such termination if such termination is due to the Participant’s death; or

(d)    18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

6.8    Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (a) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (b) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 6.1).

6.9    Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

ARTICLE VII

AWARDS OTHER THAN OPTIONS AND STOCK APPRECIATION RIGHTS.

7.1    Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)    Form of Award.

(i)    Restricted Stock Awards: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (A) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (B) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(ii)    RSU Awards: An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award, or the cash equivalent thereof. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(b)    Consideration.

(i)    Restricted Stock Awards: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

(ii)    RSU Awards: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(c)    Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(d)    Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

(e)    Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award, provided that any such delay in settlement will be in compliance with Section 10.13.

7.2    Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

7.3    Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under ARTICLE VI and the preceding provisions of this ARTICLE VII. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

ARTICLE VIII

ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS

8.1    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (a) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 4.1, (b) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4.1 and (c) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section 8.1.

8.2    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

8.3    Change in Control.

(a)    The following provisions will apply to Awards in the event of a Change in Control except as set forth in ARTICLE XII, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(b)    In the event of a Change in Control, the Board, in its sole discretion, shall take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(i)    settle such Awards for an amount of cash or securities equal to their value, where in the case of Options and SARs, the value of such Awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Board;

(ii)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a substantially similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);

(iii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iv)    modify the terms of such Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the vesting of such Awards or lapse of restrictions thereon will accelerate;

(v)    deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Committee) after closing;

(vi)    arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(vii)    cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(viii)    provide that for a period of at least 20 days prior to the Change in Control, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control.

In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Board will determine if Awards settled under clause (i) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Board in its sole discretion) or (b) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options and SARs are settled for an amount (as determined in the sole discretion of the Board) of cash or securities, the Board may, in its sole discretion, terminate any Option or SAR for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 8.3 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.

8.4    Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

8.5    No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

ARTICLE IX

TAX WITHHOLDING

9.1    Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

9.2    Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (a) causing the Participant to tender a cash payment; (b) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (c) withholding cash from an Award settled in cash; (d) withholding payment from any amounts otherwise payable to the Participant; (e) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (f) by such other method as may be set forth in the Award Agreement.

9.3    No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (a) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (b) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers,

Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

9.4    Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

ARTICLE X

MISCELLANEOUS

10.1    Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

10.2    Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

10.3    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

10.4    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

10.5    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (a) the employment of an Employee with or without notice and with or without cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

10.6    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

10.7    Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

10.8    Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

10.9    Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

10.10    Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (a) the shares are registered under the Securities Act; or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

10.11    Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

10.12    Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

10.13    Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.

10.14    Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

10.15    Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of [Delaware].

ARTICLE XI

COVENANTS OF THE COMPANY

11.1    Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

ARTICLE XII

ADDITIONAL RULES FOR AWARDS SUBJECT TO SECTION 409A

12.1    Application. Unless the provisions of this ARTICLE XII of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this ARTICLE XII shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

12.2    Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this Section 12.2 apply.

(a)    If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(b)    If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(c)    If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Award Agreement as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

ARTICLE XIII

SEVERABILITY

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

ARTICLE XIV

TERMINATION OF THE PLAN

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

Decarbonization Plus Acquisition Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Erik Anderson and Peter Haskopoulos (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the shares of Class A Common Stock or Class B Common Stock of Decarbonization Plus Acquisition Corporation (the “Company” or “DCRB”) that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of the Company to be held on                     , 2021 at         , Eastern time, via live webcast at                             , and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5 AND 7 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 6. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Please mark vote as indicated in this example	DECARBONIZATION PLUS ACQUISITION CORPORATION—THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5 AND 7 AND “FOR ALL NOMINEES” ON PROPOSAL NO. 6.

(1)	The Business Combination Proposal—To consider and vote upon a proposal to (a) approve and adopt the Business Combination Agreement and Plan of Reorganization, dated as of February 8, 2021 (the “Business Combination Agreement”), among Decarbonization Plus Acquisition Corporation (“DCRB”), DCRB Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of DCRB (“Merger Sub”), and Hyzon Motors Inc., a Delaware corporation (“Hyzon”), pursuant to which Merger Sub will merge with and into Hyzon, with Hyzon surviving the merger as a wholly owned subsidiary of DCRB and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “business combination” and such proposal, the “Business Combination Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	The Authorized Share Charter Proposal—To consider and vote upon a proposal to (a) increase the number of authorized shares of DCRB’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), from 250,000,000 shares to 400,000,000 shares and (b) increase the number of authorized shares of DCRB’s Preferred Stock, par value $0.0001 per share, from 1,000,000 shares to 10,000,000 shares. The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	The Additional Charter Proposal—To consider and vote upon a proposal to eliminate provisions in DCRB’s amended and restated certificate of incorporation relating to DCRB’s initial business combination that will no longer be applicable to DCRB following the closing of the business combination (the “Closing”), change the post-combination company’s name to “Hyzon Motors Inc.” and make certain other changes that the board of directors of DCRB deems appropriate for a public operating company (the “Additional Charter Proposal” and, together with the Authorized Share Charter Proposal, the “Charter Proposals”). The Additional Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	The Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Capital Market (“Nasdaq”), (a) the issuance (or reservation for issuance in respect of certain options issued in exchange for outstanding pre-merger Hyzon options, Hyzon RSUs, and Hyzon Warrants ) of 202,290,304 shares of Class A Common Stock, (b) the issuance and sale of 35,500,000 shares of Class A Common Stock in the private offering of securities to certain investors in connection with the business combination, and (c) the issuance of up to 5,025,108 Conversion Shares in connection with the business combination (the “Nasdaq Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	The 2021 Plan Proposal—To consider and vote upon a proposal to approve and adopt the New Hyzon 2021 Equity Incentive Plan (the “2021 Plan”) and material terms thereunder (the “2021 Plan Proposal”). The 2021 Plan Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	The Director Election Proposal—To consider and vote upon a proposal to elect three directors to serve until the 2022 annual meeting of stockholders, three directors to serve until the 2023 annual meeting of stockholders and three directors to serve until the 2024 annual meeting of stockholders, and until their respective successors are duly elected and qualified, subject to such directors’ earlier death, resignation, retirement, disqualification or removal (the “Director Election Proposal”). The Director Election Proposal is conditioned on the approval of the Business Combination Proposal and the Nasdaq Proposal.

	Nominees:	FOR ALL NOMINEES	WITHHOLD VOTE FOR ALL NOMINEES	FOR ALL NOMINEES EXCEPT*
		☐	☐	☐
01 Erik Anderson, 02 Ivy Brown 03 Dennis Edwards 04 Mark Gordon 05 George Gu 06 Craig Knight 07 Viktor Meng 08 KD Park 09 Elaine Wong

Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL NOMINEES EXCEPT” and write the number of the nominee(s) on the line below:

(7)	The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the 2021 Plan Proposal, or the Director Election Proposal (the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐